Registration No. 333-262702
As filed with the Securities and Exchange Commission on April 19, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-1
POST-EFFECTIVE AMENDMENT NO. 3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Midland National Life Insurance Company
(Exact Name of Registrant as Specified in its Charter)

Iowa	6311	46-0164570
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)
8300 Mills Civic Parkway
West Des Moines, Iowa 50266-1071
(877) 586-0240
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copy to:

Brett L. Agnew
Midland National Life Insurance Company	Dodie Kent
8300 Mills Civic Parkway	Eversheds Sutherland
West Des Moines, Iowa	New York, New York
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section8(a), may determine.

Rate Sheet Supplement dated May 1, 2024
to the Prospectus dated May 1, 2024
for the Oak Elite Advisory Registered Index-Linked Variable Annuity
issued by Midland National Life Insurance Company

through the Midland National Life Separate Account C

This Rate Sheet Supplement should be read carefully and retained with the prospectus dated May 1, 2024 for the Oak Elite Advisory Registered Index- Linked Variable Annuity Contract (the “Contract”).
This Rate Sheet Supplement provides the current Lifetime Payment Percentages under the GLWB riders as described in the “Guaranteed Living Withdrawal Benefits” section of the prospectus. This Rate Sheet Supplement is effective until superseded by a subsequent Rate Sheet Supplement. For as long as this Rate Sheet Supplement is in effect, we will apply the Lifetime Payment Percentages in this Rate Sheet Supplement to GLWB riders issued pursuant to an application that was submitted while this Rate Sheet Supplement is in effect. We will file a new Rate Sheet Supplement at least [10] Business Days before the new Lifetime Payment Percentages go into effect.
Before submitting your application for a Contract, please confirm that you have obtained the current Rate Sheet Supplement. To obtain the current Rate Sheet Supplement:
•Contact your Advisor
•Contact us at 833-492-0022
•Go to www.midlandnational.com/midlandadvisory
•Go to www.sec.gov under File No. 333-262682
The Lifetime Payment Percentage is used to determine your Lifetime Payment Amount under your GLWB rider based on the age of the younger Covered Person on the Contract Issue Date. The applicable Lifetime Payment Percentage is increased for each full Contract Year that elapses after the Contract Issue Date but before you elect to begin Lifetime Payments under your GLWB rider. The Lifetime Payment Percentage applicable to you is set forth in the Rate Sheet Supplement in effect when we receive your application and initial premium payment in Good Order. If we receive your application and initial premium payment in Good Order and a different Rate Sheet Supplement is in effect from the one that was in effect when you signed your application:
•If the subsequent Rate Sheet Supplement has lower Lifetime Payment Percentages than the Rate Sheet Supplement that was in effect when you signed your application, we will inform you and your Advisor and request confirmation that you accept the lower Lifetime Payment Percentages then in effect. You or your Advisor may also instruct us to issue the Contract without the GLWB Rider.
•If the subsequent Rate Sheet Supplement has higher Lifetime Payment Percentages than the Rate Sheet Supplement that was in effect when you signed your application, we will issue your Contract with the GLWB Rider at the higher Lifetime Payment Percentages then in effect.
Once your Contract and GLWB Rider are issued, the Lifetime Payment Percentage applicable to you will not change for the life of your Contract. Please refer to Appendix F for historical Lifetime Payment Percentages from superseded Rate Sheet Supplements.
The current Lifetime Payment Percentages are contained in the table below:

Age of Younger Covered Person at Contract Issue	Single Covered Person Lifetime Payment Percentage (as a percentage of Benefit Base)	Joint Covered Person Lifetime Payment Percentage (as a percentage of Benefit Base)	Lifetime Payment Percentage increase for each increase in Attained Age from Contract Issue to GLWB Exercise Date

50	3.500%	3.000%	+0.100%
51	3.575%	3.075%	+0.100%
52	3.650%	3.150%	+0.100%
53	3.725%	3.225%	+0.100%
54	3.800%	3.300%	+0.100%
55	3.875%	3.375%	+0.100%

56	3.950%	3.450%	+0.100%
57	4.025%	3.525%	+0.100%
58	4.100%	3.600%	+0.100%
59	4.175%	3.675%	+0.100%
60	4.250%	3.750%	+0.100%
61	4.400%	3.900%	+0.100%
62	4.550%	4.050%	+0.100%
63	4.700%	4.200%	+0.100%
64	4.850%	4.350%	+0.100%
65	5.000%	4.500%	+0.125%
66	5.150%	4.650%	+0.125%
67	5.300%	4.800%	+0.125%
68	5.450%	4.950%	+0.125%
69	5.600%	5.100%	+0.125%
70	5.750%	5.250%	+0.125%
71	5.900%	5.400%	+0.125%
72	6.050%	5.550%	+0.125%
73	6.200%	5.700%	+0.125%
74	6.350%	5.850%	+0.125%
75	6.500%	6.000%	+0.150%
76	6.650%	6.150%	+0.150%
77	6.800%	6.300%	+0.150%
78	6.950%	6.450%	+0.150%
79	7.100%	6.600%	+0.150%
80	7.250%	6.750%	+0.150%
81	7.400%	6.900%	+0.150%
82	7.550%	7.050%	+0.150%
83	7.700%	7.200%	+0.150%
84	7.850%	7.350%	+0.150%
85	8.000%	7.500%	+0.150%

Oak Elite Advisory Registered Index-Linked Variable Annuity Prospectus
May 1, 2024
A Flexible Premium Deferred Registered Index Linked Variable Annuity issued by: Midland National Life Insurance Company through the Midland National Life Separate Account C
This prospectus describes the Oak Elite Advisory Registered Index-Linked Variable Annuity (the “Contract”) issued by Midland National Life Insurance Company (the “Company,” “us,” “we,” “our”). This prospectus provides information you should know before purchasing the Contract.
The Contract is designed to aid in long-term financial planning and provides for accumulation of capital on a tax-deferred basis for retirement or other savings needs. The Contract does not provide tax deferral benefits beyond those already provided under the Internal Revenue Code for a Contract purchased as a Qualified Contract through an Individual Retirement Account (“IRA”). Amounts withdrawn from the Contract prior to age 59 1⁄2 may also be subject to taxes, including a 10% federal penalty tax. You should consult with your tax advisor for more information. The Contract is available for purchase through financial intermediaries (“Advisors”) that may charge a fee for their asset management and/or investment advisory services (“Advisory Fee”). The Company is not a party to the Advisory Fee. The Advisory Fee that your Advisor charges you, if any, is solely between you and your Advisor, and is in addition to the fees and expenses for the Contract described in this prospectus. You may elect to have the Advisory Fee deducted from your Contract Value or arrange to pay the Advisory Fee from a separate source. If you invest in the Cycle Investments, it may be better for you to pay Advisory Fees from a separate source because (as discussed further below) withdrawals from Cycle Investments prior to the end of the investment period are subject to a “Fair Value” calculation and the downside protection will not apply until the end of the investment period. You should discuss with your Advisor before deciding to have Advisory Fees paid from your Contract Value. If you choose to pay the Advisory Fee from your Contract Value, this deduction will reduce the standard death benefit and annuity benefits under the Contract and may be subject to federal and state income taxes, including a 10% federal penalty tax if you are under age 591⁄2. The deduction of Advisory Fees from your Contract Value will not reduce the value of any optional benefit riders you may elect. However, all deductions, including deductions for Advisory Fees, will reduce the likelihood of increasing the value of the optional Annual Ratchet Death Benefit or Guaranteed Living Withdrawal Benefit (“GLWB”) riders.
The Contract offers two types of investment options: (i) Cycle Investments, which are linked to the performance of an Index; and (ii) Subaccounts (“Subaccount(s)”), which, in turn, each invest in a mutual fund portfolio (“Investment Portfolio”).
•Each Cycle Investment provides a return based on the performance, positive or negative, of the Index to which it is linked for specified period of time (the “Cycle Term”). All of the Indices we currently offer are price return indices which do not reflect dividends or distributions paid on the components of the Indices. Any positive return will be subject to either a Cap Rate or a Participation Rate (the “Crediting Type”). A Cap Rate is the maximum positive return that you could be credited on the last day of the Cycle Term (the “Cycle End Date”). A Participation Rate is the portion of positive Index performance, if any, that you will be credited on the Cycle End Date, and your potential increase is not subject to a maximum. Any negative return will be subject to a certain level of downside protection in the form of either a Floor Rate or Buffer Rate (the “Cycle Structure”). A Floor Rate is the maximum loss that you will bear on the Cycle End Date. A Buffer Rate is the maximum Index loss that the Company will protect you from on the Cycle End Date, and you will be subject to any Index loss in excess of the Buffer Rate. See “The Cycle Investment Options” section for the Cycle Investments we currently offer.
The value of your Cycle Investment on any day is calculated by multiplying the Cycle Investment Unit Value for that day by the number of Cycle Investment Units credited to your Contract (“Cycle Investment Value”). The Initial Cycle Investment Unit Value on any Cycle Start Date is $10.00, and we determine the number of Cycle Investment Units initially credited to your Contract by dividing your initial Cycle Investment by the Initial Cycle Investment Unit Value. On each Business Day, other than the Cycle Start Date and the Cycle End Date, an independent third party (the “Fair Value Calculation Agent”) determines the Fair Value for each Cycle Investment based on the economic value of hypothetical financial instruments designed to equal the Cycle Investment value at maturity. We calculate the Cycle Investment Unit Value based on the Fair Value, and the Floor Rate and the Buffer Rate do not apply. This means that before the Cycle End Date, if the Index is performing positively, your Cycle Investment Unit Value could reflect lower gains (because of the Fair Value calculation), and, if the Index is performing negatively, your Cycle Investment Unit Value could reflect higher losses (because the Floor and Buffer Rates do not apply) than on the Cycle End Date. If you take a withdrawal prior to the Cycle End Date, the number of Cycle Investment Units is reduced by the same proportion that the withdrawal reduced the Cycle Investment Value (which is based on the Fair Value). This means that if you take a withdrawal prior to the Cycle End Date at a time when the Cycle Investment Value is lower than the Cycle Investment Value was on the Cycle Start Date, it will result in a reduction of more Cycle Investment Units than if you waited until the Cycle End Date, and this will always cause your Cycle Investment Value on the Cycle End Date to be lower. Your Cycle Investment Value is the amount available for withdrawals prior to the Cycle End Date, including Systematic Withdrawals, Required Minimum Distributions, Lifetime Payments under the GLWB riders, transfers to the Subaccounts, full or partial surrenders of your Contract (including exercising your right to cancel the

Contract), withdrawals to pay Advisory Fees, payment of a death benefit or annuitization. You should seek advice from financial and/or tax professionals before investing in the Cycle Investments.
Lifetime Payments under the GLWB riders withdrawn from the Cycle Investments prior to the Cycle End Date are subject to the Fair Value calculation and proportional reduction in Cycle Investment Units described above. You should consider taking Lifetime Payments on the Cycle End Date of your Cycle Investments to avoid the potential for a negative Fair Value calculation and proportional reduction in Cycle Investment Units and maximize potential Contract Value growth. A GLWB rider may not be appropriate for you if you intend or need to (i) take withdrawals before you elect to exercise your GLWB rider benefits, which may reduce your initial Benefit Base when you choose to begin Lifetime Payments under the rider; or (ii) take withdrawals after you elect to exercise your GLWB rider benefits that exceed the Lifetime Payment Amount permitted under the rider (“Excess Gross Partial Withdrawals”), which will reduce your Benefit Base and, consequently, the Lifetime Payment Amount for future Contract Years. A GLWB rider could be appropriate if you want to have the contingent guarantee in place to continue to receive lifetime income if your Contract Value is reduced to zero from poor investment performance and/or withdrawals that are not Excess Gross Partial Withdrawals. It is possible that this will never occur and we will never make Lifetime Payments to you from our assets. You should discuss with your Advisor before electing a GLWB rider.
•Your Accumulation Value in each Subaccount will increase or decrease based on investment performance of the underlying Investment Portfolio. This means that a Subaccount’s Accumulation Unit Value is not based on a Fair Value calculation, unlike a Cycle Investment Unit Value prior to the Cycle End Date.

You should also note that Index-linked variable annuity contracts are complex insurance and investment vehicles, and before you purchase the Contract, you should carefully read this prospectus and speak with your financial professional about the Contract’s features, benefits, risks, and fees, and whether the Contract is appropriate for you based upon your financial situation and objective. You should also consult with a tax professional.
There are risks associated with investing in the Cycle Investments. You may lose money, up to all or a significant amount of your principal investment and earnings from prior Cycle Investment periods that are reinvested. Prior to the Cycle End Date, the Cycle Investment Unit Value is based on the Fair Value, and the Floor Rate and the Buffer Rate do not apply. This means on any day prior to the Cycle End Date if you make a withdrawal (including Lifetime Payments under the GLWB riders, withdrawals to pay Advisory Fees, systematic withdrawals and required minimum distributions), surrender or annuitize the Contract, or if a death benefit becomes payable, your Cycle Investment Value could reflect lower gains and higher losses than on the Cycle End Date and you could lose up to 100% of your principal investment and any earnings. On the Cycle End Date, the Floor Rate and the Buffer Rate do apply, and you could lose up to 10% of your investment in a Cycle Investment with a -10% Floor Rate or up to 90% of your investment in a Cycle Investment with a -10% Buffer Rate.
We reserve the right to remove or substitute the Cycle Investments currently available and to add new Cycle Investment options in the future. If we do so, we guarantee that we will never offer a Cycle Investment with a Floor Rate lower than [-60%] or a Buffer Rate lower than [-2.5%] for the life of your Contract. In such cases, if you invest in a Cycle Investment with a Floor Rate Cycle Structure and hold your Investment through the end of the Cycle Term, you could lose up to [60%] of your investment in the Cycle Investment; and if you invest in a Cycle Investment with a Buffer Rate Cycle Structure and hold your investment through the end of the Cycle Term, you could lose up to [97.5%] of your investment in the Cycle Investment. In addition, we reserve the right not to offer any Cycle Investments in the future. If we do so, you will be limited to investing in the Subaccounts, which are not tied to the performance of an Index. This Contract may not be appropriate for you if you intend to invest solely in the Index-linked Cycle Investments and intend or need to make withdrawals prior to the Cycle End Dates.
There are also risks associated with investing in the Subaccounts, including the risk of loss of up to all or a significant amount of your principal investment and any earnings. You should not buy this Contract if you are not willing to assume these investment risks. The obligations under the Contract other than those related to the Subaccounts are subject to the creditworthiness and claims-paying ability of the Company. See RISK FACTORS on page [58] of this prospectus.

If you are a new investor in the Contract, you may cancel your Contract within 10 days of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract Value. You should review this prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply. See “Right to Cancel” in this prospectus for more detail.
The Contract described in this Prospectus:
Is not a bank deposit;
Is not an obligation or guarantee of a bank or credit union;
Is not insured or guaranteed by the FDIC or a government agency;
Is subject to loss of principal.
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Additional Information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.
The principal underwriter of the Contract is Sammons Financial Network, LLC. The offering of the Contract is intended to be continuous. This prospectus does not constitute an offering in any jurisdiction in which such offer may not be lawfully made.
The minimum initial premium payment is $50,000.

Prospectus Date: May 1, 2024

DEFINITIONS
For your convenience, below is a glossary of the special terms we use in this prospectus. These terms are generally capitalized throughout this document.
Accumulation Unit means the units credited to each Subaccount in the Registered Separate Account before the Maturity Date.
Accumulation Unit Value means the value of an Accumulation Unit of a Subaccount for a Valuation Period.
Accumulation Value means the sum of the amounts you have in the Subaccounts.
Advisor means a registered investment advisor providing asset management and/or investment advisory services to you with respect to your Contract Value.
Advisory Fee means the fees paid by you to an Advisor for asset management and/or investment advisory services with respect to your Contract Value. The Company is not a party to the Advisory Fee. The Advisory Fee, if any, is solely between you and your Advisor. You may elect to have the Advisory Fee deducted from your Contract Value or arrange to pay the Advisory Fee from a separate source.
Annual Ratchet Death Benefit Rider means the optional Annual Ratchet Death Benefit available for an additional charge, which pays your beneficiary the greater of (i) your Contract Value, or (ii) your total premium payments, adjusted for Gross Partial Withdrawals, with the potential for annual “step ups” on each Contract Anniversary prior to the oldest Owner’s age 85. For more detailed information, see “Death Benefits.”
Annuitant means the person(s) whose life is used to determine the amount and duration of any annuity payments involving life contingencies. The Annuitant may not be changed during the Annuitant’s lifetime. If you elect the Joint and Survivor Income Payment option, the duration of any annuity payment will depend on the life of the Annuitant and the Joint Annuitant.
Annuitization means an election of an annuity payment option.
Annuitize means an election to receive regular income payments from your Contract under one of the annuity payment options. An election to annuitize your Contract is irrevocable. If you elect to annuitize your Contract, you will no longer be able to exercise any liquidity (e.g., withdrawal or surrender) provision that may have previously been available. In addition, the standard Death Benefit, and any optional death benefits you have elected will terminate without value. If you elected an optional GLWB Rider and Lifetime Payments have begun, your GLWB Rider will not terminate and your benefits under the GLWB Rider will continue until the death(s) of the Covered Person(s). If you elected an optional GLWB Rider and Lifetime Payments have not yet begun, you may choose to begin Lifetime Payments or you may purchase a Single Pay Immediate Annuity (“SPIA”) with your Contract Value.
Beneficiary means the person(s) to whom Death Benefit will be paid in the event of the death of an Owner.
Benefit Base means the base amount that is used to determine your Lifetime Payment Amount each Contract Year under a GLWB rider.
Buffer Rate means the rate used to determine the Cycle End Date Unit Value Buffer as described in “Valuation of a Cycle Investment - On the Cycle End Date” later in this Prospectus. It represents the maximum loss due to negative Index performance from which the Owner is protected on a Cycle End Date. The Buffer Rate does not apply before the Cycle End Date.
Business Day means any day the New York Stock Exchange is open for regular trading. Our Business Day ends when the New York Stock Exchange closes for regular trading, generally 3:00 p.m. Central Time.
Cap Rate means the rate used to determine the Cycle Investment’s Unit Value gain. It represents the maximum potential increase in the Cycle Investment Unit Value for a Cycle Investment on the Cycle End Date for Cycles with a Cap Rate Crediting Type.
Contract Anniversary means the same date in each Contract Year as the Issue Date.
Contract Month means a month that starts on the same date as the Issue Date in each month. For this purpose, if the Issue Date is not a calendar date in every month, then we look forward to the first day of the next calendar month. For example, assume a Contract is issued on January 31st; subsequent Contract months will begin on the first day of each month (February 1, March 31, April 1, May 31, etc.).
Contract Quarter means a three-month period that starts on the same date as the Issue Date in each three-month period. For this purpose, if the Issue Date is not a calendar date in every month, then we look forward to the first day of the next calendar month. For example, assume a Contract is issued on January 31st; Contract quarters will begin on the first day of each quarter (May 1, July 31, and October 31).

Contract Value means the sum of amounts invested in the Cycle Investments and the Subaccounts, plus any amounts in the Default Account.
Contract Value Death Benefit means the standard Death Benefit included under your Contract at no additional charge, which pays your beneficiary your Contract Value. We also refer to this as the standard Death Benefit.
Contract Year means a year that starts on the Issue Date or on each Contract Anniversary thereafter.
Covered Person means the person(s) whose life is used to determine the amount and duration of any Lifetime Payments under a GLWB rider.
Crediting Type means the upside investment exposure type associated with a Cycle Investment. We offer three upside investment exposure types: (i) the Cap Rate, (ii) Participation Rate and (ii) the Cap Rate with Participation Rate.
Customer Service Center means where you must send correspondence, service or transaction requests, and inquiries. Please note: Premium payments must be sent to P.O. Box 9261, Des Moines, IA 50306-9261. The overnight mailing address is Midland National, 8300 Mills Civic Parkway, West Des Moines, IA 50266-3833. This should only be used for mail delivered via a courier.
Cycle Business Day means any Business Day on which the Cycle Investment Unit Value for a Cycle Investment is determined.
Cycle End Date means the Cycle Business Day on which a Cycle Investment is scheduled to end. Any Cycle End Date will be the Business Day prior to the 3rd Thursday of each month, provided the 3rd Thursday is a Business Day. If the 3rd Thursday of the month is not a Business Day, the following Business Day will be used.
Cycle Investment means an index-linked investment under the Contract that has a specific Cycle Type Start Date, and Cycle End Date.
Cycle Investment Unit means the measurement we use to calculate a Cycle Investment Value. Units may only be purchased on the Cycle Start Date.
Cycle Investment Unit Value means the value of a Cycle Investment Unit on a Cycle Investment Business Day. The Initial Cycle Investment Unit Value on any Cycle Start Date is $10.00. Prior to the Cycle End Date, the Cycle Investment Unit Value is determined by the Fair Value, and the Floor and Buffer rates do not apply.
Cycle Investment Value means the sum of the amounts you have invested in the Cycle Investments. The value of a Cycle Investment on any Cycle Business Day is equal to the number of Cycle Investment Units multiplied by that day’s Cycle Investment Unit Value. We also use this term, in context, to define the amount you have invested in a single Cycle Investment.
Cycle Start Date means the Business Day on which a Cycle Investment is established. Any Cycle Start Date will be the 3rd Thursday of each month, provided the 3rd Thursday is a Business Day. If the 3rd Thursday of the month is not a Business Day, the following Business Day will be used.
Cycle Structure means the downside protection type associated with a Cycle Investment. We offer two downside protection types: (i) the Floor Rate, and (ii) the Buffer Rate.
Cycle Term, for any Cycle Investment, means the period from the Cycle Start Date to the Cycle End Date.
Cycle Type means all Cycle Investments having the same Index, Cycle Term, Crediting Type, Cycle Structure, and corresponding Floor Rate or Buffer Rate.
Death Benefit means the amount that we will pay to the Beneficiary in the event of the death of an Owner if the Contract is still in force and in the Accumulation phase. The amount of the Death Benefit is based on which Death Benefit option is elected and determined as of the Business Day that our Customer Service Center receives the required documentation in Good Order.
Default Account means the Fidelity VIP Government Money Market Portfolio - Service Class 2 Subaccount, which is used to hold the following: (i) premium payments designated for a new Cycle Investment(s) upon allocation to the Contract, (ii) transfers of proceeds designated for a new Cycle Investment(s) as of one Business Day prior to the Cycle Start Date, (iii) proceeds from a maturing Cycle Investment(s) before they are reinvested into a new Cycle Investment, and (iv) proceeds from a maturing Cycle Investment for a discontinued Cycle Investment which we have no instructions or for which the Cycle Investment does not launch.

Excess Gross Partial Withdrawal means the aggregate amount of Gross Partial Withdrawals during any Contract Year that exceeds the Lifetime Payment Amount under a GLWB rider. An Excess Gross Partial Withdrawal will reduce the Benefit Base by the same proportion that the Excess Gross Partial Withdrawal reduced the Contract Value, which may be more, even significantly more, than the amount withdrawn and may terminate the GLWB Rider.
Fair Value means a value used to determine the Cycle Investment Unit Value on each Business Day during the Cycle Term prior to the Cycle End Date. It is the Fair Value of the Cycle based on the current value of the financial instruments used to calculate the Cycle payout on the Cycle End Date as determined by the independent third party Fair Value Calculation Agent.
Fair Value Calculation Agent means an independent third party with whom the Company contracts to determine the Fair Value of a Cycle Investment during the Cycle Term. Currently, the Fair Value Calculation Agent is S&P Global Market Intelligence. We may use different Fair Value Calculation Agents for different Cycle Investments.
Floor Rate means the rate used to determine the Cycle End Date Unit Value Floor as described in “Valuation of a Cycle Investment—On the Cycle End Date” later in this Prospectus. It represents the maximum potential loss in Cycle Investment Unit Value for a Cycle Investment on the Cycle End Date. The Floor Rate does not apply before the Cycle End Date.
General Account means assets we own that are not in a separate account, but rather are held as part of our general assets and are subject to claims of our general creditors.
Good Order means all of the information necessary to process a transaction, as we determine in our discretion. Transaction requests will generally be processed on the Business Day they are received at the Customer Service Center as long as the request is in Good Order. For more detailed information see “Administrative Procedures.”
GLWB Exercise Date means the date you elect to begin Lifetime Payments under a GLWB rider. It is the date on which your Lifetime Payment Percentage and the initial Benefit Base are established.
Gross Partial Withdrawal is the total amount requested as a partial withdrawal (before any reduction for Premium Tax, if applicable).
Guaranteed Living Withdrawal Benefit (“GLWB”) Rider means one of the two optional Guaranteed Living Withdrawal Benefits available for an additional charge, which guarantees you can withdraw the Lifetime Payment Amount each Contract Year regardless of investment performance. If you select the Contract Value GLWB Rider, your initial Benefit Base will equal your Contract Value on the date you first exercise the benefit. If you select the Return of Premium GLWB Rider, your initial Benefit Base will equal the greater of (i) your Contract Value on the date you first exercise the benefit or (ii) your total premium payments, adjusted for Gross Partial Withdrawal, as of the date you first exercise the benefit. For more detailed information, see “Guaranteed Living Withdrawal Benefits.”
Index means the index to which a Cycle Investment is linked.
Index Value means the value of an Index as reported to us by the Index provider.
Indicative Rates means the rates we post and update on our website every Tuesday before any Cycle Start Date. They are the Cap Rate(s) or Participation Rate(s) we would declare if that day was a Cycle Start Date, based on then current market conditions.
Initial Cycle Investment Unit Value means the Cycle Investment Unit Value on any Cycle Start Date. The Initial Cycle Investment Unit Value is set as $10.00 for each Cycle on the Cycle Start Date.
Investment Options means the investments available under the Contract, which are: (i) the Cycle Investments, each of which is linked to the performance of a specified Index; and (ii) the Subaccounts, which are each a division of our Registered Separate Account, each of which, in turn, invests exclusively in one share class of one Investment Portfolio.
Investment Portfolio means a mutual fund portfolio in which a Subaccount invests.
Issue Age means the age of the Owner on the last birthday before the Issue Date. in the case of Joint Owners, Issue Age is based on the age of the oldest Joint Owner. In the case of non-natural owners, Issue Age is based on the age of the Annuitant.
Issue Date means the date the Contract goes into effect.
Lifetime Payment Amount means the maximum amount you can withdraw each Contract Year under a GLWB rider without triggering an Excess Gross Partial Withdrawal and reducing your Benefit Base. If the Contract Value is reduced to zero for any reason other than an Excess Gross Partial Withdrawal, we will pay the Lifetime Payment Amount from our general account assets for the remainder of the Covered Person(s). We refer to individual withdrawals of the Lifetime Payment Amount that you take after the GLWB Exercise Date or payments of the Lifetime Payment Amount that we make to you under a GLWB Rider as "Lifetime Payments.

Lifetime Payment Percentage means the percentage of the Benefit Base that determines your Lifetime Payment Amount under a GLWB rider each Contract Year. The Lifetime Payment Percentage applicable to you is set forth in the Rate Sheet Supplement in effect when we receive your application and initial premium payment for the Contract in Good Order. Please refer to Appendix F for historical Lifetime Payment Percentages from superseded Rate Sheet Supplements.
Maturity Date means either the date, specified in your Contract, on which income payments will begin, or an earlier date that you specify. The earliest possible Maturity Date is the first Contract anniversary, at which time you may annuitize your full Contract Value. The maximum Maturity Date is the Contract anniversary immediately following the Annuitant’s 115th birthday.
Non-Registered Separate Account means the separate account under the Contract that holds amounts allocated to the Cycle Investments. The Non-Registered Separate Account is non-unitized, was established under Iowa law and is not registered under the Investment Company Act of 1940.
Owner means the person(s) or entity that is named in the application or on the latest change filed with us who is entitled to exercise all rights and privileges provided in the Contract.
Participation Rate means the rate used to determine the Cycle Investment’s Unit Value gain. It represents the portion of positive Index performance, if any, for a Cycle Investment that your Cycle Investment Unit Value will participate in on the Cycle End Date for Cycles with a Participation Rate Crediting Type.
Payee means the person who is entitled to receive annuity payments after Annuitization. On or after the Maturity Date, the Owner will be the Payee. The Beneficiary is the Payee of the proceeds at the death of the Owner, if the date of death is prior to the Maturity Date.

Principal Office means Midland National Life Insurance Company’s principal place of business located at 8300 Mills Civic Parkway, West Des Moines, IA 50266. Please note: You must send all correspondence, service or transaction requests, inquiries, and premium payments to our Customer Service Center.
Proof of Death means a certified copy of the death certificate or any other proof satisfactory to us.
Rate Sheet Supplement refers to a periodic supplement to this prospectus that provides the current Lifetime Payment Percentages under a GLWB Rider applicable to new purchases. See “Guaranteed Living Withdrawal Benefits.”
Rate Threshold means (1) the minimum Cap Rate we will declare for any Cycle Type with a Cap Rate Crediting Type, (2) the minimum Participation Rate we will declare for any Cycle Type with a Participation Rate Crediting Type, or (3) the minimum Cap Rate and Participation Rate for any Cycle Type with a Cap with Participation Crediting Type. Each Cycle Type will have a specific Rate Threshold. A Cycle Investment will not be launched on a scheduled Start Date if the resulting Cycle Cap Rate and/or Cycle Participation Rate is lower than its Rate Threshold.
Registered Separate Account means Midland National Life Separate Account C, which receives and invests your premiums that are allocated to, and Contract Value that is transferred to, the Subaccounts. Our Registered Separate Account is divided into Subaccounts. Separate Account C is registered as an investment company under the Investment Company Act of 1940, as amended.
Return of Premium Death Benefit Rider means the optional Return of Premium Death Benefit available for an additional charge, which pays your beneficiary the greater of (i) your Contract Value or (ii) your total premium payments, adjusted for Gross Partial Withdrawal. For more detailed information, see “Death Benefits.”
Subaccount means a division of our Registered Separate Account which invests exclusively in one share class of one Investment Portfolio. We may use this term interchangeably with the term “Investment Division.”
Surrender Value means the Contract Value on the date of surrender less any applicable state premium tax.
Valuation Period means the time beginning at the close of regular trading on the New York Stock Exchange (generally 3:00 p.m., Central Time) on one Business Day and ending at the close of regular trading on the New York Stock Exchange on the next Business Day. Midland National reserves the right to revise the definition of Valuation Period as needed in accordance with applicable federal securities laws and regulations.
Written Notice or Written Request means a notice or request submitted in a written form satisfactory to us, which is signed by the Owner and received by us in Good Order at our Customer Service Center, P.O. Box 9261, Des Moines, IA 50306-9261, or via fax (866) 511-7038. The overnight mailing address is Midland National Customer Service Center, 8300 Mills Civic Parkway, West Des Moines, IA 50266-3833.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

FEES AND EXPENSES	LOCATION IN PROSPECTUS
Charges for Early Withdrawals
The Contract does not include charges for early withdrawal.

If you withdraw money from a Cycle Investment Option prior to the Cycle End Date, you will receive the Cycle Investment Unit Value. We calculate the Cycle Investment Unit Value based on the Fair Value the Floor Rate and the Buffer Rate do not apply. This means you can lose up to 100% of your principal invested in a Cycle Investment upon withdrawal prior to the Cycle End Date.
The Cycle Investment Options - Examples
Transaction Charges
We reserve the right to impose a Transfer Fee of $15.00 per transfer on transfers among Subaccounts and between Subaccounts and Cycle Investments in excess of 15 per Contract Year. We are not currently charging this fee. We will never charge for any transfers of initial or additional premium payments that included allocation instructions to Cycle Investment Options for the next Cycle Start Date.
Charges, Fees and Deductions - Transaction Expenses – Transfer Fee
Ongoing Fees and Expenses (annual charges)
The table below describes the fees and expenses that you may pay each year, if you allocate premiums and/or your Contract Value to the Subaccounts, depending on the Investment Portfolios that you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you elected. Fees and expenses in the table do not reflect any Advisory Fees paid from your Contract Value or other assets of yours. If such charges were reflected, the fees and expenses would be higher
Charges, Fees and Deductions

Annual Fee	Minimum	Maximum
Base Contract Expenses[1]	0.25%	0.25%
Investment Portfolios[2] (Portfolio Company fees and expenses)	0.49%	1.02%
Optional benefits available for an additional charge[3] (for a single optional benefit, if elected)	0.15%	1.15%

1 As a percentage of the Accumulation Value. These fees are not applied against the Cycle Investment Value.
2 As a percentage of Investment Portfolio assets. These fees are not applied against the Cycle Investment Value.
3 As a percentage of the rider Benefit Base. These fees are applied pro-rata against all Investment Options, including the Cycle Investment Value and amounts held in the Default Account.
			Charges, Fees and Deductions

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges.

FEES AND EXPENSES	Lowest Annual Cost: $697	Highest Annual Cost: $2,145	LOCATION IN PROSPECTUS
	Assumes: •Investment of $100,000 (to the Subaccounts only)	Assumes: •Investment of $100,000 (to the Subaccounts only)
	•5% annual appreciation	•5% annual appreciation
	•Least expensive investment portfolio fees and expenses	•Most expensive investment portfolio fees and expenses
	•No optional benefits	•Both the Annual Ratchet Death Benefit Rider and the Return of Premium GLWB Rider
	•Base Contract Expenses of 0.25%	•Base Contract Expenses of 0.25%
	•No Surrender Charges or Advisory Fees	•No Surrender Charges or Advisory Fees
	•No additional premium payments, transfers, or withdrawals	•No additional premium payments, transfers, or withdrawals

RISKS		LOCATION IN PROSPECTUS
Risk of Loss	You can lose money by investing in this Contract, including loss of principal and prior Contract earnings.	Principal Risks
Not a Short-Term Investment
This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash.

The benefit of tax deferral means the Contract is more beneficial to investors with a long time horizon.
Prior to the Cycle End Date, the Cycle Investment Unit Value is based on the Fair Value, and the Floor Rate and the Buffer Rate do not apply. This means, on any day prior to the Cycle End Date, if the Index is performing negatively, your Cycle Investment Unit Value could reflect higher losses (because the Floor and Buffer Rates do not apply) than on the Cycle End Date. In each of these scenarios, if you transfer or take a withdrawal prior to the Cycle End Date, it will result in a reduction of more Cycle Investment Units than if you waited until the Cycle End Date, and this will always cause your Cycle Investment Value on the Cycle End Date to be lower.
Your Cycle Investment Value is the amount available for withdrawals prior to the Cycle End Date, including withdrawals to pay Advisory Fees, Systematic Withdrawals, Required Minimum Distributions, Lifetime Payments under a GLWB Rider, transfers to the Subaccounts, full or partial surrenders of your contract (including exercising your right to cancel the contract), payment of a Death Benefit or Annuitization.
Principal Risks
Risks Associated with Investment Options	•An investment in this Contract is subject to the risk of poor investment performance of the Cycle Investments and the Investment Portfolios that you select.	Principal Risks
•Each Cycle Investment, Subaccount, and the Default Account has its own unique risks.
•You should review this prospectus as well as the prospectuses for available Investment Portfolios.
Insurance Company Risks	Any obligations, guarantees, and benefits of the Contract are subject to our claims-paying ability. If Midland National experiences financial distress, it may not be able to meet its obligations to you. More information about Midland National, including its financial strength ratings, is available upon request. You may make such request by calling 1-833-492-0022 or visiting https://www.midlandnational.com/midlandadvisory.	Principal Risks

RESTRICTIONS	LOCATION IN PROSPECTUS

Investments
•We reserve the right not to offer any Cycle Investments and to reject or limit the amount that may be invested in a Cycle Investment. If we exercise our right not to offer any Cycle Investments, you will be limited to investing in the Subaccounts, which are not tied to the performance of an Index.
The Cycle Investments; Subaccounts;
•You are not permitted to transfer Contract Value into a Cycle Investment on any day other than a Cycle Start Date.

•Currently, we allow unlimited transfers without charge among Subaccounts and between the Subaccounts and Cycle Investments during the Accumulation Phase. However, we reserve the right to impose a charge for transfers in excess of 15 per year.

•Currently, we allow you to invest in an unlimited number of Investment Options at one time. However, we reserve the right to limit the number of Subaccounts and/or Cycle Investments in which you may invest at any one time.

•We reserve the right to limit transfers among Subaccounts in circumstances of frequent or large transfers.
•We reserve the right to remove or substitute the Subaccounts and/or Cycle Investments currently available.

Optional Benefits	•The optional benefit riders may only be elected at the time you purchase the Contract for an additional charge.	Benefits Under the Contract:
	•You may elect only one optional Death Benefit rider (the Return of Premium Death Benefit Rider or the Annual Ratchet Death Benefit Rider), with or without a GLWB rider.	Advisory Fees Deducted From Contract Value; Federal Tax Status
•You may elect only one GLWB rider (the Contract Value GLWB Rider or the Return of Premium GLWB Rider), with or without an optional Death Benefit rider.
•Once elected, you cannot voluntarily terminate an optional benefit rider without surrendering or annuitizing your Contract.

•Lifetime Payments withdrawn while the Contract Value is greater than zero will reduce the Contract Value and are withdrawals of your money. We do not make Lifetime Payments to you out of our general account assets unless your Contract Value is reduced to zero for any reason other than an Excess Gross Partial Withdrawal. It is possible that this will never occur and we will never make Lifetime Payments to you from our assets.

•Withdrawals (including Lifetime Payments under a GLWB Rider) may reduce the value of an optional Death Benefit by more, even significantly more, than the amount withdrawn.

•Excess Gross Partial Withdrawals may significantly reduce or eliminate the value of the GLWB rider benefits, and this reduction may be more, even significantly more, than the amount withdrawn and terminate the GLWB Rider.

•Withdrawals after you elect to begin Lifetime Payments under a GLWB Rider, including Excess Gross Partial Withdrawals, are taken pro-rata across all investments, including the Cycle Investments and the Default Account. If you take a withdrawal prior to the Cycle End Date, the number of Cycle Investment Units is reduced by the same proportion that the withdrawal reduced the Cycle Investment Value (which is based on the Fair Value). This means that if you take a withdrawal prior to the Cycle End Date at a time when the Cycle Investment Value is lower than the Cycle Investment Value was on the Cycle Start Date, it will result in a reduction of more Cycle Investment Units than if you waited until the Cycle End Date, and this will always cause your Cycle Investment Value on the Cycle End Date to be lower.

•If a GLWB Rider is elected, additional premium payments are only permitted during the first 6 months after the Contract Issue Date.

•If you elect to pay third-party Advisory Fees from your Contract Value, any Death Benefit based on the Contract Value and the annuity benefit will be reduced by the amount of the third-party Advisory Fees paid. The deduction of Advisory Fees will reduce the likelihood of increasing the value of the Annual Ratchet Death Benefit or the Benefit Base of a GLWB Rider through a step up on an eligible Contract Anniversary. In addition, federal and state income taxes, including the 10% federal penalty tax if you are under age 59 1⁄2, may apply.

TAXES		LOCATION IN PROSPECTUS
Tax Implications	•You should consult with a tax professional to determine the tax implications of an investment in, withdrawals from and payments received under the Contract.	Federal Tax Status
•If you purchase the Contract through a qualified retirement plan or individual retirement account (IRA), you do not receive any additional tax benefit.
•Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59 1⁄2.

CONFLICTS OF INTEREST	LOCATION IN PROSPECTUS
Investment Professional Compensation
In order to purchase the Contract, you must engage an Advisor that provides investment advice with respect to the Contract. We do not pay sales commissions to your Advisor in connection with sales of the Contracts.

Your Advisor may charge an Advisory Fee. We do not set your Advisory Fee. We may deduct the Advisory Fee from your Contract Value if you elect to have the Advisory Fee that your Advisor charges deducted from your Contract Value. However, we do not retain any portion of these fees.

Advisors and their managers may be eligible for benefits in connection with the Contract, such as production incentive bonuses, insurance benefits, and non-cash compensation items. Selling firms may also receive marketing support payments for marketing services and costs associated with Contract sales. These compensation arrangements create potential conflicts of interest that may influence your investment professional to recommend this Contract over another investment.
Distribution of the Contract
Exchanges
Some investment professionals may have a financial incentive to offer you a new contract in place of the one you own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.
Tax-Free Section 1035 Exchanges

OVERVIEW OF THE OAK ELITE ADVISORY REGISTERED INDEX-LINKED AND VARIABLE ANNUITY
Q: What is the Contract, and what is it designed to do?
A: The Oak Elite Advisory Registered Index-Linked Variable Annuity is designed to enable you to accumulate assets through Cycle Investments and Subaccounts of the Registered Separate Account. The Cycle Investments provide returns linked to the performance of a single specified Index. Each Subaccount invests in one share class of an Investment Portfolio.
The Contract can supplement your retirement income by providing a stream of income during the Income Phase. Before you begin income payments, the Contract also provides a standard Contract Value Death Benefit for your designated beneficiaries. The amount of the Death Benefit is based on which death benefit is elected and determined as of the Business Day that our Customer Service

Center receives the required documentation in Good Order. In the case of multiple primary Beneficiaries, the amount received by each primary Beneficiary will be their proportional share of the Death Benefit.
The Contract is available through financial intermediaries (“Advisors”) that may charge an Advisory Fee for their asset management and/or investment advisory services. You may elect to have the Advisory Fee that your Advisor charges, if any, deducted from your Contract Value or arrange to pay the Advisory Fee from a separate source. If you choose to pay the Advisory Fee from your Contract Value, this deduction will reduce the standard Contract Value Death Benefit and annuity benefits under the Contract and may be subject to federal and state income taxes, including a 10% federal penalty tax if you are under age 591⁄2. The deduction of Advisory Fees will also reduce the likelihood of increasing the value of the Annual Ratchet Death Benefit or the Benefit Base of a GLWB rider through a step up on an eligible Contract Anniversary. See “Advisory Fees Deducted From Contract Value” for more information.
The Contract may be appropriate if you have a long term investment horizon. It is not intended for people who need to take early or frequent withdrawals or who intend to engage in frequent trading among the Subaccounts. Because of the possibility of income tax and tax penalties on early withdrawals, the Contract should not be viewed as a short-term investment vehicle. In addition, prior to the Cycle End Date, the Cycle Investment Unit Value will be based on the Fair Value, and the Floor Rate and the Buffer Rate do not apply. This means, on any day prior to the Cycle End Date, if the Index is performing positively, your Cycle Investment Unit Value could reflect lower gains (because of the Fair Value calculation), and, if the Index is performing negatively, your Cycle Investment Unit Value could reflect higher losses (because the Floor and Buffer Rates do not apply) than on the Cycle End Date. If you take a withdrawal prior to the Cycle End Date, the number of Cycle Investment Units is reduced by the same proportion that the withdrawal reduced the Cycle Investment Value (which is based on the Fair Value). This means that if you take a withdrawal prior to the Cycle End Date at a time when the Cycle Investment Value is lower than the Cycle Investment Value was on the Cycle Start Date, it will result in a reduction of more Cycle Investment Units than if you waited until the Cycle End Date, and this will always cause your Cycle Investment Value on the Cycle End Date to be lower.
Lifetime Payments under a GLWB Rider withdrawn from the Cycle Investments prior to the Cycle End Date are subject to the Fair Value calculation and proportional reduction in Cycle Investment Units described above. A GLWB Rider may not be appropriate for you if you intend or need to (i) take withdrawals before you elect to exercise your GLWB Rider benefits, which may reduce your initial Benefit Base when you choose to begin Lifetime Payments under the rider; or (ii) take Excess Gross Partial Withdrawals after you elect to exercise your GLWB Rider benefits, which will reduce your Benefit Base and, consequently, the Lifetime Payment Amounts for future Contract Years. A GLWB Rider could be appropriate if you want to have the contingent guarantee in place to continue to receive Lifetime Payments if your Contract Value is reduced to zero from poor investment performance and/or withdrawals that are not Excess Gross Partial Withdrawals. It is possible that this will never occur and we will never make Lifetime Payments to you from our assets. You should discuss with your Advisor before electing a GLWB Rider.
For these reasons, your financial goal in acquiring the Contract should focus on a long-term insurance product, offering the prospect of investment growth.
Q: How do I accumulate assets in the Contract and receive income from the Contract?
A: The Contract has two phases: the Accumulation Phase and the Income Phase.
1.    Accumulation Phase
During the Accumulation Phase, subject to certain restrictions, you may apply premium payments to the Contract and allocate the premium payments among:
•    Available Cycle Investments, each which provides a return linked to the performance of a specified Index over a specified Cycle Term. We provide a summary regarding investing in the Cycle Investments immediately following this section in “Summary – Common Questions Related to the Cycle Investments.”
•    Available Subaccounts, each of which invests an Investment Portfolio which has its own investment strategy, investment adviser, expense ratio and returns.
See The Cycle Investment Options for additional information about available Cycle Investments. A list of the Investment Portfolios offered through the Subaccounts appears at the back of this Prospectus in APPENDIX A – INVESTMENT PORTFOLIOS AVAILABLE UNDER THE CONTRACT.
2.    Income Phase
During the Income Phase, you may receive annuity payments under the Contract by applying your Contract Value to an annuity payment option. Depending on the income payment option you select, payments may continue for the life of the Annuitant (and the Joint Annuitant, if any) or for a specified period between five and twenty years.
When you elect to annuitize the Contract, your Contract Value will be converted into income payments and you will no longer be able to make withdrawals from the Contract. At this time, the Accumulation Phase will end, and the standard Death Benefit and any optional death benefits you have elected will terminate. If you elected an optional GLWB Rider and Lifetime Payments have begun, your GLWB Rider will not terminate and your benefits under the GLWB Rider will continue until the death(s) of the Covered Person(s). If you elected an optional GLWB Rider and Lifetime Payments have not yet begun, you may choose to begin Lifetime Payments or you may purchase a Single Pay Immediate Annuity (“SPIA”) with your Contract Value.

Q: What are the primary features and options of the Contract?
A.    Contract Types. The Contract is available for purchase as a Non-Qualified Contract for accounts that do not qualify for special federal tax advantages under the Internal Revenue Code and as a Qualified Contract for retirement accounts that qualify for such tax advantages. The Contract does not offer any additional tax benefits when purchased in a retirement account.
B.    Available Investments. You may allocate your Contract Value to one or more Cycle Investments and/or to one or more Subaccounts.
C.    Accessing Your Money. You may make a full or partial withdrawal of your Contract Value at any time before the Maturity Date by submitting a written request to our Customer Service Center. You may also submit requests for partial withdrawals by telephone with prior authorization.
D.    Tax Treatment. You may transfer your Contract Value among Investment Options without tax implications. Returns credited to your Contract are generally tax-deferred and are taxed only when (1) you make a partial or full withdrawal; (2) you receive an Annuity Payment under the Contract; or (3) upon payment of the Death Benefit.
E.    Death Benefit. Your Contract includes a standard Contract Value Death Benefit payable to your designated beneficiaries. The amount of the Death Benefit will be determined as of the Business Day that our Customer Service Center receives the required documentation in Good Order. For an additional charge, you can purchase either the optional Return of Premium Death Benefit Rider or the Annual Ratchet Death Benefit Rider, which may increase the amount of money payable to your designated beneficiaries.
F.    Living Benefits. For an additional charge, you can purchase either the optional Contract Value GLWB Rider or the Return of Premium GLWB Rider, which guarantee Lifetime Payments to protect you from outliving your assets if your investments decline in value or underperform your expectations.
G.    Additional Features and Services. We make certain optional services available under the Contract at no additional charge:
•    The Dollar Cost Averaging Program allows you to systematically transfer a set amount from a Subaccount to any other Subaccount on a regular schedule. This program does not permit Contract Value to be transferred to or from any Cycle Investments.
•    The Automatic Rebalancing Program automatically rebalances your Accumulation Value among your selected Subaccounts in order to restore your allocation to the original level. Contract Value allocated to the Cycle Investments cannot participate.
•    Systematic Withdrawals enable you to automatically withdraw a portion of your Contract Value at a frequency you select. If you choose to take Systematic Withdrawals from a Cycle Investment prior to the Cycle End Date, if the Index is performing positively, your Cycle Investment Unit Value could reflect lower gains (because of the Fair Value calculation), and, if the Index is performing negatively, your Cycle Investment Unit Value could reflect higher losses (because the Floor and Buffer Rates do not apply) than on the Cycle End Date. If you take a withdrawal, including a Systematic Withdrawal, prior to the Cycle End Date, the number of Cycle Investment Units is reduced by the same proportion that the withdrawal reduced the Cycle Investment Value (which is based on the Fair Value). This means that if you take a withdrawal prior to the Cycle End Date at a time when the Cycle Investment Value is lower than the Cycle Investment Value was on the Cycle Start Date, it will result in a reduction of more Cycle Investment Units than if you waited until the Cycle End Date, and this will always cause your Cycle Investment Value on the Cycle End Date to be lower. You should consult with a financial professional before taking Systematic Withdrawals from the Cycle Investments prior to the Cycle End Date.

SUMMARY QUESTIONS RELATED TO THE CYCLE INVESTMENTS
Q: What are Cycle Investments?
A Cycle Investment provides the opportunity to tie your investment to the performance of an Index. Each time you allocate a premium payment and/or Contract Value to a Cycle Investment, you must make the following investment decisions:
•    What Index do I want my investment return to be based on?
•    How long do I want to tie investment to that Index’s performance?
•    How much and what type of downside investment protection do I want?
•    What type of upside investment potential do I want?
•    Is the level of upside investment exposure that is available with my chosen Index, investment timeframe and downside protection sufficient in terms of my financial needs and goals?
Q: What are the elements of a Cycle Investment?
The component parts of a Cycle Investment are as follows:

•The Index to which your investment linked.
•The period between the Cycle Start Date and the Cycle End Date, or the Cycle Term;
•The type of downside protection (“Cycle Structure”), which are either: (i) the maximum loss you will incur due to negative Index performance for the Cycle Term, or the Floor Rate, or (ii) the maximum amount of negative Index performance for the Cycle Term from which the Company will protect you, or the Buffer Rate.
•The type of upside investment exposure (“Crediting Type”), in the event of any positive Index performance, which are: (i) the maximum positive rate of return at the end of the Cycle Term, or the Cap Rate, or (ii) the portion of positive Index performance, if any, for the Cycle Term in which you will participate, or the Participation Rate, or (iii) the portion of the positive Index performance, if any, for the Cycle Term subject to the Cap Rate, or the Cap Rate with Participation Rate.
Q: What Indexes are currently available?
•    S&P 500® Price Return Index (Bloomberg Ticker: SPX), which is a market-capitalization-weighted index of the 500 largest U.S. publicly-traded companies, which does not include dividends or distributions.
•    MSCI EAFE Price Return Index (Bloomberg Ticker: MXEA), which is designed to represent the performance of large and mid-cap securities across 21 developed markets, including countries in Europe, Australasia and the Far East, excluding the U.S. and Canada, and is available for a number of regions, market segments/sizes and covers approximately 85% of the free float-adjusted market capitalization in each of the 21 countries, and which does not include dividends or distributions.

Q: What Cycle Investments are currently available?

Index	Cycle Term (# of years)	Cycle Structure	Cycle Floor/Buffer Rate	Crediting Type	Rate Threshold
S&P500	1	Buffer	-10%	Cap	5% Cap
MSCI EAFE	1	Buffer	-10%	Cap	5% Cap
S&P500	3	Buffer	-10%	Cap	5% Cap
S&P500	6	Buffer	-10%	Cap with Participation	12.5% Cap; 10% Participation
S&P500	6	Buffer	-20%	Cap with Participation	10% Cap; 10% Participation
S&P500	6	Buffer	-30%	Cap with Participation	7.5% Cap; 10% Participation
MSCI EAFE	6	Buffer	-10%	Cap with Participation	12.5% Cap; 10% Participation
MSCI EAFE	1	Buffer	-10%	Participation	10% Participation
S&P500	1	Buffer	-10%	Participation	10% Participation
S&P500	1	Floor	-10%	Cap	2.5% Cap
S&P500	3	Floor	-10%	Cap	2.5% Cap

Q: What is the Floor Rate?
The Floor Rate is a type of downside protection available under the Contract. It is the maximum loss due to negative Index performance that the Contract Owner will absorb on the Cycle End Date. You will be protected against loss attributable to negative Index performance in excess of the Floor
Rate on the Cycle End Date. Any percentage decline in an Index’s performance reduces the Contract Owner’s Cycle Maturity Value up to a maximum loss of the Floor Rate. For example, if you invest $100,000 in a Cycle Investment with a Floor Rate of 10% and do not take any withdrawals, the most you can lose on the Cycle End Date is $10,000, even if the Index decreases more than 10%. For more detailed examples, see “Appendix C – Cycle Investment Unit Value Examples –on the Cycle End Date.”
The Floor Rate only applies on the Cycle End Date. This means prior to the Cycle End Date, Midland will not protect you from any losses. See “Appendix C – Cycle Investment Unit Value Examples – During the Cycle Term” for examples for how this feature works.
Q: What is the Buffer Rate?
The Buffer Rate is a type of downside protection available under the Contract. It is the amount of the Index’s negative performance from which Midland will protect you on the Cycle End Date. You will be subject to any negative Index performance in excess of the

Buffer Rate on the Cycle End Date. For example, if you invest $100,000 in a Cycle Investment with a Buffer Rate of 20% and do not take any withdrawals, on the Cycle End Date the Company will protect you from Index loss up to 20%, or $20,000. You would bear any Index loss in excess of 20%. This means that if the Index decreases 50%, the Company would protect you from the first $20,000 of loss, and you would bear any loss in excess of that amount, or, in this case, $30,000. For more detailed examples, see “Appendix C – Cycle Investment Unit Value Examples – on the Cycle End Date.”
The Buffer Rate only applies on the Cycle End Date . This means prior to the Cycle End Date, Midland will not protect you from any losses. See “Appendix C – Cycle Investment Unit Value Examples – During the Cycle Term” for examples of how this feature works.
Q: What is the Cap Rate?
The Cap Rate is a Crediting Type, which is a type of upside investment exposure, available under the Contract. It is the maximum potential increase due to positive Index performance, if any, that the Contract Owner may be credited on the Cycle End Date. The return on a Cycle Investment on the Cycle End Date is limited to the Cap Rate even if the Index performance on the Cycle End Date is higher. For example, if you invest in a Cycle Investment with a Cap Rate of 8%, on the Cycle End Date you will be credited with any Index gain up to 8%. This means that if the Index increases 10%, your rate of return would be limited to 8%, which is the Cap Rate. If the Index increases 5%, your rate of return would be the full 5% because it is below the Cap Rate. For more detailed examples, see “Appendix C – Cycle Investment Unit Value Examples – on the Cycle End Date.”
Prior to the Cycle End Date, the Fair Value is used to determine your rate of return. See “Appendix C – Cycle Investment Unit Value Examples –During the Cycle Term” for examples of how this feature works.
Q: What is the Participation Rate?
The Participation Rate is a Crediting Type, which is a type of upside investment exposure, available under the Contract. It is the portion of positive Index performance, if any, that the Contract Owner will participate in on the Cycle End Date. The return on an Investment Cycle is not limited to a maximum amount. For example, if you invest in a Cycle Investment with a Participation Rate of 90%, on the Cycle End Date you will be credited with 90% of any positive Index gain, no matter how high or low the Index gain may be. This means that if the Index increases 10%, your rate of return would be 9%, which is 90% of the Index gain. If the Index increases 5%, your rate of return would be 4.5%, which is 90% of the Index gain. For more detailed examples, see “Appendix C – Cycle Investment Unit Value Examples – on the Cycle End Date.”
Prior to the Cycle End Date, the Fair Value is used to determine your rate of return. See “Appendix C – Cycle Investment Unit Value Examples –During the Cycle Term” for examples of how this feature works
Q: What is the Cap Rate with Participation Rate?
The Cap Rate with Participation Rate is a Crediting Type, which is a type of upside investment exposure, available under the Contract. The Cap Rate is the maximum potential increase due to positive Index performance, if any, that the Contract Owner may be credited on the Cycle End Date. The Participation Rate is the percentage of any positive Index performance that the Contract Owner will participate in on the Cycle End Date, subject to the Cap Rate (if any). The return on an Investment Cycle is limited to the Cap Rate even if the Index performance on the Cycle End Date is higher. For example, if you invest in a Cycle Investment with a Cap Rate of 8% and a Participation Rate of 90%, on the Cycle End Date you will be credited with 90% of any positive Index gain up to a maximum of 8%. This means that if the Index increases 10%, your rate of return would be limited to 8%, which is the Cap Rate. If the Index increases 5%, your rate of return would be 4.5%, which is 90% of the Index gain and is below the Cap Rate. We may declare the Cap Rate for a Cycle Term to be unlimited, in which case there is no maximum potential increase. We may declare the Participation Rate to be greater than 100%, in which case the rate of return would be greater than the Index gain, subject to the Cap Rate (if applicable).
Prior to the Cycle End Date, the Fair Value is used to determine your rate of return. See “Appendix C – Cycle Investment Unit Value Examples –During the Cycle Term” for examples of how this feature works.
Q: What is the value of my Cycle Investment during the Cycle Term?
The value of your Cycle Investment is measured in the value of your Units. The Cycle Investment Unit Value will fluctuate based upon the Fair Value of the Cycle Investment determined by the Fair Value Calculation Agent as described in “Valuation of a Cycle Investment” later in this prospectus. In determining the Fair Value during a Cycle Term, the Fair Value Calculation Agent will take into account a variety of factors, including the change in the Index Value from the Start Date, volatility of the Index, interest rate changes, dividend yield on the index, and the time remaining until the Cycle End Date.
This means that your Cycle Investment Value on any Business Day could be could be less than your initial investment.
During the Cycle Term, the Cycle Investment Unit Value estimates the market value of the risk of loss and possibility of gain if the Cycle Investment is held to the Cycle End Date. Before the Cycle End Date, the value of the Cycle Investment Unit may be lower than the value on the Start Date even when the Index performance is positive due to the possibility that the Index performance could decrease before the Cycle End Date. Changes in the volatility of the Index price and interest rates also may reduce the Cycle Investment Unit Value before the Cycle End Date.
In addition, the Floor Rate and the Buffer Rate do not apply prior to the Cycle End Date. This means on any day prior to the Cycle End Date, if the Index is performing positively, your Cycle Investment Unit Value could reflect lower gains (because of the Fair Value calculation), and, if the Index is performing negatively, your Cycle Investment Unit Value could reflect higher losses (because the Floor and Buffer Rates do not apply) than on the Cycle End Date. If you take a withdrawal prior to the Cycle End Date, the number of Cycle Investment Units is reduced by the same proportion that the withdrawal reduced the Cycle Investment Value (which is based on the Fair Value). This means that if you take a withdrawal prior to the Cycle End Date at a time when the Cycle Investment Value is lower than the Cycle Investment Value was on the Cycle Start Date, it will result in a reduction of more Cycle Investment Units than if you waited until the Cycle End Date, and this will always cause your Cycle Investment Value on the Cycle End Date to be lower. See “Appendix C – Cycle Investment Unit Value Examples” for examples of how the value of your Cycle Investment is determined during the Cycle Term.
Q: How is my return calculated on the Cycle End Date?
The Cycle Maturity Value is the final Cycle Investment Unit Value for a Cycle investment on the Cycle End Date. The Cycle Maturity Value is calculated based on the Index’s performance over the Cycle Term, which is the difference between the Index value on the Cycle Start Date and the Index value on the Cycle End Date, subject to the Cap Rate (for a Cycle Investment with a Cap Rate Crediting Type) or the Participation Rate (for a Cycle Investment with a Participation Rate Crediting Type) or both (for a Cycle Investment with a Cap Rate and with Participation Rate Crediting Type), and subject to the Floor Rate (for a Cycle Investment with a Floor Rate Cycle Structure) or the Buffer Rate (for a Cycle Investment with a Buffer Rate Cycle Structure).
The following table describes the maximum amount that may be lost in Cycle Investment Options on the Cycle End Date:

Maximum Cycle Investment Loss on Cycle End Date
‘-10% Floor	‘-10% Buffer	‘-20% Buffer	‘-30% Buffer
-10%	-90%	-80%	-70%

FEE TABLE
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected. Fees and expenses in the tables do not reflect any Advisory Fees paid from your Contract Value or other assets of yours. If such charges were reflected, the fees and expenses would be higher.
The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender or make withdrawals from the Contract, or transfer Contract Value between investment options. State premium taxes may also be deducted.
Transaction Expenses

Contract Owner Transaction Expenses	Charge
Sales Load Imposed on Premiums	None
State Premium Tax[1]	0% to 3.5%
Transfer Fee[2]	$15
Fair Value Calculation[3] (as a percentage of the amount invested in Cycle Investments)	100%
1.State premium tax is based on current resident state and varies by state. If applicable in your state, it is generally payable upon full surrender, death, or the Income Payment Start Date.
2.Currently the charge is $0, but we reserve the right to charge $15 per transfer for transfers in excess of 15 per Contract Year. If applied, the Transfer Fee would apply both to transfers among Subaccounts and between Subaccounts and Cycle Investments. We will not charge for any transfers of initial or additional premium payments that include allocation instructions to Cycle Investment Options for the next Cycle Start Date.
3.If you withdraw money from a Cycle Investment Option prior to the Cycle End Date, you will receive the Cycle Investment Unit Value. We calculate the Cycle Investment Unit Value based on the Fair Value, and the Floor Rate and the Buffer Rate do not apply. In the event of severe market disruption where the value of the financial instruments become worthless, this means you can lose up to 100% of your principal invested in a Cycle Investment upon withdrawal prior to the Cycle End Date. See “Valuation of a Cycle Investment” later in this Prospectus, as well as “Fair Value Formulas” in Appendix E.

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Investment Portfolio company fees and expenses).
Annual Contract Expenses

Annual Contract Expenses	Charge
Base Contract Expenses (as a percentage of average Accumulation Value)[1]	0.25%
Return of Premium Death Benefit Rider[2] (as a percentage of Contract Value)	0.15%
Annual Ratchet Death Benefit Rider[2] (as a percentage of Contract Value)	0.40%
Contract Value GLWB Rider[2] (as a percentage of Contract Value)	0.95%
Return of Premium GLWB Rider[2] (as a percentage of Contract Value)	1.15%
1    This charge is a percentage of the Accumulation Value in each Subaccount including the Default Account. It does not apply to Contract Value allocated to the Cycle Investments. This annual charge is deducted daily. Once we issue your Contract, current rates for periodic charges are guaranteed for the life of the Contract. We call this charge the Separate Account Annual Expense charge later in this prospectus.
2    This charge is a percentage of the rider Benefit Base. It applies pro-rata against all Investment Options, including the Cycle Investment Value and amounts held in the Default Account. This annual charge is deducted quarterly.
The next item shows the minimum and maximum total operating expenses charged by the Investment Portfolios that you may pay periodically during the time you own the Contract. A complete list of Investment Portfolios available under the Contract, including the Default Account, as well as their annual expenses, may be found in “APPENDIX A – INVESTMENT PORTFOLIOS AVAILABLE UNDER THE CONTRACT” at the back of this Prospectus.

Annual Investment Portfolio Expenses[1]
(expenses that are deducted from portfolios assets, including management fees, distribution, and/or service (12b-1) fees and other expenses)	Minimum	Maximum
Total annual operating expenses	0.49%	1.02%
1    The investment portfolio expenses used to prepare this table were provided to us by the fund company(ies). We have not independently verified such information of unaffiliated investment portfolio options. The expenses are those incurred as of the fiscal year ending December 31, 2023. Current or future expenses may be higher or lower than those shown. These charges do not apply to Contract Value allocated to the Cycle Investments.
Expense Examples
This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, annual Contract expenses, and Annual Investment Portfolio Expenses.
The Example assumes that you invest $100,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year and assumes the most expensive combination of Annual Investment Portfolio Expenses and optional benefits available for an additional charge. The Example assumes you do not allocate any Contract Value to the Cycle Investments and there is no Contract Value in the Default Account. The Example does not reflect any Advisory Fees paid from your Contract Value or other assets of yours. If such charges were reflected, the fees and expenses would be higher. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)    If you surrender, annuitize, or continue to own your Contract at the end of the applicable time period:

1 Year	3 Years	5 Years	10 Years
$2,502	$7,696	$13,156	$28,062
PRINCIPAL RISKS OF INVESTING IN THE CONTRACT
General Risk of Loss
Investments in the Contract are subject to the risk of loss of principal and previously credited earnings due the negative performance of the Index to which a Cycle is linked or of the Investment Portfolio in which a Subaccount invests.
General Liquidity Risk
The Contract is designed to help meet long-term financial goals. It is not suitable as a vehicle for short-term savings. If you are not a long-term investor, this Contract may not be appropriate for you.
RISKS OF INVESTING IN THE CYCLE INVESTMENTS

Risk of Loss
Investments in Cycle Investments will fluctuate in value based on the performance of the Index. Such losses may be substantial depending on the performance of the Index and the Cycle Investment to which you allocate Contract Value. You will bear the portion of the loss that exceeds the Buffer Rate or the loss up to the amount of the Floor Rate, as applicable. The Floor Rate and the Buffer Rate provide downside protection from negative Index Performance only on the Cycle End Date. For Cycle Investments with multi-year Cycle Terms, these rates do not apply on an annual basis: any negative Index performance is measured from the Cycle Start Date until the Cycle End Date.
Liquidity Risk
The amount of Cycle Investment Value available for withdrawal on any Business Day is equal to the Cycle Investment Unit Value on that day multiplied by the number of Cycle Investment Units credited to your Contract. Prior to the Cycle End Date, the Cycle Investment Unit Value for each Cycle Investment is based on the Fair Value of the financial instruments that equal the Cycle Investment at maturity. The Fair Value estimates the market value of the risk of loss and possibility of gain if the Cycle Investment is held to the Cycle End Date. The Fair Value determination takes into account a variety of factors, including the change in Index value from the Cycle Start Date, volatility of the Index, interest rate changes, dividend yield on the index, and time remaining to the Cycle End Date. Before the Cycle End Date, the Cycle Investment Value may be lower than the amount allocated to the Cycle Investment on the Start Date even when the Index performance is positive due to the possibility that the Index performance could decrease before the Cycle End Date. Changes in the Index, volatility, and interest rates also may reduce the Cycle Investment Unit Value.
The Floor Rate and the Buffer Rate do not apply prior to the Cycle End Date. This means, on any day prior to the Cycle End Date, if the Index is performing positively, your Cycle Investment Unit Value could reflect lower gains (because of the Fair Value calculation), and, if the Index is performing negatively, your Cycle Investment Unit Value could reflect higher losses (because the Floor and Buffer Rates do not apply) than on the Cycle End Date. If you take a withdrawal prior to the Cycle End Date, the number of Cycle Investment Units is reduced by the same proportion that the withdrawal reduced the Cycle Investment Value (which is based on the Fair Value). This means that if you take a withdrawal prior to the Cycle End Date at a time when the Cycle Investment Value is lower than the Cycle Investment Value was on the Cycle Start Date, it will result in a reduction of more Cycle Investment Units than if you waited until the Cycle End Date, and this will always cause your Cycle Investment Value on the Cycle End Date to be lower. This means on any day prior to the Cycle End Date if you make a withdrawal (including Lifetime Payments under a GLWB Rider, withdrawals to pay Advisory Fees, to pay rider fees, if any, systematic withdrawals and RMDs), surrender or annuitize the Contract, or if a death benefit becomes payable, you could lose up to 100% of your principal investment and any earnings. On the Cycle End Date (when the Floor Rate and the Buffer Rate do apply), you could lose up to 10% of your investment in a Cycle Investment with a -10% Floor Rate or up to 90% of your investment in a Cycle Investment with a -10% Buffer Rate.
Your Cycle Investment Value is the amount available for withdrawals prior to the Cycle End Date, including withdrawals to pay Advisory fees, Systematic Withdrawals, Required Minimum Distributions, Lifetime Payments under a GLWB rider, transfers to the Subaccounts, full or partial surrenders of your contract (including exercising your right to cancel the contract), payment of a death benefit or annuitization.
Transfers, withdrawals, and optional benefit rider charges deducted before the Cycle End Date will reduce your Cycle Investment Value dollar for dollar.
Changes to the Cycle Investments
Availability of the Cycle Investments for future Cycle Types are solely at our discretion, and we can change or remove them without Contract Owner consent. You bear the risk that a Cycle Type in which you initially invest will not continue to be available in the future. We reserve the right not to offer any Cycle Investments, and to reject or limit the amount that can be invested in a Cycle Investment. If we exercise our right not to offer any Cycle Investments, you will be limited to investing in the Subaccounts, which are not tied to the performance of an Index. We set Cap Rates and Participation Rates at our discretion based on a variety of factors. These rates may change from Cycle Term to Cycle Term and may be less than your initial rates. Contract Owners bear the risk that the rates we set will be less favorable than they find acceptable. We will amend the prospectus should we cease offering Cycle Investments.
In the event that the Index for a Cycle Investment is discontinued, or is changed substantially, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive, for future Cycle Investments, we may replace the Index with an available comparable Index, subject to any necessary regulatory filings. If the Index is discontinued, for Cycle Investments that are ongoing, the Cycle Term will end, i.e., we will “mature” it, on the date the Index is discontinued, and we will calculate the Cycle Investment return, positive or negative, based on the Crediting Type (i.e., Cap Rate, Participation Rate, or Cap Rate with Participation Rate) and the Cycle Structure (i.e. Floor Rate or Buffer Rate), as applicable. See “Replacement of the Index” below for additional information.

Limited Participation in Positive Performance
Any increase in the value of the Contract Owner’s Cycle Investment for any Cycle, on the Cycle End Date, is limited by the Cycle’s Cap Rate and/or Participation Rate, which could cause the Contract Owner’s Cycle Investment on any Cycle Business Day to be lower than they would otherwise be if the Contract Owner invested, for example, in a mutual fund or exchange-traded fund tracking the same Index. The Cap Rates and Participation Rates benefit us because they limit the hedging costs to cover the amount of increase in the Cycle Investment that we may be obligated to pay. We set the Cap Rates and Participation Rates at our discretion. Generally, Cycle Investments that provide greater protection against negative Index performance through the Floor Rate or Buffer Rate have lower Cap Rates and Participation Rates than Cycle Investments with the same Index and Cycle Term that provide less protection.
Cap Rates and Participation Rates
The Cap Rate for a Cycle Investment with a Cap Rate Crediting Type and the Participation Rate for a Cycle Investment with a Participation Rate Crediting Type and the Cap Rate and Participation Rate for a Cycle Investment with a Cap Rate with Participation Rate Crediting Type are declared on the Cycle Start Date and will be disclosed on our website https://www.midlandnational.com/midlandadvisory. Prior to the Cycle Start Date, we will post Indicative Rates every Tuesday. The Cap Rate and/or Participation Rate for a new Cycle Term may be higher, lower, or equal to the Cap Rate and/or Participation Rate for the prior Cycle Term and/or the Indicative Rate. There is a risk that the Cap Rate will be lower than the Index’s rate of return. For Participation Rates lower than 100%, investors will not fully participate in the Index’s positive rate of return.
We have established a minimum Cap Rate for each available Cycle Investment with a Cap Rate Crediting Type and a minimum Participation Rate for each available Cycle Investment with a Participation Rate Crediting Type and a minimum Cap Rate and minimum Participation Rate for each available Cycle Investment with a Cap Rate with Participation Rate Crediting Type, which are the Rate Thresholds disclosed in this prospectus. If we cannot offer the Cycle Investment with a Cap Rate and/or Participation Rate that is equal to or above the applicable Rate Threshold, the Cycle Investment will not launch on the Cycle Start Date for the new Cycle Term. If this occurs, there is a risk that allocation of your Contract Value to a different Cycle Investment will be delayed until the following month because a new Cycle Investment can only be established on a Cycle Start Date (i.e., the third Thursday of each month). There is also a risk that you may not have a Cycle Investment to invest in if we decide not to offer any Cycle Investments in the future. Contract Value that you allocate to a Cycle Investment that does not launch will remain in the Default Account until you provide us with alternative allocation instructions.
The Cap Rates and Participation Rates apply from the Cycle Start Date to the Cycle End Date. The Cap Rate is a limit on the maximum rate of return on a Cycle Investment at the end of the Cycle Term, not the end of each year of the Cycle Term. It is not an annual limit. For Participation Rates with multi-year Cycle Terms, the Participation Rate is the portion of the Index gain on a Cycle Investment at the end of the Cycle Term, not the end of each year of the Cycle Term. Interim changes in the value of the Cycle Investment during a Cycle Term will occur, and may be higher or lower, sometimes significantly higher or lower, than the return on the Cycle Investment on the Cycle End Date.
We will inform you and your Advisor of the final Cap Rate and/or Participation Rate for each new Cycle Investment (whether an initial Cycle Investment or a renewal from a maturing Cycle Investment) to which your Contract Value is allocated. If the Cap Rate and/or Participation Rate is not satisfactory to you, you will be eligible to “bailout” of the new Cycle Investment, regardless of whether it is an initial Cycle Investment or a renewal from a maturing Cycle Investment. In order to exercise your right to bailout of the Cycle Investment, you or your Advisor must notify us within 10 business days from the day we send you and your Advisor notice of the final Cap Rate(s) and/or Participation Rate(s). When you do so, you must instruct us where to reallocate your investment. Your bailout proceeds will be equal to the entire amount you allocated to the new Cycle Investment on the Cycle Start Date, i.e., it will not be subject to any Fair Value calculation and it will not be subject to any transfer charges.Your bailout right permits you to (i) reallocate your proceeds from the Cycle Investment to different investment options under the Contract without being subject to the Fair Value calculation or any transfer charges, or (ii) withdraw your proceeds from the Cycle Investment less any Gross Partial Withdrawals taken from the Cycle Investment, Advisory Fees, and optional rider fees, without being subject to the Fair Value calculation. Amounts withdrawn or surrendered may be subject to applicable surrender charges and taxes, including a 10% federal penalty tax before age 59½. If you or your Advisor do not exercise your right to bailout within 10 business days of the notice, then your Cycle Investment Value allocated to the Cycle Investment will remain invested in the Cycle Investment. This means that if you later decide to transfer or withdraw proceeds from the Cycle Investment prior to the Cycle End Date, the Cycle Investment Unit Value of the amount you allocated to the Cycle Investment will be based on the Fair Value, and the Floor Rate or Buffer Rate will not apply. See “Transfers out of a Cycle Investment” and “Withdrawals from Cycle Investments” for more information about the consequences of transfers and withdrawals from the Cycle Investments prior to the Cycle End Date.
Cycle Investment Unit Value Based Upon Fair Value During Cycle Term
On each Cycle Business Day, other than the Cycle Start Date and Cycle End Date, we determine the Cycle Investment Unit Value for a Cycle Investment by reference to its Fair Value. The Fair Value of a Cycle Investment reflects the current value of financial instruments that would provide a return equal to the change in Index Value at the end of the Cycle Term, but without regard to the Floor Rate or the Buffer Rate, as applicable. We contract with Fair Value Calculation Agents to determine the Fair Value of a Cycle Investment based on a variety of factors such as the change in the Index Value from the Cycle Start Date, implied volatility of the Index, interest rate changes, dividend yield on the index, and the time remaining to the Cycle End Date. The Fair Value is determined using a formula which is determined based on the economic value of a hypothetical financial investments at the time of the valuation designed to match Cycle Investment value at the Cycle End Date. The formula is based on the value of each of these financial instruments and is determined by a Fair Value Calculation Agent using standard financial industry calculations. This means the Fair Value of a Cycle Investment before the Cycle End Date could be different than the performance of the reference Index during the calculation period. For more information on the formula used to calculate Fair Value, see “Valuation of a Cycle Investment – Cycle Value Unit Value – During the Cycle Term.”
Midland National will publish the Cycle Investment Unit Values each Business Day on its website: https://www.midlandnational.com/midlandadvisory. For more information and to see how Fair Value and Cycle Investment Unit Value are calculated, see “Appendix C – Cycle Investment Unit Value Examples” and “Investing in the Cycle Investments” section below.
Risk Associated with Indices
The value of the Contract Owner’s Cycle Investment is dependent on the performance of the reference Index. The performance of an Index is based on changes in the values of the securities or other investments that comprise or define the Index. The securities comprising or defining the Indices are subject to a variety of investment risks, many of which are complicated and interrelated. These risks may affect capital markets generally, specific market segments, or specific issuers. The performance of the Indices may fluctuate, sometimes rapidly and unpredictably. Negative Index performance may cause the Contract Owner to lose money. The historical performance of an Index does not guarantee future results. It is impossible to predict whether an Index will perform positively or negatively over the course of a Cycle Term.
While it is not possible to invest directly in an Index, if the Contract Owner chooses to allocate amounts to a Cycle Investment, the Contract Owner is indirectly exposed to the investment risks associated with the referenced Index. Because each Index is comprised or defined by a collection of equity securities, each Index is largely exposed to market risk and issuer risk. Market risk is the risk that market fluctuations may cause the value of a security to fluctuate, sometimes rapidly and unpredictably. Issuer risk is the risk that the value of an issuer’s securities may decline for reasons directly related to the issuer, as opposed to the market generally.
Over time, we may also change the Indices to which the Cycle Investments are linked. Below is a summary of important investment risks to which each Index is exposed. For more information, see “Additional Information about the Indices” later in this prospectus.
•    S&P 500® Price Return Index (Bloomberg Ticker: SPX). The S&P 500® Price Return Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. The S&P 500® Price Return does not include dividends or distributions.
•    MSCI EAFE Price Return Index (Bloomberg Ticker: MXEA). The MSCI EAFE Index is designed to represent the performance of large and mid-cap securities across 21 developed markets, including countries in Europe, Australasia and the Far East, excluding the U.S. and Canada. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of successful smaller companies, and the securities of mid-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Securities issued by non-U.S. companies (including related depository receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). The price return index does not include dividends or distributions.
We reference the S&P 500® Price Return Index (Bloomberg Ticker: SPX), and the MSCI EAFE Price Return Index (Bloomberg Ticker: MXEA), which are price appreciation indices that do not include dividends or distributions, so the indices performances do not reflect dividends or distributions paid on the securities comprising the indices. The calculation of the Index performance for a Cycle Investment, therefore, will not reflect the full investment performance of the underlying securities.
No Rights in the Securities Underlying the Index
A Cycle Investment does not involve investing in the associated Index nor in any securities included in that Index. As a result, Contract Owners will not have voting rights, rights to receive cash dividends or other distributions or other rights that holders of securities comprising the indices would have. We calculate the increase in value of Cycle Investment without taking into account any such distributions or dividends paid.
Replacement of an Index
If an Index is discontinued, we reserve the right to replace it with an alternative index for future Cycle Investments. We will give at least a 30 day notice of the change, unless the Index provider gives us less than 30 days’ notice, in which case we will give you and your Advisor notice as soon as practicable at our discretion. We will attempt to choose a replacement index that has a similar investment objective and risk profile to the discontinued Index. If we replace an Index, any future Cycle Investments will be available with the same Rate Threshold, Floor Rate and Buffer Rate features. In addition, in the event the Index for a Cycle Investment is changed substantially, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive, we may stop offering and/or replace the Index with an available comparable Index for future Cycle Investments. You bear the risk that the replacement index may not be acceptable to you.

Due to the possibility that an Index may be discontinued, we cannot guarantee that any Index will remain available through the end of a Cycle Term. In the event an Index is discontinued, we will terminate the Cycle Investment, as described below.
If an Index were to be discontinued, we will end, or mature, the Cycle Term before its scheduled Cycle End Date as of the date of the most recently available closing value of the Index before its discontinuance. We will use that closing value to calculate the Cycle Investment return, positive or negative, through that date. We will apply the Index performance as of that date subject to the Crediting Type (i.e., Cap Rate or Participation Rate or Cap Rate with Participation Rate) and the Cycle Structure (i.e., the Floor Rate or Buffer Rate, as applicable). For example, if the Index was up 10% at the time we matured the Cycle for a Cycle with an 8% Cap Rate, we would credit an 8% return to your Cycle Investment Value and for a Cycle with a 90% Participation Rate, we would credit a 9% return to your Cycle Investment Value and for a Cycle with an 8% Cap Rate and a 90% Participation Rate, we would credit an 8% return to your Cycle Investment Value. If the Index was down 30% at the time we matured the Cycle for a Cycle with a -10% Buffer Rate, we would credit a 20% negative return to your Cycle Investment Value and for a Cycle with a -10% Floor Rate, we would credit a -10% negative return to your Cycle Investment Value. We would provide notice about ending the Cycle, as soon as practicable and ask for instructions on where to transfer your Cycle End Date value. If you do not provide us with instructions, your Cycle End Date value will be transferred to the Default Account and will remain there until you provide us with alternative allocation instructions.
In the case of any of the types of early maturities discussed above, you can allocate the Cycle Investment Value to any of the available investment options, such as immediately to a Subaccount or to a Cycle Investment on the next Cycle Start Date, if available. Contract Owners may not transfer from the affected Cycle Investment into another Cycle Investment that has already commenced. Contract Owners are always able to transfer to the Subaccounts.

RISKS OF INVESTING IN THE SUBACCOUNTS
Risk of Loss
You bear the risk of any decline in the Accumulation Value of your Subaccounts resulting from the performance of the Investment Portfolios you have chosen. The Accumulation Value could decline very significantly, and there is a risk of loss of the entire amount invested. This risk varies with each Investment Portfolio. The investment risks are described in the prospectuses for the Investment Portfolios.
OTHER GENERAL RISKS OF INVESTING IN THE CONTRACT
Financial Strength of Midland National
Midland National is solely responsible for all guarantees provided under the Contract, including without limitation values calculated for the Cycle Investments, a Death Benefit, a GLWB Rider, and any annuity payments. Our General Account assets, which support these guarantees and payments are subject to the claims of our creditors. As such, the guarantees and payments are subject to our financial strength and claims paying ability and, therefore, to the risk that we may default on the guarantees and payments. For information on our financial condition, please review our financial statements included in this prospectus. Additional information about our business and operations is set forth in “Midland National Life Insurance Company”, later in this prospectus.
Optional Benefit Risks
Optional Benefit Fees. If you choose to purchase one or more of the optional benefits available for an additional charge, the fees for the optional benefit(s) will be deducted from your Contract Value, including the Cycle Investments.
The fees for the optional benefit(s) you select will be deducted from your Contract Value each Contract Quarter for the life of the Contract. You cannot voluntarily terminate an optional benefit rider without surrendering or annuitizing your Contract. There is a risk that any financial return provided by an optional benefit will ultimately be less than the fees you paid for the benefit.
Prior to the Cycle End Date, the Cycle Investment Unit Value will be based on the Fair Value, and the Floor Rate and the Buffer Rate do not apply. This means, on any day prior to the Cycle End Date, if the Index is performing positively, your Cycle Investment Unit Value could reflect lower gains (because of the Fair Value calculation), and, if the Index is performing negatively, your Cycle Investment Unit Value could reflect higher losses (because the Floor and Buffer Rates do not apply) than on the Cycle End Date. When charges for optional benefits are deducted from the Cycle Investments, the Cycle Investment Value from which the deduction is taken is based on the Fair Value calculation unless the deduction is made on the Cycle End Date. If a deduction is taken to pay optional benefit charges on any day before the Cycle End Date, the number of Cycle Investment Units is reduced by the same proportion that the deduction reduced the Cycle Investment Value (which is based on the Fair Value).
This means that if a deduction is taken to pay optional benefit charges on any day prior to the Cycle End Date at a time when the Cycle Investment Value is lower than the Cycle Investment Value was on the Cycle Start Date, it will result in a reduction of more Cycle Investment Units than on the Cycle End Date, and this will always cause your Cycle Investment Value on the Cycle End Date to be lower.
Effect of Withdrawals on Optional Benefits. Gross Partial Withdrawals (including Lifetime Payments under a GLWB Rider, systematic withdrawals, and RMDs) may reduce the Return of Premium Death Benefit or the Annual Ratchet Death Benefit by more than the amount withdrawn, and it is possible that these optional Death Benefits will be not be greater than the Contract Value Death Benefit for which there is no additional charge.

Any transaction that reduces the Contract Value (including withdrawals, Lifetime Payments under a GLWB Rider, Advisory Fee deductions, and deductions for optional benefit rider charges) reduces the likelihood of increasing the Annual Ratchet Death Benefit and/or a GLWB Benefit Base through a step up on any eligible Contract Anniversary.
Excess Gross Partial Withdrawals will reduce a GLWB Benefit Base and, consequently, the Lifetime Payment Amount for future Contract Years.
Gross Partial Withdrawals after you elect to begin Lifetime Payments under a GLWB Rider, including Excess Gross Partial Withdrawals, are taken pro-rata across all investments, including the Cycle Investments and the Default Account, in the same proportion that each Investment Option bears to the total Contract Value. Lifetime Payments under a GLWB Rider withdrawn from the Cycle Investments prior to the Cycle End Date are subject to the Fair Value calculation and proportional reduction in Cycle Investment Units described above. An Excess Gross Partial Withdrawal will reduce the Benefit Base of your GLWB Rider by the same proportion that the Excess Gross Partial Withdrawal reduced the Contract Value, which may be more, even significantly more, than the amount withdrawn and may terminate the rider. If you take an Excess Gross Partial Withdrawal on any day prior to the Cycle End Date of your Cycle Investments, you could significantly reduce or eliminate your Benefit Base. This is because prior to the Cycle End Date, the Cycle Investment Value is based on the Fair Value, which will fluctuate during the Cycle Term. See “Valuation of a Cycle Investment” for more information about the Fair Value calculation. See “Guaranteed Living Withdrawal Benefits” for more information about Excess Gross Partial Withdrawals.
GLWB Lifetime Payment Amounts. Lifetime Payments withdrawn under a GLWB Rider (when the Contract Value is greater than zero) reduce your Contract Value. We do not make Lifetime Payments to you out of our general account assets unless your Contract Value is reduced to zero for any reason other than an Excess Gross Partial Withdrawal. It is possible that this will never occur and we will never make Lifetime Payments to you from our assets. We will not refund the charges you have paid even if you never choose to begin Lifetime Payments or never receive any Lifetime Payments paid out of our general account assets. Any amounts paid by us under a GLWB Rider in excess of the Contract Value are subject to our financial strength and claims-paying ability.
You should carefully consider when to begin Lifetime Payments. There is a risk that you will not begin taking withdrawals under a GLWB Rider at the most financially beneficial time for you. If you begin taking withdrawals too soon or delay taking withdrawals for too long, you may limit the value of a GLWB Rider. Taking withdrawals early will increase the time in which you will be able to receive Lifetime Payments, but will reduce the Lifetime Payment Amount because the initial Benefit Base is established and the Lifetime Payment Percentage is locked in on the GLWB Exercise Date. Taking withdrawals later will increase the Lifetime Payment Amount because the Lifetime Payment Percentage increases the longer you hold the Contract before beginning Lifetime Payments, but delaying taking withdrawals will shorten the time in which you will be able to receive Lifetime Payments. You should consider taking Lifetime Payments on the Cycle End Date of your Cycle Investments to avoid the potential for a negative Fair Value calculation and proportional reduction in Cycle Investment Units described above and maximize potential Contract Value growth.
GLWB Benefit Base. Your initial Benefit Base when you begin Lifetime Payments will differ depending on which GLWB Rider you elected when you purchased the Contract, and each of the GLWB Riders has its own charge that we assess for the life of the Contract. Even if you do not take any withdrawals prior to the GLWB Exercise Date, it is possible your initial Benefit Base under the Return of Premium GLWB Rider will be not be greater than the initial Benefit Base you would have received under the Contract Value GLWB, for which a lower charge is assessed. If your Contract Value is greater than the Return of Premium GLWB Benefit Base on the GLWB Exercise Date, your initial Benefit Base will equal the Contract Value and you will have paid a higher charge without receiving a higher initial Benefit Base. You will remain subject to the higher charge for the Return of Premium GLWB Rider for the life of the Contract, even if your initial Benefit Base established on the GLWB Exercise Date is no greater than the Contract Value. If you elect the Contract Value GLWB Rider, you will be subject to a lower charge, but your initial Benefit Base could be less than the total premium payments you have made, even if you have not taken any withdrawals, as a result of poor investment performance, charges deducted and Advisory Fees paid from your Contract Value from the Issue Date to the GLWB Exercise Date.
Lifetime Payments under the GLWB Riders withdrawn from the Cycle Investments prior to the Cycle End Date are subject to the Fair Value calculation and proportional reduction in Cycle Investment Units described above. A GLWB Rider may not be appropriate for you if you intend or need to (i) take withdrawals before you elect to exercise your GLWB Rider benefits, which may reduce your initial Benefit Base when you choose to begin Lifetime Payments under the rider; or (ii) take Excess Gross Partial Withdrawals after you elect to exercise your GLWB Rider benefits, which will reduce your Benefit Base and, consequently, the Lifetime Payment Amount for future Contract Years. A GLWB Rider could be appropriate if you want to have the contingent guarantee in place to continue to receive lifetime income if your Contract Value is reduced to zero from poor investment performance and/or withdrawals that are not Excess Gross Partial Withdrawals. It is possible that this will never occur and we will never make Lifetime Payments to you from our assets. You should discuss with your Advisor before electing a GLWB Rider.
GLWB Restrictions on Premium Payments. If you elect a GLWB Rider, additional premium payments are only permitted during the first 6 months after Contract issue. This will limit your ability to increase your Contract Value, the value of the GLWB Rider, and the value of the Death Benefit (including the optional Return of Premium Death Benefit or Annual Ratchet Death Benefit) by making additional premium payments.
Termination on Maturity Date. Upon the Contract’s Maturity Date, the Death Benefits, including any optional Death Benefits you have elected, will terminate with no value. If you elected an optional GLWB Rider and Lifetime Payments have begun, your GLWB Rider will not terminate and your benefits under the GLWB Rider will continue until the death(s) of the Covered Person(s). If you elected an optional GLWB Rider and Lifetime Payments have not yet begun, you may choose to begin Lifetime Payments on the Maturity Date or you may purchase a Single Pay Immediate Annuity (“SPIA”) with your Contract Value.

Advisory Fee Risk
If you choose to pay Advisory Fees from your Contract Value, this deduction will reduce your Contract Value. This will reduce the amount available to be applied to an annuity payout option when you annuitize your Contract. Currently, income payment options are only available if the proceeds applied are $2,000 or more and the annual payment is more than $240. If the deduction of Advisory Fees reduces your Contract Value below these thresholds, your options will be limited to receiving your remaining Contract Value in one lump sum. Because the standard Contract Value Death Benefit under the Contract is equal to your Contract Value, the deduction of the Advisory Fee from your Contract Value will also reduce the standard Contract Value Death Benefit. Advisory Fee deductions reduce your Contract Value and reduces the likelihood of increasing the Annual Ratchet Death Benefit and/or a GLWB Benefit Base through a step up on any eligible Contract Anniversary. You should consider making Advisory Fee payments from a separate source other than your Contract Value in order to avoid incurring these consequences.
Prior to the Cycle End Date, the Cycle Investment Unit Value will be based on the Fair Value, and the Floor Rate and the Buffer Rate do not apply. This means, on any day prior to the Cycle End Date, if the Index is performing positively, your Cycle Investment Unit Value could reflect lower gains (because of the Fair Value calculation), and, if the Index is performing negatively, your Cycle Investment Unit Value could reflect higher losses (because the Floor and Buffer Rates do not apply) than on the Cycle End Date. This means on any day prior to the Cycle End Date, if you take a withdrawal from a Cycle Investment (including any withdrawals to pay Advisory Fees), it will result in a reduction of more Cycle Investment Units than if you waited until the Cycle End Date, and this would always cause your Cycle Investment Value on the Cycle End Date to be lower. You should consult with your Advisor before authorizing Advisory Fees to be deducted from the Cycle Investments prior to the Cycle End Date.
In a series of recent private letter rulings (“PLRs”), the IRS has recognized that investment advisor fees paid out of Contract Value will, in certain circumstances and subject to conditions, not be treated as taxable distributions from a Non-Qualified Contract, will not be taxable to the Contract Owner, are not reportable to the IRS as distributions from the Contract and are not subject to the 10% tax penalty for Contract Owners who are under age 59 1⁄2. We have received such a private letter ruling from the IRS and intend to tax report in accordance with that ruling. Accordingly, advisory fees will be treated as non-taxable distributions for reporting purposes by the Company. However, these rulings generally only can be relied upon by the taxpayers who obtained them, and the IRS is not bound by these rulings with respect to your tax treatment under your Contract. Regardless of how we treat the deduction of Advisory Fees for tax reporting purposes, there is a risk that federal and state taxing authorities may determine that these deductions are subject to federal and state income taxes, including a 10% tax penalty if you are under age 59 1⁄2. See “Advisory Fees Deducted From Contract Value” and “Federal Tax Status – Advisory Fees” for more information.

Adverse Tax Consequences
Certain transactions including, but not limited to, withdrawals (including withdrawals to pay Advisory Fees, systematic withdrawals, required minimum distributions and Lifetime Payments under a GLWB Rider) and surrenders may lead to a taxable event. If you purchase the Contract through a tax advantaged retirement account, distributions received before you attain age 59 1/2 may be includable in income and subject to a 10% penalty tax. If you take a withdrawal from a Non-Qualified Contract, any earnings before you attain age 59 1/2 may be included in income and subject to a 10% penalty tax in addition to ordinary income tax. In addition, existing tax laws that benefit this Contract may change at any time.
Premium Payment Risk
Your ability to make subsequent premium payments is subject to restrictions. We reserve the right to refuse any premium payment, to further limit your ability to make subsequent premium payments with advance notice, and require our prior approval before accepting premium payments.
There is no guarantee that you will always be permitted to make premium payments. If you elect a GLWB Rider, additional premium payments are only permitted during the first 6 months after the Contract Issue Date.
If we refuse and/or limit your premium payments:
•your ability to increase your Contract Value will be affected, which in turn will affect the amounts that may be applied to an annuity payout option or toward the Contract Value Death Benefit;
•you will be unable to increase the value of the Return of Premium Death Benefit;
•the likelihood of increasing the value of the Annual Ratchet Death Benefit through a step up on any eligible Contract Anniversary is reduced; and
•the likelihood of increasing the Benefit Base of a GLWB Rider before beginning Lifetime Payments will be limited.
Minimum Contract Value Risk
The minimum amount that can be left in the entire Contract after a withdrawal (except withdrawals after the GLWB Exercise Date under a GLWB Rider) is $1,000.00. The entire Contract will be terminated and the balance will be distributed to the Contract Owner if a withdrawal causes the Contract Value to drop below $1,000.00. If you elected a GLWB Rider, the Contract will not be closed if a withdrawal after the GLWB Exercise Date causes your Contract Value to drop below $1,000.00.

However, if your Contract Value is reduced to zero after the GLWB Exercise Date as a result of an Excess Gross Partial Withdrawal, the Contract will be closed and the GLWB Rider will terminate without value.
Cybersecurity
We rely heavily on interconnected computer systems and digital data to conduct our insurance business activities. Because our insurance business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is potentially vulnerable to disruptions from utility outages and other problems, and susceptible to operational and information security risks resulting from information systems failure (hardware and software malfunctions) and cyber-attacks. Cyber-attacks may be systemic (affecting the internet, cloud services, or other infrastructure) or targeted (failure in or breach of our systems or those of third parties on whom we rely). There may be an increased risk of cyber-attacks during periods of geopolitical or military conflict. Due to the increasing sophistication of cyber-attacks, such cybersecurity incidents could occur and persist for an extended period of time without detection. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, and unauthorized release of confidential customer information. For instance, cyber-attacks may: interfere with our processing of Contract transactions, including the processing of orders from our website; cause the release and possible destruction of confidential customer or business information; impede order processing; subject us and/or our service providers and intermediaries to regulatory fines and financial losses; and/or cause reputational damage.
Cybersecurity risks may also affect the Indices and the Investment Portfolios in which the Subaccounts invest. Breaches in cybersecurity may cause the performance of an Index or Investment Portfolio to be calculated incorrectly, which could affect the calculation of values under the Contract. We are not responsible for the calculation of any Index or the performance of any Investment Portfolio, Breaches in cybersecurity may also negatively affect the value of the securities or other investments that comprise or define an Index or in which a portfolio invests.
Catastrophic Events
Catastrophic events including, but not limited to, terrorist attacks, floods, severe storms or hurricanes, computer cyber-terrorism, military actions, or a pandemic disease like the novel coronavirus known as COVID-19, could have a material and adverse effect on our business in several respects by:
•    causing long-term interruptions in our service and the services provided by our significant vendors;
•    creating economic uncertainty, and reducing or halting economic activity;
•    disrupting the financial markets and adversely affecting the value, volatility, and liquidity of securities and other instruments;
•    increasing mortality or mortality risks that could adversely affect our claims experience, the actuarial assumptions that underlie our insurance products, and the costs of reinsurance.
The extent to which these types of catastrophic events, may impact our business, results of operations, financial condition, liquidity, or prospects will depend on future developments that are highly uncertain and cannot be predicted.

THE OAK ELITE ADVISORY REGISTERED INDEX-LINKED VARIABLE ANNUITY CONTRACT
The Oak Elite Advisory Registered Index-Linked Variable Annuity Contract is a flexible premium deferred registered index variable annuity that is designed to aid in long-term financial planning for retirement or other savings needs. It is available for purchase as a Non-Qualified Contract, as well as through Individual Retirement Accounts (“IRAs”), including Traditional IRAs and Roth IRAs.
The prospectus and the Statement of Additional Information (SAI) describe all material terms and features of the Contract. Certain non-material provisions of your Contract may be different than the general description in this prospectus and the SAI because of legal requirements in the state in which you purchased the Contract. Any such variation will be included in your Contract. All material state variations are described in this prospectus. You may also contact your Advisor or our Customer Service Center for additional information about Contract variations applicable to your state. A summary of such material state specific variations is included in APPENDIX B– STATE VARIATIONS at the back of this prospectus.
PURCHASING THE CONTRACT
Any person wishing to purchase a Contract must submit an application form and an initial premium payment of at least $50,000. The sale must take place through an Advisor who is licensed, registered and authorized to sell the Contract. The maximum Issue Age for the Contract is 85 years.
If your application is complete and in Good Order (see “Administrative Procedures”), we will accept or reject it within two Business Days of receipt. If the application is incomplete, we will attempt to complete it within five Business Days. If it is not complete at the end of this period (or cannot be accepted for some other reason), then we will inform you of the reason for the delay and the premium payment will be returned unless you let us keep the premium until the application is complete. Your initial premium is held in a non-interest bearing suspense account (which is part of our General Account and is subject to claims of our general creditors) until your Contract is issued or your premium is refunded.

You may allocate your premium payments among the Subaccounts and/or Cycle Investments available in the Contract. Because Cycle Investments only start on the third Thursday of each month, any amount of your initial premium payment and any subsequent premium payments that you wish to allocate to an upcoming Cycle Investment will be held in the Default Account until the Cycle Start Date.
We will allocate your initial premium payment according to your instructions when we receive it or accept your application (whichever is later) at our Customer Service Center before the New York Stock Exchange closes for regular trading (generally, 3:00 p.m. Central Time). If we receive your initial premium payment or accept your application (whichever is later) after the close of regular trading on the New York Stock Exchange, for investments in the Subaccounts, we will credit Accumulation Units at the Accumulation Unit Value determined at the close of the next Valuation Period.
All premium payments that you allocate to any Cycle Investment will be invested in the Default Account until your selected Cycle Start Date. The allocations will move from the Default Account into the corresponding Cycle Investments, if they launch, on the Cycle Start Date. If a Cycle Investment does not launch, the corresponding allocations will remain in the Default Account until you provide us with alternative allocation instructions. Cycle Investments begin on the third Thursday of each month. If the third Thursday of the month is not a Business Day, the Cycle Investments will launch on the next Business Day.
There may be delays in our receipt of applications that are outside of our control because of the failure of the Advisor who recommended this Contract to forward the application to us promptly, or because of delays in their broker dealer determining that the Contract is suitable for you. Any such delays will affect when your Contract can be issued and when your premium payment is allocated among the Subaccounts and the Cycle Investments.
Right to Cancel
You may cancel your Contract within the ten (10) day Right to Cancel period (also called the “Free Look Period”). We deem the Right to Cancel period to expire 10 days after you have received your Contract. Some states and circumstances may provide you with a longer Right to Cancel period. To cancel your Contract, you need to return your Contract and any other documentation that we may require, in Good Order, to the Advisor who recommended it to you or to our Customer Service Center. If you cancel your Contract, regardless of whether it is a Qualified Contract or a Non-Qualified Contract, then we will return:
•    The Contract Value (which may be more or less than the premium payments you paid), or
•    If greater and required by law, your premiums paid minus any Gross Partial Withdrawals.
If we return the Contract Value, the amount you receive will reflect the investment performance of the Investment Options you allocated your premiums to before you cancelled the Contract. Contract Value that is allocated to the Cycle Investments will be based on the Cycle Investment Unit Value at the time, which, if prior to the Cycle End Date, is based on the Fair Value and does not provide the protection of the Floor Rate or Buffer Rate.
If we return the premiums paid minus any Gross Partial Withdrawals, the amount you receive will not reflect the investment performance of the Investment Options you allocated your premiums to before you cancelled the Contract. If you allocated Contract Value to the Cycle Investments, the amount due to you is not based on the Cycle Investment Unit Value at the time. The amount you receive will only be reduced to the extent you took any Gross Partial Withdrawals before exercising your Right to Cancel.
Tax-free Section 1035 Exchanges
You can generally exchange one non-qualified annuity contract for another in a “tax-free exchange” under Section 1035 of the Internal Revenue Code. Before making an exchange, you should compare both annuity contracts carefully. Remember that if you exchange another annuity contract for the one described in this prospectus, you might have to pay a surrender charge on your old annuity contract and other charges may be higher (or lower) and the benefits may be different. You should not exchange another annuity contract for this one unless you determine, after knowing all the facts, that the exchange is in your best interest and not just better for the person trying to sell you this Contract. If you purchase the Contract in exchange for an existing annuity contract from another company, we may not receive your premium payment from the other company for a substantial period of time after you sign the application and send it to us, and we cannot credit your premium to the Contract until we receive it.
If you are considering a partial exchange of an annuity contract, you should consider the conditions described by Revenue Procedure 2011-38, effective for transfers that are completed on or after October 24, 2011. Under Revenue Procedure 2011-38: (1) the period of time after which cash can be withdrawn from either contract is 180 days beginning on the date of the transfer and (2) annuity payments that satisfy the newly enacted partial annuitization rule under Section 72(a)(2) of the Code will not be treated as a distribution from either the old or new contract.
You should consult with and rely upon a tax adviser if you are considering a contract exchange.
ADDITIONAL PREMIUM PAYMENTS
You may make additional premium payments at any time after the Free Look Period and prior to Annuitization in any amount of $1,000 or more, within certain limits and subject to our right to refuse any premium payments. By current Company practice, we will also accept additional payments via automatic bank draft in amounts of $100 or more per month. Unless you receive approval from us, the maximum amount of premium you may pay into this Contract prior to the Maturity Date is $2,000,000 if any optional benefit riders are elected, or $3,000,000 if no optional benefit riders are elected. In addition, an initial or additional premium that would cause the Contract Value or total value of all annuity contracts that you maintain with Midland National to exceed $5,000,000 requires our prior approval. We calculate this limit for each Annuitant or Owner based on all active annuity contracts.
Additional premium payments to Subaccounts will be credited as of the end of the Valuation Period in which they are received by us, in Good Order. Because Cycle Investments only start every third Thursday, any amount of your additional premium payments that you wish to allocate to an upcoming Cycle Investment will be invested in the Default Account until your selected Cycle Start Date. The allocations will move from the Default Account into the corresponding Cycle Investments, if they launch, on the Cycle Start Date. If a Cycle Investment does not launch, the corresponding allocations will remain in the Default Account until you provide us with alternative allocation instructions.
We may refuse to accept certain forms of premium payments (e.g., third party checks, traveler’s checks, money orders), and we reserve the right to accept or reject any premium payment or form of payment. If you elect a GLWB Rider, additional premium payments are only permitted during the first 6 months after the Contract Issue Date.
If we exercise our right to reject or place limitations on the acceptance and allocation of additional premiums,
•your ability to increase your Contract Value through additional premium payments will be affected, which in turn will affect the amounts that may be applied to an annuity payout option or toward the Contract Value Death Benefit;
•you will be unable to increase the value of the Return of Premium Death Benefit;
•the likelihood of increasing the value of the Annual Ratchet Death Benefit through a step up on any eligible Contract Anniversary is reduced; and
•the likelihood of increasing the value of the Benefit Base of a GLWB Rider before beginning Lifetime Payments is reduced.
You may mail premium payments by regular mail to Midland National Life Insurance Company at P.O. Box 9261 Des Moines, IA 50306-9261 or by overnight delivery service to 8300 Mills Civic Pkwy, West Des Moines, IA 50266-3833.

Allocation of Premium Payments
You will provide premium payment allocation instructions in your application for the Contract. These instructions will dictate how we allocate your additional premium payments. Allocation percentages may be any whole number (from 0 to 100) and the sum must equal 100. The allocation instructions in your application will apply to all additional premium payments, unless you change your allocation instructions by providing us with written instructions. We reserve the right to limit the number of Cycle Investments and Subaccounts to which you may allocate your premium payments or transfer your Contract Value.
Changing Your Premium Payment Allocation Instructions
You may change your allocation instructions by submitting a written request to our Customer Service Center that provides new allocation instruction in whole numbers from 0 to 100, the sum of which must equal 100. We may allow other means to make this type of request with proper authorization and verification. Changes to allocation instructions will apply to premium payments received as of the date we receive your request at our Customer Service Center. Changing your allocation instructions will not affect how your existing Contract Value is allocated among the Investment Options. When the Dollar Cost Averaging (DCA) program is in effect, the DCA allocation percentages will apply to any premium payments received unless you specify otherwise. (See “Dollar Cost Averaging” later in this prospectus.

THE CYCLE INVESTMENT OPTIONS
Available Cycle Investments. We currently offer the following Cycle Investments:

Index	Cycle Term (# of years)	Cycle Structure	Cycle Floor/Buffer Rate	Crediting Type	Rate Threshold
S&P500	1	Buffer	-10%	Cap	5% Cap
MSCI EAFE	1	Buffer	-10%	Cap	5% Cap
S&P500	3	Buffer	-10%	Cap	5% Cap
S&P500	6	Buffer	-10%	Cap with Participation	12.5% Cap; 10% Participation
S&P500	6	Buffer	-20%	Cap with Participation	10% Cap; 10% Participation
S&P500	6	Buffer	-30%	Cap with Participation	7.5% Cap; 10% Participation
MSCI EAFE	6	Buffer	-10%	Cap with Participation	12.5% Cap; 10% Participation
MSCI EAFE	1	Buffer	-10%	Participation	10% Participation
S&P500	1	Buffer	-10%	Participation	10% Participation
S&P500	1	Floor	-10%	Cap	2.5% Cap
S&P500	3	Floor	-10%	Cap	2.5% Cap
Over time, we may add and/or remove the Cycle Investments offered for new Cycle Terms. If we do so, we will amend this Prospectus.
Features of a Cycle Investment
The key features of a Cycle Investment are:
•    the Index to which it is linked;
•    the Cycle Term, which is the period between Cycle Start Date and Cycle End Date;
•    The type of downside protection (“Cycle Structure”), which are either: (i) the maximum loss you will incur due to negative Index performance for the Cycle Term, or the Floor Rate, or (ii) the maximum amount of negative Index performance for the Cycle Term from which the Company will protect you, or the Buffer Rate; and
•    the type of upside investment exposure (“Crediting Type”), which are either: (i) the maximum positive rate of return at the end of the Cycle Term, which is the Cap Rate (subject to the Rate Threshold set forth in the table above), or (ii) the portion of positive Index performance, if any, for the Cycle Term in which you will participate, which is the Participation Rate (subject to the Rate Threshold set forth in the table above), or (iii) the Cap Rate with Participation Rate (each subject to the Rate Threshold set forth in the table above), which is the percentage of positive Index performance, if any, for the Cycle Term in which you will participate, subject to the Cap Rate (if any).

The Index. We currently offer Cycle Investments linked to the following Indices (each, an “Index”):
•    S&P 500® Price Return Index (Bloomberg Ticker: SPX), which is a price return index based on the market-capitalization-weighted index of the 500 largest U.S. publicly-traded companies that does not include dividends or distributions.
•    MSCI EAFE Price Return Index (Bloomberg Ticker: MXEA), which is designed to represent the performance of large and mid-cap securities across 21 developed markets, including countries in Europe, Australasia and the Far East, excluding the U.S. and Canada, and is available for a number of regions, market segments/sizes and covers approximately 85% of the free float-adjusted market capitalization in each of the 21 countries, and which does not include dividends or distributions.
Each Index involves risks, including the risk of loss of principal and previous earnings. See “Principal Risks of Investing in the Contract” earlier in this Prospectus for more information.
Cycle Terms. A Cycle Term begins on the Cycle Start Date and ends on the Cycle End Date. We currently offer Cycle Terms of 1 and 3 years for Cycle Investments with a Floor Rate described below and Cycle Terms of 1, 3, and 6 years for Cycle Investments with a Buffer Rate described below.

Floor Rate. The Floor Rate is the maximum loss you will incur due to negative Index performance for the Cycle Term. We currently offer a Floor Rate of -10%, as reflected in the table of available Cycle Investments above.
Example 1: If the performance of an Index at the end of a 1-year Cycle Term is -15%, and the Floor Rate of -10% is selected, the return on the Cycle Investment would be -10%. In this Example, the -10% Floor Rate applies, and Midland National bears the risk of any loss due to negative Index performance below -10%.
Example 2: If the performance of an Index at the end of a 1-year Cycle Term is -5%, and the Floor Rate of -10% is selected, the return on the Cycle Investment would be -5%. In this Example, the -10% Floor Rate does not apply because the return on the Cycle Investment is higher. The Contract Owner bears negative Index performance down to -10%.
We will continue to offer the same Floor Rate for each subsequent Cycle Term of the same Cycle Type, but we may offer the same or different rates in the future for newly offered Cycle Types. We guarantee that we will never offer a Cycle Type with a Floor Rate below -60% for the life of your Contract. In such case, if you invest in a Cycle Type with a Floor Rate Cycle Structure and hold your investment through the end of the Cycle Term, you will never lose more than 60% of your investment in the Cycle Investment
Buffer Rate. The Buffer Rate is the maximum amount of negative Index performance that the Company will protect you from on the Cycle End Date, and you will bear any negative Index performance in excess of the Buffer Rate. We currently offer Buffer Rates of -10%, -20% and -30%, as reflected in the table of available Cycle Investments above.
Example 1: If the Index performance on the Cycle End Date is -15% and a Buffer Rate selected is -20%, the return on the Cycle Investment would be 0%. In this example, the Buffer Rate would apply, and Midland National would protect you from all of the negative Index performance.
Example 2: If the Index performance on the Cycle End Date is -15% and the Buffer Rate selected is -10%, the return on the Cycle Investment would be -5%. The Buffer Rate would apply, and Midland National would absorb negative Index performance of -10%. The Contract Owner bears the loss to the extent negative Index performance –exceeds 10%.
Buffer Rates do not limit the Contract Owner’s loss to a particular amount. A Cycle Investment with a Buffer Rate of -10% could experience a loss equal to -90%, and a Cycle Investment with a Buffer Rate of -20% could experience a loss equal to -80%. This means that selecting a Cycle Investment with a Buffer Rate could result in a large losses during periods of steep declines in the stock market.
We will continue to offer the same Buffer Rate for each subsequent Cycle Term of the same Cycle Type, but we may offer the same or different rates in the future for newly offered Cycle Types. We guarantee that we will never offer a Cycle Investment with a Buffer Rate below -2.5% for the life of your Contract. In such case, if you invest in a Cycle Investment with a Buffer Rate Cycle Structure and hold your investment through the end of the Cycle Term, you will never lose more than 97.5% of your investment in the Cycle Investment
The Floor Rate and the Buffer Rate only apply on the Cycle End Date. For Cycle Investments with multi-year Cycle Terms, these rates do not apply on an annual basis: any negative Index performance is measured from the Cycle Start Date until the Cycle End Date.
Neither the Floor Rate nor the Buffer Rate will apply to any partial or full withdrawals of a Cycle Investment prior to the Cycle End Date, which means that you will not have any guaranteed downside protection on these withdrawals during the Cycle Term.
Example 1: If you invest $100,000, and the Floor Rate -10% is selected, but you withdraw the entire Cycle Investment prior to the Cycle End Date at a time when the Cycle Investment Unit Value is $8, i.e. the Cycle performance to date (based on the Fair Value, which considers various market factors in addition to Index performance) is -20%, the Floor Rate would not apply and you could incur the full loss of -20%, or $20,000. This is because if you take a withdrawal prior to the Cycle End Date, there is no downside protection and you risk the loss of your entire investment.
Example 2: If you invest $100,000, and the Buffer Rate -20% is selected, and you withdraw the entire Cycle Investment prior to the Cycle End Date at a time when the Cycle Investment Unit Value is $9, i.e. the Cycle performance to date (based on the Fair Value, which considers various market factors in addition to Index performance) is -10%, the Buffer Rate would not apply and you could incur the full loss of 10%, or $10,000. In this example, your loss could be equal the full amount of the Cycle Investment Unit Value decline of 10%, or $10,000. This is because if you take a withdrawal prior to the Cycle End Date, there is no downside protection and you risk the loss of your entire investment.
Cap Rate. The Cap Rate is the maximum positive rate of return on a Cycle End Date and it limits participation in positive Index performance. This means that the return on an Cycle Investment is limited to the Cap Rate even if the Index performance on the Cycle Investment End Date is higher.
Example 1. If the performance of an Index at the end of a 3-year Cycle Term is 10%, but the Cap Rate is 8%, the return on your Cycle Investment for that Cycle Term would be limited to 8%, which is the Cap Rate.
Example 2. If the performance of an Index at the end of year of a 3-year Cycle Term is 5%, but the Cap Rate is 8%, the return on your Cycle Investment for that Cycle Term would be the full 5% because it is below the Cap Rate.

We have established a minimum Cap Rate for each available Cycle Investment with a Cap Rate Crediting Type, which are the Rate Thresholds disclosed in this prospectus. If we cannot offer the Cycle Investment with a Cap Rate that is equal to or above the applicable Rate Threshold, the Cycle Investment will not launch on the Cycle Start Date for the new Cycle Term. We guarantee that we will never offer a Cycle Investment with a Cap Rate below 2.0% for the life of your Contract.
Participation Rate. The Participation Rate is the portion of positive Index performance, if any, for a Cycle Investment that your Cycle Investment Unit Value will participate in on the Cycle End Date. We determine the return on an Cycle Investment based on a Participation Rate by multiplying any Index gain over the Cycle Term by the Participation Rate. .
Example 1. If the performance of an Index at the end of a 1-year Cycle Term is 10%, and the Participation Rate is 90%, the return on the Cycle Investment for that Cycle Term would be 9%, which is 90% of the Index gain.
Example 2. If the performance of an Index at the end of a 1-year Cycle Term is 5%, and the Participation Rate is 90%, the return on the Cycle Investment for that Cycle Term would be 4.5%, which is 90% of the Index gain.
Participation Rates do not limit the Contract Owner’s return to a maximum amount. A Cycle Investment with a Participation Rate of 90% will experience returns equal to 90% of the Index gain over the Cycle Term, no matter how high or low the Index gain may be.
We have established a minimum Participation Rate for each available Cycle Investment with a Participation Rate Crediting Type, which are the Rate Thresholds disclosed in this prospectus. If we cannot offer the Cycle Investment with a Participation Rate that is equal to or above the applicable Rate Threshold, the Cycle Investment will not launch on the Cycle Start Date for the new Cycle Term. We guarantee that we will never offer a Cycle Investment with a Participation Rate below 5.0% for the life of your Contract.
Cap Rate with Participation Rate. The Cap Rate is the maximum positive rate of return on a Cycle End Date and it limits participation in positive Index performance. The Participation Rate is the percentage of positive Index performance, if any, for a Cycle Investment that your Cycle Investment Unit Value will participate in on the Cycle End Date, subject to the Cap Rate. We may declare the Cap Rate for a Cycle Term to be unlimited, in which case there is no maximum potential increase. We may declare the Participation Rate to be greater than 100%, in which case the rate of return would be greater than the Index gain, subject to the Cap Rate (if applicable). .
Example 1. If the performance of an Index at the end of a 6-year Cycle Term is 10%, and the Cap Rate is 8% and the Participation Rate is 90%, the return on the Cycle Investment for that Cycle Term would be 8%, which is the Cap Rate.
Example 2. If the performance of an Index at the end of a 6-year Cycle Term is 5%, and the Cap Rate is 8% and the Participation Rate is 90%, the return on the Cycle Investment for that Cycle Term would be 4.5%, which is 90% of the Index gain.
Example 3. If the performance of an Index at the end of a 6-year Cycle Term is 10%, and we declare the Cap Rate to be unlimited and the Participation Rate is 110%, the return on the Cycle Investment for that Cycle Term would be 11%, which is 110% of the Index gain.

We have established a minimum Cap Rate and a minimum Participation Rate for each available Cycle Investment with a Cap Rate with Participation Rate Crediting Type, which are the Rate Thresholds disclosed in this prospectus. If we cannot offer the Cycle Investment with a Cap Rate and a Participation Rate that are equal to or above the applicable Rate Thresholds, the Cycle Investment will not launch on the Cycle Start Date for the new Cycle Term. We guarantee that we will never offer a Cycle Investment with a Cap Rate Below 2.5 % and a Participation Rate below 10% for the life of your Contract.
The Index return for a Cycle Investment is measured as the difference between applicable Index value on the Cycle Start Date and the Cycle End Date. For Cycle Investments with multi-year Cycle Terms, these rates do not apply on an annual basis: any positive Index performance is measured as the difference between applicable Index value on the Cycle Start Date and the Cycle End Date. The Cap Rate is a limit on the maximum rate of return on a Cycle Investment at the end of the Cycle Term, not the end each year of the Cycle Term. For Participation Rates with multi-year Cycle Terms, the Participation Rate is the portion of the Index gain on a Cycle Investment at the end of the Cycle Term, not the end of each year of the Cycle Term. Interim changes in the value of the Cycle Investment during a Cycle Term will occur, and may be higher or lower, sometimes significantly higher or lower, than the return on the Cycle Investment on the Cycle End Date.
Please note, generally the higher the Floor Rate you select, the higher the Cap Rate and/or Participation Rate we will offer. For example if the Floor Rate is increased from -10% to -20%, the Cap Rate and/or Participation Rate would increase. In general, the lower the Buffer Rate you select, the higher the Cap Rate and/or Participation Rate we will offer. For example if the Buffer Rate is decreased from -20% to -10%, the Cap Rate and/or Participation Rate would increase. In other words, selecting less protection from potential losses due to negative Index performance will generally result in a higher Cap Rate and/or Participation Rate, giving you more exposure to upside potential.

Investing in the Cycle Investments
Subject to our right not to offer any Cycle Investments, we will launch new Investment Cycles on the third Thursday of every month. If the third Thursday of the month is not a Business Day, we will launch the new Investment Cycles on the next Business Day.
Thirty Business Days prior to any Cycle Investment Start Date, we will post information on-line about the Cycle Investments scheduled to start next. The notice, which will be posted on the Midland National’s website at https://www.midlandnational.com/midlandadvisory and will include the following information for each available Cycle Investment:
1)    Index, Cycle Term, and Floor Rate or Buffer Rate, as applicable;
2)    Start Date and Cycle End Date;
3)    Indicative Rate(s) and Crediting Type (which will be updated every Tuesday before the Cycle Start Date);
4)    Instructions for completing investment allocation instructions for the new Cycle Investments deadline.
The final Cap Rate and/or Participation Rate for a Cycle Investment will be declared on the Cycle Start Date and will be disclosed on our website https://www.midlandnational.com/midlandadvisory as of that day. Prior to the Cycle Start Date, we will post Indicative Rates every Tuesday. The Cap Rate or Participation Rate for a new Cycle Term may be higher, lower, or equal to the Cap Rate or Participation Rate for the prior Cycle Term and/or the Indicative Rate.
We have established a minimum Cap Rate for each available Cycle Investment with a Cap Rate Crediting Type and a minimum Participation Rate for each available Cycle Investment with a Participation Rate Crediting Type and a minimum Cap Rate and minimum Participation Rate for each available
Cycle Investment with a Cap Rate with Participation Rate Crediting Type, which are the Rate Thresholds disclosed in this prospectus. If we cannot offer the Cycle Investment with a Cap Rate and/or Participation Rate that is equal to or above the applicable Rate Threshold, the Cycle Investment will not launch on the Cycle Start Date for the new Cycle Term. There is a risk that you may not have a Cycle Investment to invest in if we decide not to offer any Cycle Investments in the future.
We will inform you and your Advisor in writing, or electronically, if applicable, of the final Cap Rate and/or Participation Rate for each new Cycle Investment (whether an initial Cycle Investment or a renewal from a maturing Cycle Investment) to which your Contract Value is allocated. If the Cap Rate and/or Participation Rate is not satisfactory to you, you will be eligible to “bailout” of the new Cycle Investment, regardless of whether it is an initial Cycle Investment or a renewal from a maturing Cycle Investment. In order to exercise your right to bailout of the Cycle Investment, you or your Advisor must notify us within 10 business days from the day we send you and your Advisor notice of the final Cap Rate(s) and/or Participation Rate(s). When you do so, you must instruct us where to reallocate your investment. If you want to exercise your right to bailout you can do so by contacting us by telephone at 833-492-0022 or by e-mail at Securities@SFGMembers.com. Your bailout right permits you to (i) reallocate your proceeds from the Cycle Investment to different investment options under the Contract without being subject to the Fair Value calculation or any transfer charges, or (ii) withdraw your proceeds from the Cycle Investment less any prior Gross Partial Withdrawals taken from the Cycle Investment, Advisor Fees, and optional rider fees, without being subject to the Fair Value calculation. Amounts withdrawn or surrendered may be subject to applicable surrender charges and taxes, including a 10% federal penalty tax before age 59½. If you or your Advisor do not exercise your right to bailout within 10 business days of the notice, then your Contract Value allocated to the Cycle Investment will remain invested in the Cycle Investment. This means that if you later decide to transfer or withdraw your proceeds from the Cycle Investment prior to the Cycle End Date, the Cycle Investment Unit Value of the amount you allocated to the Cycle Investment will be based on the Fair Value, and the Floor Rate or Buffer Rate will not apply. See “Transfers out of a Cycle Investment” and “Withdrawals from Cycle Investments” for more information about the consequences of transfers and withdrawals from the Cycle Investments prior to the Cycle End Date.
Your bailout proceeds will be equal to the entire amount you allocated to the new Cycle Investment on the Cycle Start Date less any prior Gross Partial Withdrawals taken from the Cycle, Advisory Fees, and optional rider fees, i.e., it will not be subject to any Fair Value calculation and it will not be subject to any transfer charges.
If you have a maturing Cycle Investment, we will mail you and your Advisor this notice, or, if applicable, deliver it electronically. For more information, see “Cycle End Date Payments; Rollovers” below in this section.
To invest in a new Cycle Investment, you must submit your allocation instructions no later than the close of the Business Day prior to the Cycle Start Date. Your allocation instructions must specify:
1)    the Cycle Investment(s) you select for investment; and
2)    the amount and source of Contract Value to be allocated to the Cycle Investment(s), i.e., additional premium payments, amounts allocated to Investment Portfolios Available Under the Contract Investment Options or proceeds from a Cycle Investment maturing prior to the applicable Cycle Start Date,
All transfers of Contract Value to the Cycle Investments will be placed in the Default Account one Business Day prior to the Cycle Start Date. All allocations of premium payments to the Cycle Investments will be placed in the Default Account upon allocation to the Contract and held there until the Cycle Start Date. All proceeds from maturing Cycle Investments that will rollover into a new Cycle Term of the same Cycle Type or will be reallocated to a different Cycle Type will be placed in the Default Account on the Cycle End Date before they are reinvested into a new Cycle Investment. On the Cycle Start Date, we will then reallocate the amounts to the designated Cycle Investment(s) This includes initial premiums, additional premium payments, transferred Contract Value from the Subaccounts and rollovers from maturing Cycle Investments.
Depending on market and business considerations, we may determine not to offer a Cycle Investment on a Cycle Start Date and may reject or limit the amount allocated in a Cycle Investment at our sole discretion at any time until the end of the Business Day on the Cycle Start Date. We may choose not to offer any Cycle Investment for any period or we may decide to cease offering Cycle Investments. If we decide to cease offering Cycle Types, each outstanding Cycle Investment will continue until its respective Cycle End Date.
If you do not provide us with allocation instructions, or we do not timely receive your allocations instructions, or if the Cycle Investment you have selected is not available on the Cycle Start Date, your Contract Value will be invested in the Default Account until you provide us with alternative allocation instructions in Good Order.
The Default Account. The Default Account is the Fidelity VIP Government Money Market Portfolio - Service Class 2 Subaccount, which is used to hold the following: (i) premium payments designated for a new Cycle Investment(s) upon allocation to the Contract, (ii) transfers of Contract Value designated for a new Cycle Investment(s) as of one Business Day prior to the Cycle Start Date, (iii) proceeds from a maturing Cycle Investment(s) before they are reinvested into a new Cycle Investment, and (iv) proceeds from a maturing Cycle Investment for offered discontinued Cycle Investment which we have no instructions or for which the Cycle Investment does not launch.
The Cycle Start Date. We establish the Cap Rate and/or Participation Rate for a new Cycle Investment on the Cycle Start Date in our sole discretion based on a variety of factors. The Cap Rate or Participation Rate we establish may be different from the Indicative Rate on our website and in the notice, if you are already a Contract owner invested in a Cycle Investment. You will not know the final Cap Rate or Participation Rate until the Cycle Start Date, at which point it will be posted on our website, https://www.midlandnational.com/midlandadvisory. You will also be notified by mail or electronically, as applicable. The following table sets forth the Cycle Investments that are currently available.

Index	Cycle Term (# of years)	Cycle Structure	Cycle Floor/Buffer Rate	Crediting Type	Rate Threshold
S&P500	1	Buffer	-10%	Cap	5% Cap
MSCI EAFE	1	Buffer	-10%	Cap	5% Cap
S&P500	3	Buffer	-10%	Cap	5% Cap
S&P500	6	Buffer	-10%	Cap with Participation	12.5% Cap; 10% Participation
S&P500	6	Buffer	-20%	Cap with Participation	10% Cap; 10% Participation
S&P500	6	Buffer	-30%	Cap with Participation	7.5% Cap; 10% Participation
MSCI EAFE	6	Buffer	-10%	Cap with Participation	12.5% Cap; 10% Participation
MSCI EAFE	1	Buffer	-10%	Participation	10% Participation
S&P500	1	Buffer	-10%	Participation	10% Participation
S&P500	1	Floor	-10%	Cap	2.5% Cap
S&P500	3	Floor	-10%	Cap	2.5% Cap
You may invest in a Cycle Investment only on the Cycle Start Date. You may not make any additional investments in a Cycle Investment after it has launched.
Cycle Investment Value
The value of a Cycle Investment is measured in terms of the number of Cycle Investment Units credited to the Contract upon investment in the Cycle Investment and the Cycle Investment Unit Value of such Units. The Cycle Investment Unit Value on the Cycle Start Date of each Cycle Investment will be $10.00. The number of Cycle Investment Units credited to the Cycle Investment is determined by dividing the amount invested in the Cycle Investment divided by the Initial Cycle Investment Unit Value of $10.00.
In determining the Fair Value of a Cycle Investment Unit during a Cycle Term, the Fair Value Calculation Agent will take into account a variety of factors, such as the change in the Index Value from the Start Date, volatility of the Index, interest rate changes, dividend yield on the index, and time remaining to the Cycle End Date. During the Cycle Term, the Floor Rate or Buffer Rate will not apply.
During a Cycle Term, the Cycle Investment Unit Value will fluctuate based upon the Fair Value of the Cycle Investment determined by the Fair Value Calculation Agent as described in “Valuation of a Cycle Investment” later in this prospectus. Before the Cycle End

Date, the Cycle Investment Value may be lower than the amount allocated to the Cycle Investment on the Start Date even when the Index performance is positive due to the possibility that the Index performance could decrease before the Cycle End Date. The Cycle Investment Unit Value may also be reduced by changes in Index volatility and interest rates. See “Appendix E – Fair Value Formulas” for the formulas used by the Fair Value Calculation Agent to determine the Fair Value and detailed examples of the Fair Value calculation under different market conditions.
CYCLE INVESTMENT UNIT VALUE CALCULATION FOR CYCLE INVESTMENTS WITH FLOOR RATE AND CAP RATE:
Start Date
The Initial Cycle Investment Unit Value will be set as $10 for each Cycle on the Cycle Start Date.

During the Cycle Term
Each Cycle Business Day prior to Cycle End Date, the Cycle Investment Unit Value will be calculated as the Cycle Investment Unit Value based on the Fair Value. The Fair Value of each Cycle Investment will be determined by the Fair Value Calculation Agent. This is equivalent to the Fair Value / number of Cycle Investment Units.
The hypothetical examples below assume 100,000 Cycle Investment units and the Index Value on the Cycle Start Date of 1,000. The examples of the hypothetical Fair Value were chosen to demonstrate the effects of the Floor not applying before the Cycle End Date on the Cycle Investment Unit Value. See “Appendix E – Fair Value Formulas” for the formulas used by the Fair Value Calculation Agent to determine the Fair Value and detailed examples of the Fair Value calculation under different market conditions.
Example 1 – Index increases 50%: A Cycle with a 3 year Cycle Term and -10% Cycle Floor Rate, and 20% Cap Rate. The Index increases to 1,500 (50% gain) 150 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $1,100,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $1,100,000 / 100,000 = $11.00. The Cycle Investment Unit Value is $11.00 and is based on the Fair Value. The Cap Rate does not apply prior to the Cycle End Date.
Example 2 – Index decreases 40%: A Cycle with a 3 year Cycle Term and -10% Cycle Floor Rate. The Index decreases to 600 (40% loss) 150 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $900,000.
The fair value per Cycle Units outstanding Unit Value = Fair Value / number of Cycle Investment Units = $900,000 / 100,000 = $9.00
The Cycle Investment Unit Value is $9.00 and is based on the Fair Value. The Floor Rate does not apply prior to the Cycle End Date.
Example 3 – Index decreases 60%: A Cycle with a 3 year (1,095 days) Cycle Term, -10% Cycle Floor Rate, and 20% Cap Rate. The Index decreases to 400 (60% loss) 150 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $880,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $880,000 / 100,000 = $8.80.
The Cycle Investment Unit Value is $8.80 and is based on the Fair Value. The Floor Rate does not apply prior to the Cycle End Date.
Example 4 – Index Increases 50%: A Cycle with a 3 year (1,095 days) Cycle Term, -10% Cycle Floor Rate, and 20% Cap Rate. The Index increases to 1,500 (50% gain) 750 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $1,160,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $1,160,000 / 100,000 = $11.60.
The Cycle Investment Unit Value is $11.60 and is based on the Fair Value. The Floor Rate does not apply prior to the Cycle End Date.
Example 5 – Index Decreases 40%: A Cycle with a 3 year (1,095 days) Cycle Term, -10% Cycle Floor Rate, and 20% Cap Rate. The Index decreases to 600 (40% loss) 750 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $930,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $930,000 / 100,000 = $9.30.
The Cycle Investment Unit Value is $9.30 and is based on the Fair Value. The Floor Rate does not apply prior to the Cycle End Date.

Example 6 — Index decreases 60%: A Cycle with a 3 year (1,095 days) Cycle Term, -10% Cycle Floor Rate, and 20% Cap Rate. The Index decreases to 400 (60% loss) 750 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $920,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $920,000 / 100,000 = $9.20.
The Cycle Investment Unit Value is $9.20 and is based on the Fair Value. The Floor Rate does not apply prior to the Cycle End Date.
CYCLE INVESTMENT UNIT VALUE CALCULATION FOR CYCLE INVESTMENTS WITH A BUFFER RATE AND A CAP RATE:
Start Date
The Initial Cycle Investment Unit Value will be set as $10 for each Cycle Investment on the Start Date.

During the Cycle Term
Each Cycle Business Day prior to Cycle End Date, the Cycle Investment Unit Value will be calculated as the Cycle Investment Unit Value based on the Fair Value. The Fair Value of each Cycle Investment will be determined by the Fair Value Calculation Agent. This is equivalent to the Fair Value / number of Cycle Investment Units.

The hypothetical examples below assume 100,000 Cycle Investment Units for all of the examples and the Index Value on the Cycle Start Date of 1,000. The examples of the hypothetical Fair Value for different Index levels, different points in the Cycle’s life, and different Cycle Terms were chosen to demonstrate the effects of the Buffer not applying before the Cycle End Date. See “Appendix E – Fair Value Formulas” for the formulas used by the Fair Value Calculation Agent to determine the Fair Value and detailed examples of the Fair Value calculation under different market conditions
Example 1 — Index increases 50%: A Cycle with a 3 year (1,095 days) Cycle Term, -10% Buffer Rate, and 35% Cap Rate. The Index increases to 1,500 (50% gain) 150 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $1,290,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $1,290,000 / 100,000 = $12.90.
The Cycle Investment Unit Value is $12.90 and is based on the Fair Value. The Buffer Rate does not apply prior to the Cycle End Date.
Example 2 — Index decreases 60%: A Cycle with a 3 year (1,095 days) Cycle Term, -10% Buffer Rate, and 35% Cap Rate. The Index decreases to 400 (60% loss) 150 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $490,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $490,000 / 100,000 = $4.90.
The Cycle Investment Unit Value is $4.90 and is based on the Fair Value. The Buffer Rate does not apply prior to the Cycle End Date.
Example 3 — Index increases 50%: A Cycle with a 3 year (1,095 days) Cycle Term, -10% Buffer Rate, and 35% Cap Rate. The Index increases to 1,500 (50% gain) 750 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $1,380,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $1,380,000 / 100,000 = $13.80.
The Cycle Investment Unit Value is $13.80 and is based on the Fair Value. The Buffer Rate does not apply prior to the Cycle End Date.
Example 4 — Index decreases 60%: A Cycle with a 3 year (1,095 days) Cycle Term, -10% Buffer Rate, and 35% Cap Rate. The Index decreases to 400 (60% loss) 750 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $510,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $510,000 / 100,000 = $5.10.
The Cycle Investment Unit Value is $5.10 and is based on the Fair Value. The Buffer Rate does not apply prior to the Cycle End Date.
Example 5 — Index increases 50%: A Cycle with a 6 year Cycle Term and - 10% Buffer Rate. The Index increases to 1,600 (60% gain) 2,000 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $1,350,000.

The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $1,350,000 / 100,000 = $13.50.
The Cycle Investment Unit Value is $13.50 and is based on the Fair Value. The Buffer Rate does not apply prior to the Cycle End Date.
Example 6 — Index decreases 60%: A Cycle with a 6 year Cycle Term and - 10% Buffer Rate. The Index decreases to 500 (60% loss) 2,000 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $650,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $650,000 / 100,000 = $6.50.
The Cycle Investment Unit Value is $6.50 and is based on the Fair Value. The Buffer Rate does not apply prior to the Cycle End Date.
Example 7 — Index increases 50%: A Cycle with a 6 year (2,190 days) Cycle Term, -30% Buffer Rate, and 30% Cap Rate. The Index increases to 1,500 (50% gain) 2,000 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $1,320,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $1,320,000 / 100,000 = $13.20.
The Cycle Investment Unit Value is $13.20 and is based on the Fair Value. The Buffer Rate does not apply prior to the Cycle End Date.
Example 8 — Index decreases 60%: A Cycle with a 6 year (2,190 days) Cycle Term, -30% Buffer Rate, and 30% Cap Rate. The Index decreases to 400 (60% loss) 2,000 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $720,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $720,000 / 100,000 = $7.20.
The Cycle Investment Unit Value is $7.20 and is based on the Fair Value. The Buffer Rate does not apply prior to the Cycle End Date.
CYCLE INVESTMENT UNIT VALUE CALCULATION FOR CYCLE INVESTMENTS WITH A BUFFER RATE AND A PARTICIPATION RATE:
Start Date
The Initial Cycle Investment Unit Value will be set as $10 for each Cycle Investment on the Start Date.
During the Cycle Term
Each Cycle Business Day prior to Cycle End Date, the Cycle Investment Unit Value will be calculated as the Cycle Investment Unit Value based on the Fair Value. The Fair Value of each Cycle Investment will be determined by the Fair Value Calculation Agent. This is equivalent to the Fair Value / number of Cycle Investment Units.
The hypothetical examples below assume 100,000 Cycle Investment Units for all of the examples and the Index Value on the Cycle Start Date of 1,000. The examples of the hypothetical Fair Value for different Index levels, different points in the Cycle’s life, and different Cycle Terms were chosen to demonstrate the effects of the Buffer not applying before the Cycle End Date. See “Appendix E – Fair Value Formulas” for the formulas used by the Fair Value Calculation Agent to determine the Fair Value and detailed examples of the Fair Value calculation under different market conditions.
Example 1 Index increases 50%: A Cycle with a 1 year (365 days) Cycle Term, -10% Buffer Rate, and 70% Participation Rate. The Index increases to 1,500 (50% gain) 60 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $1,335,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $1,335,000 / 100,000 = $13.35.
The Cycle Investment Unit Value is $13.35 and is based on the Fair Value. The Buffer Rate does not apply prior to the Cycle End Date.
Example 2 Index decreases 60%: A Cycle with a 1 year (365 days) Cycle Term, -10% Buffer Rate, and 70% Participation Rate. The Index decreases to 400 (60% loss) 60 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $493,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $493,000 / 100,000 = $4.93.
The Cycle Investment Unit Value is $4.93 and is based on the Fair Value. The Buffer Rate does not apply prior to the Cycle End Date.

Example 3 Index increases 50%: A Cycle with a 1 year (365 days) Cycle Term, -10% Buffer Rate, and 70% Participation Rate. The Index increases to 1,500 (50% gain) 300 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $1,346,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $1,346,000 / 100,000 = $13.46.
The Cycle Investment Unit Value is $13.46 and is based on the Fair Value. The Buffer Rate does not apply prior to the Cycle End Date.
Example 4 Index decreases 60%: A Cycle with a 1 year (365 days) Cycle Term, -10% Buffer Rate, and 70% Participation Rate. The Index decreases to 400 (60% loss) 300 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $498,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $498,000 / 100,000 = $4.98.
The Cycle Investment Unit Value is $4.98 and is based on the Fair Value. The Buffer Rate does not apply prior to the Cycle End Date.
Example 5 — Index increases 50%: A Cycle with a 6 year (2,190 days) Cycle Term, -10% Buffer Rate, and 125% Participation Rate. The Index increases to 1,500 (50% gain) 150 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $1,511,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $1,511,000 / 100,000 = $15.11.
The Cycle Investment Unit Value is $15.11 and is based on the Fair Value. The Buffer Rate does not apply prior to the Cycle End Date.
Example 6 — Index decreases 60%: A Cycle with a 6 year (2,190 days) Cycle Term, -10% Buffer Rate, and 125% Participation Rate. The Index decreases to 400 (60% loss) 150 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $450,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $450,000 / 100,000 = $4.50.
The Cycle Investment Unit Value is $4.50 and is based on the Fair Value. The Buffer Rate does not apply prior to the Cycle End Date.
Example 7 — Index increases 50%: A Cycle with a 6 year (2,190 days) Cycle Term, -10% Buffer Rate, and 125% Participation Rate. The Index increases to 1,500 (50% gain) 2,000 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $1,599,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $1,599,000 / 100,000 = $15.99.
The Cycle Investment Unit Value is $15.99 and is based on the Fair Value. The Buffer Rate does not apply prior to the Cycle End Date.
Example 8 — Index decreases 60%: A Cycle with a 6 year (2,190 days) Cycle Term, -10% Buffer Rate, and 125% Participation Rate. The Index decreases to 400 (60% loss) 2,000 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $450,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $450,000 / 100,000 = $4.50.
The Cycle Investment Unit Value is $4.50 and is based on the Fair Value. The Buffer Rate does not apply prior to the Cycle End Date.
CYCLE INVESTMENT UNIT VALUE CALCULATION FOR CYCLE INVESTMENTS WITH A BUFFER RATE, A CAP RATE, AND PARTICIPATION RATE:
For these cycles both a Cap Rate and a Par Rate will be declared. Depending on market conditions the Participation Rate will be set at 100% and the Cap Rate will not be unlimited or the Cap Rate will be unlimited and the Participation Rate will be set at a value greater than 100%.
Start Date
The Initial Cycle Investment Unit Value will be set as $10 for each Cycle Investment on the Start Date.

During the Cycle Term
Each Cycle Business Day prior to Cycle End Date, the Cycle Investment Unit Value will be calculated as the Cycle Investment Unit Value based on the Fair Value. The Fair Value of each Cycle Investment will be determined by the Fair Value Calculation Agent. This is equivalent to the Fair Value / number of Cycle Investment Units.
The hypothetical examples below assume 100,000 Cycle Investment Units for all of the examples and the Index Value on the Cycle Start Date of 1,000. The examples of the hypothetical Fair Value for different Index levels, different points in the Cycle’s life, and different Cycle Terms were chosen to demonstrate the effects of the Buffer not applying before the Cycle End Date. See “Appendix E – Fair Value Formulas” for the formulas used by the Fair Value Calculation Agent to determine the Fair Value and detailed examples of the Fair Value calculation under different market conditions.
Example 1 — Index increases 50%: A Cycle with a 6 year (2,190 days) Cycle Term, -10% Buffer Rate, and 100% Participation Rate and 60% Cap Rate. The Index increases to 1,500 (50% gain) 150 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $1,511,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $1,511,000 / 100,000 = $15.11
The Cycle Investment Unit Value is $15.11 and is based on the Fair Value. The Buffer Rate does not apply prior to the Cycle End Date.
Example 2 — Index decreases 60%: A Cycle with a 6 year (2,190 days) Cycle Term, -10% Buffer Rate, and 100% Participation Rate and 60% Cap Rate. The Index decreases to 400 (60% loss) 150 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $450,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $450,000 / 100,000 = $4.50
The Cycle Investment Unit Value is $4.50 and is based on the Fair Value. The Buffer Rate does not apply prior to the Cycle End Date.
Example 3 — Index increases 50%: A Cycle with a 6 year (2,190 days) Cycle Term, -10% Buffer Rate, and 110% Participation Rate and unlimited Cap Rate. The Index increases to 1,500 (50% gain) 2,000 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $1,599,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $1,599,000 / 100,000 = $15.99
The Cycle Investment Unit Value is $15.99 and is based on the Fair Value. The Buffer Rate does not apply prior to the Cycle End Date.
Example 4 — Index decreases 60%: A Cycle with a 6 year (2,190 days) Cycle Term, -10% Buffer Rate, and 110% Participation Rate and unlimited Cap Rate. The Index decreases to 400 (60% loss) 2,000 days after the Cycle Start Date. Assume that the Fair Value Agent has determined the Fair Value is $510,000.
The fair value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $510,000 / 100,000 = $5.10
The Cycle Investment Unit Value is $5.10 and is based on the Fair Value. The Buffer Rate does not apply prior to the Cycle End Date.
For more information, see “Valuation of a Cycle Investment”.
Transfers out of a Cycle Investment
You may transfer all or a portion of your Cycle Investment Value out of a Cycle Investment on any Business Day. If you transfer from a Cycle Investment during the Cycle Term prior to the Cycle End Date, the Cycle Investment Unit Value is based on the Fair Value, and the Floor Rate or Buffer Rate will not apply. This means that if the Index is performing positively, your Cycle Investment Unit Value could reflect lower gains (because of the Fair Value calculation), and, if the Index is performing negatively, your Cycle Investment Unit Value could reflect higher losses (because the Floor and Buffer Rates do not apply) than on the Cycle End Date. If you take a withdrawal prior to the Cycle End Date, including transfers to the Subaccounts, the number of Cycle Investment Units is reduced by the same proportion that the withdrawal reduced the Cycle Investment Value (which is based on the Fair Value). This means that if you take a withdrawal prior to the Cycle End Date at a time when the Cycle Investment Value is lower than the Cycle Investment Value was on the Cycle Start Date, it will result in a reduction of more Cycle Investment Units than if you waited until the Cycle End Date, and this will always cause your Cycle Investment Value on the Cycle End Date to be lower.
You may transfer into a Subaccount on any Business Day and/or into another Cycle Investment on the Cycle Start Date. If you transfer to another Cycle Investment, we will move your transferred Contract Value into the Default Account one Business Day prior to the

Cycle Start Date. You may also request that all or part of any withdrawal amount be reallocated to an upcoming new Cycle Investment or to one or more Subaccounts available under the Contract.
For proceeds from maturing Cycles, if you do not provide transfer instructions in Good Order, we will allocate the Cycle Investment Value to the next new Cycle Investment of the same Cycle Type. If such a new Cycle Investment is not available, we will allocate the Cycle Investment Value to the Default Account.

Withdrawals from Cycle Investments
To withdraw money from a Cycle Investment, you must send us a Written Request containing the pertinent details of the withdrawal request, including the amount of the withdrawal and the Cycle Investment(s) from which to make the withdrawal (“withdrawal request”). Unless we receive specific instructions from you, we will deduct all requested withdrawals (except Lifetime Payments under a GLWB Rider) pro-rata from the Subaccounts until your Accumulation Value is exhausted. If your Accumulation Value is insufficient to fulfill your withdrawal request and your withdrawal request does not specifically instruct us to deduct the withdrawal from the Cycle Investment(s), we will consider the withdrawal request to be not in Good Order and we will not process the withdrawal request. The minimum Gross Partial Withdrawal amount is $1,000. Required Minimum Distributions (“RMDs”) are not subject to this minimum.
Withdrawals after you elect to begin Lifetime Payments under a GLWB Rider are taken pro-rata across all investments, including the Cycle Investments and the Default Account, in the same proportion that each Investment Option bears to the total Contract Value. An Excess Gross Partial Withdrawal will reduce the Benefit Base of your GLWB Rider by the same proportion that the Excess Gross Partial Withdrawal reduced the Contract Value, which may be more, even significantly more, than the amount withdrawn and may terminate the rider. If you take an Excess Gross Partial Withdrawal on any day prior to the Cycle End Date of your Cycle Investments, you could significantly reduce or eliminate your Benefit Base. This is because prior to the Cycle End Date, the Cycle Investment Value is based on the Fair Value, which will fluctuate during the Cycle Term. See “Valuation of a Cycle Investment” for more information about the Fair Value calculation. See “Guaranteed Living Withdrawal Benefits” for more information about Excess Gross Partial Withdrawals
We will process withdrawal requests that we receive by the end of the Cycle Investment Business Day using that day’s Cycle Investment Unit Value. For withdrawal requests we receive after the end of the Cycle Investment Business Day, we will use the Cycle Investment Unit Value for the next Cycle Investment Business Day. The number of Cycle Investment Units withdrawn from the Cycle Investment will equal the withdrawal amount divided by the Cycle Investment Unit Value on the close of the Business Day on which the withdrawal is processed.
We will pay the withdrawal amount to the Contract Owner no later than seven days after the Cycle Investment Business Day on which we received the Written Request, subject to our right to defer payment discussed below.
The Cycle Investment Unit Value is determined from the Cycle’s Fair Value as provided by the Fair Value Calculation Agent, and the Floor Rate and the Buffer Rate do not apply. This means, on any day prior to the Cycle End Date, if the Index is performing positively, your Cycle Investment Unit Value could reflect lower gains (because of the Fair Value calculation), and, if the Index is performing negatively, your Cycle Investment Unit Value could reflect higher losses (because the Floor and Buffer Rates do not apply) than on the Cycle End Date. If you take a withdrawal prior to the Cycle End Date, the number of Cycle Investment Units is reduced by the same proportion that the withdrawal reduced the Cycle Investment Value (which is based on the Fair Value). This means that if you take a withdrawal prior to the Cycle End Date at a time when the Cycle Investment Value is lower than the Cycle Investment Value was on the Cycle Start Date, it will result in a reduction of more Cycle Investment Units than if you waited until the Cycle End Date, and this will always cause your Cycle Investment Value on the Cycle End Date to be lower. See “Valuation of a Cycle Investment” later in this prospectus for more information.
Required Minimum Distributions. Unless we receive instructions from you, we will deduct all RMDs (except Lifetime Payments under a GLWB Rider) pro-rata from the Subaccounts until your Accumulation Value is exhausted, then from the Cycle Investments on a pro-rata basis. You may instruct us to take RMDs from all Investment Options—all Investment Portfolios Available Under the Contract Investment Options and all Cycle Investments – on a pro-rata basis. If you take an RMD from a Cycle Investment during the Cycle Term prior to the Cycle End Date, you will receive the Cycle Investment Unit Value times the number of Cycle Investment Units withdrawn.
RMD withdrawals after you elect to begin Lifetime Payments under a GLWB Rider, are taken pro-rata across all investments, including the Cycle Investments and the Default Account, in the same proportion that each investment option bears to the total Contract Value. An Excess Gross Partial Withdrawal will reduce the Benefit Base of your GLWB Rider by the same proportion that the Excess Gross Partial Withdrawal reduced the Contract Value, which may be more, even significantly more, than the amount withdrawn and may terminate the rider. If you take an Excess Gross Partial Withdrawal on any day prior to the Cycle End Date of your Cycle Investments, you could significantly reduce or eliminate your Benefit Base. This is because prior to the Cycle End Date, the Cycle Investment Value is based on the Fair Value, which will fluctuate during the Cycle Term. See “Valuation of a Cycle Investment” for more information about the Fair Value calculation. See “Guaranteed Living Withdrawal Benefits” for more information about Excess Gross Partial Withdrawals.
The Cycle Investment Unit Value is determined from the Cycle’s Fair Value as provided by the Fair Value Calculation Agent, and the Floor Rate and the Buffer Rate do not apply. This means, on any day prior to the Cycle End Date, if the Index is performing positively, your Cycle Investment Unit Value could reflect lower gains (because of the Fair value calculation), and, if the Index is performing negatively, your Cycle Investment Unit Value could reflect higher losses (because the Floor and Buffer Rates do not apply) than on the Cycle End Date. If you take a withdrawal, including an RMD, prior to the Cycle End Date, the number of Cycle Investment Units is reduced by the same proportion that the withdrawal reduced the Cycle Investment Value (which is based on the Fair Value). This means that if you take a withdrawal prior to the Cycle End Date at a time when the Cycle Investment Value is lower than the Cycle Investment Value was on the Cycle Start Date, it will result in a reduction of more Cycle Investment Units than if you waited until the Cycle End Date, and this will always cause your Cycle Investment Value on the Cycle End Date to be lower. See “Valuation of a Cycle Investment later in this prospectus for more information.
Deferral of Payment. We may defer payment of any withdrawal proceeds or other payment from a Cycle Investment if, due to the closing or other disruption of financial markets or exchanges or other circumstances beyond the Company’s control, the Company is unable to settle the necessary transactions prudently as reasonably determined by the Company. See “Payment of Contract Proceeds”. Payments may be deferred for up to six months if the insurance regulatory authority of the state in which the Contract is issued approves such deferral.
Cycle End Date Payments; Rollovers
Thirty Business Days before the Cycle End Date, we will send you and your Advisor a Cycle Investment Maturity notice that alerts you to the pending Cycle End Date and provides instructions on how to direct us to allocate the proceeds of a maturing Cycle Investment. If you do not provide written instructions directing us to allocate the proceeds of your maturing Cycle Investments to a new Cycle Investment or to the Subaccounts at least one Business Day before the Cycle End Date, either based on the current allocation instructions or new allocation instructions, we will allocate your proceeds as follows:
1)    For maturing Cycle Investments, we will invest the proceeds in a new Cycle Investment of the same Cycle Type;
2)    If such a new Cycle Investment is not available, we will allocate the proceeds to the Default Account.
We will pay proceeds of the Cycle Investment on the Cycle End Date.
Additional Information About the Indices
S&P 500 Price Return Index (Bloomberg Ticker: SPX). The S&P 500 Price Return Index was established by Standard & Poor’s. The S&P 500 Price Return Index includes 500 leading companies in leading industries of the U.S. economy, capturing 75% coverage of U.S. equities. The S&P 500 Price Return Index does not include dividends declared by any of the companies included in this Index.
MSCI EAFE Price Return Index (Bloomberg Ticker: MXEA). The MSCI EAFE Price Return Index was established by Morgan Stanley Capital International. The MSCI EAFE Index is designed to represent the performance of large and mid-cap securities across 21 developed markets, including countries in Europe, Australasia and the Far East, excluding the U.S. and Canada. The Index is available for a number of regions, market segments/sizes and covers approximately 85% of the free float-adjusted market capitalization in each of the 21 countries. The price return index does not include dividends or distributions.
See “Appendix D - Index Disclaimers” for important information regarding the Indices.
Replacement of an Index
In the event an Index for a Cycle Investment is discontinued, we may replace the Index with an available comparable Index for future Cycle Investments.
In addition, in the event an Index for a Cycle Investment is changed substantially, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive, we may stop offering and/or replace the Index with an available comparable Index for future Cycle Investments.
If an Index is discontinued, for Cycle Terms that are ongoing, we will end, i.e., mature, the Cycle Term on the date the Index is discontinued, and calculate the Cycle Investment return based on the Crediting Type (i.e. Cap Rate, Participation Rate, or Cap Rate with Participation Rate) and the Cycle Structure (i.e. Floor Rate or Buffer Rate), as applicable.
If we stop offering an Index for future Cycle Investments for any reason other than the Index is discontinued, any ongoing applicable Cycle Investments will continue until their Cycle End Date. This means we will not will not mature a Cycle Investment before its Cycle End Date if that Index has not been discontinued.
In replacing an Index for future Cycle Investments, we would attempt to choose a new Index that has a similar investment objective and risk profile to the original Index. The selection criteria for a suitable alternative Index may include the following:
1.    There is a sufficiently large market in exchange traded and/or over-the counter options, futures, and similar derivative instruments based on the Index to allow the Company to hedge fluctuations of the Index Value.
2.    The Index is recognized as a broad-based Index for the relevant market; and

3.    The publisher of the Index allows the Company to use the Index and other materials for a reasonable fee.
For example, if the S&P 500 Price Return index is discontinued, we will mature the Cycle Investments as of the date of the most recently available Index closing value. We will use that closing value to calculate the return through that date. We will apply the return calculated on that date in the same way we apply the return calculated on the Cycle End Date for Cycle Investments that are not terminated early. This means we will apply the Cap Rate and/or Participation Rate and Floor Rate or Buffer Rate, as applicable. For example, if the Index was up 10% at the time we matured the Cycle for a Cycle with an 8% Cap Rate, we would credit an 8% return to your Cycle Investment Value and for a Cycle with a 90% Participation Rate, we would credit a 9% return to your Cycle Investment Value and for a Cycle with an 8% Cap Rate and a 90% Participation Rate, we would credit an 8% return to your Cycle Investment Value. If the Index was down 30% at the time we matured the Cycle for a Cycle with a -10% Buffer Rate, we would credit a 20% negative return to your Cycle Investment Value and for a Cycle with -10% Floor Rate, we would credit -10%. We would provide notice about maturing the Cycle that is terminated early, as soon as practicable and ask for instructions on where to transfer your Cycle Investment Value.
We will give at least a 30 day notice of any change, unless the Index provider itself gives us less than 30 days’ notice, in which case we will give you and your Advisor notice as soon as practicable.
In the case of any of the types of early maturities discussed above, you can allocate the Cycle Investment Value to any of the available investment options, such as immediately to a Subaccount or to a Cycle Investment on the next Cycle Start Date, if available.
Contract owners are always permitted to transfer to the Subaccounts and may not invest in Cycles that have already commenced.
Valuation of a Cycle Investment
The amount invested in a Cycle Investment by the Contract Owner is the Cycle Investment Value. As of any Cycle Business Day, the Cycle Investment Value is measured by the number of Cycle Investment Units credited to the Contract multiplied by the Cycle
Cycle Investment Unit
The number of Cycle Investment Units initially credited to the Contract is calculated by dividing the amount allocated to the Cycle Investment on the Start Date by $10.00. The number of Units credited to the Contract will be reduced by withdrawals or deductions for optional benefit rider charges prior to the Cycle End Date based on the amount withdrawn or deducted and the Cycle Investment Unit Value at the time of the withdrawal.
Example 1. A withdrawal of $10,000 is requested from a Cycle Investment prior to the Cycle End Date. At the time of the request, the number of Cycle Investment Units owned by the Contract Owner is 10,000 and the Cycle Investment Unit Value is $10 for a total Cycle Investment Value of $100,000. After the withdrawal the total Cycle Investment Value is $90,000 = $100,000-$10,000 (withdrawal). The number of Cycle Investment Units after the withdrawal is 9,000 = 10,000 - $10,000(withdrawn) / $10(Cycle Investment Unit Value).
Example 2. A Contract that includes an optional benefit rider will have a reduced number of Cycle Investment Units on the Cycle End Date as a result of the rider fee assessments. See the following two tables that illustrate the impact of the Return of Premium Death Benefit Rider fees. The example assumes withdrawals of $10,000 are requested from the Cycle Investment at the end of the second quarter and at the end of the year. Fees of 0.15% for the Return of Premium Death Benefit Rider (ROP) are deducted from the Cycle Investment Value quarterly. At the beginning of the Cycle Term, the number of Cycle Investment Units owned by the Contract Owner is 10,000 and the Cycle Investment Unit Value is $10 for a total Cycle Investment Value of $100,000. The following two tables demonstrate the impact on Cycle Investment Value from deducting the ROP fees:

No ROP DB Rider Fee
Year	Cycle Investment Value (CIV)	1) AV Growth	2) Quarterly ROP DB Fee Percentage	ROP DB Fee	Withdrawals	CIV After Fees and Withdrawals	Units	Unit Value	3) Impact of ROP DB Fee
0	$100,000.00	—	—	—	$0.00	$100,000.00	10,000.00	$10.00	—
Q1	$101,250.00	1.25%	—	—	$0.00	$101,250.00	10,000.00	$10.13	—
Q2	$102,515.63	1.25%	—	—	$10,000.00	$92,515.63	9,024.54	$10.25	—
Q3	$93,672.08	1.25%	—	—	$0.00	$93,672.08	9,024.54	$10.38	—
Q4	$94,842.98	1.25%	—	—	$10,000.00	$84,842.98	8,073.01	$10.51	—

Annual ROP DB Fee 0.15%
Year	Cycle Investment Value (CIV)	1) AV Growth	2) Quarterly ROP DB Fee Percentage	ROP DB Fee	Withdrawals	CIV After Fees and Withdrawals	Units	Unit Value	3) Impact of ROP DB Fee
0	$100,000.00	—	—	—	$0.00	$100,000.00	10,000.00	$10.00	—
Q1	$101,250.00	1.25%	0.0375%	$37.97	$0.00	$101,212.03	9,996.25	$10.12	-$37.97
Q2	$102,477.19	1.25%	0.0375%	$38.43	$10,000.00	$92,438.76	9,017.04	$10.25	-$76.87
Q3	$93,594.25	1.25%	0.0375%	$35.10	$0.00	$93,559.15	9,013.66	$10.38	-$112.93
Q4	$94,728.63	1.25%	0.0375%	$35.52	$10,000.00	$84,693.11	8,058.75	$10.51	-$149.87
1) 5% growth, applied quarterly is 1.25%
2) As a percentage of Cycle Investment Value
3) Value with Return Of Premium Death Benefit fee minus value with no Return Of Premium Death Benefit fee
Example 3. The following two tables illustrate the impact of the Annual Ratchet Death Benefit Rider fees. The example assumes withdrawals of $10,000 are requested from the Cycle Investment at the end of the second quarter and at the end of the year. Fees of 0.40% for the Annual Ratchet Death Benefit are deducted from the Cycle Investment Value quarterly. At the beginning of the Cycle Term, the number of Cycle Investment Units owned by the Contract Owner is 10,000 and the Cycle Investment Unit Value is $10 for a total Cycle Investment Value of $100,000. The following two tables demonstrate the impact on Cycle Investment Value from deducting the Annual Ratchet Death Benefit fees:

No ARDB Rider Fee
Year	Cycle Investment Value (CIV)	1) AV Growth	2) Quarterly ARDB Fee Percentage	ARDB Fee	Withdrawals	CIV After Fees and Withdrawals	Units	Unit Value	3) Impact of ARDB Fee
0	$100,000.00	—	—	—	$0.00	$100,000.00	10,000.00	$10.00	—
Q1	$101,250.00	1.25%	—	—	$0.00	$101,250.00	10,000.00	$10.13	—
Q2	$102,515.63	1.25%	—	—	$10,000.00	$92,515.63	9,024.54	$10.25	—
Q3	$93,672.08	1.25%	—	—	$0.00	$93,672.08	9,024.54	$10.38	—
Q4	$94,842.98	1.25%	—	—	$10,000.00	$84,842.98	8,073.01	$10.51	—

Annual ARDB Fee 0.40%
Year	Cycle Investment Value (CIV)	1) AV Growth	2) Quarterly ARDB Fee Percentage	ARDB Fee	Withdrawals	CIV After Fees and Withdrawals	Units	Unit Value	3) Impact of ARDB Fee
0	$100,000.00	—	—	—	$0.00	$100,000.00	10,000.00	$10.00	—
Q1		1.25%	0.100%	$101.25	$0.00	$101,148.75	9,990.00	$10.13	-$101.25
Q2		1.25%	0.100%	$102.41	$10,000.00	$92,310.70	9,004.55	$10.25	-$204.93
Q3		1.25%	0.100%	$93.46	$0.00	$93,371.12	8,995.54	$10.38	-$300.95
Q4		1.25%	0.100%	$94.54	$10,000.00	$84,443.72	8,035.02	$10.51	-$399.26
1) 5% growth, applied quarterly is 1.25%
2) As a percentage of Cycle Investment Value
3) Value with Annual Ratchet Death Benefit Rider fee minus value with no Annual Ratchet Death Benefit Rider fee
Example 4. The following two tables illustrate the impact of the Contract Value GLWB Rider fees. The example assumes withdrawals of $10,000 are requested from the Cycle Investment at the end of the second quarter and at the end of the year. Fees of 0.95% for the Contract Value GLWB Rider are deducted from the Cycle Investment Value quarterly. At the beginning of the Cycle

Term, the number of Cycle Investment Units owned by the Contract Owner is 10,000 and the Cycle Investment Unit Value is $10 for a total Cycle Investment Value of $100,000. The following two tables demonstrate the impact on Cycle Investment Value from deducting the Contract Value GLWB Rider fees:

No CV GLWB Rider Fee
Year	Cycle Investment Value (CIV)	1) AV Growth	2) Quarterly CV GLWB Fee Percentage	CV GLWB Fee	Withdrawals	CIV After Fees and Withdrawals	Units	Unit Value	3) Impact of CV GLWB Fee
0	$100,000.00	—	—	—	$0.00	$100,000.00	10,000.00	$10.00	—
Q1	$101,250.00	1.25%	—	—	$0.00	$101,250.00	10,000.00	$10.13	—
Q2	$102,515.63	1.25%	—	—	$10,000.00	$92,515.63	9,024.54	$10.25	—
Q3	$93,672.08	1.25%	—	—	$0.00	$93,672.08	9,024.54	$10.38	—
Q4	$94,842.98	1.25%	—	—	$10,000.00	$84,842.98	8,073.01	$10.51	—

Annual CV GLWB Fee 0.95%
Year	Cycle Investment Value (CIV)	1) AV Growth	2) Quarterly CV GLWB Fee Percentage	CV GLWB Fee	Withdrawals	CIV After Fees and Withdrawals	Units	Unit Value	3) Impact of CV GLWB Fee
0	$100,000.00	—	—	—	$0.00	$100,000.00	10,000.00	$10.00	—
Q1		1.25%	0.2375%	$240.47	$0.00	$101,009.53	9,976.25	$10.13	-$240.47
Q2		1.25%	0.2375%	$242.90	$10,000.00	$92,029.26	8,977.10	$10.25	-$486.37
Q3		1.25%	0.2375%	$221.30	$0.00	$92,958.33	8,955.77	$10.38	-$713.75
Q4		1.25%	0.2375%	$223.54	$10,000.00	$83,896.77	7,982.98	$10.51	-$946.21
1) 5% growth, applied quarterly is 1.25%
2) As a percentage of Cycle Investment Value
3) Value with Contract Value GLWB Rider fee minus value with no Contract Value GLWB Rider fee
Example 5. The following two tables illustrate the impact of the Return of Premium GLWB Rider fees. The example assumes withdrawals of $10,000 are requested from the Cycle Investment at the end of the second quarter and at the end of the year. Fees of 1.20% for the Return of Premium GLWB Rider (ROP) are deducted from the Cycle Investment Value quarterly. At the beginning of the Cycle Term, the number of Cycle Investment Units owned by the Contract Owner is 10,000 and the Cycle Investment Unit Value is $10 for a total Cycle Investment Value of $100,000. The following two tables demonstrate the impact on Cycle Investment Value from deducting the Return Of Premium GLWB Rider fees:

No ROP GLWB Rider Fee
Year	Cycle Investment Value (CIV)	1) AV Growth	2) Quarterly ROP GLWB Fee Percentage	ROP GLWB Fee	Withdrawals	CIV After Fees and Withdrawals	Units	Unit Value	3) Impact of ROP GLWB Fee
0	$100,000.00	—	—	—	$0.00	$100,000.00	10,000.00	$10.00	—
Q1	$101,250.00	1.25%	—	—	$0.00	$101,250.00	10,000.00	$10.13	—
Q2	$102,515.63	1.25%	—	—	$10,000.00	$92,515.63	9,024.54	$10.25	—
Q3	$93,672.08	1.25%	—	—	$0.00	$93,672.08	9,024.54	$10.38	—
Q4	$94,842.98	1.25%	—	—	$10,000.00	$84,842.98	8,073.01	$10.51	—

Annual ROP GLWB Fee 1.15%
Year	Cycle Investment Value (CIV)	1) AV Growth	2) Quarterly ROP GLWB Fee Percentage	ROP GLWB Fee	Withdrawals	CIV After Fees and Withdrawals	Units	Unit Value	3) Impact of ROP GLWB Fee
0	$100,000.00	—	—	—	$0.00	$100,000.00	10,000.00	$10.00	—
Q1		1.25%	0.2875%	$291.09	$0.00	$100,958.91	9,971.25	$10.13	-$291.09
Q2		1.25%	0.2875%	$293.89	$10,000.00	$91,927.01	8,967.12	$10.25	-$588.62
Q3		1.25%	0.2875%	$267.59	$0.00	$92,808.51	8,941.34	$10.38	-$863.57
Q4		1.25%	0.2875%	$270.16	$10,000.00	$83,698.45	7,964.11	$10.51	-$1,144.52
1) 5% growth, applied quarterly is 1.25%
2) As a percentage of Cycle Investment Value
3) Value with Return Of Premium GLWB Rider fee minus value with no Return Of Premium GLWB Rider fee

Cycle Investment Unit Value
For each Cycle Investment, we will establish the Cycle Investment Unit Value on the Start Date, and calculate the Cycle Investment Unit Value on each Cycle Business Day and on the Cycle End Date. The methods used to calculate the Cycle Investment Unit Value on each Cycle Business Day and on the Cycle End Date are different.
On the Start Date. For each Cycle Investment we establish an Initial Cycle Investment Unit Value at $10.00 on the Cycle Start Date.
During the Cycle Term. For each Cycle Investment, we determine the Cycle Investment Unit Value as of each Cycle Business Day based on its Fair Value and the Buffer Rate and Floor Rate do not apply.
We have contracted with S&P Global Market Intelligence, an independent analytics firm, to be the Fair Value Calculation Agent to compute the Fair Value of a Cycle Investment Unit.
The Fair Value of a Cycle Investment is determined by the Fair Value Calculation Agent as of the end of each Cycle Business Day. The Fair Value reflects the current value of certain financial instruments. These financial instruments are intended to provide a return equal to the change in Index Value at the end of the Cycle Term subject to the Cap Rate or Participation Rate and subject to the Floor Rate or Buffer Rate. The Fair Value is based on a variety of factors considered by the Fair Value Calculation Agent, which include the change in the Index Value from the Cycle Start Date, volatility of the Index, changes in prevailing interest rates, dividend yield on the index, changes in index level, and the time remaining to the Cycle End Date. The Fair Value is determined using a formula which is based on the economic value of a hypothetical investments at the time of the valuation designed to match Cycle Investment value at the Cycle End Date. The value of each of these financial instruments is determined by the Fair Value Calculation Agent using standard financial industry calculations.
On each Business Day prior to the Cycle’s End Date, we will use the Fair Value for each Cycle, as provided by the Fair Value Calculation Agent, to calculate the Fair Value per Cycle Investment Unit outstanding.
See “Appendix E – Fair Value Formulas” for more detailed information about how the Fair Value Calculation Agent determines the Fair Value. See “Appendix C– Cycle Investment Unit Value Examples” for illustrations of how Cycle Investment Unit Values are computed.
Cycle Investments do not involve an investment in any underlying portfolio of securities or financial instruments. Individuals should consult their financial professional about the risks, benefits, and other features of the Cycle Investments, and whether the Cycle Investments are appropriate based upon their financial situations and objectives. Please consider carefully the important information contained in this prospectus before investing in a Cycle Investment.
THE SUBACCOUNT INVESTMENT OPTIONS
The Subaccounts are offered through the Midland National Life Separate Account C (the “Registered Separate Account”). The Registered Separate Account is divided into Subaccounts, each of which invests exclusively in shares of one Investment Portfolio. You may allocate part or all of your premium payment to one or more Subaccounts.
A list of the Investment Portfolios currently available through the Subaccounts is set forth at the back of this prospectus in “APPENDIX A – INVESTMENT PORTFOLIOS AVAILABLE UNDER THE CONTRACT”. Appendix A also includes information about the investment types and advisers of each Investment Portfolio.
The Investment Portfolios available under the Contracts are not available for purchase directly by the general public, and are not the same as the mutual funds with very similar or nearly identical names that are sold directly to the public. However, the investment objectives and policies of the Investment Portfolios are very similar to the investment objectives and policies of other (publicly available) mutual funds that have very similar or nearly identical names and that are or may be managed by the same investment adviser or manager. Nevertheless, the investment performance and results of any of the Investment Portfolios that are available under the Contracts may be lower, or higher, than the investment results of such other (publicly available) mutual funds. There can be no assurance, and no representation is made, that the investment results of any of the available Investment Portfolios will be comparable to the investment results of any other portfolio or mutual fund, even if the other portfolio or mutual fund has the same investment adviser or manager and the same investment objectives and policies and a very similar or nearly identical name.
The Investment Portfolios offered through the Contract were selected by Midland National based on several criteria, including asset class coverage, the alignment of investment objectives of a portfolio with our hedging strategy, the strength of the manager’s reputation and tenure, brand recognition, performance, and the capability and qualification of each sponsoring investment firm. Of course, we also consider whether the portfolio’s adviser is an affiliate of ours. We also consider whether the Investment Portfolio, its adviser, sub-adviser, or distributor (or an affiliate) can provide marketing and distribution support for the sale of the policies. Another factor that we consider during the selection process is whether the Investment Portfolio or one of its service providers (e.g., the investment adviser or sub-advisers) will make payments to us or our affiliates in connection with certain administrative, marketing and support services, and the amount of any such payments, or whether affiliates of the Funds can provide marketing and distribution support for sales of the Contracts.
The Investment Portfolios, their managers, or affiliates thereof, may make payments to Midland National and/or its affiliates. These payments may be derived, in whole or in part, from the fees disclosed in the Investment Portfolios’ prospectuses including investment advisory fees, 12b-1 fees and other expenses including service fees (if applicable) charged annually by each Investment Portfolio.

Owners, through their indirect investment in the Investment Portfolios, bear the costs of these fees. The amount of these payments may be substantial, may vary between Investment Portfolios, and generally are based on a percentage of the assets in the Investment Portfolios that are attributable to the Contracts and other variable insurance products issued by Midland National. These percentages currently range up to 0.50% annually. Midland National may use these payments for any corporate purpose, including payment of expenses that Midland National and/or its affiliates incur in promoting, issuing, marketing, and administering the Contracts, and, that we incur in our role as intermediary, in promoting and marketing the Investment Portfolios. Midland National and its affiliates may profit from these payments.
You are responsible for choosing the Subaccounts, and the amounts allocated to each, that are appropriate for your own individual circumstances and by your investment goals, financial situation, and risk tolerance. Since investment risk is borne by your decisions regarding investment allocations should be carefully considered and periodically re-evaluated.
Other Investment Portfolios (or available classes) may have lower fees and better overall investment performance.
In making your investment selections, we encourage you to thoroughly investigate all of the information regarding the Investment Portfolios that are available to you, including each Investment Portfolio’s prospectus, statement of additional information and annual and semi-annual reports. Other sources such as the fund company’s website or newspapers and financial and other magazines provide more current information, including information about any regulatory actions or investigations relating to an Investment Portfolio. You should monitor and periodically re-evaluate your allocations to determine if they are still appropriate.
You bear the entire risk for the allocation of your premiums and Accumulation Value among the Investment Options. We are not responsible for any investment or other advice or services that you may receive, including the advice and services provided by your Advisor.
You bear the risk of any decline in the Accumulation Value of your Contract resulting from the performance of the Investment Options you have chosen.
We do not recommend or endorse any particular Investment Portfolio or Portfolios and we do not provide investment advice.
Availability of the Investment Portfolios
We cannot guarantee that each Investment Portfolio will always be available for investment through the Contracts.
We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the shares of an Investment Portfolio that are held in the Subaccount. New or substitute Investment Portfolios may have different fees and expenses and their availability may be limited to certain classes of purchasers. If the shares of an Investment Portfolio are no longer available for investment or if, in our judgment, further investment in any portfolio should become inappropriate, we may redeem the shares of that Investment Portfolio and substitute shares of another Investment Portfolio. We will not substitute any shares without notice and prior approval of the SEC and state insurance authorities, to the extent required by the Investment Company Act of 1940, as amended, or other applicable law.
Your Accumulation Value (Contract Value allocated to the Subaccounts)
Your Accumulation Value is the sum of the amounts you have invested in the Subaccounts. Your Accumulation Value will vary daily to reflect the investment performance of the Investment Portfolios you select, any premium payments, partial withdrawals, surrenders, and charges assessed in connection with the Contract and any optional benefit riders you select. Transaction charges are made on the effective date of the transaction. Charges against the Subaccounts for the Separate Account Annual Expense charge are reflected daily. Charges against the Subaccounts for any optional benefit riders you select are deducted at the end of each calendar quarter.
There is no guaranteed minimum Accumulation Value for amounts allocated to the Subaccounts. You bear the investment risk. A Subaccount’s performance will cause your Accumulation Value to go up or down each Valuation Period.
Accumulation Units
The amount you invest in each Subaccount is represented by the value of the Accumulation Unit Value times the number of Accumulation Units credited to you. Premium payments allocated to and Accumulation Value transferred to a Subaccount are used to purchase Accumulation Units. Accumulation Units are sold or redeemed when you make a surrender, partial withdrawal or transfer amounts from a Subaccount to a Cycle Investment, and to purchase an Annuity Option or pay the Death Benefit when the Owner dies. If you choose to pay the Advisory Fee from your Contract Value, we will redeem Accumulation Units to effect these deductions. We also redeem units to pay Transaction Expenses. See the “Fee Table” for more information about Transaction Expenses.
We calculate the number of Accumulation Units purchased or redeemed in a Subaccount by dividing the dollar amount of the transaction by the Subaccount’s Accumulation Unit Value at the end of the day, if it is a Business Day. If it is not a Business Day, we will use the Accumulation Unit Value on the next Business Day. The number of Accumulation Units credited to you will not vary because of changes in Accumulation Unit Values.
The Unit Values fluctuate with the investment performance of the corresponding portfolios. Accumulation Unit Values reflect investment income, the Investment Portfolios’ realized and unrealized capital gains and losses, and the Investment Portfolios’

expenses. The Accumulation Unit Values also reflect the daily asset charges we deduct from your Subaccount Accumulation Value currently at an effective annual rate of 0.25% for the Separate Account Annual Expense charge and quarterly asset charges we deduct from your Subaccount Accumulation Value for any optional benefit riders you select. Additional information about the Accumulation Unit Values is contained in the SAI.
Transfers of Accumulation Value
You generally may transfer amounts among the Subaccounts prior to Maturity Date, unless otherwise noted. The minimum amount that may be transferred in a single day is $100 or 100% of the Contract Value allocated to the Subaccount if less than $100. The minimum amount may come from or be transferred to more than one Subaccount. Completed transfer requests received at our Customer Service Center in Good Order before the New York Stock Exchange closes for regular trading (usually 3:00 p.m. Central Time) are priced at the Accumulation Unit Value determined at the close of that Valuation Period. If we receive your completed transfer request in Good Order after the close of a Valuation Period, we will process the transfer request at the Accumulation Unit Value determined at the close of the next Valuation Period.
For information regarding telephone or facsimile requests, see “Administrative Procedures”. Transfers may be delayed under certain circumstances. See “Payment of Contract Proceeds”. We currently do not charge for transfers between Subaccounts, but reserve the right to charge $15 per transfer for transfers in excess of 15 per Contract year. If assessed, this charge will be deducted from the amount that is transferred prior to the allocation to a different Subaccount. The fee is waived for transfers in connection with active Dollar Cost Averaging or automatic rebalancing programs.
To the extent permitted by applicable law, we reserve the right to eliminate and/or restrict the transfer privilege in any manner we deem appropriate for some, all or specific Owners on a non-discriminatory basis.
This transfer discussion applies only to transfers to and from the Subaccounts.
Transfer Limitations
Frequent, large, programmed or short-term transfers among Subaccounts, such as those associated with “market timing” transactions, can adversely affect the Investment Portfolios and the returns achieved by Owners. In particular, such transfers may dilute the value of the Investment Portfolios’ shares, interfere with the efficient management of the Investment Portfolios’ investments, and increase brokerage and administrative costs of the Investment Portfolios. In order to try to protect our Owners and the Investment Portfolios from potentially harmful trading activity, We have implemented certain market timing and excessive trading policies and procedures (the “Market Timing Procedures”). Our Market Timing Procedures are designed to detect and prevent frequent or short-term transfer activity among the Subaccounts that may adversely affect other Owners or Investment Portfolio shareholders.
More specifically, currently our Market Timing Procedures are intended to detect potentially harmful trading or transfer activity by monitoring for excessive trading. We currently define excessive trading as:
•    More than one purchase and sale of the same Subaccount within a 60-calendar day period, commonly referred to as a “round trip”. Two or more “round trips” involving the same Subaccount within a 60-calendar day period is considered excessive trading.
•    Six round-trips involving the same Subaccount within a twelve month period.
We will review transfer requests, daily blotters, and transaction logs in an attempt to identify transfers that exceed these transfer parameters. We will review those transfers (and other transfers in the same Contract) to determine if, in our judgment, the transfers are part of a market timing strategy or otherwise have the potential to be harmful. We will honor and process the second transfer request, but if we believe that the activity is potentially harmful, we will suspend that Contract’s transfer privileges and we will not accept another transfer request telephonically or electronically (fax, internet, etc.) for 14 Business Days. We will attempt to inform the Owner (or Advisor) by telephone that their transfers have been deemed potentially harmful to others and that their telephone and electronic transfer privilege is suspended for 14 days. If we do not succeed in reaching the Owner or Advisor by phone, we will send a letter by first class mail to the Owner’s address of record.
We reserve the right to apply our market timing procedures to all Subaccounts available under the Contract, including Subaccounts that invest in Investment Portfolios that affirmatively permit frequent and short-term trading in other variable annuity Contracts offered by us or other insurance companies. Therefore, if you allocate premiums or your Accumulation Value to such a Subaccount, you may indirectly bear the effects of market timing or other frequent trading. These Investment Portfolios might not be appropriate for long-term investors. For a complete description of each Investment Portfolios’ trading policies, review each Investment Portfolios’ prospectus.
In addition to our own market timing procedures, managers of the Investment Portfolios might contact us if they believe or suspect that there is market timing or other potentially harmful trading, and if so we will take appropriate action to protect others. In particular, we may, and we reserve the right to, reverse a potentially harmful transfer. We will inform the relevant Owner and/or Advisor and the Owner will bear any investment loss of such reversal.
To the extent permitted by applicable law, we reserve the right to delay or reject a transfer request at any time that we are unable to purchase or redeem shares of any Investment Portfolios available through Separate Account C, because of any refusal or restriction on purchases or redemptions of Investment Portfolio shares on the part of the Investment Portfolio’s managers pursuant to the Investment Portfolio’s policies and procedures respecting market timing activities or other potentially abusive transfers. If this occurs, we will attempt to contact you by telephone for further instructions. If we are unable to contact you within 5 Business Days after We have been advised that your transfer request has been refused or delayed by the Investment Portfolio manager, the amount intended for transfer will be retained in or returned to the originating Subaccount. You should also be aware that as required by Rule 22c-2 under the 1940 Act, We have entered into information sharing agreements with each of the fund or trust company whose Investment Portfolios are offered through the Contract. We share your trading information under these agreements as necessary for the fund and trust companies to monitor Investment Portfolio trading and this may include personal Contract information, including names and social security numbers or other tax identification numbers. As a result of this information sharing, a fund or trust company may direct us to restrict a Contract Owner’s transactions if the fund or trust company determines that the Contract Owner violated the Investment Portfolio’s excessive/frequent trading policy. This could include the fund or trust company directing us to reject any future allocations of premium payments or transfers from a Subaccount or Cycle Investment to any Subaccount investing Investment Portfolio or all Investment Portfolios within the fund family. We are contractually obligated to comply with all restrictions imposed by the Investment Portfolios. You should read the prospectuses of the Investment Portfolios for more details on their ability to refuse or restrict purchases or redemptions of their shares.
In our sole discretion, we may revise our Market Timing Procedures at any time without prior notice as we deem necessary or appropriate to better detect and deter frequent, programmed, large, or short-term transfers that may adversely affect other Owners or Investment Portfolio shareholders, to comply with state or federal regulatory requirements, or to impose additional or alternate restrictions on market timers (such as dollar or percentage limits on transfers). We may change our parameters to monitor for a different number of transfers with different time periods, and we may include other factors such as the size of transfers made by Owners within given periods of time, as well as the number of “round trip” transfers into and out of particular Subaccounts for purposes of applying the parameters used to detect potential market timing and other potentially harmful activity. We may aggregate transfers made in two or more Contracts that We believe are connected (for example, two Contracts with the same Owner, or owned by spouses, or owned by different partnerships, trusts, or corporations that are under common control, etc.).
We do not include transfers made pursuant to the Dollar Cost Averaging program and Investment Portfolio rebalancing program in these limitations. We may vary our market timing procedures from Subaccount to Subaccount, and may be more restrictive with regard to certain Subaccounts than others. We may choose not to apply these detection methods to Subaccounts investing in Investment Portfolios that, in our judgment, would not be particularly attractive to market timers or otherwise susceptible to harm by frequent transfers.
We reserve the right to place restrictions on the methods of implementing transfers for all Owners that we believe might otherwise engage in trading activity that is harmful to others. For example, we might only accept transfers by original “wet” Owner signature conveyed through the U.S. mail (that is, we can refuse transfer requests submitted by phone, facsimile, e-mail or by any other electronic means, or overnight courier service). We also reserve the right to implement and administer redemption fees imposed by one or more of the Investment Portfolios in the future.
Contract Owners seeking to engage in frequent, programmed, large, or short-term transfer activity may deploy a variety of strategies to avoid detection. Our ability to detect and deter such transfer activity is limited by operational systems and technological limitations. In addition, the terms of the Contract may also limit our ability to restrict or deter harmful transfers. Furthermore, the identification of Owners determined to be engaged in transfer activity that may adversely affect other Owners or Investment Portfolios’ shareholders involves judgments that are inherently subjective. Accordingly, despite our best efforts, we cannot guarantee that our Market Timing Procedures will detect every potential market timer. Some market timers may get through our controls undetected and may cause dilution in Accumulation Unit Values to others. We apply our Market Timing Procedures consistently to all Owners without special arrangement, waiver, or exception. We may vary our Market Timing Procedures among our other variable insurance products to account for differences in various factors, such as operational systems and Contract provisions. In addition, because other insurance companies and/or retirement plans may invest in the Investment Portfolios, we cannot guarantee that the Investment Portfolios will not suffer harm from frequent, programmed large, or short-term transfers among Subaccounts of variable policies issued by other insurance companies or among Subaccounts available to retirement plan participants.
PROCESSING SURRENDERS AND PARTIAL WITHDRAWALS – CYCLE INVESTMENT & SUBACCOUNTS
You may withdraw all or part of your Surrender Value by sending a written request to our Customer Service Center in Good Order. The Surrender Value is the Contract Value minus any applicable state premium tax charge. Partial withdrawals must be made in amounts of $1,000 or more (except for RMDs, systematic withdrawals and Advisory Fee deductions) and cannot reduce your Contract Value to less than $1,000. If a partial withdrawal results in your Contract Value becoming less than $1,000, then the entire Surrender Value must be withdrawn. A full surrender request, regardless of the Contract Value, must be submitted in writing and accompanied by your Contract. We reserve the right to change this process at any time. For a full surrender, you must send in your Contract with your surrender request or sign a lost Contract statement.
You may request partial withdrawals up to $25,000 via telephone, four times a calendar year per Contract, provided prior written authorization has been received by our Customer Service Center. You will be required to verify personally identifiable information at the time you request a partial withdrawal. If there are joint Owners, both Owners must be on the telephone at the time of request.
Telephone authorization will remain in effect until we receive written notification from you to terminate this authorization. If the Contract has joint Owners, both Owners are required to sign the written notification to terminate telephone authorization. We may discontinue this program at any time at our sole discretion. There are some restrictions on telephone partial withdrawals; please call our Customer Service Center with any questions.
We may record telephone calls and use other procedures to verify information and confirm that instructions are genuine. We will not be liable for losses or expenses arising from telephone instructions reasonably believed to be genuine. We reserve the right to restrict, suspend or eliminate the use of, or modify the requirements for making, telephone partial withdrawals at any time.
Any required tax withholding will be deducted from the amount paid. In addition, upon full surrender a state premium tax charge, if applicable, may also be subtracted.
Completed surrender or partial withdrawal requests received in Good Order at our Customer Service Center before the New York Stock Exchange closes for regular trading (usually 3:00 p.m. Central Time) are priced at the Accumulation Unit Value and Cycle Investment Unit Value determined at the close of that regular trading session of the New York Stock Exchange. If we receive your completed surrender or partial withdrawal request in Good Order after the close of a Valuation Period, we will process the surrender request at the unit value determined at the close of the next Valuation Period.
We will generally pay the surrender or partial withdrawal amount within seven days after we receive a properly completed surrender or partial withdrawal request in Good Order. See “Administrative Procedures” later in this prospectus. We may defer payment for more than seven days when:
•    trading on the New York Stock Exchange is restricted as defined by the SEC;
•    the New York Stock Exchange is closed (other than customary weekend and holiday closing);
•    an emergency exists or if for any reason it is not reasonably practicable to dispose of or fairly value the securities held in an Investment Option;
•    for such other periods as the SEC may by order permit for the protection of Owners; or
•    your premium check has not cleared your bank.
See “Payment of Contract Proceeds”.
If we defer payment for 30 or more days, then during the period of deferment, we will pay interest at the rate required by the jurisdiction in which this Contract is delivered.
Unless you specify otherwise, your partial withdrawal will be deducted from all Subaccounts in the same proportion as your Contract Value bears to each Subaccount. If your Accumulation Value is insufficient to fulfill your withdrawal request and your withdrawal request does not specifically instruct us to deduct the withdrawal from the Cycle Investment(s), we will consider the withdrawal request to be not in Good Order and we will not process the withdrawal request.
Withdrawals from Cycle Investments prior to the Cycle End Date is determined by Cycle Investment Unit Value, which is based on the Fair Value, and the Floor Rate and the Buffer Rate do not apply. This means, on any day prior to the Cycle End Date, if the Index is performing positively, your Cycle Investment Unit Value could reflect lower gains (because of the Fair Value calculation), and, if the Index is performing negatively, your Cycle Investment Unit Value could reflect higher losses (because the Floor and Buffer Rates do not apply) than on the Cycle End Date. If you take a withdrawal prior to the Cycle End Date, the number of Cycle Investment Units is reduced by the same proportion that the withdrawal reduced the Cycle Investment Value (which is based on the Fair Value). This means that if you take a withdrawal prior to the Cycle End Date at a time when the Cycle Investment Value is lower than the Cycle Investment Value was on the Cycle Start Date, it will result in a reduction of more Cycle Investment Units than if you waited until the Cycle End Date, and this will always cause your Cycle Investment Value on the Cycle End Date to be lower.
Surrenders and partial withdrawals will generally have Federal income tax consequences that can include income tax penalties and tax withholding. Surrenders and partial withdrawals may be restricted under certain qualified Contracts. You should consult with and rely on your tax advisor before making a surrender or partial withdrawal. See “FEDERAL TAX STATUS” later in the prospectus.
In a series of recent private letter rulings (“PLRs”), the IRS has recognized that investment advisor fees paid out of Contract Value will, in certain circumstances and subject to conditions, not be treated as taxable distributions from a Non-Qualified Contract, will not be taxable to the Contract Owner, are not reportable to the IRS as distributions from the Contract and are not subject to the 10% tax penalty for Contract Owners who are under age 59 1⁄2. We have received such a private letter ruling from the IRS and intend to tax report in accordance with that ruling. Accordingly, advisory fees will be treated as non-taxable distributions for reporting purposes by the Company. However, these rulings generally only can be relied upon by the taxpayers who obtained them, and the IRS is not bound by these rulings with respect to your tax treatment under your Contract. Regardless of how we treat the deduction of Advisory Fees for tax reporting purposes, there is a risk that federal and state taxing authorities may determine that these deductions are subject to federal and state income taxes, including a 10% tax penalty if you are under age 59 1⁄2. In all events, we will administer the Contract to comply with these PLRs and any other federal tax requirements. Please see “Advisory Fees Deducted from Contract Value” and “Federal Tax Status” later in the prospectus for more information.

BENEFITS UNDER THE CONTRACT
The following table summarizes information about the benefits available under the Contract.

Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Brief Description of Restrictions / Limitations
Systematic Withdrawal Program	Allows you to set up an automatic payment from your Subaccount Investments	Standard	No Charge	•Each payment must be at least $100 (unless we consent otherwise).
•Subject to any applicable income taxes, including a possible 10% federal tax penalty if taken before age 59 1⁄2.
Dollar Cost Averaging (“DCA”) Program	Allows you to systematically transfer a set amount each month from a Subaccount to other available Subaccounts.	Standard	No Charge	•Your Accumulation Value must be at least $10,000 to initiate the DCA program.
•The minimum amount that you may transfer monthly is $100, quarterly is $300, and semi-annually is $600 and annually is $1,200.
•Not available during the Free Look Period. Not available if you elect Portfolio Rebalancing.
•Transfers only available among Subaccounts – Cycle Investments are not eligible.
Portfolio Rebalancing Program	Allows us to automatically rebalance your Accumulation Value to return to your original percentage allocations.	Standard	No Charge	•Your Accumulation Value must be at least $10,000 to initiate the Portfolio Rebalancing Program.
•We will terminate the program if you direct any subsequent reallocation, contribution or partial withdrawal on other than a pro-rata basis.
•We reserve the right to end the portfolio rebalancing program by sending you and your Advisor one month’s notice. You may not elect Portfolio Rebalancing if you have an active DCA program.
•Not available if you elect DCA.
•Transfers only available among Subaccounts – Cycle Investments are not eligible.
Contract Value Death Benefit	Pays your beneficiary your Contract Value.	Standard	No Charge	•Terminates upon the Maturity Date or change of ownership.
•If you elect to pay Advisory Fees from your Contract Value, this deduction will reduce the Contract Value and therefore the Death Benefit.
Return of Premium Death Benefit Rider	Pays your beneficiary the greater of (i) your Contract Value, or (ii) your total premium payments, adjusted for Gross Partial Withdrawals.	Optional	0.15% (as an annualized percentage Benefit Base)	•Only available at Contract issue.
•Only available at Issue Ages 0-75 (based on the oldest Owner).
•Cannot be voluntarily terminated.
•Terminates upon the Maturity Date or change of ownership.
•Cannot be elected with the Annual Ratchet Death Benefit Rider.

•Withdrawals (including Lifetime Payments under a GLWB Rider) will reduce the value of the benefit in the same proportion that the Gross Partial Withdrawal reduced the Contract Value, which may be more than the amount withdrawn.

•If you elect to pay Advisory Fees from your Contract Value, this deduction will reduce the Contract Value but will not reduce the Return of Premium Death Benefit.

Annual Ratchet Death Benefit Rider
Pays your beneficiary the greater of (i) your Contract Value, or (ii) your total premium payments, adjusted for Gross Partial Withdrawals, with the potential for annual “step ups” on each Contract Anniversary prior to the oldest Owner’s age 85.
	Optional	0.40% (as an annualized percentage Benefit Base)	•Only available at Contract issue.
•Only available at Issue Ages 0-75 (based on the oldest Owner).
•Cannot be voluntarily terminated.
•Terminates upon the Maturity Date or change of ownership.
•Cannot be elected with the Return of Premium Death Benefit Rider.
•The value of the benefit is no longer eligible for step ups on or after the oldest Owner’s 85th birthday.

•Withdrawals (including Lifetime Payments under a GLWB Rider) will reduce the value of the benefit in the same proportion that the Gross Partial Withdrawal reduced the Contract Value, which may be more than the amount withdrawn.

•If you elect to pay Advisory Fees from your Contract Value, this deduction will reduce the Contract Value but will not reduce the Return of Premium Death Benefit.
Contract Value GLWB Rider
Guarantees you can withdraw the Lifetime Payment Amount each Contract Year regardless of investment performance, with an initial Benefit Base equal to your Contract Value on the date you first exercise the benefit.
	Optional	0.95% (as an annualized percentage Benefit Base)	•Only available at Contract issue.
•Only available at Issue Ages 50-85 (based on the youngest Owner).
•Cannot be voluntarily terminated.
•Cannot be elected with the Return of Premium GLWB Rider.
•Additional premium payments are not permitted after the first 6 months following Contract issue.

•Excess Gross Partial Withdrawals will reduce the Benefit Base in the same proportion that the Gross Partial Withdrawal reduced the Contract Value, which may be more than the amount withdrawn and may terminate the rider.

Return of Premium GLWB Rider
Guarantees you can withdraw the Lifetime Payment Amount each Contract Year regardless of investment performance, with an initial Benefit Base equal to the greater of (i) your Contract Value on the date you first exercise the benefit or (ii) your total premium payments, adjusted for Gross Partial Withdrawals, as of the date you first exercise the benefit.
	Optional	1.15% (as an annualized percentage Benefit Base)	•Only available at Contract issue.
•Only available at Issue Ages 50-85 (based on the youngest Owner).
•Cannot be voluntarily terminated.
•Cannot be elected with the Contract Value GLWB Rider.
•Additional premium payments are not permitted after the first 6 months following Contract issue.

•Any withdrawal prior to beginning Lifetime Payments will reduce the initial Benefit Base in the same proportion that the Gross Partial Withdrawal reduced the Contract Value, which may be more than the amount withdrawn.

•Excess Gross Partial Withdrawals will reduce the Benefit Base in the same proportion that the Gross Partial Withdrawal reduced the Contract Value, which may be more than the amount withdrawn and may terminate the rider.

Systematic Withdrawals
The systematic withdrawal feature allows you to have a portion of your Contract Value withdrawn automatically. For example, you may elect to have $500 withdrawn from your Contract Value automatically every month.

These withdrawals occur only: (1) while the Owner is living, (2) before the Maturity Date, and (3) after the Free Look Period. You may elect this option by sending a properly completed service form to our Customer Service Center. You may designate the systematic withdrawal amount and the frequency of the systematic withdrawals, which may be monthly, quarterly, semi-annually or annually. See your Contract for details on systematic withdrawal options and when each begins.
Systematic Withdrawals (except Lifetime Payments under a GLWB Rider) will be taken pro-rata from your Subaccounts only. Once the Subaccounts’ Accumulation Value is exhausted, the Systematic Withdrawals will terminate. If the Contract Owner wishes to continue Systematic Withdrawals, he/she will have to contact us to set up a new Systematic Withdrawal program for the Cycle Investments and then will be taken pro-rata from your Cycle Investments.
Systematic Withdrawals after you elect to begin Lifetime Payments under a GLWB Rider are taken pro-rata across all investments, including the Cycle Investments and the Default Account, in the same proportion that each investment option bears to the total Contract Value. An Excess Gross Partial Withdrawal will reduce the Benefit Base of your GLWB Rider by the same proportion that the Excess Gross Partial Withdrawal reduced the Contract Value, which may be more, even significantly more, than the amount withdrawn and may terminate the rider. If you take an Excess Gross Partial Withdrawal on any day prior to the Cycle End Date of your Cycle Investments, you could significantly reduce or eliminate your Benefit Base. This is because prior to the Cycle End Date, the Cycle Investment Value is based on the Fair Value, which will fluctuate during the Cycle Term. See “Valuation of a Cycle Investment” for more information about the Fair Value calculation. See “Guaranteed Living Withdrawal Benefits” for more information about Excess Gross Partial Withdrawals.
The Cycle Investment Unit Value prior to the Cycle End Date is based on the Fair Value of the Cycle.
Prior to the Cycle End Date, the Cycle Investment Unit Value will be based on the Fair Value, and the Floor Rate and the Buffer Rate do not apply. This means, on any day prior to the Cycle End Date, if the Index is performing positively, your Cycle Investment Unit Value could reflect lower gains (because of the Fair Value calculation), and, if the Index is performing negatively, your Cycle Investment Unit Value could reflect higher losses (because the Floor and Buffer Rates do not apply) than on the Cycle End Date. If you take a withdrawal prior to the Cycle End Date, the number of Cycle Investment Units is reduced by the same proportion that the withdrawal reduced the Cycle Investment Value (which is based on the Fair Value). This means that if you take a withdrawal, including Systematic Withdrawals, prior to the Cycle End Date at a time when the Cycle Investment Value is lower than the Cycle Investment Value was on the Cycle Start Date, it will result in a reduction of more Cycle Investment Units than if you waited until the Cycle End Date, and this will always cause your Cycle Investment Value on the Cycle End Date to be lower. You should consult with a financial professional before taking Systematic Withdrawals from the Cycle Investments prior to the Cycle End Date.
If the New York Stock Exchange is closed for regular trading on the day when the withdrawal is to be made, then we will process your withdrawal at the Accumulation Unit Value and/or Cycle Investment Unit Value determined at the close of the next Valuation Period.
You can stop or modify the systematic withdrawals by sending us a Written Notice. A proper Written Notice must include the consent of any effective assignee or irrevocable Beneficiary, if applicable.
Each systematic withdrawal must be at least $100. Each request for withdrawal amounts of less than $100 will be reviewed on a case-by-case basis. We reserve the right to change the frequency of payments or discontinue payments if the payment is less than $100. Upon payment, we reduce your Contract Value by an amount equal to the payment proceeds. In no event will the payment of a systematic withdrawal exceed the Surrender Value. The Contract will automatically terminate if a systematic withdrawal causes the Contract’s Surrender Value to equal zero.
To the extent, if any, that there is gain in the Contract, systematic withdrawals generally are included in the Owner’s gross income for tax purposes (as ordinary income) in the year in which the withdrawal occurs, and may be subject to a penalty tax of 10% before age 59 1/2. Additional terms and conditions for the systematic withdrawal program are set forth in your Contract and in the application for the program.
Dollar Cost Averaging (DCA)
The Dollar Cost Averaging (DCA) program enables you to make monthly, quarterly, semi-annual or annual transfers of a predetermined dollar amount from the DCA source account into one or more of the Subaccounts.
For example, you can instruct us to transfer $1,000 on the first of each month to an Investment Portfolio that you have selected. Hypothetically, the $1,000 allocation may have bought 50 Accumulation Units of the Investment Portfolio in January, 65 Accumulation Units in February, and 45 Accumulation Units in March. In these three months, you allocated $3,000 to the Investment Portfolio which has resulted in 160 Accumulation Units. The value of each Accumulation Unit is an average of the three values used at the time of allocation. If you had allocated the entire $3,000 at one time, the total value might be higher or lower.
You may elect the DCA program on a monthly, quarterly, semi-annual or annual basis. Your Accumulation Value must be at least $10,000 to initiate the DCA program. The minimum amount that you may transfer monthly using DCA is $100, quarterly is $300, semi-annually is $600 and annually is $1,200.
You may select any Subaccount as the source account. The source account must have a minimum beginning balance of $1,200. The DCA program may reduce the impact of market fluctuations by allocating Accumulation Value to Subaccounts over time. The DCA program does not ensure a profit nor protect against a loss in declining markets.

You may elect only one DCA program at any time. You must complete the proper request form and send it (in Good Order) to our Customer Service Center. The minimum amount of time at set-up is 3 months. There is no maximum set-up time limit. We reserve the right to limit or change the minimum and maximum timeframes for the DCA program. You may qualify to begin a DCA program by paying a premium with the DCA request form, allocating premiums, or transferring amounts to the DCA source account. The DCA request form will specify:
•    the DCA source Subaccount from which transfers will be made,
•    the total monthly amount to be transferred to the other Subaccount(s), and
•    how that monthly amount is to be allocated among the Subaccounts.
Once you elect DCA, you may allocate additional premium payments to the DCA source Subaccount by sending them in with a DCA request form or written instructions. Any premium payments received while the DCA program is in effect will be allocated using the allocation percentages from the DCA request form, unless you specify otherwise. All amounts in the DCA source Subaccount will be available for transfer under the DCA program.
If requested at issue, the DCA will start on the same day of the month as the Issue Date in the second Contract Month. If requested after issue, it will start on the same day of the month as the Issue Date during Contract Month after the request is received. The DCA is not available until the end of the Free Look Period.
You may stop the DCA program at any time by sending us Written Notice. The DCA program will automatically terminate when the source Subaccount does not have sufficient Accumulation Value to fund the DCA transfers. We reserve the right to end the DCA program by sending you and your Advisor one month’s notice. You may not elect a DCA program together with a Portfolio Rebalancing program.
We do not charge any specific fees to participate in a DCA program.
The DCA applies only to the Subaccounts. It is not available for the Cycle Investment Options.

Portfolio Rebalancing
If you elect the Portfolio Rebalancing program, we will automatically reset your Accumulation Value allocated to each Subaccount to percentage levels that you request. If you elect this option, we will transfer amounts among the Subaccounts necessary to “rebalance” the Accumulation Value to your specified percentages. You may direct us to perform the rebalancing on a quarterly, semi-annual, or annual basis.
For example, assume that you want your initial premium payment split between two Investment Portfolios. You want 40% in Investment Portfolio A and 60% in Investment Portfolio B. Hypothetically, over the next 2 1/2 months “A” does very well while “B” performs poorly. At the end of the first quarter, “A” now represents 50% of your holdings because of its increase in value. If you have chosen to have your holdings rebalanced quarterly, on the first day of the next quarter, we will sell some of your units in “A” to bring its value back to 40% and use the money to buy more units in “B” to increase those holdings to 60%.
Portfolio rebalancing will occur on the same day of the month as the Issue Date. If the rebalance date does not fall on a Business Day, the rebalancing will be processed on the next Business Day. If you do not select a rebalancing period, we will rebalance your Subaccounts on a quarterly basis. Rebalancing will be based on your most recent investment directions.
Portfolio rebalancing may result in transferring amounts from a Subaccount earning a relatively high return to one earning a relatively low return. Your Accumulation Value must be at least $10,000 to initiate a portfolio rebalancing program. Contact us at our Customer Service Center to elect the portfolio rebalancing program.
Portfolio rebalancing will remain in effect until we receive your written termination request. We will also terminate the program if you direct any subsequent reallocation, contribution or partial withdrawal on other than a pro-rata basis. We reserve the right to end the portfolio rebalancing program by sending you and your Advisor one month’s notice. You may not elect portfolio rebalancing if you have an active DCA program.
There is no charge for portfolio rebalancing transfers, and rebalancing transfers do not count towards your transfer limits.
Portfolio rebalancing applies only to the Subaccounts. It is not available or the Cycle Investment options.
Death Benefits
If an Owner dies before the Maturity Date and while the Contract is still in force, we will pay a Death Benefit to your designated Beneficiary. The Death Benefit is payable on receipt in Good Order (at our Customer Service Center) of satisfactory proof of the Owner’s death, an election of how the Death Benefit is to be paid, and any other required documents or forms. The amount of the Death Benefit is based on which death benefit option is elected and determined as of the Business Day that our Customer Service Center receives the required documentation in Good Order.

The Contract offers a standard Death Benefit, the Contract Value Death Benefit, at no additional charge. When you purchase the Contract, you may select either the optional Return of Premium Death Benefit or the optional Annual Ratchet Death Benefit for an additional charge if the oldest Owner is younger than Issue Age 76.
Contract Value Death Benefit. The Contract Value Death Benefit will equal the Contract Value as of the Business Day that the Death Benefit is determined. For example, if your Contract Value is $100,000 on the date of death, September 1st , and declines to $90,000 on September 10th, which is the date that our Customer Service Center receives the required documentation in good order, your Death Benefit will equal $90,000. If you elect to pay Advisory Fees from your Contract Value, this deduction will reduce the Contract Value and therefore the Contract Value Death Benefit on a dollar-for- dollar basis. You should discuss with your Advisor the impact of deducting Advisory Fees from your Contract Value prior to making an election.
For example, assume you purchase the Contract with an initial premium payment of $100,000, you invest all of your money into the Subaccounts and your investment earns a 5% return each year after the deduction of the Separate Account Annual Expense charge and Annual Portfolio Expenses. The following table illustrates your Contract Value and Contract Value Death Benefit at the end of each Contract Year based on these assumptions:

Contract Year	Contract Value / Death Benefit if you elect not to deduct Advisory Fees from Contract Value	Contract Value / Death Benefit if you elect to deduct 1.5% annual Advisory Fees from Contract Value
1	$105,000.00	$103,425.00
2	$110,250.00	$106,967.31
3	$115,762.50	$110,630.94
4	$121,550.63	$114,420.05
5	$127,628.16	$118,338.93
6	$134,009.56	$122,392.04
7	$140,710.04	$126,583.97
8	$147,745.54	$130,919.47
9	$155,132.82	$135,403.46
10	$162,889.46	$140,041.03
 Any death benefit payment or optional benefit charge deduction attributable to the Cycle Investments and paid prior to the Cycle End Date will be based on the Cycle Investment Unit Value, which is based on the Fair Value, and the Floor Rate and the Buffer Rate do not apply. This means if the Index is performing positively, your Cycle Investment Unit Value could reflect lower gains (because of the Fair Value calculation), and, if the Index is performing negatively, your Cycle Investment Unit Value could reflect higher losses (because the Floor and Buffer Rates do not apply) than on the Cycle End Date.
Return of Premium Death Benefit. The Return of Premium Death Benefit will equal the greater of (i) the Contract Value, or (ii) the sum of your initial premium payment plus any subsequent premium payments, less an adjustment for each Gross Partial Withdrawal. Any Advisory Fees deductions from your Contract Value do not reduce the value of the Return of Premium Death Benefit. Withdrawals, including Lifetime Payments under one of the GLWB Riders, will reduce the value of the Return of Premium Death Benefit, and this reduction may be more, even significantly more, than the amount withdrawn.
The adjustment for Gross Partial Withdrawals will reduce the Death Benefit by the same proportion that the withdrawal reduced the Contract Value, calculated as follows:
Death Benefit after Gross Partial Withdrawal = Death Benefit before Gross Partial Withdrawal * (1 – [Gross Partial Withdrawal Amount] / [Contract Value before Gross Partial Withdrawal])
If the value of the Return of Premium Death Benefit is greater than the Contract Value at the time of the Gross Partial Withdrawal, then the Death Benefit will be reduced by an amount greater than the amount withdrawn.
For example, assume you purchase the Contract with an initial premium payment of $100,000 and make $10,000 in additional premium payments. If you requested a $15,000 withdrawal at a time when the Contract Value is $95,000, the Return of Premium Death Benefit would be reduced from $110,000 to $92,631.58 or a reduction of the Return of Premium Death Benefit by $17,368.42, which is more than the $15,000 amount withdrawn. Alternatively, if you requested a $15,000 withdrawal at a time when the Contract Value is $130,000, the Return of Premium Death Benefit would be reduced from $110,000 to $97,307.69 or a reduction of the Return of Premium Death Benefit by $12,692.31, which is less than the $15,000 amount withdrawn. In each case, if the Contract Value is greater than the Return of Premium Death Benefit on the date the Death Benefit is determined, your Death Benefit will equal the Contract Value (as described in “Contract Value Death Benefit” above).
We assess a charge for the Return of Premium Death Benefit at the end of each calendar quarter at an annual rate of 0.15% of the Benefit Base. This charge is deducted pro-rata across all investments, including the Cycle Investments and the Default Account. The charge will continue to be deducted for the life of the Contract, and you cannot voluntarily terminate the Return of Premium Death Benefit without surrendering or annuitizing your Contract. It is possible that the Return of Premium Death Benefit will be no greater than the Contract Value Death Benefit. There is a risk that any financial return provided by the Return of Premium Death Benefit will ultimately be less than the fees you paid for the benefit.
Charges deducted from the Cycle Investments prior to the Cycle End Date are based on the Fair Value calculation. Prior to the Cycle End Date, the Cycle Investment Unit Value will be based on the Fair Value, and the Floor Rate and the Buffer Rate do not apply. If a deduction is taken to pay charges on any day prior to the Cycle End Date, the number of Cycle Investment Units is reduced by the same proportion that the withdrawal reduced the Cycle Investment Value (which is based on the Fair Value). This means that if a deduction is taken to pay charges on any day prior to the Cycle End Date at a time when the Cycle Investment Value is lower than the Cycle Investment Value was on the Cycle Start Date, it will result in a reduction of more Cycle Investment Units than if the deduction was taken on the Cycle End Date, and this will always cause your Cycle Investment Value on the Cycle End Date to be lower. These charge deductions will also reduce your Contract Value.
Annual Ratchet Death Benefit. The Annual Ratchet Death Benefit will equal the greater of (i) the Contract Value, or (ii) the sum of your initial premium payment plus any subsequent premium payments, less an adjustment for each Gross Partial Withdrawal, with the potential for annual “step ups” on each eligible Contract Anniversary. Any Advisory Fees from your Contract Value do not reduce the Annual Ratchet Death Benefit. Withdrawals, including Lifetime Payments under one of the GLWB Riders, will reduce the value of the Annual Ratchet Death Benefit, and this reduction may be more, even significantly more, than the amount withdrawn.
The adjustment for withdrawals will reduce the Death Benefit by the same proportion that the Gross Partial Withdrawal reduced the Contract Value, calculated as follows:
Death Benefit after Gross Partial Withdrawal = Death Benefit before Gross Partial Withdrawal * (1 – [Gross Partial Withdrawal Amount] / [Contract Value before Gross Partial Withdrawal])
If the value of the Annual Ratchet Death Benefit is greater than the Contract Value at the time of the Gross Partial Withdrawal, then the Death Benefit will be reduced by an amount greater than the amount withdrawn.
On each Contract Anniversary before the oldest Owner’s 85th birthday, we compare the Annual Ratchet Death Benefit to your Contract Value. If your Contract Value is greater, the Annual Ratchet Death Benefit will be stepped-up to equal the Contract Value on that Contract Anniversary. Afterwards, the Annual Ratchet Death Benefit will continue to be increased by subsequent premium payments and decreased by withdrawals as described above. Withdrawals (including Lifetime Payments under one of the GLWB Riders) and deductions (including Advisory Fee deductions and deductions for optional benefit charges) will reduce the Contract Value dollar-for-dollar, which reduces the likelihood of increasing the Annual Ratchet Death Benefit through a step up on the Contract Anniversary.
On and after the oldest Owner’s 85th birthday, the Annual Ratchet Death Benefit is no longer eligible to be stepped-up, but it will continue to be adjusted for subsequent premium payments and withdrawals.
For example:
•Assume you purchase the Contract with an initial premium payment of $100,000 at Issue Age 75.
•During the first Contract Year, you make a $10,000 additional premium payment. At the time of the premium payment, your Annual Ratchet Death Benefit is $110,000, which is the sum of your purchase payments.
•At the end of the first Contract Year, your Contract Value has declined to $95,000 due to poor investment performance. Because your Contract Value is lower than the Annual Ratchet Death Benefit, the Annual Ratchet Death Benefit does not step up on this Contract Anniversary. Your Annual Ratchet Death Benefit remains $110,000.
•During the second Contract Year, you request a $15,000 withdrawal at a time when the Contract Value is $95,000. At the time of the withdrawal, the Annual Ratchet Death Benefit is reduced from $110,000 to $92,631.58, or a reduction of the Annual Ratchet Death Benefit by $17,368.42, which is more than the $15,000 amount withdrawn. Alternatively, if you requested a $15,000 withdrawal at a time when the Contract Value was $130,000, the Annual Ratchet Death Benefit would be reduced from $110,000 to $97,307.69, or a reduction of the Annual Ratchet Death Benefit by $12,692.31, which is less than the $15,000 amount withdrawn.
•At the end of the second Contract Year, your Contract Value has increased to $100,000 due to positive investment performance. Because your Contract Value is higher than the Annual Ratchet Death Benefit, the Annual Ratchet Death Benefit is stepped up to $100,000 on this Contract Anniversary.
•Your Annual Ratchet Death Benefit will continue to be increased by additional premium payments at the time of the premium payment, decreased by withdrawals at the time of the withdrawal, and may be stepped up on each Contract Anniversary until the date you turn 85 years old. Each Contract Anniversary on or after your 85th birthday, your Annual Ratchet Death Benefit will no longer be stepped up, even if the Contract Value is greater than the Annual Ratchet Death Benefit.
•In all cases, if the Contract Value is greater than the Annual Ratchet Death Benefit on the date the Death Benefit is determined, your Death Benefit will equal the Contract Value (as described in “Contract Value Death Benefit” above).

We assess a charge for the Annual Ratchet Death Benefit at the end of each calendar quarter at an annual rate of 0.40% of the Benefit Base. This charge is deducted pro-rata across all investments, including the Cycle Investments and the Default Account. The charge will continue to be deducted for the life of the Contract, and you cannot voluntarily terminate the Annual Ratchet Death Benefit without surrendering or annuitizing your Contract. It is possible that the Annual Ratchet Death Benefit will be no greater than the Contract Value Death Benefit. There is a risk that any financial return provided by the Annual Ratchet Death Benefit will ultimately be less than the fees you paid for the benefit.
Charges deducted from the Cycle Investments prior to the Cycle End Date are based on the Fair Value calculation. Prior to the Cycle End Date, the Cycle Investment Unit Value will be based on the Fair Value, and the Floor Rate and the Buffer Rate do not apply. If a deduction is taken to pay charges on any day prior to the Cycle End Date, the number of Cycle Investment Units is reduced by the same proportion that the withdrawal reduced the Cycle Investment Value (which is based on the Fair Value). This means that if a deduction is taken to pay charges on any day prior to the Cycle End Date at a time when the Cycle Investment Value is lower than the Cycle Investment Value was on the Cycle Start Date, it will result in a reduction of more Cycle Investment Units than if the deduction was taken on the Cycle End Date, and this will always cause your Cycle Investment Value on the Cycle End Date to be lower. These charge deductions will also reduce your Contract Value.
Designation of your Beneficiary. You name one or more Beneficiaries in your Contract application. A Beneficiary is revocable unless otherwise stated in the Beneficiary designation. You may change a revocable Beneficiary during your lifetime. We must receive a Written Notice (signed and dated) informing us of the change. Upon receipt and acceptance at our Customer Service Center, a change takes effect as of the date that the Written Notice is recorded by us. We will not be liable for any payment made before we receive and accept the Written Notice to change your Beneficiary.
If no primary Beneficiary is living when the Owner dies, the Death Benefit will be paid to the contingent Beneficiary, if any. If no Beneficiary is living when the Owner dies, then we will pay the Death Benefit to the Owner’s estate. If the sole Beneficiary is not the spouse, the surviving joint Owner will be the designated primary Beneficiary and any other Beneficiaries on record will be treated as contingent Beneficiaries.
For non-qualified Contracts, if an Owner dies prior to the Maturity Date, then the Death Benefit must be paid within 5 years of the Owner’s death (other than amounts payable to, or for the benefit of, the surviving spouse of the Owner). For joint Owners the Death Benefit is paid upon the first death.
If you name your spouse as the Beneficiary and the spouse (1) was married to the deceased Owner, as recognized by Federal law, as of the date of the deceased Owner’s death, and (2) is the sole primary Beneficiary, your surviving spouse may choose to continue the Contract, which will then be treated as his/her own Contract. If your spouse chooses to continue the Contract under spousal continuance, by current company practice they will receive the Death Benefit. This amount would be allocated among Investment Options in accordance with the current allocations for the Contract and may be, under certain circumstances, considered earnings. If you selected one of the optional Death Benefit riders when you purchased your Contract and your spouse chooses to continue the Contract under spousal continuance, the optional Death Benefit rider will terminate and the charge for the rider will no longer be deducted under the continued Contract. If the applicable Death Benefit is greater than the Contract Value, the Contract Value under the continued Contract will be increased to match the Death Benefit before the rider terminates. The Death Benefit under the continued Contract will be the standard Contract Value Death Benefit.
If you selected one of the optional GLWB Riders when you purchased your Contract and your spouse chooses to continue the Contract under spousal continuance:
•If Lifetime Payments have not yet begun, the GLWB Rider will not terminate and the charge for the rider will continue to be deducted under the continued Contract. The Lifetime Payment Amount will be determined based on your spouse’s age at the time he or she elects to begin Lifetime Payments, and is eligible for any remaining Benefit Base step ups.
•If Lifetime Payments have begun for an individual Covered Person, the GLWB Rider will terminate and the charge for the rider will no longer be deducted under the continued Contract. No further Lifetime Payments will be made.
•If Lifetime Payments have begun for joint Covered Lives, the GLWB Rider will not terminate and the charge for the rider will continue to be deducted under the continued Contract. The Lifetime Payment Amount at the time of spousal continuance will continue to be paid to your spouse in accordance with the terms of the GLWB Rider.
If the sole Beneficiary is not the spouse, the surviving joint Owner, if any, will be the designated primary Beneficiary and any other Beneficiaries on record will be treated as contingent Beneficiaries.
Under a non-qualified Contract, when a Death Benefit is paid on the death of an Owner or a joint Owner and a payment option is selected, the payment option must be an annuity for the life of the Payee or for a period extending no longer than the Payee’s life expectancy, and payments must begin within one year of the date of death. In certain circumstances, required minimum distribution rules for qualified Contracts may require the Death Benefit to be paid out within ten years. See “Federal Tax Status” for more information later in this prospectus.
In the case of multiple primary Beneficiaries, the amount received by each primary Beneficiary will be their proportional share of the Death Benefit as of each primary Beneficiary’s required documentation is in Good Order. If no optional Death Benefit rider is elected, the Death Benefit is the Contract Value at the time we receive the required documentation in Good Order for each primary Beneficiary. If the Return of Premium Death Benefit Rider is elected, the Death Benefit is the greater of the Contract Value and total premium payments, adjusted for withdrawals, determined at the time the first primary Beneficiary claim is in Good Order. Once the greater of the Contract Value and total premium payments, adjusted for withdrawals, is determined, each remaining primary Beneficiary’s proportion of the Death Benefit is subject to the performance of the elected Investment Options until required documentation for their portion of the Death Benefit is in Good Order. If the Annual Ratchet Death Benefit Rider is elected, the Death Benefit is the greater of the Contract Value, total premium payments, adjusted for withdrawals, and the Annual Ratchet Death Benefit, determined at the time the first primary Beneficiary claim is in Good Order. Once the greater of the Contract Value, total premium payments, adjusted for withdrawals, and the Annual Ratchet Death Benefit, is determined, each remaining primary Beneficiary’s proportion of the Death Benefit is subject to the performance of the elected Investment Options until required documentation for their portion of the Death Benefit is in Good Order.
After the date on which we receive an original death certificate or a copy of the death certificate via facsimile, the Beneficiary has the option of transferring the Accumulation Value to the short term Investment Option(s) before the date on which the first complete Death Benefit claim is received. If there are multiple Beneficiaries then they all must join in such a transfer request or the Company will not be able to honor the request.
If the Owner dies on or after income payments have begun, then any remaining amounts, must be paid at least as rapidly as the benefits were being paid at the time of the Owner’s death. Other rules relating to distributions at death apply to Qualified Contracts.
If any Owner is a non-natural person, the Death Benefit is paid upon the death of the Annuitant.
If joint Owners die within 24 hours of one another, they are considered to have died simultaneously and the eldest is presumed to have died first.
Naming different persons as Owner and Annuitant can affect whether the Death Benefit is payable, the amount of the benefit, and who will receive it. Use care when naming Owners, Annuitants, and Beneficiaries, and consult your Advisor if you have questions. State premium taxes may be deducted from the Death Benefit proceeds.
Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of 3 to 5 years from the Contract’s Maturity Date or date the Death Benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary of the Death Benefit, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or the Owner last resided, as shown on our books and records, or to our state of domicile. This “escheatment” is revocable, however, and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim the Death Benefit with the proper documentation. To prevent such escheatment, it is important that you update your Beneficiary designations, including full names and complete addresses, if and as they change. Such updates should be communicated in writing, by telephone, or other approved electronic means at our Customer Service Center.

Guaranteed Living Withdrawal Benefits
When you purchase the Contract, you may select one of the two optional GLWB Riders for an additional charge if the youngest Owner is at least Issue Age 50 and younger than Issue Age 86. The GLWB Riders guarantee you can withdraw the Lifetime Payment Amount each Contract Year regardless of investment performance. The Lifetime Payment Amount is a percentage (the “Lifetime Payment Percentage”) of the value of the GLWB (the “Benefit Base”), calculated as described below.
Lifetime Payments withdrawn while the Contract Value is greater than zero will reduce the Contract Value and are withdrawals of your money. We do not make Lifetime Payments to you out of our general account assets unless your Contract Value is reduced to zero for any reason other than a Gross Partial Withdrawal that exceeds the Lifetime Payment Amount (an “Excess Gross Partial Withdrawal”). It is possible that this will never occur and we will never make Lifetime Payment As to you from our assets. Any amounts paid by us under a GLWB Rider in excess of the Contract Value are subject to our financial strength and claims-paying ability.
Prior to the Cycle End Date, the Cycle Investment Unit Value will be based on the Fair Value, and the Floor Rate and the Buffer Rate do not apply. This means, on any day prior to the Cycle End Date, if the Index is performing positively, your Cycle Investment Unit Value could reflect lower gains (because of the Fair Value calculation), and, if the Index is performing negatively, your Cycle Investment Unit Value could reflect higher losses (because the Floor and Buffer Rates do not apply) than on the Cycle End Date. If you take a withdrawal, including withdrawals of your Lifetime Payment Amount, on any day prior to the Cycle End Date, the number of Cycle Investment Units is reduced by the same proportion that the withdrawal reduced the Cycle Investment Value (which is based on the Fair Value). This means that if a withdrawal is taken on any day prior to the Cycle End Date at a time when the Cycle Investment Value is lower than the Cycle Investment Value was on the Cycle Start Date, it will result in a reduction of more Cycle Investment Units than if you waited until the Cycle End Date, and this will always cause your Cycle Investment Value on the Cycle End Date to be lower.
Lifetime Payments under the GLWB Riders withdrawn from the Cycle Investments prior to the Cycle End Date are subject to the Fair Value calculation and proportional reduction in Cycle Investment Units described above. A GLWB Rider may not be appropriate for you if you intend or need to (i) take Gross Partial Withdrawals before you elect to exercise your GLWB Rider benefits, which may reduce your initial Benefit Base when you choose to begin Lifetime Payments under the rider; or (ii) take Excess Gross Partial Withdrawals after you elect to exercise your GLWB Rider benefits, which will reduce your Benefit Base. A GLWB Rider could be appropriate if you want to have the contingent guarantee in place to continue to receive lifetime income if your Contract Value is reduced to zero from poor investment performance and/or withdrawals that are not Excess Gross Partial Withdrawals. It is possible that this will never occur and we will never make Lifetime Payments to you from our assets. You should discuss with your Advisor before electing a GLWB Rider.
If you elect a GLWB Rider, additional premium payments are only permitted during the first 6 months after Contract issue. This will limit your ability to increase your Contract Value, the value of the GLWB Rider, and the value of the Death Benefit (including the optional Return of Premium Death Benefit or Annual Ratchet Death Benefit) by making additional premium payments.
There are two GLWB Riders available under the Contract: the Contract Value GLWB Rider and the Return of Premium GLWB Rider. Your initial Benefit Base when you begin Lifetime Payments will differ depending on which of these riders you elected when you purchased the Contract (See “Calculating the Benefit Base” below). Each of the GLWB Riders has its own charge that we assess for the life of your Contract (See “GLWB Rider Charge” below). If you are considering purchasing a GLWB Rider, you should carefully compare the features and charges under the GLWB Riders to determine which GLWB Rider is right for you.
Beginning your Lifetime Payments. You may elect to exercise your GLWB Rider and begin Lifetime Payments by submitting a written request to our Customer Service Center. The initial Benefit Base will be established on the date we receive your request in Good Order (the “GLWB Exercise Date”). You may elect Lifetime Payments for a single Covered Person or jointly for you and your spouse. This election cannot be changed. If you elect joint coverage, the Lifetime Payment Percentage will be based on the age of the younger Covered Person and the Lifetime Payment Percentage will be less than the Lifetime Payment Percentage for a single Covered Person.
Withdrawals after you elect to begin Lifetime Payments are taken pro-rata across all investments, including the Cycle Investments and the Default Account, in the same proportion that each investment option bears to the total Contract Value. An Excess Gross Partial Withdrawal will reduce the Benefit Base of your GLWB Rider by the same proportion that the Excess Gross Partial Withdrawal reduced the Contract Value, which may be more, even significantly more, than the amount withdrawn and may terminate the rider. If you take an Excess Gross Partial Withdrawal on any day prior to the Cycle End Date of your Cycle Investments, you could significantly reduce or eliminate your Benefit Base. This is because prior to the Cycle End Date, the Cycle Investment Value is based on the Fair Value, which will fluctuate during the Cycle Term. See “Valuation of a Cycle Investment” for more information about the Fair Value calculation. See “Excess Gross Partial Withdrawals” below for more information about Excess Gross Partial Withdrawals.
Lifetime Payments may be subject to state and federal income taxes, including a tax penalty before age 59 ½.
You should carefully consider when to begin Lifetime Payments. There is a risk that you will not begin taking withdrawals under the GLWB Rider at the most financially beneficial time for you. If you begin taking withdrawals too soon or delay taking withdrawals for too long, you may limit the value of the GLWB Rider. Taking withdrawals early will increase the time in which you will be able to receive Lifetime Payments, but will reduce the Lifetime Payment Amount because the initial Benefit Base is established and the Lifetime Payment Percentage is locked in on the GLWB Exercise Date. Taking withdrawals later will increase the Lifetime Payment Amount because the Lifetime Payment Percentage increases the longer you hold the Contract before beginning Lifetime Payments, but delaying taking withdrawals will shorten the time in which you will be able to receive Lifetime Payments.
Determining the Lifetime Payment Amount. The Lifetime Payment Amount is the maximum amount you may withdraw each Contract Year without reducing your Benefit Base. If you elect to pay Advisory Fees from your Contract Value, this deduction will not count towards your Lifetime Payment Amount for the Contract Year.
On the GLWB Exercise Date, your Lifetime Payment Amount is determined by multiplying your initial Benefit Base by the applicable Lifetime Payment Percentage. The applicable Lifetime Payment Percentage is based on your Issue Age and the increase in your Attained Age since you purchased your Contract. Once you elect to begin Lifetime Payments, your Lifetime Payment Percentage will not change for the life of the Contract. The Lifetime Payment Percentage is set forth in the Rate Sheet Supplement that was in effect when we received your application and initial premium payment for the Contract in Good Order. See “Rate Sheet Supplement Information.”
On each Contract Anniversary after the GLWB Exercise Date, we will calculate the Lifetime Payment Amount for the next Contract Year by multiplying your Benefit Base on that Contract Anniversary (calculated as described below) by your Lifetime Payment Percentage. The Lifetime Payment Amount for a Contract Year is not cumulative; any portion of your Lifetime Payment Amount that you do not withdraw is not added to the next Contract Year’s Lifetime Payment Amount.
For Qualified Contracts, if your RMD is greater than your Lifetime Payment Amount, the Lifetime Payment Amount will be increased to the RMD.
Under certain circumstances, we may increase your Lifetime Payment Amount for a particular Contract Year. See “Health Activated Income Multiplier.”
Calculating the Benefit Base. The initial Benefit Base is established on the GLWB Exercise Date. Your initial Benefit Base will differ depending on which GLWB Rider you elected when you purchased the Contract.
Contract Value GLWB Benefit Base. The initial Benefit Base will equal the Contract Value on the GLWB Exercise Date.

Your initial Benefit Base under the Contract Value GLWB could be less than the total premium payments you have made, even if you have not taken any Gross Partial Withdrawals, as a result of poor investment performance, charges deducted and Advisory Fees paid from your Contract Value from the Issue Date to the GLWB Exercise Date.
On and after the GLWB Exercise Date, the Benefit Base will be reduced for Excess Gross Partial Withdrawals as described under “Excess Gross Partial Withdrawals” below, and may be increased by step ups on each Contract Anniversary as described under “Benefit Base Step Ups” below.
Return of Premium GLWB Benefit Base. The initial Benefit Base will equal the greater of (i) the Contract Value on the GLWB Exercise Date, or (ii) the sum of your premium payments on the GLWB Exercise Date, less an adjustment for each Gross Partial Withdrawal prior to the GLWB Exercise Date. If you elect to pay Advisory Fees from your Contract Value, this deduction will not impact the Return of Premium GLWB Benefit Base. Gross Partial Withdrawals before the Benefit Base is established will reduce the initial Return of Premium GLWB Benefit Base, and this reduction may be more, even significantly more, than the amount withdrawn.
The adjustment for Gross Partial Withdrawals will reduce the initial Return of Premium GLWB Benefit Base by the same proportion that the Gross Partial Withdrawal reduced the Contract Value, calculated as follows:
Return of Premium GLWB Benefit Base after Gross Partial Withdrawal = Return of Premium GLWB Benefit Base before Gross Partial Withdrawal * (1 – [Gross Partial Withdrawal amount] / [Contract Value before Gross Partial Withdrawal])
If the Return of Premium GLWB Benefit Base is greater than the Contract Value at the time of the Gross Partial Withdrawal, then the Return of Premium GLWB Benefit Base will be reduced by an amount greater than the amount withdrawn.
For example, assume you purchase the Contract with an initial premium payment of $100,000 and make $10,000 in additional premium payments. If you requested a $15,000 withdrawal at a time when the Contract Value is $95,000, the withdrawal would reduce the initial Return of Premium GLWB Benefit Base from $110,000 to $92,631.58 or a reduction of the initial Return of Premium GLWB Benefit Base by $17,368.42, which is more than the $15,000 amount withdrawn. Alternatively, if you requested a $15,000 withdrawal at a time when the Contract Value is $130,000, the withdrawal would reduce the initial Return of Premium GLWB Benefit Base from $110,000 to $97,307.69 or a reduction of the initial Return of Premium GLWB Benefit Base by $12,692.31, which is less than the $15,000 amount withdrawn. In each case, if the Contract Value is greater on the GLWB Exercise Date, your initial Benefit Base will equal the Contract Value.
Even if you do not take any Gross Partial Withdrawals prior to the GLWB Exercise Date, it is possible your initial Benefit Base under the Return of Premium GLWB Rider will be no greater than the initial Benefit Base you would have received under the Contract Value GLWB Rider, for which a lower charge is assessed. If your Contract Value is greater than the Return of Premium GLWB Benefit Base on the GLWB Exercise Date, your initial Benefit Base will equal the Contract Value and you will have paid a higher charge without receiving a higher initial Benefit Base. You will remain subject to the higher charge for the Return of Premium GLWB Rider for the life of the Contract, even if your initial Benefit Base established on the GLWB Exercise Date is no greater than the Contract Value.
On and after the GLWB Exercise Date, the Benefit Base will be reduced for Excess Gross Partial Withdrawals as described under “Excess Gross Partial Withdrawals” below, and may be increased by step ups on each Contract Anniversary as described under “Benefit Base Step Ups” below.
Excess Gross Partial Withdrawals. On and after the GLWB Exercise Date, the Benefit Base will not be reduced by Gross Partial Withdrawals, provided your aggregate Gross Partial Withdrawals during the Contract Year do not exceed the Lifetime Payment Amount for that Contract Year. Aggregate Gross Partial Withdrawals during any Contract Year that exceed the Lifetime Payment Amount are “Excess Gross Partial Withdrawals.” An Excess Gross Partial Withdrawal will reduce the Benefit Base by the same proportion that the Excess Gross Partial Withdrawal reduced the Contract Value, which may be more, even significantly more, than the amount withdrawn and may terminate the rider. This reduction is calculated as follows:
Benefit Base after Excess Gross Partial Withdrawal = Benefit Base before Excess Gross Partial Withdrawal * (1 – [Excess Gross Partial Withdrawal amount] / [Contract Value after reduction for any portion of Gross Partial Withdrawal up to the Lifetime Payment Amount but before any Excess Gross Partial Withdrawal amount])
For example, assume the Benefit Base is $110,000 and the Lifetime Payment Amount for the Contract Year is $10,000. You request a $15,000 withdrawal at a time when the Contract Value is $100,000. The first $10,000 of your withdrawal is your Lifetime Payment Amount and is not an Excess Gross Partial Withdrawal. This portion of the withdrawal reduces your Contract Value to $90,000, but does not affect your Benefit Base. The remaining $5,000 of the withdrawal is an Excess Gross Partial Withdrawal. The Excess Gross Partial Withdrawal will reduce your Contract Value to $85,000, a dollar-for-dollar reduction, but it will reduce your Benefit Base from $110,000 to $103,888.89, or a reduction of the Benefit Base by $6,111.11, which is more than the $5,000 Excess Gross Partial Withdrawal amount. On the next Contract Anniversary when your Lifetime Payment Amount for that Contract Year is determined, your Lifetime Payment Amount will be lower because your Benefit Base is lower.
Withdrawals after you elect to begin Lifetime Payments are taken pro-rata across all investments, including the Cycle Investments and the Default Account, in the same proportion that each investment option bears to the total Contract Value. If you take an Excess Gross Partial Withdrawal on any day prior to the Cycle End Date of your Cycle Investments, you could significantly reduce or eliminate your Benefit Base. This is because prior to the Cycle End Date, the Cycle Investment Value is based on the Fair Value, which will fluctuate during the Cycle Term. See “Valuation of a Cycle Investment” for more information about the Fair Value calculation.

Benefit Base Step Ups. On each Contract Anniversary after the GLWB Exercise Date, we compare the Benefit Base to your Contract Value. If your Contract Value is greater, the Benefit Base will be stepped up to equal the Contract Value on that Contract Anniversary. Withdrawals (including Lifetime Payments) and deductions (including Advisory Fee deductions and deductions for optional benefit charges) will reduce the Contract Value dollar-for-dollar, which reduces the likelihood of increasing the Benefit Base through a step up on the Contract Anniversary.
Effect of Contract Value falling to Zero. If your Contract Value is reduced to zero for any reason before the GLWB Exercise Date, the GLWB Rider will terminate without value. After the GLWB Exercise Date, if your Contract Value is reduced to zero for any reason other than an Excess Gross Partial Withdrawal (i.e., due to poor investment performance or the deduction of charges, including Advisory Fee deductions), then we will continue to pay the Lifetime Payment Amount from our general account assets each year until the death of the Covered Person(s). At that time, the GLWB Rider Charge will no longer be assessed. If your Contract Value is reduced to zero after the GLWB Exercise Date as a result of an Excess Gross Partial Withdrawal, the GLWB Rider will terminate without value.
Contract Value GLWB Rider Example. You purchase the Contract at age 65 with a $100,000 initial premium payment and elect the Contract Value GLWB Rider. Under the Rate Sheet Supplement in effect at the time we received your application and initial premium payment in Good Order, the Lifetime Payment Percentage for a Single Covered Person based on Issue Age 65 is 5.00%, and the Lifetime Payment Percentage increase for each Attained Age after Contract Issue before Lifetime Payments is 0.125%. At Attained Age 75 (10 Attained Age increases later), you elect to begin withdrawing Lifetime Payments by submitting a written request to our Customer Service Center at a time when your Contract Value is $165,000. Your initial Benefit Base will also be $165,000. Your Lifetime Payment Percentage will be 6.25% (which is 5.00% plus 0.125% for each of the 10 Attained Age increases before you elected to begin Lifetime Payments). Your Lifetime Payment Amount for that Contract Year will be $10,312.50(which is your $165,000 Benefit Base multiplied by your 6.25% Lifetime Payment Percentage). On your next Contract Anniversary, your Contract Value has increased to $173,000. Because your Contract Value is greater than your Benefit Base, your Benefit Base is stepped up to equal your Contract Value. Your Lifetime Payment Amount for the next Contract Year will be $10,812.50 (which is your new $173,000 Benefit Base multiplied by your 6.25% Lifetime Payment Percentage). As long as your cumulative withdrawals during a Contract Year do not exceed your Lifetime Payment Amount for that Contract Year, your Benefit Base will never be reduced. If your Contract Value is reduced to zero for any reason other than an Excess Gross Partial Withdrawal, we will pay the Lifetime Payment Amount from our general account assets each year until your death.
Return of Premium GLWB Rider Example. You purchase the Contract at age 65 with a $100,000 initial premium payment and elect the Return of Premium GLWB Rider. Under the Rate Sheet Supplement in effect at the time we received your application and initial premium payment in Good Order, the Lifetime Payment Percentage for a Single Covered Person based on Issue Age 65 is 5.00%, and the Lifetime Payment Percentage increase for each Attained Age after Contract Issue before Lifetime Payments is 0.125%. At Attained Age 75 (10 Attained Age increases later), you elect to begin withdrawing Lifetime Payments by submitting a written request to our Customer Service Center at a time when your Contract Value is $90,000. Because your Contract Value is lower you’re your total premium payments, your initial Benefit Base will be $100,000. Your Lifetime Payment Percentage will be 6.25% (which is 5.00% plus 0.125% for each of the 10 Attained Age increases before you elected to begin Lifetime Payments). Your Lifetime Payment Amount for that Contract Year will be $6,250 (which is your $100,000 Benefit Base multiplied by your 6.25% Lifetime Payment Percentage). On your next Contract Anniversary, your Contract Value has increased to $110,000. Because your Contract Value is greater than your Benefit Base, your Benefit Base is stepped up to equal your Contract Value. Your Lifetime Payment Amount for the next Contract Year will be $6,875 (which is your new $110,000 Benefit Base multiplied by your 6.25% Lifetime Payment Percentage). As long as your cumulative withdrawals during a Contract Year do not exceed your Lifetime Payment Amount for that Contract Year, your Benefit Base will never be reduced. If your Contract Value is reduced to zero for any reason other than an Excess Gross Partial Withdrawal, we will pay the Lifetime Payment Amount from our general account assets each year until your death.
Effect of Owner Death. If you name your spouse as the Beneficiary and the spouse (1) was married to the deceased Owner, as recognized by Federal law, as of the date of the deceased Owner’s death, and (2) is the sole primary Beneficiary, your surviving spouse may choose to continue the Contract, which will then be treated as his/her own Contract. If your spouse chooses to continue the Contract under spousal continuance:
•If Lifetime Payments have not yet begun, the GLWB Rider will not terminate and the charge for the rider will continue to be deducted under the continued Contract. The Lifetime Payment Amount will be determined based on your spouse’s age at the time he or she elects to begin Lifetime Payments, and is eligible for any Benefit Base step ups.
•If Lifetime Payments have begun for an individual Covered Person, the GLWB Rider will terminate and the charge for the rider will no longer be deducted under the continued Contract. No further Lifetime Payments will be made.
•If Lifetime Payments have begun for joint Covered Lives, the GLWB Rider will not terminate and the charge for the rider will continue to be deducted under the continued Contract. The Lifetime Payment Amount at the time of spousal continuance will continue to be paid to your spouse in accordance with the terms of the GLWB Rider.
Rate Sheet Supplement Information. The Rate Sheet Supplement contains the current Lifetime Payment Percentages for the GLWB Riders applicable to Contracts purchased while that Rate Sheet Supplement remains in effect. In order to receive the Lifetime Payment Percentages in any particular Rate Sheet Supplement, we must receive your application and initial premium payment in Good Order during the effective period for that Rate Sheet Supplement. .

You should not purchase a GLWB Rider without first obtaining the applicable Rate Sheet Supplement. The current Rate Sheet Supplement is available (i) through your Advisor, (ii) by contacting us at 833-492-0022, (iii) on our website at https://www.midlandnational.com/midlandadvisory, or (iv) at www.sec.gov under File No. 333-262682. We will file a new Rate Sheet Supplement at least [10] Business Days in advance of the effective date of the new rates. The Lifetime Payment Percentages from all superseded Rate Sheet Supplements can be found in Appendix F. The Lifetime Payment Percentage applicable to you is set forth in the Rate Sheet Supplement in effect when we receive your application and initial premium payment in Good Order. If we receive your application and initial premium payment in Good Order and a different Rate Sheet Supplement is in effect from the one that was in effect when you signed your application:
•If the subsequent Rate Sheet Supplement has lower Lifetime Payment Percentages than the Rate Sheet Supplement that was in effect when you signed your application, we will inform you and your Advisor and request confirmation that you accept the lower Lifetime Payment Percentages then in effect. You or your Advisor may also instruct us to issue the Contract without the GLWB Rider.
•If the subsequent Rate Sheet Supplement has higher Lifetime Payment Percentages than the Rate Sheet Supplement that was in effect when you signed your application, we will issue your Contract with the GLWB Rider at the higher Lifetime Payment Percentages then in effect.
Once your Contract and GLWB Rider are issued, the Lifetime Payment Percentage applicable to you will not change for the life of your Contract. Please refer to Appendix F for Lifetime Payment Percentages that apply to applications received before the current Rate Sheet Supplement was in effect.
Health Activated Income Multiplier. After the 2nd Contract Anniversary, the Health Activated Income Multiplier feature can increase your Lifetime Payment Amount in a particular Contract Year if one of the Covered Person(s) is unable to perform two of the following six activities of daily living for at least 90 consecutive calendar days: bathing, continence, dressing, eating, toileting, and transferring (moving into or out of a bed, chair or wheelchair). The Covered Person must have been able to perform all six activities on the Contract Issue Date, and you must provide us with proof of eligibility from a qualified physician satisfactory to us, which eligibility must be re-established on applicable Contract Anniversaries. You may elect the Health Activated Income Multiplier by sending Written Notice to our Customer Service Center in Good Order on or after the GLWB Exercise Date.
The Health Activated Income Multiplier may be elected over multiple non-consecutive Contract Years, up to a maximum of five Contract Years. Each time the Health Activated Income Multiplier is elected, all of the eligibility requirements must be met. If the eligibility requirements are no longer met or if you do not elect to use the Health Activated Income Multiplier during the next Contract Year, the Health Activated Income Multiplier will cease.

For any Contract Year in which the Health Activated Income Multiplier is elected, the Lifetime Payment Amount for that Contract Year (calculated as described above) will be multiplied by two. You may take Lifetime Payment Amounts in that Contract Year up to the doubled amount without triggering an Excess Gross Partial Withdrawal and reducing your Benefit Base.
For example, assume that in Contract Year 5, your Lifetime Payment Amount is $10,000. As a result of a health condition, you become unable to bath or dress yourself for 90 consecutive calendar days and elect the Health Activated Income Multiplier. You are then able to take Lifetime Payments up to $20,000 in that Contract Year without triggering an Excess Gross Partial Withdrawal and reducing your Benefit Base. Your health improves and on the next Contract Anniversary, you are able to dress or bath yourself again. At this time, you are no longer eligible for the Health Activated Income Multiplier for the next Contract Year, and you will only be able to take Lifetime Payments up to $10,000 without triggering an Excess Gross Partial Withdrawal and reducing your Benefit Base. If, in the future, your health became impaired for 90 consecutive calendar days again, you could elect the Health Activated Income Multiplier up to four more times, provided you remained eligible.
GLWB Rider Charge. We assess a charge for the GLWB Rider at the end of each calendar quarter. This charge is deducted pro-rata across all investments, including the Cycle Investments and the Default Account. The charge will continue to be deducted for the life of the Contract, even if you never elect to begin receiving Lifetime Payments, and you cannot voluntarily terminate the GLWB rider without surrendering or annuitizing your Contract. We will not refund the charges you have paid even if you never choose to begin Lifetime Payments or never receive any Lifetime Payments paid out of our general account assets. There is a risk that any financial return provided by the GLWB Rider will ultimately be less than the fees you paid for the benefit.
Charges deducted from the Cycle Investments prior to the Cycle End Date are based on the Fair Value calculation. Prior to the Cycle End Date, the Cycle Investment Unit Value will be based on the Fair Value, and the Floor Rate and the Buffer Rate do not apply. If a deduction is taken to pay charges on any day prior to the Cycle End Date, the number of Cycle Investment Units is reduced by the same proportion that the withdrawal reduced the Cycle Investment Value (which is based on the Fair Value). This means that if a deduction is taken to pay charges on any day prior to the Cycle End Date at a time when the Cycle Investment Value is lower than the Cycle Investment Value was on the Cycle Start Date, it will result in a reduction of more Cycle Investment Units than if the deduction was taken on the Cycle End Date, and this will always cause your Cycle Investment Value on the Cycle End Date to be lower. These charge deductions will also reduce your Contract Value.
The charge for the Contract Value GLWB Rider is an annual rate of 0.95% of the Benefit Base. The charge is assessed quarterly.

The charge for the Return of Premium GLWB is an annual rate of 1.15% of the Benefit Base. The charge is assessed quarterly. If you elect the Return of Premium GLWB Rider, this charge will be assessed for the life of the Contract, even if your initial Benefit Base established on the GLWB Exercise Date is no greater than the Contract Value.
CHARGES, FEES AND DEDUCTIONS
Transaction Expenses
Transfer Fee. We reserve the right to charge $15 per transfer for transfers among Subaccounts and between Subaccounts and Cycle Investments in excess of 15 per Contract year. We do not currently assess this fee. If assessed, this fee will be deducted from the amount that is transferred prior to the allocation to the new Investment Option. The fee is waived for transfers in connection with active DCA or automatic rebalancing programs. We will not charge for any transfers of initial or additional premium payments that include allocation instructions for the next Cycle Start Date.
Transfer fees deducted from the Cycle Investments prior to the Cycle End Date are based on the Fair Value calculation. If a deduction is taken to pay charges on any day prior to the Cycle End Date, the number of Cycle Investment Units is reduced by the same proportion that the withdrawal reduced the Cycle Investment Value (which is based on the Fair Value). This means that if a deduction is taken to pay charges on any day prior to the Cycle End Date at a time when the Cycle Investment Value is lower than the Cycle Investment Value was on the Cycle Start Date, it will result in a reduction of more Cycle Investment Units than if the deduction was taken on the Cycle End Date, and this will always cause your Cycle Investment Value on the Cycle End Date to be lower. These charge deductions will reduce your Contract Value.
Annual Contract Expenses
Separate Account Annual Expenses. We call this charge the Base Contract Expenses in the “Important Information You Should Consider About the Contract” and the “Fee Table” sections earlier in this prospectus.
The Separate Account Annual Expenses are composed of a mortality and expense risk charge currently assessed at an annual rate of 0.15% and an administrative fee currently assessed at an annual rate of 0.10% of your Accumulation Value. We deduct the charges on a daily basis through the calculation of the Accumulation Unit Value of the Subaccounts including the Default Account. This charge is not applied to Contract Value in the Cycle Investments.
The mortality risk we bear arises, in part, from our obligation to make monthly annuity payments regardless of how long the Annuitant or any individual may live. These payments are guaranteed in accordance with the annuity tables and other provisions contained in your Contract. This assures you that neither the longevity of the Annuitant, nor an unanticipated improvement in general life expectancy, will have any adverse effect on the monthly annuity payments the Annuitant will receive under the Contract. Our obligation, therefore, relieves the Annuitant from the risk that he or she will outlive the funds accumulated for retirement. We also assume the risk that other expense charges may be insufficient to cover the actual expenses we incur. The administration fee covers record keeping and other expenses we incur maintaining the Contracts.
The level of the charges is guaranteed for the life of the Contract and may not be increased after the Contract is issued. We expect to profit from these charges and may use the profit for any purpose including paying distribution expenses.
Investment Portfolio Charges
The Investment Portfolios impose management fees and other charges that are deducted from Investment Portfolio assets. The fees and expenses assessed by each Investment Portfolio will vary. See the Investment Portfolio prospectus for more information.
If an Investment Portfolio imposes liquidity fee or redemption fee on certain transactions (pursuant to SEC rules 2a-7 and 22c-2 under the Investment Company Act of 1940), the fee will be passed through and charged to the applicable Owner.
Optional Benefit Rider Charges
If you select one or more optional benefit riders available for an additional charge, we deduct the charge(s) for the benefit(s) at the end of each calendar quarter. The charge(s) is deducted pro-rata across all investments, including the Cycle Investments and the Default Account. The charge(s) will continue to be deducted for the life of the Contract.
Prior to the Cycle End Date, the Cycle Investment Unit Value will be based on the Fair Value, and the Floor Rate and the Buffer Rate do not apply. If a deduction is taken to pay charges on any day prior to the Cycle End Date, the number of Cycle Investment Units is reduced by the same proportion that the withdrawal reduced the Cycle Investment Value (which is based on the Fair Value). This means that if a deduction is taken to pay charges on any day prior to the Cycle End Date at a time when the Cycle Investment Value is lower than the Cycle Investment Value was on the Cycle Start Date, it will result in a reduction of more Cycle Investment Units than if the deduction was taken on the Cycle End Date, and this will always cause your Cycle Investment Value on the Cycle End Date to be lower. These charge deductions will also reduce your Contract Value.
It is possible that the Internal Revenue Service may take the position that fees deducted for certain optional benefit riders are deemed to be taxable distributions to you. In particular, the Internal Revenue Service may treat fees deducted for the optional benefits as taxable withdrawals, which might also be subject to a tax penalty if withdrawn prior to age 59½. Although we do not believe that the fees associated or any optional benefit provided under the Contract should be treated as taxable withdrawals, you should consult your tax advisor prior to selecting any optional benefit under the Contract..
State Premium Taxes
The Company reserves the right to deduct on full surrender, death, or the Maturity Date a charge for any state premium taxes levied by a state or any other government entity. State premium taxes vary based on your state of residence and currently range from 0% to 3.5%. State premium taxes are subject to change.
Other Taxes
At the present time, we do not deduct any charges for any federal, state, or local taxes (other than state premium taxes) that we incur which may be attributable to the Registered Separate Account or to the Contracts. We reserve the right to impose a charge for any such tax.
ADVISORY FEES DEDUCTED FROM CONTRACT VALUE
Your Advisor may charge an Advisory Fee for their asset management and/or investment advisory services. The Company is not a party to the Advisory Fee. The Advisory Fee that your Advisor charges you, if any, is solely between you and your Advisor, and is in addition to the fees and expenses described above. However, the Company allows you to have your Advisor’s Advisory Fee deducted from your Contract Value, up to a maximum of 1.5% of your Contract Value annually.
You may choose to pay the Advisory Fee directly from a separate source or from your Contract Value. For the Advisory Fee to be paid from your Contract Value, your Advisor must send a written request to our Customer Service Center in Good Order authorizing the deduction and we will allow such deduction up to a maximum of 1.5% of your Contract Value annually.
Generally, we will not treat the Advisory Fee deducted from your Contract Value as a taxable withdrawal. This is because in a series of recent private letter rulings (“PLRs”), the IRS has recognized that investment advisor fees paid out of Contract Value will, in certain circumstances and subject to conditions, not be treated as taxable distributions from a Non-Qualified Contract, will not be taxable to the Contract Owner, are not be reportable to the IRS as distributions from the Contract and are not subject to the 10% tax penalty for Contract Owners who are under age 59 1⁄2. We have received such a private letter ruling from the IRS and intend to tax report in accordance with that ruling. Accordingly, advisory fees will be treated as non-taxable distributions for reporting purposes by the Company. However, these rulings generally only can be relied upon by the taxpayers who obtained them, and the IRS is not bound by these rulings with respect to your tax treatment under your Contract. Regardless of how we treat the deduction of Advisory Fees for tax reporting purposes, there is a risk that federal and state taxing authorities may determine that these deductions are subject to federal and state income taxes, including a 10% tax penalty if you are under age 59 1⁄2. In all events, we will administer the Contract to comply with these PLRs and any other federal tax requirements. Please see “Federal Tax Status – Advisory Fees” for more information about the tax consequences of deducting Advisory Fees from your Contract Value.
In order to comply with the requirements of these PLRs, your Advisory Fee arrangement must meet the following conditions:
•    You must provide us with a written authorization that sets forth the amount of the Advisory Fees and the frequency with which the Advisory Fees should be deducted from your Contract Value and paid to your Advisor.
•    The Advisory Fees must be determined in an arms-length transaction between you and your Advisor.
•    The Advisory Fees may not exceed an amount equal to an annual rate of 1.5% of the Contract Value determined at the time and in the manner provided by the fee authorization, but in all events based on the Contract Value during the period to which the Advisory Fees relate.
•    The Advisory Fees must be used to compensate your Advisor only for investment advice provided to you in connection with the Contract and not for any other services or accounts.
•    During any period for which the Advisory Fee deduction is authorized, the Advisory Fees subject to such authorization must be paid solely from your Contract Value and you, as the Contract Owner, may not pay such Advisory Fees directly to the Advisor from any other accounts or assets nor can you direct the payment of fees for any other purpose or to any other person.
For more information about the tax consequences of Advisory Fees, please see “Federal Tax Status – Advisory Fees.” You should consult with a tax advisor regarding the tax treatment of paying Advisory Fees from your Contract Value.
Once you authorize Advisory Fees to be deducted from your Contract Value, we will continue to make such payments unless you or your Advisor instruct us to terminate such payment. You may instruct us to terminate the Advisory Fee authorization at any time by sending a written request to our Customer Service Center in Good Order.
You may authorize the deduction of Advisory Fees from (1) all of the Subaccounts on a pro-rata basis, (2) a single Subaccount of your choosing or (3) all investments, including the Cycle Investments, on a pro-rata basis. If you authorize the deduction of Advisory Fees but do not specify a source, the Advisory Fee deductions will be taken pro-rata from the Subaccounts only. If you do not have any investment in the Subaccounts, the Advisory Fee deductions will be taken pro-rata across the Cycle Investments.

Prior to the Cycle End Date, the Cycle Investment Unit Value will be based on the Fair Value, and the Floor Rate and the Buffer Rate do not apply. This means, on any day prior to the Cycle End Date, if the Index is performing positively, your Cycle Investment Unit Value could reflect lower gains (because of the Fair Value calculation), and, if the Index is performing negatively, your Cycle Investment Unit Value could reflect higher losses (because the Floor and Buffer Rates do not apply) than on the Cycle End Date. Under both these scenarios, this means on any day prior to the Cycle End Date, if you take a withdrawal from a Cycle Investment (including a withdrawal to pay Advisory Fees), it will result in a reduction of more Cycle Investment Units than if you waited until the Cycle End Date, and this would always cause your Cycle Investment Value on the Cycle End Date to be lower. You should consult with your Advisor before authorizing Advisory Fees to be deducted from the Cycle Investments prior to the Cycle End Date.
Any reductions in Contract Value, including reduction to the payment of Advisory Fees, will reduce the amount available to be applied to an annuity payout option when you annuitize your Contract. Currently, income payment options are only available if the proceeds applied are $2,000 or more and the annual payment is more than $240. If the deduction of Advisory Fees reduces your Contract Value below these thresholds, your options will be limited to receiving your remaining Contract Value in one lump sum. Because the standard Contract Value Death Benefit under the Contract is equal to your Contract Value, the deduction of the Advisory Fee from your Contract Value will also reduce the Contract Value Death Benefit. The deduction of Advisory Fees is not treated as a withdrawal for purposes of any of the optional benefit riders available under the Contract. This means that Advisory Fee deductions will not reduce the value of the optional Death Benefit riders (the Return of Premium Death Benefit and the Annual Ratchet Death Benefit) or the Benefit Base of the optional GLWB riders (the Contract Value GLWB and the Return of Premium GLWB). However, because the deduction of Advisory Fees reduces the Contract Value, it will reduce the likelihood of increasing the Annual Ratchet Death Benefit or the Benefit Base of a GLWB rider through a step up on the Contract Anniversary.
MATURITY DATE
The Maturity Date is the date on which income payments will begin under the annuity option you have selected. The earliest possible Maturity Date under the Contract is the first Contract Anniversary at which time you may Annuitize your full Contract Value (less any state premium taxes). The maximum Maturity Date is the Contract Anniversary immediately following the Annuitant’s 115th birthday. You may change the Maturity Date to an earlier Contract anniversary by sending Written Notice to our Customer Service Center. We must receive your Written Notice at least 30 days prior to the original Maturity Date. Any optional death benefit you have elected will terminate without value on the Maturity Date. If you elected an optional GLWB Rider and Lifetime Payments have begun, your GLWB Rider will not terminate and your benefits under the GLWB Rider will continue until the death(s) of the Covered Person(s). If you elected an optional GLWB Rider and Lifetime Payments have not yet begun, you may choose to begin Lifetime Payments on the Maturity Date or you may purchase a Single Pay Immediate Annuity (“SPIA”) with your Contract Value. The selection of a Maturity Date at the Annuitant’s advanced age could have tax consequences so you should consult a tax adviser.
If you have not previously specified otherwise and have not elected certain systematic withdrawal options, then on the Maturity Date you may:
1.    take the Contract Value, less any state premium tax, in one lump sum, or
2.    convert the Contract Value, less any state premium tax, into an annuity payable to the Payee under one of the payment options as described below.
Electing an Income Payment Option
You may apply Contract Value (less any state premium taxes) to an annuity payment option after the 1st Contract Year. During the 1st Contract Year, you may elect to apply the Contract Value (less any state premium taxes) to any annuity payment option. Unless you choose otherwise, on the Maturity Date your Contract Value (less any state premium taxes) will be applied to a 10 year certain and life fixed annuity payment option. The first monthly annuity payment will be made within one month after the Maturity Date.
Only fixed payment options are available. Variable payment options are not available under this Contract. Fixed payment options are obligations of our General Account and are subject to our claims-paying ability.
Currently, income payment options are only available if the proceeds applied are $2,000 or more and the annual payment is more than $240. We reserve the right to change the payment frequency so that payments are at least $100.
The Annuitant’s actual age at the time of Annuitization will affect each Payment Amount for annuity payment options involving life income. The amount of each annuity payment to older Annuitants will be greater than for younger Annuitants because payments to older Annuitants are expected to be fewer in number. For annuity payment options that do not involve life payment, the length of the payment period will affect the amount of each payment. With a shorter period, the amount of each annuity payment will be greater. Payments that occur more frequently will be smaller than those occurring less frequently.
The Payee or any other person who is entitled to receive payments may name a Beneficiary to receive any amount that we would otherwise pay to that person’s estate if that person died. The person who is entitled to receive payment may change the Beneficiary at any time.

Annuity payment options will be subject to our rules at the time of selection. We must approve any arrangements that involve a Payee who is not a natural person (for example, a corporation), or a Payee who is a fiduciary or an assignee. Also, the details of all arrangements will be subject to our rules at the time the arrangements take effect. This includes:
•    rules on the minimum amount we will pay under an option;

•    minimum amounts for installment payments, surrender or commutation rights (your rights to receive payments over time, for which we may offer you a lump sum payment);
•    the naming of people who are entitled to receive payment and their Beneficiaries; and
•    our requirements for proof of age, gender, and survival.
You must elect the payment option at least 30 days before the Maturity Date.
If your Contract is a Qualified Contract, not all of the payment options will satisfy required minimum distribution rules, particularly as those rules apply to your beneficiary after your death. Beginning with deaths happening on or after January 1, 2020, subject to certain exceptions, most non-spouse beneficiaries must now complete death benefit distributions within ten years of the owner’s death in order to satisfy required minimum distribution rules. Consult a tax advisor before electing such an option.
Fixed Payment Options
Payments under the fixed options are not affected by the investment experience of any Investment Option. The Contract Value (less any state premium taxes) as of the Maturity Date will be applied to the fixed option selected. We guarantee interest under the fixed options at a rate of 1.00% a year. We may also credit interest under the fixed payment options at a rate that is above the 1.00% guaranteed rate (this is at our complete discretion). Thereafter, interest or payments are fixed according to the annuity option chosen.
Income Payment Options
The following four payout options are available:
1.    Income for Specified Period: We pay installments for a specified period of 5 to 20 years. We will pay the amount applied in equal installments plus applicable interest (excess interest may be paid at our discretion). This option may not satisfy required minimum distribution rules for qualified Contracts. Consult a tax advisor before electing this option under a qualified Contract. However, by current Company practice we may offer other options.
2.    Income for a Specified Amount: We pay income of the specified amount until the principal and interest are exhausted. The specified amount is subject to the limitation that principal and interest must be payable for at least 5 years and must be exhausted at the end of 20 years.
3.    Payment of Life Income: We will pay monthly income for the life of a single Annuitant. Joint Annuitants are permissible only under the Joint and Survivor Income option. Under the Payment of Life Income option, you may choose from 1 of 2 ways to receive the income:
a.    Life Annuity: We will pay monthly income for life. With a life annuity payment option, payments will only be made as long as the Annuitant is alive. Therefore, if the Annuitant dies after the first payment, then only one payment will be made and if the Annuitant dies before the first payment then no payments will be made.
b.    Life Annuity With Certain Period: We will pay equal monthly payments for either 120 or 240 guaranteed payments, and then for as long as the Annuitant is living thereafter. The period certain options are 10 and 20 years. However, by current company practice we may offer other options.
4.    Joint and Survivor Income: We will make monthly payments until the last surviving Payee’s death. Therefore, if both Payees die after the first payment, then only one payment will be made and if the both Payees die before the first payment then no payments will be made.. The Annuitant must be at least 50 years old and the Joint Annuitant/Payee must be at least 45 years old at the time of the first monthly payment.
FEDERAL TAX STATUS
Introduction
NOTE: We have prepared the following information on federal income taxes as a general discussion of the subject. It is not intended as tax advice to any individual. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of Ownership or receipt of distributions under the Contract. You should consult your own tax advisor about your own circumstances. We have included an additional discussion regarding taxes in the SAI.

Annuity Contracts in General
Deferred annuities are a way of setting aside money for future needs like retirement. Congress recognized how important saving for retirement is and provided special rules in the Internal Revenue Code for annuities.
Simply stated, these rules provide that generally you will not be taxed on the Gain, if any, on the money held in your annuity Contract until you take the money out. This is referred to as tax deferral. There are different rules as to how you will be taxed depending on how you take the money out and the type of Contract – qualified or non-qualified (discussed below).
You will generally not be taxed on increases in the value of your Contract until a distribution occurs – either as a surrender or as annuity payments.
When a non-natural person (e.g., corporation or certain other entities other than tax-qualified trusts) owns a Non-Qualified Contract, the Contract will generally not be treated as an annuity for tax purposes and any increase in the excess of the Contract Value over the investment in the Contract during the taxable year must generally be included in income. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax advisor.
Qualified and Non-Qualified Contracts
If you invest in a variable annuity as part of an individual retirement plan, your annuity is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan.
Qualified Contracts are issued in connection with the plans listed below. There is additional information about qualified Contracts in the SAI.
•    Individual Retirement Annuity (IRA): A traditional IRA allows individuals to make contributions, which may be deductible, to the annuity. Distributions from an IRA are generally subject to tax and, if made before age 59 1/2, may be subject to a 10% penalty tax.
•    Roth IRAs, as described in Code section 408A, permit certain eligible individuals to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to current tax. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made.
Distributions that are rolled over to another IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. An individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions of an IRA to a Roth IRA.
Minimum Distribution Rules and Eligible Rollover Distributions
Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. Consult with and rely upon your tax advisor. In addition, not all income options will always satisfy minimum required distribution rules. Consult with and rely upon your tax advisor before electing an income option. Please refer to the SAI for detailed information on when distributions must begin from qualified Contracts and how Death Benefit proceeds must be distributed.
Diversification and Distribution Requirements
The Internal Revenue Code provides that the underlying investments for a non-qualified variable annuity must satisfy certain diversification requirements in order to be treated as an annuity. The annuity must also meet certain distribution requirements at the death of the Annuitant or an Owner in order to be treated as an annuity Contract. These diversification and distribution requirements are discussed in the SAI. Midland National may modify the Contract to attempt to maintain favorable tax treatment.

Owner Control
In certain circumstances, a variable Contract Owner may be considered the Owner of the assets of a segregated account, such as the Registered Separate Account, if the IRS deems the Owner to possess “Ownership” in those assets, such as the ability to exercise investment control over the assets. If the Contract Owner is deemed to have “investor control” over the underlying Investment

Options, then the Contract Owner will be taxed currently on income and recognized gains under the Contract. The IRS has issued Revenue Ruling 2003-91 providing a safe harbor when the facts of the ruling are present. The ruling goes on to state that whether a Contract Owner has sufficient investor control over the assets depends on the facts and circumstances. Due to the uncertainty in this area, we reserve the right to modify the Contract in an attempt to maintain favorable tax treatment. However, there is no assurance that such modifications would be successful. While we believe that the Contracts do not give Owners investment control over separate account assets, we reserve the right to modify the Contracts as necessary to prevent an Owner from being treated as the Owner of the separate account assets supporting the Contract.
Surrenders and Partial Withdrawals
If you make a partial withdrawal from a Non-Qualified Contract before the annuity commencement date, the Internal Revenue Code treats that surrender as first coming from gain and then from your premium payments. When you make a partial withdrawal, you are taxed on the amount of the surrender that is gain. If you make a full surrender, you are generally taxed on the amount that your surrender proceeds exceed the “investment in the Contract,” which is generally your premiums paid (adjusted for any prior partial withdrawals that came out of the premiums). Withdrawals from Non-Qualified Contracts to pay third party registered investment advisor fees may be treated as taxable withdrawals. Consult a tax advisor. Different rules apply for annuity payments and under Qualified Contracts. See “Annuity Payments” below.
In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the Contract” to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the Contract” generally equals the amount of your non-deductible premium payments. In many cases, the “investment in the Contract” under a Qualified Contract can be zero.
The Internal Revenue Code also provides that surrendered gain may be subject to a penalty. The amount of the penalty is equal to 10% of the amount that is includable in income. Some surrenders will be exempt from the penalty. In general, in the case of a distribution from a Non-Qualified Contract, this includes any amount:
•    paid on or after the taxpayer reaches age 59 1/2;
•    paid after an Owner dies;
•    paid if the taxpayer becomes totally disabled (as that term is defined in the Internal Revenue Code);
•    paid in a series of substantially equal payments made annually (or more frequently) under a lifetime annuity;
•    paid under an immediate maturity; or
•    which come from premium payments made prior to August 14, 1982.
Special rules may be applicable in connection with the exceptions enumerated above. Also, additional exceptions apply to distributions from a Qualified Contract. You should consult your tax adviser with regard to exceptions from the penalty tax.
Advisory Fees
Generally, we will not treat Advisory Fees deducted from your Contract Value as taxable withdrawals if certain conditions are met. The IRS has issued a series of private letter rulings (“PLRs”) concluding that the payment of investment advisor fees to an investment advisor out of Contract Value will, in certain circumstances and subject to conditions, not be treated as taxable distributions from Non-Qualified Contracts, will not be taxable to the Contract Owner, are not reportable to the IRS as distributions from the Contract and are not subject to the 10% early withdrawal tax by Contract Owners who are under age 59 1⁄2. We have received such a private letter ruling from the IRS and intend to tax report in accordance with that ruling. Accordingly, advisory fees will be treated as non-taxable distributions for reporting purposes by the Company. In order to comply with the PLR, all of the following requirements must be met:
•    The Contract is designed for Contract Owners who will receive ongoing investment advice from an investment advisor who is appropriately licensed and in the business of providing investment advice;
•    The Contract Owner authorizes Advisory Fees to be paid periodically to the investment advisor from the Contract’s cash value;
•    The Advisory Fees will be determined based on an arms-length transaction between the Contract Owner and investment advisor;
•    The Advisory Fees will not exceed an amount equal to an annual rate of 1.5% of the Contract’s cash value determined at the time and in the manner provided by the fee authorization, but in all events based on the cash value during the period to which the Advisory Fees relate;
•    The Advisory Fees will compensate the investment advisor only for investment advice that the investment advisor provides to the Contract Owner with respect to the Contract and not for any other services or accounts;
•    While the fee agreement is in place, the Contract will be solely liable for the payment of Advisory Fees directly to the investment advisor;
•    The Contract Owner may not pay the Advisory Fees to the investment advisor from any other accounts or assets nor can the Contract Owner direct the payment of fees for any other purpose or to any other person; and
•    The investment advisor will not receive a commission for the sale of the Contract.
However, it is important to note that PLRs generally can be relied upon only by the taxpayers who obtained them and the IRS is not bound by this ruling with respect to your tax treatment under the Contract. In addition, it is unclear how an Advisory Fee in excess of the 1.5% limit will be treated by the IRS. We will report the amount of any Advisory Fee in excess of 1.5% to the IRS as a taxable distribution.
You should consult a tax adviser regarding the tax treatment of deducting Advisory Fees from your Contract Value and consider whether paying such Advisory Fees from a separate source is more appropriate for you.
Multiple Contracts
All non-qualified deferred annuity contracts that are issued by Midland National (or its affiliates) to the same Owner during any calendar year are treated as one annuity for purposes of determining the amount includable in the Owner’s income when a taxable distribution occurs.
Withholding
Distributions from Qualified and Non-Qualified Contracts are generally subject to withholding for your federal income tax liability. The withholding rate varies according to the type of distribution and your tax status. You will be provided the opportunity to elect not to have tax withheld from distributions when allowed by law.
Annuity Payments
Although the tax consequences may vary depending on the annuity payment option you select, in general, for Non-Qualified and certain Qualified Contracts, only a portion of the annuity payments you receive will be includable in your gross income.
In general, the excludable portion of each annuity payment you receive will be determined by dividing the “investment in the Contract” on the Maturity Date by the total expected value of the annuity payments for the term of the payments. This is the percentage of each annuity payment that is excludable.
The remainder of each annuity payment is includable in gross income. Once the “investment in the Contract” has been fully recovered, the full amount of any additional annuity payments is includable in gross income.
If, after Annuitization, annuity payments stop because an Annuitant has died, the excess (if any) of the “investment in the Contract” as of the Annuitization over the aggregate amount of annuity payments received that was excluded from gross income is generally allowable as a deduction for your last taxable year.
Partial Annuitization
If part of an annuity Contract’s value is applied to an annuity option that provides payments for one or more lives and for a period of at least ten years, those payments may be taxed as annuity payments instead of withdrawals. None of the payment options under the Contract are intended to qualify for this “partial Annuitization” treatment and, if you apply only part of the value of the Contract to a payment option, we will treat those payments as withdrawals for tax purposes.
Investment Income Surtax
Distributions from non-qualified annuity Contracts will be considered “investment income” for purposes of the investment income tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.
Definition of Spouse under Federal Law
The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s Death Benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax advisor for more information on this subject.

Annuity Contracts Purchased by Nonresident Aliens and Foreign Corporations
The discussion above provided general information regarding U.S. federal income tax consequences to annuity Owners that are U.S. persons. Taxable distributions made to Owners who are not U.S. persons will generally be subject to U.S. federal income tax withholding at a 30% rate, unless a lower treaty rate applies. In addition, such distributions may be subject to state and/or municipal taxes and taxes that may be imposed by the Owner’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships, and trusts) that are not U.S. residents. Prospective foreign Owners are advised to consult with a qualified tax advisor regarding U.S., state, and foreign taxation for any annuity Contract purchase.
Taxation of Death Benefit Proceeds
Amounts may be distributed from the Contract because of the death of the Annuitant (only if the Owner is a non-natural person) or an Owner. Generally, such amounts should be includable in the income of the recipient:
•    if distributed in a lump sum, these amounts are taxed in the same manner as a full surrender; or
•    if distributed under an annuity payment option, these amounts are taxed in the same manner as annuity payments.

Transfers, Assignments or Exchange of Contracts
A transfer of Ownership or absolute assignment of a Contract, the designation of an Annuitant or Payee or other Beneficiary who is not also the Owner, the selection of certain Maturity Date, or a change of Annuitant, may result in certain income or gift tax consequences to the Owner that are beyond the scope of this discussion. An Owner contemplating any such transfer, assignment, selection, or change should contact a competent tax advisor with respect to the potential tax effects of such a transaction.
Transfers of Non-Qualified Contracts for less than full and adequate consideration by the Owner at the time of such transfer, will trigger taxable income on the Gain in the Contract, with the transferee getting a step-up in basis for the amount included in the Owner’s income. This provision does not apply to transfers between spouses or transfers incident to a divorce.
Possible Tax Law Changes
Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. You should consult a tax advisor with respect to legal developments and their effect on the Contract. We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any Contract and do not intend the above discussion as tax advice
Federal Estate, Gift and Generation-Skipping Transfer Taxes
While no attempt is being made to discuss the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity Contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity Contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated Beneficiary or the actuarial value of the payments to be received by the Beneficiary. Consult with and rely on an estate planning advisor for more information.
Under certain circumstances, the Code may impose a generation-skipping transfer (“GST”) tax when all or part of an annuity Contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.
The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.
Annuity Purchases by Residents of Puerto Rico
The Internal Revenue Service has announced that income received by residents of Puerto Rico under life insurance or annuity Contracts issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to United States Federal income tax.
Foreign Tax Credits
We may benefit from any foreign tax credits attributable to taxes paid by certain portfolios to foreign jurisdictions to the extent permitted under Federal tax law.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
INFORMATION ABOUT MIDLAND NATIONAL
Generally
We are Midland National Life Insurance Company, a stock life insurance company. We were organized in 1906, in South Dakota, as a mutual life insurance company at that time named “The Dakota Mutual Life Insurance Company.” We were reincorporated as a stock life insurance company, in 1909. Our name “Midland” was adopted in 1925. We were re-domesticated to Iowa in 1999. We are licensed to do business in 49 states, the District of Columbia, Puerto Rico, the Virgin Islands, Guam and the Mariana Islands.
Midland National is a subsidiary of Sammons Financial Group, which is a wholly-owned subsidiary of Sammons Enterprises, Inc., Dallas, Texas. Sammons Enterprises has controlling or substantial stock interests in a large number of other companies engaged in the areas of insurance, corporate services, and industrial distribution.
Midland National relies on the exemption from filing reports under the Securities Exchange Act of 1934 provided by Rule 12h-7.
Midland National’s Business
Midland National Life Insurance Company and Subsidiaries (“Midland National” or the “Company”) is a wholly owned subsidiary of Sammons Financial Group, Inc. (“SFG”). Midland National has three wholly owned subsidiaries. MNL Reinsurance Company (“MNL Re”), Solberg Reinsurance Company (“Solberg Re”) and Canal Reinsurance Company (“Canal Re”) are captive reinsurance companies domiciled in Iowa. Midland National offers individual life and annuity products in 49 states and the District of Columbia. The Company is affiliated through common ownership with North American Company for Life and Health Insurance (“North American”) and Sammons Institutional Group, Inc. (“SIG”).
We develop innovative products and services in order to provide our distribution partners with a comprehensive suite of insurance products and services. We rely on feedback from customers, employees, registered representatives and agents, supplemented with a variety of industry information and customer databases, to develop new products to meet the demands of an evolving market. As a result, we are typically expanding product offerings in the rapidly growing indexed annuity and life space with emphasis on multiple indexes and crediting methods as well as innovative lifetime withdrawal features. Our suite of products is balanced across the customer spectrum. We believe our products are conservatively designed to achieve appropriate levels of index-based interest crediting through market cycles. Our complementary suite of product lines is designed to allow us to meet profit targets and growth objectives.
We distribute our products through multiple channels including independent agents, broker-dealers, benefit consultants and third-party marketers. In particular, we intend to continue to leverage the independent distribution channel, which has proven to be an effective model and focus on building relationships with a core group of distribution partners that result in persistency of production.
We strive to maintain profitability of our business over varying interest rate environments by monitoring and managing a close asset and liability duration match. We employ an asset liability management program which includes quarterly projections of asset and liability cash flows over a wide range of interest rate scenarios reflecting dynamic contract holder behavior.
Our operating framework includes a focus on operational efficiency, which we believe should allow us to continue to offer competitively priced products and earn attractive returns.
Competition
The markets for insurance products and retirement solutions are highly competitive. We compete for customers and agents with a large number of other insurers as well as noninsurance financial services companies, such as banks, broker-dealers and investment managers, some of which may have greater financial resources and brand recognition than we do. We believe that competition is affected by various factors, including but not limited to, perceived financial strength and claims-paying ability, ratings, investment performance, size and strength of the agency force, distribution capabilities, commission structure, range of product lines and product quality, price and features, customer service and general reputation.
The level of competition among providers of life insurance, annuities and other retirement solutions products may increase as a result of the continuing consolidation of the financial services industry. Mergers and consolidations could increase, as companies seek to improve their competitive position through increased market share, economies of scale and diversification of products and services.
Financial strength ratings
An insurance company’s claims paying ability and financial strength ratings are an important factor in establishing its competitive position relative to other insurance companies. Ratings are important in maintaining public confidence in us and our ability to market our products. Rating organizations annually review the financial performance and condition of insurers, including Midland National. The current financial strength/claims paying ability ratings for Midland National are set forth in the chart below.

Midland National’s Ratings

Rating Agency	Rating	Outlook
S&P	A+	Stable
A.M. Best	A+	Stable
Fitch	A+	Stable
 The ratings are meaningful to current and prospective contract holders and we believe give Midland National a competitive advantage in the Company’s target markets over competitors with lower ratings.
Risk Factors Related to Midland National and Its Business
The operating results of life and annuity insurance companies as reported under statutory accounting principles have historically been subject to significant fluctuations. The financial position and operating results of Midland National are subject to certain risk factors discussed more fully below. You should consider and read carefully all of the risks and uncertainties described below, as well as the other information contained in this prospectus, including our financial statements included elsewhere in this prospectus. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Information.”
The course of the novel coronavirus (COVID-19) pandemic, and responses to it, have been and may continue to be uncertain and difficult to predict, and could materially and adversely affect the Company’s business, results of operations, and financial condition.
Major public health issues, including the novel coronavirus COVID-19 pandemic (the “COVID-19 pandemic”), have caused and may continue to cause a large number of illnesses and deaths. Government authorities and other persons exercising governmental, political, or related authority or influence and other organizations may not effectively respond to the spread and severity of the COVID-19 pandemic, and their actions and the resulting impacts are unpredictable. The ultimate spread, duration, and severity of the COVID-19 pandemic, and of government authorities’ actions to address it, are uncertain, and may persist. Adverse conditions may worsen over time. Actions to respond to the COVID-19 pandemic have reduced and altered economic activity and financial markets. New information about the severity and duration of the COVID-19 pandemic or other public health issues, and government authorities, business, and societal reactions to that information, may increase the severity or duration of the COVID-19 pandemic and its effects.
The COVID-19 pandemic, and its effect on financial markets, could continue to adversely impact the Company’s investment portfolio. Market volatility may slow or prevent the Company from reacting to market events as effectively as it otherwise could. When the Company sells its investment holdings, it may not receive the prices it seeks, and may sell at a price lower than its carrying value, due to market volatility or other disruptions. Borrowers may delay or fail to pay principal and interest when due, tenants and residents may delay or fail to pay rent according to the terms of their lease and government authorities may delay or place a moratorium on foreclosures, evictions or otherwise impair enforcement actions, affecting the value of the Company’s real estate investments, mortgage-backed securities, and other investments, and the cash flows they produce.
A continued slowdown in U.S. or global economic conditions brought on by the COVID-19 pandemic could adversely affect the values and cash flows of assets in the Company’s investment portfolio, especially if prolonged. Certain asset classes in the Company’s investment portfolio related to commercial real estate or companies in industries that could be most severely impacted by the economic disruption, including, but not limited to, oil and gas, gaming and lodging, retail and airlines, or tied to certain commodities, could suffer significant declines in valuation.
Government authorities’ actions, including activity by the U.S. Federal Reserve and other central banks, in response to the COVID-19 pandemic could cause sustained volatility in the interest rate environment, which could adversely affect the Company’s business and financial results.
The COVID-19 pandemic could increase claims under many of the Company’s policies and contracts. The impact of the COVID-19 pandemic on claims in each quarter may be greater than in prior quarters. In addition, an increased number of policyholders and contract holders may have lower income or assets, and may have difficulty paying premiums and fees. Government authorities may require (or suggest) “no lapse” in policy coverage for uncertain or prolonged periods of time, regardless of whether the Company receives premiums or is able to assess fees against policyholder or contract holder account balances. Legal and regulatory responses to the COVID-19 pandemic and related public health issues may also include the extension of insurance coverage beyond the Company’s policy or contract language, and/or changes to insurance policy or annuity contract conditions such as premium grace periods, suspension of cancellations, and extensions of proof of loss deadlines. These changes may cause additional expenses to adjust or override automated notification systems. Government authorities may also purport to change policy coverage, including retroactively, exposing the Company to risks and costs it was unable to foresee or underwrite. The Company may also voluntarily (or in response to requirements, guidance, or pressure) adopt customer accommodations, such as waiving exclusions, forgoing rate increases or implementing lower rate increases than the Company would in the ordinary course of its business, relaxation of claim documentation requirements, premium credit or accommodations for customers experiencing economic or other distress as a result of the COVID-19 pandemic. Policyholders or contract holders seeking sources of liquidity due to COVID-19 pandemic-related economic uncertainty and increased unemployment may withdraw, surrender or take policy loans at greater rates than the Company expected.

As a result of the COVID-19 pandemic, the Company’s cost of reinsurance on future reinsurance agreements could increase, or it may find reinsurance less available.
Policyholders and contract holders may change their behavior in unexpected ways. For example, they may surrender policies or contracts, take withdrawals and policy loans, change their premium payment practices, exercise product options, or take other actions as a result of the COVID-19 pandemic and government authorities’ efforts to respond to it. If policyholder and contract holder lapse and surrender rates significantly exceed the Company’s expectations, it could have a material adverse effect on the Company’s business, financial condition, results of operation, liquidity and cash flows.
We face risks related to recent increases in incidents of social, civil and political unrest, which could disrupt our operations.
Our business, including our investments, could be adversely affected by recent increases in incidents of social, civil and political unrest taking place in the U.S. and elsewhere. There can be no assurance as to when such civil unrest will end or that it will not escalate in the future. Any continuation or future escalation in such civil unrest, or a failure to restore public and social order by the governmental authorities in affected markets, could adversely affect the security and stability of the localities in which we operate, which could disrupt our operations, or the security and stability of the obligors on our investments. Any such impacts could increase the default rate, or negatively affect the carrying value, of such investments, which could have a material adverse effect on our business, financial condition and results of operations.
If difficult conditions in the global capital markets and the economy generally persist, they may materially adversely affect our business and results of operations.
Our business and results of operations are materially affected by conditions in the global capital markets and the economy generally. Stressed conditions, volatility and disruptions in financial asset classes or various markets, including global capital markets, can have an adverse effect on us, in part because we have a large investment portfolio and our insurance liabilities are sensitive to changing market factors. Global market factors, including interest rates, credit spreads, equity prices, equity market volatility, economic uncertainty, the impact of public health crises (e.g. the COVID-19 pandemic) and reactions and responses thereto, real estate markets, consumer spending, business investment, government spending, the volatility and strength of the capital markets, deflation, inflation, counterparty risks, changes in laws or regulations (including laws relating to the financial markets generally or the taxation or regulation of the insurance industry), trade barriers, commodity prices, currency exchange rates and controls and national and international political circumstances (including governmental instability, wars, terrorist acts or security operations) can all affect our financial condition, as well as the volume, profitability and results of our business operations, either directly or by virtue of their impact on the business and economic environment generally and on general levels of economic activity, employment and customer behavior specifically. Disruptions in one market or asset class can also spread to other markets or asset classes. Upheavals in the financial markets can also affect our financial condition (including our liquidity and capital levels) as a result of mismatched impacts on the value of our assets and our liabilities.
At times, throughout the past several years, volatile conditions have characterized financial markets. Significant market volatility, and government actions taken in response thereto, may exacerbate some of the risks we face.
To the extent these uncertain financial market conditions persist, our revenues and net investment income are exposed to these risks and may be adversely affected as a result. Similarly, sustained periods of low interest rates could cause our profit margins to erode. Also, in the event of extreme prolonged market events, such as a global credit crisis, we could incur significant capital and/or operating losses. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.
We are also exposed to risks associated with the potential financial instability of our customers, whether individual or institutional, many of whom may be adversely affected by the volatile conditions in the capital markets. Due to the macro-economic challenges currently affecting the economy of the U.S. and other parts of the world, customers may experience serious cash flow problems and other financial difficulties. As a result, they may modify, delay, or cancel plans to purchase our products, or may make changes in the mix of products purchased that are unfavorable to us. Any inability of current and/or potential customers to pay for our products may adversely affect our earnings and cash flow.
In addition, we are susceptible to risks associated with the potential financial instability of the vendors on which we rely to provide services or to whom we delegate certain functions. The same conditions that may affect our customers also could adversely affect our vendors, causing them to significantly and quickly increase their prices or reduce their output. Our business depends on our ability to perform, in an efficient and uninterrupted fashion, our necessary business functions, and any interruption in the services provided by third parties could also adversely affect our cash flow, profitability, and financial condition.
Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, our access to capital and our cost of capital.
The capital and credit markets may be subject to periods of extreme volatility and disruption, which could cause our liquidity and credit capacity to be limited.
We need liquidity to pay our operating expenses, maintain our securities lending activities, support our hedging programs, and fund maturing liabilities. Without sufficient liquidity, we could be forced to curtail our operations, and our business and financial results may suffer.
In the event market or other conditions have an adverse impact on our capital and liquidity and our current resources do not satisfy our needs, we may have to seek additional financing. The availability of additional financing will depend on a variety of factors, such as the then current market conditions, regulatory considerations, availability of credit to us and the financial services industry generally, our credit ratings and credit capacity, and the perception of our customers and lenders regarding our long- or short-term financial prospects if we incur large operating or investment losses or if the level of our business activity decreases due to a market downturn. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. Our internal sources of liquidity may prove to be insufficient and, in such case, we may not be able to successfully obtain additional financing on favorable terms, or at all.
Our liquidity requirements may change if, among other things, we are required to return significant amounts of cash collateral on short notice under our securities lending requirements.
Disruptions, uncertainty or volatility in the capital and credit markets may also limit our access to capital needed to operate our business, most significantly in our insurance company subsidiaries. Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities; satisfy regulatory capital requirements; and access the capital necessary to grow our business. As a result, we may be forced to delay raising capital, issue different types of securities than we would have otherwise, less effectively deploy such capital, issue shorter tenor securities than we prefer, or bear an unattractive cost of capital, which could decrease our profitability and significantly reduce our financial flexibility. Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by disruptions in the financial markets.
We are exposed to significant financial and capital markets risks that may adversely affect our results of operations, financial condition and liquidity, and may cause our net investment income to vary from period to period.
We are exposed to significant financial and capital markets risks, including changes in interest rates, credit spreads, equity prices, real estate markets, market volatility, global economic performance in general, the performance of specific obligors, including governments, included in our investment portfolio and other factors outside our control.
Interest rate risk. Some of our products, principally life insurance and fixed annuities, expose us to the risk that changes in interest rates will reduce our investment margin or “spread,” or the difference between the amounts that we are obligated to pay under the contracts in our general account and the rate of return we earn on general account investments intended to support obligations under such contracts. Our spread is a key component of our net income.
During periods when interest rates are low, we may be forced to reinvest proceeds from investments that have matured or have been prepaid or sold at lower yields, which will reduce our investment margin. Moreover, during periods when interest rates are low, borrowers may prepay or redeem fixed income securities and mortgage loans in our investment portfolio with greater frequency in order to borrow at lower market rates, thereby exacerbating this risk. Although lowering interest crediting rates can help offset decreases in spreads on some products, our ability to lower these rates could be limited by competition or contractually guaranteed minimum rates and may not match the timing or magnitude of changes in asset yields. As a result, our spread could decrease or potentially become negative.
A decline in market interest rates could also reduce our return on investments that do not support particular policy obligations. During periods of sustained lower interest rates, policy liabilities may not be sufficient to meet future policy obligations and may need to be strengthened. Accordingly, declining and sustained lower interest rates may materially affect our results of operations, financial position and cash flows and significantly reduce our profitability.
Increases in market interest rates could also negatively affect our profitability. In periods of rapidly increasing interest rates, we may not be able to replace, in a timely manner, the investments in our general account with higher yielding investments needed to fund the higher crediting rates necessary to keep interest sensitive products competitive. We, therefore, may have to accept a lower spread and, thus, lower profitability or face a decline in sales and greater loss of existing contracts and related assets. In addition, policy loans, surrenders and withdrawals may tend to increase as contract holders seek investments with higher perceived returns as interest rates rise. This process may result in cash outflows requiring that we sell investments at a time when the prices of those investments are adversely affected by the increase in market interest rates, which may result in realized investment losses. An increase in market interest rates could also have a material adverse effect on the value of our investment portfolio, for example, by decreasing the estimated fair values of the fixed income securities that comprise a substantial portion of our investment portfolio.
We are also affected by the monetary policies of the Federal Reserve. In an attempt to curb rising inflation, the Federal Reserve and other central banks raised interest rates multiple times in 2022 and 2023. As the Federal Reserve changes the target range for the benchmark federal funds rate, this may adversely affect the economy and could generate volatility in debt and equity markets. If the Federal Reserve moves short-term interest rates higher, this could lead to declining values on fixed income investments. The actions of the Federal Reserve may have an impact on the pricing levels of risk-bearing investments, and may adversely impact the level of product sales. It is unclear whether and how interest rates will change in future periods.
Although we take measures to manage the economic risks of investing in a changing interest rate environment, we may not be able to mitigate the interest rate risk of our fixed income investments relative to our liabilities.
Credit Spreads. Our exposure to credit spreads primarily relates to market price volatility and cash flow variability associated with changes in such spreads. Market volatility can make it difficult to value certain of our securities if trading becomes less frequent. In such case, valuations may include assumptions or estimates that may have significant period-to-period changes, which could have a material adverse effect on our results of operations or financial condition. If there is a resumption of significant volatility in the markets, it could cause changes in credit spreads and defaults and a lack of pricing transparency which, individually or in tandem, could have a material adverse effect on our results of operations, financial condition, liquidity or cash flows.

Equity Risk. Our primary exposure to equity risk relates to the potential for lower earnings associated with certain of our businesses where fee income is earned based upon the estimated fair value of the assets under administration. Downturns and volatility in securities markets can have an adverse effect on the revenues and investment returns from our investment products and services.
In addition, we invest a portion of our investments in alternative assets, such as private equity and private debt funds. The amount and timing of net investment income from such funds tends to be uneven as a result of the performance of the underlying investments. The timing of distributions from such funds, which depends on particular events relating to the underlying investments, as well as the funds’ schedules for making distributions and their needs for cash, can be difficult to predict. Significant volatility could adversely impact returns and net investment income on these alternative investment classes. In addition, the estimated fair value of such investments may be impacted by downturns or volatility in securities markets.
Real Estate Risk. Our primary exposure to real estate risk relates to residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”) and residential and commercial mortgage loans. Our exposure to these risks stems from various factors, including real estate supply and demand, geographic and extreme weather events and conditions, and interest rate fluctuations. General economic conditions and the recovery rate in the real estate sectors will continue to influence the performance of these investments. These factors, which are beyond our control, could have a material adverse effect on our results of operations, financial condition, liquidity or cash flows.
Credit Risk. There is a risk that issuers of our investments may default or that other parties may not be able to pay amounts due to us and our subsidiaries. We manage our investments to limit credit risk by diversifying our portfolio among various security types and industry sectors. In addition, we take into account default risk in our product pricing. Although we believe that we carefully manage these risks, there can be no guarantee that credit risk will be managed successfully in all situations. Any failure to successfully manage credit risk could have a material adverse effect on our results of operations, financial condition, liquidity or cash flows.
Our participation in securities lending programs and a repurchase program subjects us to potential liquidity and other risks.
We participate in a reverse repurchase program, which is considered part of a securities lending program, whereby we sell fixed income securities to third-party repurchase counterparties, primarily major brokerage firms and commercial banks, with a concurrent agreement to repurchase those same securities at a determined future date. The cash proceeds received under the repurchase program are typically invested in fixed income securities and cannot be returned prior to the scheduled repurchase date; however, market conditions on the repurchase date may limit our ability to enter into new agreements. The repurchase of securities or our inability to enter into new repurchase agreements would require us to return the cash collateral proceeds associated with such transactions on the repurchase or maturity date.
For repurchase transactions, the securities held as invested collateral (i.e., securities that we have purchased with cash collateral received) generally have floating rate coupons that match the floating rate liabilities to minimize the impact of interest rate risk. However, in some cases, the maturity of the securities held as invested collateral may exceed the term of the related securities under repurchase agreements and the estimated fair value may fall below the amount of cash received as collateral and invested. If we are required to return significant amounts of cash collateral on short notice and we are forced to sell securities to meet the return obligation, we may have difficulty selling such collateral that is invested in securities in a timely manner, be forced to sell securities in a volatile or illiquid market for less than we otherwise would have been able to realize under normal market conditions, or both. In addition, under adverse capital market and economic conditions, liquidity may broadly deteriorate, which would further restrict our ability to sell securities. If we decrease the amount of our securities lending and repurchase activities over time, the amount of net investment income generated by these activities will also likely decline.
We may have difficulty selling certain holdings in our investment portfolio in a timely manner and realizing full value given their illiquid nature.
There may be a limited market for certain investments we hold in our investment portfolio, making them relatively illiquid. These include privately-placed fixed maturity securities, mortgage loans, policy loans, leveraged leases, equity real estate, such as real estate joint ventures and funds, and other limited partnership interests. In recent years, even some of our very high quality investments experienced reduced liquidity during periods of market volatility or disruption. If we were forced to sell certain of our investments during periods of market volatility or disruption, market prices may be lower than our carrying value in such investments. This could result in realized losses which could have a material adverse effect on our net income and financial position.
The determination of the amount of expected credit losses taken on our investments is highly subjective and could materially impact our business, financial condition and results of operations.
The determination of the amount of expected credit losses vary by investment type and is based on our periodic case-by-case evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects changes in expected credit losses in operations as such evaluations are revised. Such evaluations and assessments can change significantly from period to period, especially in times of high market volatility. There can be no assurance that management has identified all securities that could ultimately impact the level of impairments taken and allowances reflected in the financial statements. Furthermore, additional credit losses may need to be taken or provided for in the future. Historical trends may not be indicative of future credit losses.

Defaults on commercial mortgage loans and volatility in performance may adversely affect our business, financial condition and results of operations.
Commercial mortgage loans may face heightened delinquency and default risk due to economic conditions which may have a negative impact on the performance of the underlying collateral, resulting in declining values and an adverse impact on the obligors of such instruments. An increase in the default rate of our commercial mortgage loan investments could have an adverse effect on our business, financial condition and results of operations.
In addition, the carrying value of commercial mortgage loans is negatively impacted by such factors. The carrying value of commercial mortgage loans is stated at outstanding principal less any loan loss allowances recognized. Considerations in determining allowances include, but are not limited to, the following: (i) declining debt service coverage ratios and increasing loan to value ratios; (ii) bankruptcy filings of major tenants or affiliates of the borrower on the property; (iii) catastrophic events at the property; and (iv) other subjective events or factors, including whether the terms of the debt will be restructured. There can be no assurance that management’s assessment of loan loss allowances on commercial mortgage loans will not change in future periods, which could lead to investment losses.
Our investment managers select investments that could be substantially below return expectations, below the returns of our competitors investments, or result in losses. Our investment managers select individual investments pursuant to broad authority within their stated guidelines, and we do not approve each investment decision made by these managers.
Our investment portfolio adheres to investment guidelines and policies and risk limits, however our investment managers are allowed considerable discretion within the context of an Enterprise Risk Management (“ERM”) overlay as well as other compliance measures authorized by our Investment Committee. The discretion afforded to our investment managers may result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Our historical investment performance should not be considered as indicative of future results of our investment portfolio.
Exposure to limited partnerships investments could adversely affect our investment portfolio.
We owned $[3,092] million and $[2,279] million of investments in limited partnerships at December 31, 2023 and December 31, 2022, respectively. As of December 31, 2023 and December 31, 2022, we had future funding commitments relating to limited partnerships of $[1,146] million and $[1,201] million, respectively. These investments consist primarily of domestic and international private equity funds, private debt funds, infrastructure funds and other miscellaneous alternative investments. These investments may produce investment income which fluctuates from period to period and is less predictable and more variable than may be the case with more conventional asset classes. In addition, many of these assets have limitations on redemptions and trading, which may cause them to be substantially less liquid than more conventional asset classes, such as publicly traded fixed income securities and equities.
If we do not appropriately structure our hedges in relation to our anticipated liabilities, our ability to conduct our businesses could be adversely affected.
We actively seek to hedge our securities market exposure, including exposure through the writing of indexed annuity products and indexed universal life products. Our ability to measure and manage risk and to implement our investment strategy and hedging arrangements is crucial to our success. If we do not properly structure such hedges to meet our expected liabilities, we could be forced to liquidate investments in order to pay any difference between the amount paid under the hedges and the amounts due for such liabilities, which could have an adverse impact on our financial condition or results of operations.
The success of our investment strategy and hedging arrangements will also be affected by general economic conditions. These conditions may cause volatile interest rates and securities markets, which in turn could increase the cost of hedging. Volatility or illiquidity in the markets could significantly and negatively affect our ability to appropriately execute our hedging strategies.
A downgrade or a potential downgrade in Midland National’s financial strength ratings could harm our competitive position.
Rating agencies regularly review the financial performance and condition of insurers, including Midland National. The current financial strength/claims paying ability ratings for Midland National as assigned by S&P, A.M. Best and Fitch were A+ (Strong), A+ (Superior) and A+, respectively. These ratings indicate a rating agency’s view of our ability to meet the obligations applicable to our in-force insurance contracts.
The rating agencies assign ratings based upon consideration of several qualitative and quantitative factors, including the rated company’s operating performance and investment results, products, risk profile, and capital resources. The rating agencies may also consider factors that may be outside of the rated company’s control, including changes in general economic conditions or their sentiment towards a particular industry. A downgrade in the ratings of Midland National could have an adverse effect on our business, financial condition and results of operations. In addition, a downgrade in the ratings of Midland National could adversely affect, among other things, (a) its ability to sell certain of its products, (b) the rate of contract surrenders and withdrawals and (c) the return on the insurance and annuity products it issues and, ultimately, the results of its operations. In addition, there can be no assurance that a rating will be maintained for any given period of time or that a rating will not be lowered or withdrawn in its entirety.
We cannot predict what actions rating agencies may take in the future that could adversely affect our business, including changes to their respective capital sufficiency models. As with other companies in the financial services industry, our ratings could be downgraded at any time and without any notice by any rating agency, and any such downgrade could adversely affect our business, financial condition and results of operations.

We may not be able to mitigate the reserve strain associated with Regulation 830 and NAIC Actuarial Guideline 38, potentially resulting in a negative impact on our capital position or in a need to increase prices and/or reduce sales of term or universal life products.
The NAIC Model Regulation entitled “Valuation of Life Insurance Policies,” commonly known as “Regulation 830” or “Model #830,” requires insurers to establish additional statutory reserves for certain term life insurance policies with long-term premium guarantees and for certain universal life policies with secondary guarantees. In addition, NAIC Actuarial Guideline 38 (“AG38”) clarifies the application of Model #830 with respect to certain universal life insurance policies with secondary guarantees. Many of our term insurance products and an increasing number of our universal life insurance products are affected by Model #830 and AG38, respectively. The application of both Model #830 and AG38 involves numerous interpretations. At times, there may be differences of opinion between management and state insurance departments regarding the application of these and other actuarial standards. Such differences of opinion may lead to a state insurance regulator requiring greater reserves to support insurance liabilities than management estimated.
Model # 830 and AG38 require Midland National to establish statutory reserves for applicable term and universal life products at a level that exceeds what the company’s actuarial assumptions for the applicable business would otherwise require. We have implemented, and may implement in the future, reinsurance and capital management actions to mitigate the capital impact of Model #830 and AG38, including the use of letters of credit and the implementation of other transactions that provide acceptable collateral to support the reinsurance of the liabilities to wholly owned reinsurance captives or to third-party reinsurers. These arrangements are subject to review by state insurance regulators.
As of January 1, 2015, our insurance company subsidiaries became subject to a new actuarial guideline, NAIC Actuarial Guideline 48 (“AG48”), that affects the types of assets insurance companies can use in captive reinsurance companies to back the reserves they hold for term and universal life products. Specifically, AG48 prescribes an actuarial method to determine the portion of the assets held to support reserves for certain term and universal life policies that must be “primary securities,” which are defined as cash and securities rated by the Securities Valuation Office of the NAIC (subject to some limited exceptions) or, in limited cases, certain other assets. AG48 provides that reserves in excess of those calculated with the prescribed actuarial method may be supported or financed with a broader range of assets, referred to as “other securities.” AG48 applies to certain term and universal life insurance policies written from and after January 1, 2015, or written prior to January 1, 2015, but not included in a captive reinsurer financing arrangement as of December 31, 2014. The NAIC adopted a revised Credit for Reinsurance Model Law in January 2016 and the Term and Universal Life Insurance Reserve Financing Model Regulation in December 2016 to replace AG48. Effective July 1, 2017, Iowa substantially adopted the revised Credit for Reinsurance Model Law. Effective January 10, 2018, Iowa substantially adopted the Term and Universal Life Insurance Reserve Financing Model Regulation, replacing AG48 for Iowa ceding insurers.
We cannot provide assurance that there will not be regulatory challenges to the reinsurance and capital management actions we have taken to date, or those we may take in the future, or that acceptable collateral obtained through such transactions will continue to be available or available on a cost- effective basis. The result of those potential challenges, as well as the inability to obtain acceptable collateral, could require us to increase statutory reserves, incur higher operating and/or tax costs or reduce sales.
Certain of the reserve financing facilities we have put in place will mature prior to the run off of the liabilities they support. As a result, we cannot provide assurance that we will be able to continue to implement actions either to mitigate the impact of Model #830, AG38 and AG48 on future sales of term and universal life insurance products or maintain collateral support related to our captives or existing third-party reinsurance arrangements to which one of our captive reinsurance subsidiaries is a party. If we are unable to continue to implement those actions or maintain existing collateral support, we may be required to increase statutory reserves or incur higher operating costs than we currently anticipate. Because term and universal life insurance are particularly price-sensitive products, any increase in premiums charged on these products to compensate us for the increased statutory reserve requirements or higher costs of reinsurance may result in a significant loss of volume and materially and adversely affect our life insurance business.
A significant portion of our institutional funding is obtained from a Federal Home Loan Bank, which subjects us to liquidity risks associated with sourcing a large concentration of our funding from one counterparty.
A significant portion of our institutional funding is obtained from the FHLB, which primarily serves as a source of funding to complement our securities lending program. As of December 31, 2023 and December 31, 2022, we had $3.1 billion of FHLB borrowings outstanding. Should the FHLB choose to change its definition of eligible collateral, or if the market value of the pledged collateral decreases in value due to changes in interest rates or credit ratings, we may be required to post additional amounts of collateral in the form of cash or other eligible collateral. If we do not have assets maturing concurrently with the maturing liability, we could be required to renew maturing agreements at higher costs. Additionally, we may be required to find other sources to replace this funding if we lose access to the FHLB funding. This could occur if our creditworthiness falls below the FHLB’s requirements or if legislative or other political actions cause changes to the FHLB’s mandate or to the eligibility of life insurance companies to be members of the FHLB system.
Our products and services are complex and are frequently sold through intermediaries, and a failure to properly perform services or the misrepresentation of our products or services could have an adverse effect on our revenues and income.
Many of our products and services are complex and are frequently sold through intermediaries. In particular, our insurance businesses are reliant on intermediaries to describe and explain our products to their potential customers, and although we take precautions to avoid this result, such intermediaries may be deemed to have acted on our behalf. The intentional or unintentional misrepresentation of our products and services in advertising materials or other external communications, or inappropriate activities by our personnel or an intermediary, could result in liability for us and have an adverse effect on our reputation and business prospects, as well as lead to potential regulatory actions or litigation.
The insurance business is a heavily regulated industry and changes in state and federal regulation may affect our profitability.
We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which Midland National transacts business. Midland National is domiciled in Iowa and is licensed to transact its insurance business in, and is subject to regulation and supervision by, insurance regulators in all U.S. states and territories, except New York and American Samoa. The ability of Midland National to continue to conduct its business is dependent upon the maintenance of its licenses in these various jurisdictions.
State insurance laws regulate most aspects of Midland National’s insurance business. Insurance regulatory authorities in the United States have broad administrative powers with respect to, among other things:
•    licensing companies and agents to transact business;
•    calculating the value of assets to determine compliance with statutory requirements;
•    mandating certain insurance benefits;
•    regulating certain premium rates;
•    reviewing and approving policy forms;
•    regulating unfair trade and claims practices, including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;
•    establishing and revising statutory capital and reserve requirements and solvency standards;
•    fixing maximum interest rates on insurance policy loans and minimum rates for guaranteed crediting rates on life insurance policies and annuity contracts;
•    approving future rate increases;
•    approving changes in control of insurance companies;
•    restricting the payment of dividends and other transactions between affiliates; and
•    regulating the types, amounts and valuation of investments.
These laws and regulations affecting the insurance industry are complex and subject to change. Moreover, they are administered and enforced by a number of different regulatory authorities, including state insurance regulators, state securities administrators, the SEC, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the U.S. Department of Labor (the “DOL”), the U.S. Department of Justice, and state attorneys general, each of which exercises a degree of interpretive latitude. In some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. For example, state insurance laws and regulations are generally intended to protect or benefit contract holders rather than shareholders or holders of other securities of insurance companies or their holding companies. These laws and regulations may in some respects limit our insurance company subsidiaries’ ability to grow and improve the profitability of their businesses.
State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, can be made for the benefit of the consumer, or for other reasons, at the expense of the insurer, and thus could have an adverse effect on the financial condition and results of operations of our insurance company subsidiaries. Midland National cannot guarantee that the impact of any NAIC recommendations or proposed or future legislation or rule-making in the U.S. or elsewhere will not have an adverse effect on the results of operations or financial condition of our insurance company subsidiaries.
As increased scrutiny has been placed upon the insurance regulatory framework, a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems. In December 2010, the NAIC adopted amendments to the Insurance Holding Company System Regulatory Act and Model Regulation (the “Amended Holding Company Model Act”). The Amended Holding Company Model Act introduced the concept of “enterprise risk” within an insurance holding company system. The Amended Holding Company Model Act imposes more extensive informational requirements on parents and other affiliates of licensed insurers with the purpose of protecting the licensed companies from enterprise risk, including requiring an annual enterprise risk report by the ultimate controlling person identifying the material risks within the insurance holding company system that could pose enterprise risk to the licensed companies. In September 2012, the NAIC adopted the Risk Management and Own Risk and Solvency Assessment (“ORSA”) Model Act, which requires insurers to maintain a framework for identifying, assessing, monitoring, managing and reporting on the “material and relevant risks” associated with the insurer’s (or insurance group’s) current business plans. Under the ORSA Model Act, certain insurers must undertake an internal risk management review no less often than annually (but also at any time when there are significant changes to the risk profile of the insurer or its insurance group) in accordance with the ORSA Guidance Manual adopted by the NAIC, and prepare a summary report (“ORSA Report”) assessing the adequacy of the insurer’s risk management and capital in light of its current and future business plans. The ORSA Report is filed with a company’s lead state regulator and will be available to other domiciliary regulators within the holding company system. In November 2014, the NAIC adopted the Corporate Governance Annual Disclosure Model Act and Model Regulation (together, the “Corporate Governance Model Act”), which require an insurer to provide an annual disclosure regarding its corporate governance practices to its domestic regulator and lead state regulator. As adopted by the NAIC, the requirements of the Corporate Governance Model Act were effective January 1, 2016, with the first annual disclosure due by June 1, 2016. In December 2014, the NAIC promulgated additional amendments to the Amended Holding Company Model Act (the “Revised Amended Holding Company Model Act”) for consideration by the various states that address the authority of an insurance commissioner to act as the group-wide supervisor for an internationally active insurance group or to acknowledge the authority of another regulatory official, from another jurisdiction, to so act.
Each of the Amended Holding Company Model Act, the ORSA Model Act, the Corporate Governance Model Act and the Revised Amended Holding Company Model Act must be adopted by the individual states for the new requirements to apply to U.S. domestic insurers, and specifically in Iowa for the changes to apply to our insurance company subsidiaries. Iowa has substantially adopted the Amended Holding Company Model Act, the ORSA Model Act, the Corporate Governance Model Act and the Revised Amended Holding Company Model Act. Although the federal government currently does not directly regulate the insurance business, federal legislation and administrative policies in several areas, including pension regulation, financial services regulation, securities regulation, federal taxation, and environmental, social, and governance (“ESG”) considerations, can significantly and adversely affect the insurance business.
In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) was enacted and signed into law. The Dodd-Frank Act made extensive changes to the laws regulating the financial services industry and required various federal agencies to adopt a broad range of new rules and regulations.
Among other things, the Dodd-Frank Act imposed a comprehensive new regulatory regime on the over-the-counter (“OTC”) derivatives marketplace. Title VII of the Dodd-Frank Act (“Title VII”) subjected “swap dealers”, “major swap participants”, “security-based swap dealers” and “major security- based swap participants” (each as defined in the legislation and further clarified by the rulemaking) to registration and substantial supervision and regulation, including capital standards, margin requirements, business conduct standards, recordkeeping and reporting requirements. Title VII also requires central clearing for certain derivatives transactions that the U.S. Commodities Futures Trading Commission (“CFTC”) determines must be cleared and are accepted for clearing by a “derivatives clearing organization” (subject to certain exceptions) and that certain transactions subject to the mandatory clearing requirement be executed on a regulated exchange or swap execution facility. Title VII also provided the CFTC with authority to impose position limits across markets, including the swap market. The ongoing implementation and finalization of the Title VII requirements and its related regulations may adversely affect our ability to hedge risks associated with our business, including our fixed index annuity business, by increasing the costs of, imposing regulatory restrictions on, or reducing liquidity for derivatives transactions that we use to hedge such risks. Further, centralized clearing of derivatives transactions exposes us to concentrated risk of default by a clearinghouse with respect to our cleared derivative transactions.
The Dodd-Frank Act also established the Financial Stability Oversight Council (the “FSOC”) and authorized the FSOC to designate non-bank financial companies as systemically important financial institutions (“SIFIs”), thereby subjecting them to enhanced prudential standards and supervision by the Board of Governors of the Federal Reserve System (“Federal Reserve”). The prudential standards for non-bank SIFIs include enhanced RBC requirements, leverage limits, liquidity requirements, single counterparty exposure limits, governance requirements for risk management, stress test requirements, special debt-to-equity limits for certain companies, early remediation procedures, and recovery and resolution planning. In April 2023, FSOC proposed new guidance to revise the process for designating non-bank financial companies as a SIFI. If the FSOC were to designate SFG as a non-bank SIFI, SFG would become subject to certain of these enhanced prudential standards.
The Dodd-Frank Act also established a Federal Insurance Office (the “FIO”) within the Treasury Department. The Dodd-Frank Act authorizes the FIO to assist the Secretary of the Treasury Department in negotiating covered agreements. A covered agreement is an agreement between the U.S. and one or more foreign governments, authorities or regulatory entities, regarding prudential measures with respect to insurance or reinsurance. The FIO is further charged with determining, in accordance with the procedures and standards established under the Dodd-Frank Act, whether state laws are preempted by a covered agreement.
Pursuant to this authority, in September 2017, the U.S. and the EU signed a covered agreement to address, among other things, reinsurance collateral and insurance group supervision requirements (the “EU Covered Agreement”), and the U.S. released the Policy Statement, providing the U.S.’ interpretation of certain provisions in the EU Covered Agreement. The Policy Statement provides that the U.S. expects that the group capital calculation developed by the NAIC will satisfy the EU Covered Agreement’s group capital assessment requirement. See “Regulation—Capital Requirements.” In addition, on December 18, 2018, a Bilateral Agreement between the U.S. and U.K. on Prudential Measures Regarding Insurance and Reinsurance, or the “UK Covered Agreement,” was signed in anticipation of the United Kingdom’s exit from the EU.
U.S. state regulators had until September 22, 2022 to adopt reinsurance reforms removing reinsurance collateral requirements for EU and UK reinsurers that meet the prescribed minimum conditions set forth in the applicable EU Covered Agreement or UK Covered Agreement or state laws imposing such reinsurance collateral requirements may be subject to federal preemption. The NAIC has adopted revisions to the Credit for Reinsurance Model Law and Model Regulation that would, if adopted into law by state legislatures, implement the reinsurance collateral provisions of the EU Covered Agreement and UK Covered Agreement. Iowa has substantially adopted such amendments to the Credit for Reinsurance Model Law and Regulation. We cannot predict with any certainty what the impact of implementation of the EU Covered Agreement or the UK Covered Agreement will be on our business and whether the interpretation of the provisions of the EU Covered Agreement and the UK Covered Agreement will change.
The Company is required to comply with Statutory Accounting Principles (“SAP”). SAP and various components of SAP (such as actuarial reserving methodologies) are subject to review by the NAIC and its task forces and committees, as well as state insurance departments, in an effort to address emerging issues and otherwise improve or alter financial reporting. Various proposals are currently pending before committees and task forces of the NAIC, some of which, if adopted, would negatively affect our reported financial position or operations. See “Regulation—NAIC—Recent Statutory Accounting Principles Working Group Proposals.”
Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase the Company’s direct and indirect compliance efforts and other expenses of doing business.
The regulatory framework at the state and federal level applicable to our insurance company subsidiaries’ products is evolving. The changing regulatory framework could affect the design of such products and our insurance company subsidiaries’ ability to sell certain products. Any changes in these laws and regulations could materially and adversely affect Midland National’s business, financial condition or results of operations. In addition, there is risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to Midland National’s detriment, or that changes in the overall legal environment may, even absent any particular regulator’s or enforcement authority’s interpretation of a legal issue changing, cause Midland National to change its views regarding the actions it needs to take from a legal risk management perspective, thus necessitating changes to its practices that may, in some cases, limit its ability to grow and improve the profitability of its business.
We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.
We are occasionally involved in litigation, both as a defendant and as a plaintiff. In addition, state regulatory bodies, such as state insurance departments, the SEC, FINRA, the DOL and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, ERISA, and laws governing the activities of broker-dealers. Such regulatory examinations and investigations may result in fines, recommendations for corrective action or other regulatory actions. Companies in the life insurance and annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. Plaintiffs in class action and other lawsuits against Midland National may seek very large or indeterminate amounts, including compensatory, liquidated, punitive and/or treble damages, which may remain unknown for substantial periods of time. Civil jury verdicts have been returned against insurers and other financial services companies involving sales, underwriting practices, product design, product disclosure, administration, denial or delay of benefits, charging excessive or impermissible fees, recommending unsuitable products to customers, breaching fiduciary or other duties to customers, refund or claims practices, alleged agent misconduct, failure to properly supervise representatives, relationships with agents or other persons with whom the insurer does business, payment of sales or other contingent commissions and other matters. Such lawsuits can result in substantial judgments that are disproportionate to actual damages, including material amounts of punitive or non-economic compensatory damages. In some states, juries, judges and arbitrators have substantial discretion in awarding punitive, or non-economic, compensatory damages, which creates the potential for unpredictable material adverse judgments or awards in any given lawsuit or arbitration. Arbitration awards are subject to very limited appellate review. In addition, in some class action and other lawsuits, financial services companies have made material settlement payments. In any event, responding to any such inquiries, examinations, investigations and lawsuits, regardless of the ultimate outcome of the proceeding, is time-consuming and expensive and can divert the time and effort of our management from its business. Moreover, even if we ultimately prevail in any such litigation, regulatory action or investigation, we could suffer significant harm to our reputation, which could have a material adverse effect on our business, financial condition and results of operations, including our ability to attract new customers, retain current customers and recruit and retain employees and agents.
Our business may be negatively affected by adverse publicity or increased governmental and regulatory actions with respect to us, other well-known companies or the financial services industry in general.
Governmental scrutiny with respect to matters relating to compensation and other business practices in the financial services industry has increased dramatically in the past several years and has resulted in more aggressive and intense regulatory supervision and the application and enforcement of more stringent standards. The 2008 financial crisis and the current political and public sentiment regarding financial institutions has resulted in a significant amount of adverse press coverage, as well as adverse statements or charges by regulators and elected officials. Press coverage and other public statements that assert some form of wrongdoing, regardless of the factual basis for the assertions being made, could result in some type of inquiry or investigation by regulators, legislators and/or law enforcement officials or in lawsuits. Responding to these inquiries, investigations and lawsuits, regardless of the ultimate outcome of the proceeding, is time-consuming and expensive and can divert the time and effort of our senior management from its business. Adverse publicity, governmental scrutiny, pending or future investigations by regulators or law enforcement agencies and/or legal proceedings involving us can also have a negative impact on our reputation and on the morale and performance of employees, and on business retention and new sales, which could adversely affect our businesses and results of operations.
Changes in U.S. federal and state securities laws and regulations may affect our operations and our profitability.
U.S. federal and state securities laws, and FINRA rules apply to sales of our variable annuity products (which are considered to be both insurance products and securities) as well as to sales of third-party investment products. As a result, some of our subsidiaries and the products they offer are subject to regulation under these federal and state securities laws. Our insurance subsidiaries’ separate accounts are registered as investment companies under the Investment Company Act of 1940. Some variable annuity contracts issued by our insurance company subsidiaries also are registered under the Securities Act of 1933. One of our other subsidiaries is registered as a broker-dealer under the Securities Exchange Act of 1934 with the SEC and is a member of, and subject to, regulation by FINRA, and is also registered as a broker-dealer in various states, as applicable. Securities laws and regulations are primarily intended to ensure the integrity of the financial markets and to protect the securities markets and investment advisory and brokerage clients. Broker-dealers are subject to laws and regulations governing all aspects of the securities business including, but not limited to, sales and trading practices. These laws and regulations generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with those laws and regulations. A number of changes have recently been proposed to the laws and regulations that govern the conduct of our variable insurance products and retirement business and our distributors that could have a material adverse effect on our results of operations and financial condition. Changes to these laws or regulations that restrict the conduct of our business could have an adverse effect on our results of operations and financial condition.
Changes in federal income taxation laws, including any reduction in individual income tax rates, may affect sales of our products and profitability.
The annuity and life insurance products that we market generally provide the contract holder with certain federal income tax advantages. For example, federal income taxation on any increases in non-qualified Insurance Contract values (i.e. the “inside build-up”) is deferred until it is received by the contract holder. With other savings investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is realized. Additionally, life insurance death benefits are generally exempt from income tax.
From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages described above for annuities and life insurance. If legislation were enacted to eliminate all or a portion of the tax deferral for annuities, such a change would have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to a qualified retirement vehicle.

The amount of Midland National’s statutory capital it must hold can vary significantly from time to time and is sensitive to a number of factors outside of our control, including securities market and credit market conditions.
Insurance regulators and the NAIC prescribe accounting standards and statutory capital and reserve requirements for SFG’s insurance company subsidiaries. The NAIC has established regulations that provide minimum capitalization requirements based on RBC formulas for life, health and property and casualty companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risks, including equity, interest rate and expense recovery risks associated with variable life, annuities and group annuities that contain death benefits or certain living benefits.
In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses, the amount of additional capital Midland National must hold to support business growth, changes in securities market levels, the value of certain fixed maturity and equity securities in Midland National’s investment portfolio, changes in interest rates, as well as changes to the NAIC RBC formulas. Increases in the amount of required statutory reserves reduce the statutory capital used in calculating Midland National’s RBC ratios.
In addition, there have been recent regulatory changes made by, and continue to be projects underway with various working groups of the NAIC that may impact the classification and capital charges of our investments held by our insurance company subsidiaries. Such changes could lead to a lower RBC ratio for our insurance company subsidiaries. A material decrease in our insurance company subsidiaries’ RBC ratios could adversely affect our business.
Reinsurance may not be available, affordable or adequate to protect us against losses.
As part of our overall risk management strategy, we purchase reinsurance for certain risks underwritten by our various business segments. While reinsurance agreements generally bind the reinsurer for the life of the business reinsured at generally fixed pricing, market conditions beyond our control determine the availability and cost of the reinsurance protection for new business. In certain circumstances, the price of reinsurance for business already reinsured may also increase. Any decrease in the amount of reinsurance will increase our risk of loss and any increase in the cost of reinsurance will, absent a decrease in the amount of reinsurance, reduce our earnings. Accordingly, we may be forced to incur additional expenses for reinsurance or may not be able to obtain sufficient reinsurance on acceptable terms, which could adversely affect our ability to write future business or result in the assumption of more risk with respect to those policies we issue. If the counterparties to our reinsurance or indemnification arrangements or to the derivatives we use to hedge our business risks default or fail to perform, we may be exposed to risks we had sought to mitigate, which could materially adversely affect our financial condition and results of operations.
We use reinsurance, indemnification and derivatives to mitigate our risks in various circumstances. In general, reinsurance does not relieve us of our direct liability to our contract holders, even when the reinsurer is liable to us.
Accordingly, we bear credit risk with respect to our reinsurers and indemnitors. A reinsurer’s or indemnitor’s insolvency, inability or unwillingness to make payments under the terms of reinsurance agreements or indemnity agreements with us could have a material adverse effect on our financial condition and results of operations, including our liquidity.
Differences between actual claims experience and underwriting and reserving assumptions may adversely affect our financial results.
Our earnings significantly depend upon the extent to which our actual claims experience is consistent with the assumptions we use in setting prices for our products and establishing liabilities for future policy benefits and claims. Such amounts are established based on estimates by actuaries of how much we will need to pay for future benefits and claims. To the extent that actual claims experience is less favorable than the underlying assumptions we used in establishing such liabilities, we could be required to increase our liabilities.

Due to the nature of the underlying risks and the high degree of uncertainty associated with the determination of liabilities for future policy benefits and claims, we cannot determine precisely the amounts which we will ultimately pay to settle our liabilities. Such amounts may vary from the estimated amounts, particularly when those payments may not occur until well into the future (including deviations resulting from errors in the calculation of estimated amounts). We evaluate our liabilities periodically based on accounting requirements, which change from time to time, the assumptions used to establish the liabilities, as well as our actual experience. If the liabilities originally established for future benefit payments prove inadequate, we must increase them. Such increases would affect earnings negatively in the period in which the increase is made and have a material adverse effect on our business, results of operations and financial condition.
Our risk management policies and procedures, including hedging programs, may prove inadequate for the risks we face, which could negatively affect our business or result in losses.
We have developed risk management policies and procedures and expect to continue to do so in the future. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective, particularly during extremely turbulent times. Many of our methods of managing risk and exposures are based upon observed historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than historical measures indicate. Other risk management methods depend on the evaluation of information regarding markets, customers, catastrophe occurrence (including public health crises such as the COVID-19 pandemic) or other matters that is publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record and verify large numbers of transactions and events. These policies and procedures may not be fully effective.
We employ various strategies, including hedging and reinsurance, with the objective of mitigating risks inherent in our business and operations. These risks include current or future changes in the fair value of our assets and liabilities, current or future changes in cash flows, the effect of interest rates, securities markets and credit spread changes, the occurrence of credit defaults, currency fluctuations and changes in mortality and longevity. We seek to control these risks by, among other things, entering into reinsurance contracts and derivative instruments, such as swaps, options, futures and forward contracts. Developing an effective strategy for dealing with these risks is complex, and no strategy can completely insulate us from such risks. Our hedging strategies also rely on assumptions and projections regarding our assets, liabilities, general market factors and the creditworthiness of our counterparties that may prove to be incorrect or prove to be inadequate. Accordingly, our hedging activities may not have the desired beneficial impact on our results of operations or financial condition. Hedging strategies involve transaction costs and other costs, and if we terminate a hedging arrangement, we may also be required to pay additional costs, such as transaction fees or breakage costs. We may incur losses on transactions after taking into account our hedging strategies. Further, the nature, timing, design or execution of our hedging transactions could actually increase our risks and losses. Our hedging strategies and the derivatives that we use, or may use in the future, may not adequately mitigate or offset the hedged risk and our hedging transactions may result in losses.
We face competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to retain existing customers, attract new customers and maintain our profitability and financial strength.
We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, higher ratings by rating agencies, broader and more diversified product lines and more widespread agency relationships. Our annuity products compete with index, fixed rate and variable annuities sold by other insurance companies and also with mutual fund products, traditional bank investments and other retirement funding alternatives offered by asset managers, banks and broker-dealers. Our insurance products compete with those of other insurance companies, financial intermediaries and other institutions based on a number of factors, including premium rates, policy terms and conditions, service provided to distribution channels and contract holders, ratings by rating agencies, reputation and commission structures.
Our ability to compete depends in part on returns and other benefits we make available to our contract holders through our life insurance and annuity products. We will not be able to accumulate and retain assets under management for our products if our investment results underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.
The level of competition among providers of life insurance, annuities and other retirement solutions products may increase as a result of the continuing consolidation of the financial services industry. Mergers and consolidations could increase, as companies seek to improve their competitive position through increased market share, economies of scale and diversification of products and services.
We compete for distribution sources for our products. We believe that our success in competing for distributors depends on our financial strength, the services we provide to and the relationships we develop with these distributors, as well as offering competitive commission structures. Our distributors are generally free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors’ needs, we may not be able to establish and maintain satisfactory relationships with distributors of our life insurance and annuity products. Our ability to compete in the past has also depended in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

If we are unable to attract and retain national marketing organizations and independent agents, sales of our products may be reduced.
We distribute our life insurance and annuity products through a variable cost distribution network. We must attract and retain such marketers and agents to sell our products. Insurance companies compete vigorously for productive agents. We compete with other life insurance companies for marketers and agents primarily on the basis of our financial position, support services, compensation and product features. Such marketers and agents may promote products offered by other life insurance companies that may offer a larger variety of products than we do. Our competitiveness for such marketers and agents also depends upon the long-term relationships we develop with them. There can be no assurance that such relationships will continue in the future. If we are unable to attract and retain sufficient marketers and agents to sell our products, our ability to compete and our revenues would suffer.
Our profitability may decline if mortality rates or persistency rates or other assumptions differ significantly from pricing expectations.
We set prices for many of our insurance and annuity products based upon expected claims and payment patterns, using assumptions for mortality, persistency (how long a contract stays in force) and interest rates. In addition to the potential effect of natural or man-made disasters and catastrophic occurrences and pandemics, significant changes in mortality could emerge gradually over time, due to changes in the natural environment, the health habits of the insured population, effectiveness of treatment for disease or disability, or other factors. In addition, we could fail to accurately anticipate changes in other pricing assumptions, including changes in interest and inflation rates. Significant negative deviations in actual experience from our pricing assumptions could have a material adverse effect on the profitability of our products. Our earnings are significantly influenced by the claims paid under our insurance contracts and will vary from period to period depending upon the amount of claims incurred. There is only limited predictability of claims experience within any given month or year. Our future experience may not match our pricing assumptions or our past results. As a result, our business, financial condition and results of operations could be materially adversely affected.
Guarantees within certain of our products may decrease our earnings, increase the volatility of our results, result in higher risk costs and expose us to increased counterparty risk.
Certain of our life and annuity products include guaranteed benefits, including guaranteed minimum death benefits, guaranteed minimum withdrawal benefits, guaranteed minimum accumulation benefits, and guaranteed minimum income benefits. These guarantees are designed to protect contract holders against significant downturns in securities markets and interest rates. Any such periods of significant and sustained downturns in securities markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of our liabilities associated with those products. An increase in these liabilities would result in a decrease in our net income.
We use risk management strategies to mitigate the liability exposure and the volatility of net income associated with these liabilities. These strategies involve the use of reinsurance, which may not be completely effective. For example, in the event that reinsurers are unable or unwilling to pay, we remain liable for the guaranteed benefits.
Furthermore, we are subject to the risk that changes in contract holder behavior or mortality, combined with adverse market events, produce economic losses not addressed by the risk management techniques employed. These, individually or collectively, may have a material adverse effect on our results of operations, including net income, financial condition or liquidity.
The loss of key employees could disrupt our operations.
Our success depends in part on the continued service of key executives and our ability to attract and retain additional executives and employees. The loss of key employees, or our inability to recruit and retain additional qualified personnel, could cause disruption in our business and prevent us from fully implementing our business strategies, which could materially and adversely affect our business, growth and profitability. We also rely upon the knowledge and experience of employees involved in functions that require technical expertise in order to provide for sound operational controls for our overall enterprise, including the accurate and timely preparation of required regulatory filings and financial statements and operation of internal controls. A loss of such employees could adversely impact our ability to execute key operational functions and could adversely affect our operational controls.
Any failure to protect the confidentiality of client information could adversely affect our reputation and have a material adverse effect on our business, financial condition and results of operations and other aspects of our business.
Pursuant to U.S. federal and state laws, and laws of other jurisdictions in which we operate, various government agencies have established rules protecting the privacy and security of personal information, including personally identifiable policyholder information. In addition, most U.S. states and a number of jurisdictions outside the U.S., have enacted laws, which vary significantly from jurisdiction to jurisdiction, to safeguard the privacy and security of personal information, including personally identifiable policyholder information. Further, the Gramm-Leach-Bliley Act of 1999, imposes privacy and data security requirements on financial institutions, including obligations to protect and safeguard consumers’ nonpublic personal information and records, and limits the ability to share and reuse such information with third parties. Many regulators have indicated an intention to take more aggressive enforcement actions regarding cybersecurity and data privacy matters, and private litigation resulting from such matters is increasing and resulting in progressively larger judgments and settlements.

Regulatory activity related to privacy, data protection, and cybersecurity has continued to increase in recent years. In October 2017, the NAIC adopted the Insurance Data Security Model Law. The model law requires that insurance companies establish a cybersecurity program and includes specific technical safeguards as well as requirements regarding governance, incident planning, data management, system testing, vendor oversight and regulator notification. Several states have either implemented the model law or are anticipated to implement it in the near future, or have otherwise adopted similar laws. The NAIC is also considering a new Consumer Privacy Protection Model Law (to replace the corresponding existing model law) that would include stronger provisions related to consumer rights, consent, and notification as well as third-party service agreements, data retention and deletion policies, and data sharing agreements. In addition, the SEC has recently proposed and/or adopted several new regulations related to cybersecurity and privacy, including rules that would require registered investment companies, including our registered separate accounts, to adopt and implement comprehensive cybersecurity policies and procedures and disclose significant cybersecurity incidents in the prospectuses for variable annuities. We are actively monitoring regulatory developments in these areas.
Many of our employees have access to, and routinely process, personal information of clients through a variety of media, including IT systems. We rely on various internal processes and controls to protect the confidentiality of client information that is accessible to, or in the possession of, our company and our employees. It is possible that an employee could, intentionally or unintentionally, disclose or misappropriate confidential client information, including personally identifiable policyholder information, or our data could be the subject of a cybersecurity attack. Publicly-reported cybersecurity threats and incidents have increased in recent years, and financial services companies and their third-party service providers are increasingly the targets of cyberattacks involving encryption and/or threat to disclose personal or confidential information (i.e., ransomware) or disruptions of communications (i.e., denial of service) to extort money or for other malicious purposes. The use of remote or flexible work arrangements, remote access tools, and mobile technology have expanded potential cyberattack surfaces. If we fail to maintain adequate internal controls or if our employees fail to comply with our policies and procedures, misappropriation or intentional or unintentional inappropriate disclosure or misuse of client information, including personally identifiable policyholder information, could occur. Such internal control inadequacies or non-compliance could materially damage our reputation or lead to civil or criminal penalties, which, in turn, could have a material adverse effect on our business, financial condition and results of operations. We could also suffer harm to our business and reputation if attempted cyber-attacks are publicized. The regulatory trend toward broad consumer and general public notification of such incidents could exacerbate the harm. Further, our third-party service providers, including third parties to whom we outsource certain of our functions, are also subject to the risks outlined above, any one of which could result in damage to our reputation, our incurring substantial costs or other negative consequences to us. If we or any of our third-party service providers fail to protect the confidentiality of client information, it could have a material adverse effect on our business, financial condition and results of operations.
In addition, we analyze customer data to better manage our business. There has been increased scrutiny, including from regulators, regarding the use of “big data,” such as using it to set product pricing. Our ability to use data to gain insights into and manage our business may be limited in the future by regulatory scrutiny. We cannot predict what, if any, actions may be taken with regard to “big data,” but any inquiries into such use by regulators or other governmental authorities could cause reputational harm and any limitations could have a material impact on our business, financial condition and results of operations.
Controls and business continuity plans surrounding our Information Technology (“IT”) could fail or security could be compromised, which could damage our business and adversely affect our financial condition and results of operations.
Our business is highly dependent upon the effective operation of our IT. We rely on IT throughout our business for a variety of functions, including processing claims and applications, providing information to contract holders and distributors, performing actuarial analyses and maintaining financial records. We have also begun to offer term life insurance products, and may in the future offer other of our products, through digital distribution platforms. Despite the implementation of security and back-up measures, our IT may be vulnerable to physical or electronic intrusions, computer viruses or other attacks (including ransomware and malware), programming errors and similar disruptive problems. Due to the increasing sophistication of cyberattacks, it is possible a cybersecurity incident may occur and persist for some time without detection. The failure of controls and/or business continuity plans surrounding our IT for any reason could cause significant interruptions to our operations, which could result in a material adverse effect on our business, financial condition or results of operations. We plan to continue to make significant investments in IT to support the growth of our business.
We retain confidential information within our IT, and we rely on sophisticated commercial technologies to maintain the security of those systems. Anyone who is able to circumvent our security measures and penetrate our IT could access, view, misappropriate, alter, or delete any information in the systems, including personally identifiable contract holder information and proprietary business information. Federal regulatory requirements and all fifty states require entities to provide notification to affected state residents and, in certain instances, state and federal regulators in the event of certain security breaches affecting personal information or information systems that contain personal information or confidential information. Any compromise of the security of our computer systems or those of our third- party business partners and service providers, that results in unauthorized access to our data could expose us to a disruption and challenges relating to our daily operations, as well as to data loss, litigation, damages, fines and penalties, significant increases in compliance costs and reputational damage, any of which could have an adverse effect on our business, financial condition and results of operations and other expenses.

Advancements in artificial intelligence, machine learning, and large language models pose risks and challenges to our business.

State regulators and the NAIC are evaluating existing regulatory frameworks for insurance industry wide use of artificial intelligence, machine learning, and large language models (collectively “AI”). Regulators are concerned about the privacy and protection of individual consumer data and about bias and discrimination resulting from the use of AI in algorithms and predictive models that are used by insurance companies, either directly or indirectly through third party service providers. In addition, there has been increased scrutiny regarding the use of AI on large data sets for activities such as price optimization. In December 2023, the NAIC adopted a model bulletin on the use of AI by insurers, which was intended to remind insurance carriers that decisions impacting consumers that are made or supported by advanced analytical and computational technologies, including AI, must comply with all applicable insurance laws and regulations, including unfair trade practices. The bulletin also sets forth state insurance regulators’ expectations on how insurers should govern the use of such technologies by or on behalf of the insurer to make or support such decisions. Our ability to adopt new technologies may be inhibited by the emergence of industry-wide standards, a changing legislative and regulatory environment, an inability to develop appropriate governance and controls, a lack of internal product and engineering expertise, resistance to change from consumers, or lack of appropriate change management processes or the complexity of our systems. In addition, our adoption of new technologies and our introduction of new products and services may expose us to new or enhanced risks, particularly in areas where we have less experience or our existing governance and control systems may be insufficient, which could require us to make substantial expenditures or subject us to legal liability, heightened regulatory scrutiny and brand or reputational harm.

Our potential uses of AI or the use of AI by our third party service providers may be subject to various risks including flaws or limitations in the large language models or training datasets that may result in biased or inaccurate results, ethical considerations, and the ability to safely deploy and implement governance and controls for such systems. Laws and regulations related to AI are evolving, and there is uncertainty as to potential adoption of new laws and regulations and the application of existing laws and regulations to use of AI, which may restrict or impose burdensome and costly requirements on the use of AI. In addition, there has been considerable patent and other intellectual property development activity in the AI industry, which has resulted in litigation based on allegations of infringement or other violations of intellectual property rights. We may receive claims from third parties, including our competitors, alleging that our use of AI technology infringes on or violates such third party's intellectual property rights. Adverse consequences of these risks related to AI could undermine the decisions, predictions or analysis such technologies produce and subject us to competitive harm, legal liability, heightened regulatory scrutiny and brand or reputational harm.
We may not be successful in implementing our business strategy of developing new products and services.
As part of our business strategy, we plan to develop innovative products and services in order to provide our distribution partners with a comprehensive suite of life and annuity products and services. Due to the inherent uncertainties, such new and expanded strategic initiatives expose us to a number of risks and challenges, including the following: new and expanded business activities may require unanticipated capital expenditures and involve additional compliance requirements; new and expanded business activities may result in less growth or profit from what we currently anticipate, and there can be no assurance that such business activities will become profitable at the level we desire or at all; we may fail to identify and enter into new business opportunities in a timely fashion, putting us at a disadvantage vis-à-vis competitors; and we may need to hire or retrain personnel who are able to supervise and conduct the relevant business activities.
We may also seek, evaluate or engage in potential acquisitions, mergers, joint ventures, strategic alliances or other similar opportunities. The prospects of these initiatives are uncertain, and there can be no assurance that we will be able to successfully implement or grow new ventures, and these ventures may prove more difficult or costly than what we originally anticipated. In addition, we regularly review the profitability and growth potential of our existing and new business. As a result of such review, we may decide to exit from or to reduce the resources that we allocate to new ventures in the future. There is a risk that these ventures may not achieve profitability or operational efficiencies to the extent originally anticipated, and we may fail to recover investments or expenditures that we have already made. Any of the foregoing may have a material adverse effect on our business, results of operations, financial condition and cash flows.
Regulatory changes regarding the standard of care or standard of conduct applicable to entities and individuals that recommend or sell our products may have a material and adverse effect on our business.
The financial services industry has seen many instances of regulations implemented at both the state and federal levels, which will and may continue to impact the way retirement advice is provided and products are manufactured, distributed, and sold. In 2016, the Department of Labor (DOL) issued rulemaking redefining the term “fiduciary” and significantly expanding the circumstances under which certain insurance companies may become fiduciaries of employee benefit plans and individual retirement accounts (“IRAs”). This rule was struck down by the Fifth Circuit Court of Appeals on March 15, 2018. In 2020, DOL finalized a new “best interest” prohibited transaction exemption (“PTE”) for investment advice fiduciaries under ERISA. The preamble of the PTE restored the five– part test for determining fiduciary status that existed prior to the 2016 rule, but it also asserted that advice to roll over assets from a qualified plan or an IRA may constitute investment advice. On October 31, 2023, the DOL released a proposed rule that would amend the definition of the term “Fiduciary” as it relates to ERISA plans and IRAs. The DOL’s proposed rule and any subsequent legal challenges to the rule could require the Company or our distributors to reevaluate or change our current business practices and could incur significant ongoing compliance costs.
The Securities and Exchange Commission (SEC) created an entirely new set of rules revising, and in some cases, interpreting standard of care rules for securities transactions. Since the SEC’s Regulation Best Interest became effective on June 30, 2020, it has been a focus of SEC examination and enforcement activity. In addition, a majority of states have adopted the 2020 revisions to the National Association of Insurance Commissioners (NAIC) Suitability in Annuity Transactions Model Regulation. However, some individual states have proposed or adopted individual state fiduciary rules. Although most states have pursued uniformity, the standards in each state can vary in scope, applicability, and timing of implementation.

There remains significant uncertainty surrounding the final form that this regulatory framework may take. Regulatory uncertainty will continue as additional state and federal proposals are introduced and deliberated, and the results could change the way investment advisers, agents, and financial institutions conduct business, how our products are marketed and offered by distributors, impact customer demand, or increase our compliance burdens and expenses. For example, our distributors may choose to limit the products they offer, or we may find it necessary to adjust compensation arrangements, replace or engage additional distributors, or to limit the advice or assistance that we can provide to owners of our insurance products. Inconsistencies among the rules adopted by federal and state regulators could increase this impact.
Catastrophic event risks such as terrorist attacks, floods, severe storms or hurricanes, computer cyber- terrorism, or public health crises (such as the COVID-19 pandemic) could have a material and adverse effect on our business in several respects by:
•    causing long-term interruptions in our service and the services provided by our significant vendors;
•    creating economic uncertainty, and reducing or halting economic activity;
•    disrupting the financial markets and adversely affecting the value, volatility, and liquidity of securities and other instruments;
•    increasing mortality or mortality risks that could adversely affect our claims experience, the actuarial assumptions that underlie our insurance products, and the costs of reinsurance.
The extent to which these types of catastrophic events, including the recent COVID-19 pandemic, may impact our business, results of operations, financial condition, liquidity, or prospects will depend on future developments that are highly uncertain and cannot be predicted.

The evolving landscape of environmental, social and governance standards could adversely affect our reputation or business results and could lead to litigation or regulatory proceedings that harm our financial condition.

Customers, regulators, and other market participants may evaluate our business or other practices according to a variety of environmental, social and governance ("ESG") standards, expectations, or metrics, all of which may evolve, may be subjective or underdeveloped in nature, and may reflect contrasting or conflicting values. Standard-setting organizations and regulators including, but not limited to, the NAIC, SEC, and state insurance regulators, have proposed or adopted, or may propose or adopt, ESG rules or standards applicable to us. For example, the NAIC has generally modified the Insurer Climate Risk Disclosure survey to align with aspects of the Financial Stability Board's Task Force on Climate-Related Financial Disclosures (“TCFD”) framework, a recognized framework of recommendations that were developed to enhance climate-related disclosures. The SEC has also adopted new disclosure rules that generally require a wide range of registered companies, including us, to provide extensive disclosures and financial information on climate-related risk in their registration statements and periodic reports filed with the SEC. In October 2023, the Governor of California signed two bills into law that will require significant climate-related disclosures (in some cases beyond the disclosures required by the SEC's new rules) by large entities doing business in that state. In addition, certain organizations that provide information to investors have developed ratings for evaluating companies on their approach to different ESG matters. Due to the sometimes conflicting, uncertain, and subjective ESG regulatory and market environment, we may be seen as acting inconsistently with ESG standards or values from the perspective of certain customers, regulators, or other constituents. As a result, we may face adverse regulatory, customer, media, or public scrutiny related to ESG that potentially could have a negative impact on our business or reputation or lead to legal challenges.

Recent failures in the United States banking system could impact the Company through additional regulatory action, economic impact, and changes to policyholder behavior.
In 2023, the US banking system experienced failures of Silvergate Bank, Silicon Valley Bank, Signature Bank and First Republic Bank and significant liquidity concerns across the banking industry, particularly among regional banks. Regulators have acted and continue to focus on further potential systemic risk. As of December 31, 2023, less than 1% of the Company’s cash was deposited with non-SIBs. The Company is continuing to monitor the risks related to these events and all potential impacts to the Company. Potential impacts may include impacts to the Company’s investment portfolio, which could result in fair value changes and/or credit losses if economic conditions persist or worsen, including contagion to other areas of the US economy not currently experiencing economic stress. The Company may also see changes in policyholder behavior, including banks and/or assumptions including potential increase in policyholder surrenders or withdrawals. We continue to closely monitor these events. If other banks or financial institutions enter receivership or become insolvent in the future, there could be a material adverse effect on our business and financial condition.

Directors, Executive Officers and Corporate Governance
Set out below are the names and ages, as of April 19, 2024, of the directors and executive officers of Midland National and a description of the business experience of each of the respective individuals.

Name	Age	Position
Esfandyar E. Dinshaw	64	President, Chairman of the Board & Chief Executive Officer
Gerald R. Blair	58	President – Sammons Life Insurance Group
William L. Lowe	60	President – Sammons Institutional Group and Director
Joseph E. Paul	58	President – Sammons Corporate Markets
Teri L. Ross	58	President – Shared Services
Robert R. TeKolste	56	President – Sammons Independent Annuity Group and Director
David C. Attaway	51	Senior Vice President, Chief Financial Officer & Treasurer
Darron K. Ash	59	Director
Willard Bunn, III	80	Director
James Roderick Clark	73	Director
Thomas Corcoran	75	Director
Susan T. Deakins	62	Director
George A. Fisk	75	Director
William D. Heinz	76	Director
Michael M. Masterson	76	Director
Executive Officers and Directors

Esfandyar Dinshaw currently serves as Chief Executive Officer and Chairman of the Board of Sammons Financial Group, Inc. Mr. Dinshaw is also President of Sammons Enterprises, Inc. and serves on the Board of Directors and Executive Committee. He also serves as Chairman of the Board for North American Company for Life and Health Insurance, Sammons Financial Group, Inc., Canal Reinsurance, MNL Reinsurance, and Solberg Reinsurance. Mr. Dinshaw has more than 40 years of experience in the insurance industry with four different companies. Mr. Dinshaw has Bachelor of Science degrees from both the University of Karachi and Drake University. He currently serves on the Board of the American Council of Life Insurers and is a past Chairman of the Board for LL Global (parent organization of LIMRA & LOMA), both insurance industry-related organizations.
Jerry Blair, ChFC, LLIF, is President – Sammons Life Group providing strategic direction for the individual life business of Sammons Financial Group. Mr. Blair is ultimately responsible for individual life insurance results for Midland National Life Insurance Company and North American Company for Life and Health in the personal producing general agent, IMO, MGA, NMO and registered representative channels. His 37 years of experience in the insurance industry have provided a diverse background including personal sales, agent and registered representative recruiting, marketing and distribution management. Mr. Blair previously served as Chief Distribution and Sales Officer for Sammons Financial Group’s Life division. Prior to that, he served as the Chief Distribution Officer for Midland National Life. Mr. Blair joined Sammons Financial Group in 2005 as the Vice President of Life Sales for Midland National.
William Lowe is President – Sammons Institutional Group. Inc., a member company of Sammons Financial Group. SIG provides individual retirement solutions to financial professionals in banks and broker/dealers through its wholesale divisions, Sammons Retirement Solutions and Midland Retirement Distributors. Prior to joining Sammons Financial Group in 2011, Bill spent 17 years at ING in a variety of leadership roles. In his over 37 years in the financial services industry, Bill has managed a broker/dealer, run 401(k), IRA, and annuity businesses, and has a successful track record creating and distributing 401(k)s, variable annuities, fixed annuities, life insurance, mutual fund products, and managed accounts. Bill has a bachelor's degree in Business Administration and Computer Science from Doane University. He has participated in executive programs at Dartmouth and the University of Chicago, and completed the CEDEP General Management Program at Insead in Fountainebleu, France. He is a General Securities Principal, Investment Advisory Representative, Chartered Life Underwriter, Chartered Financial Consultant, and Fellow of the Life Management Institute. He is currently on the boards of the Insured Retirement Institute in Washington, D.C. and Meals from the Heartland in West Des Moines, Iowa.
Joseph Paul is President – Sammons Corporate Markets at the Company. Mr. Paul has more than 30 years in the financial services industry. He is a member of the Society of Actuaries and the American Academy of Actuaries. He joined the Company in 2004, after serving as vice president at Clarica Life Insurance Company. Prior to his position at Clarica, Mr. Paul worked in the individual actuarial department of Minnesota Mutual Life Insurance Company. He holds a Bachelor of Arts degree in mathematics and a minor in physics from College of St. Thomas.
Teri Ross is President – Shared Services at the Company. As president of this division, Ms. Ross is responsible for the operations of the agency, new business, underwriting, policy administration, and claims departments. She also oversees the information technology functions for the Company. Shared Services is the largest division at the Company, with over 1,200 employees who provide service to more than 1.6 million in-force life and annuity policies. She has over 30 years of experience in the financial services industry. Ms. Ross is a member of the Global Insurance Chief Operating Officer Roundtable (GICOOR). She has received numerous industry designations including Fellow, Life Management Institute (FLMI); LIMRA Leadership Institute Fellow (LLIF); Associate, Secure Retirement Institute (ASRI); Associate, Annuity Products and Administration (AAPA); and Associate, Customer Service (ACS). She has passed the Series 6, 7, 24, and 66 exams administered by FINRA. She serves on the board of Young Women’s Resource Center. Ms. Ross is a graduate of the University of Northern Iowa where she received a B.A. in management.
Robert TeKolste, CLU, LLIF, is President, Sammons Independent Annuity Group at the Company. With more than 30 years of experience in the insurance industry, he has a diverse background including sales, marketing, and operations management, and has served in sales and marketing management roles for industry-leading insurance companies. He previously served as president of the Company’s Shared Services division, and was responsible for the agency, new business, underwriting, policy administration, claims, and information technology business functions. Mr. TeKolste has a Bachelor of Science degree from Drake University in Des Moines, Iowa.
David Attaway is Senior Vice President, Chief Financial Officer & Treasurer of Midland National and North American. Mr. Attaway has over 20 years of financial services experience. Prior to joining Midland National and North American in May 2018, he was the Chief Financial Officer at Athene USA and its subsidiaries from October 2013 to July 2017. Prior to joining Athene, he held the position of Chief Financial Officer and other roles with a predecessor to Athene since 2003. Prior to joining the insurance industry, Mr. Attaway held various financial reporting positions and was an auditor with Ernst & Young. Mr. Attaway has a Bachelor of Science degree in accounting from Clemson University in Clemson, South Carolina.
Darron Ash currently serves on the board of directors for Midland National Life Insurance Company, North American Company for Life and Health Insurance and Sammons Financial Group, Inc. Mr. Ash is the Chief Executive Officer and Executive Committee member for Sammons Enterprises, Inc., and has been with Sammons since 2006. Mr. Ash joined Sammons with 17 years of experience in the public accounting, private equity, consumer products manufacturing, and professional services industries. Mr. Ash has a B.B.A degree in science from Texas A&M University and a Master of Business Administration in finance from the University of Texas.
Willard Bunn, III is an Independent Director of Midland National Life Insurance Company, North American Company for Life and Health Insurance, and Sammons Financial Group, Inc. Mr. Bunn currently is the Senior Advisor of Colonnade Advisors. He has served as chairman, chief executive, and/or director of several commercial banks in the course of his 50-year career. Mr. Bunn’s career in the banking industry began at Chemical Bank in New York before he returned to Springfield, Illinois in 1978 to serve as Executive Vice President, and eventually Chairman and Chief Executive Officer of Marine Corporation, a multibank holding company with $1.2 billion of assets. Following Marine’s merger with Banc One, he was appointed Chairman and Chief Executive Officer of Banc One Illinois Corporation, a position which he held until 1994. Mr. Bunn went on to serve in various management positions with two investment banking firms. He served as a Director of Baytree Bank of Lake Forest, Illinois from its founding in 2000 and as Chairman of the Bank from April 2010 to August 2012. He served on the Board of Directors of CIB Marine Bancshares, Inc. until April 2020, a bank holding company based in Waukesha, Wisconsin. In addition, he served as Chairman of the Board for the Poetry Foundation until June 2020, a literary organization and publisher of Poetry magazine. Mr. Bunn is currently a Trustee Emeritus at Lawrenceville School. He serves as an advisory director of Chicago-based Campus2Career Transition Services, and a member of the valuation committee of The Banc Funds Company. Mr. Bunn holds a BA from Princeton University and an MBA from the University of Virginia. In addition, he holds the Series 79 securities license.
James Roderick Clark is an Independent Director serving on the board of directors for Sammons Enterprises, Inc., Midland National Life Insurance Company, North American Company for Life and Health Insurance, and Sammons Financial Group, Inc. Mr. Clark retired in 2009, after 35 years in the oilfield services business. Prior to retirement, he was President and Chief Operating Officer of Baker Hughes Incorporated, and was responsible for 30,000 employees operating in more than 90 countries. Before Baker Hughes, Mr. Clark was President of Sperry-Sun, a Halliburton company, from 1996 to 1999. He served on the Board of Directors of Ensco plc from 2008 to 2019 when Ensco merged with Rowan Companies plc, forming Valaris plc. Mr. Clark retired from the Board of Directors of Valaris in December 2019. He has served on the Board of Trustees of Dallas Theological Seminary since 2006. Mr. Clark has a Bachelor of Arts degree from the University of Texas and a Master of Business Administration from the University of Texas.
Thomas Corcoran is an Independent Director serving on the board of directors of Midland National Life Insurance Company, North American Company for Life and Health Insurance, and Sammons Financial Group, Inc., and also as Chairman of Sammons Enterprises, Inc. He was a founder of FelCor Lodging Trust in 1991, a publicly-traded real estate investment trust focused exclusively on hotels. He served as Chief Executive Officer of FelCor from its founding until beginning his tenure as non-executive Chairman of its Board in 2006. Mr. Corcoran served as Chairman of FelCor until its merger with RLJ Lodging Trust in 2017. In addition to his role with Sammons, he is the Chairman and CEO of TCOR Hotel Partners, LLC. TCOR owns four hotels in Dallas and Austin, Texas, Jacksonville, Florida, and Baltimore, Maryland and seeks to acquire additional premium select service hotels. Mr. Corcoran’s other board appointments include the American Hotel & Lodging Association (AH&LA) and Dallas College Foundation. He is Past Chairman of AH&LA and Past Chairman of the IHG Owners Association. Mr. Corcoran has a Bachelor of Arts degree from Washburn University and a Juris Doctor degree from Washburn University Law School.
Susan T. Deakins is an Independent Director serving on the board of directors for Sammons Financial Group, Inc., Midland National Life Insurance Company, and North American Company for Life and Health Insurance. Ms. Deakins formerly served as a board member for Vantis Life Insurance Company and Vantis Life Insurance Company of New York and Chair, Director, SVP and CFO of PIA Reinsurance Company of Delaware I. She also previously served as Director, EVP and CFO for The Penn Insurance & Annuity Company, EVP, CFO and Treasurer for The Penn Mutual Life Insurance Company, CFO and Treasurer for Longevity Insurance Company, and as an Audit Committee member for Janney Montgomery Scott, LLC. Ms. Deakins holds a Bachelor of Science degree in economics from Wharton School, University of Pennsylvania and is a member of the Society of Actuaries.

George A. Fisk is an Independent Director serving on the board of directors of Sammons Enterprises, Inc., Midland National Life Insurance Company, North American Company for Life and Health Insurance, and Sammons Financial Group, Inc. Mr. Fisk served as a shareholder of Fisk & Robinson, P.C. for over twenty years until it merged with McGladrey, LLP in 2001. He served as partner with McGladrey, LLP until 2004 when he became Vice Chairman and CEO of Legacy Texas Group. He served in that capacity until 2014 when Legacy Texas Group was acquired by Viewpoint Financial subsequently Legacy Texas Financial. He served as independent director of Legacy Texas Financial and its successor, Prosperity Bancshares Inc until 2022. He has worked in the financial services sector for more than 40 years. In addition to Prosperity Bancshares, Inc., he is a former director of the Federal Reserve Bank of Dallas, Independent Bankers Financial Inc., Freeman Company and the Texas Tech Graduate School of Banking. Mr. Fisk holds an B.A. in government from Texas Tech University and an M.B.A. in banking and Finance from the University of North Texas. Mr. Fisk is a Certified Public Accountant.
William Heinz is a director of Midland National Life Insurance Company and North American Company for Life and Health Insurance. He currently is a partner at the law firm Jenner & Block LLP in Chicago. He previously served on the Board of Directors of Partners Financial Group, a bank holding company, for approximately 10 years, from the time of its founding through its subsequent acquisition. He currently serves as counsel to the board of trustees of a Big Ten university, and has served as counsel on Sarbanes Oxley issues to the Audit Committees of publicly traded companies. Mr. Heinz is a Fellow of the American College of Trial Lawyers. He has served as the past State Chair for Upstate Illinois for the American College of Trial Lawyers, and has served in a variety of leadership roles at the Illinois State Bar Association, the Chicago Bar Association and the Association of Professional Responsibility Mr. Heinz has a Bachelor of Science degree from Millikin University and a Juris Doctor degree from the University of Illinois.
Michael Masterson is a director of Midland National Life Insurance Company and North American Company for Life and Health Insurance. Mr. Masterson was the Company’s past Chairman and CEO prior to his retirement in 2011. Mr. Masterson earned a Bachelor of Arts degree from the University of Minnesota and is a graduate of the University of Minnesota Executive Program, the Harvard Executive Program in Competitive Strategies, and the LIMRA Leadership Institute. He has also earned his CLU, ChFC, and LLIF designations and has been a member of various industry boards, including the LIMRA International Board, the National Endowment for Financial Education and the American Council of Life Insurers (ACLI) Board.
Executive Compensation
This section is a review, summary and overview of our executive compensation program.
Compensation Philosophy and Strategy
The focus when designing Midland National’s Executive Compensation program is on recruitment, retention and to reward talented individuals and we do so by providing fair and competitive total compensation. This is accomplished through structured compensation to avoid excessive risk taking and/or behaviors, but which encourages entrepreneurship and promotes exceptional performance. Our compensation programs are also designed to promote ethical long-term thinking consistent with our objective of creating ever increasing enterprise economic value through solid financial performance. We provide incentives to enhance shareholder value, drive value creation, increase profits and promote the best returns on capital invested. We recognize individuals who make significant contributions to Midland National’s performance.
Total compensation is based on a holistic approach and may include any or all of the following: annual base salary, annual bonus or incentive compensation, long-term bonus or other long-term compensation, deferred compensation, retirement plans such as ESOP, supplemental executive retirement plans and welfare benefits such as life, health and disability insurance.
Compensation will be market driven as determined by periodic independent surveys. We will regularly survey the marketplace to determine how our total compensation compares with similar positions, as well as comparison with peer companies where possible. The mix of compensation elements may vary due to specific market conditions for specialized jobs.
As an ESOP owned enterprise, it may not be possible to be competitive with the stock equity programs of peer publicly held companies or total compensation plans of private equity firms. Executive compensation must be consistent with the principles of employer ownership and long term value creation. While Executives have higher levels of responsibility and accountability, Midland National’s results reflect the efforts of all employees.
Performance-based compensation will be discretionary and not strictly formulaic. Discretion includes consideration of circumstances (positive or negative) beyond the control of the Executive that affect performance. In making decisions on compensation for Executives, both the Executive Committee and Independent Committee (Compensation Committee) will be guided by the fundamental principles of fairness. Both Committees have the discretion to make compensation decisions that reflect the individual contributions of an Executive to perpetuate Midland National’s existence by creating ever increasing enterprise economic value for the benefit of current and future generations of its employees in order to achieve equity, both internally and in the relevant marketplace.
Since the Executive Committee’s principal focus and duties concern perpetuating Midland National’s existence by creating ever increasing enterprise economic value for the benefit of current and future generations of its employees, it is desirable that the design of compensation programs for members support this focus.
Variable compensation elements for members should emphasize a focus on both the overall performance of Midland National, plus the performance of the Controlled Investments over which any member has lead management oversight responsibility. The overall performance of Midland National will generally be determined by the change in value year to year.

The Executive Committee will have oversight responsibility for the compensation of Midland National Senior Executives. As a general rule, this “covered group” will include the senior most leaders of any business unit, and their direct reports. There may be exceptions warranted where more are included in the covered group, however it will be rare to have fewer covered by this oversight. All recommendations for compensation changes, promotions, bonuses and awards will be reviewed on a “one over one” basis. For example, compensation changes requested for a subordinate will require the approval of at least one level above the requestor. The direct superior will have responsibility for making the compensation recommendation for a subordinate. Executive Committee approval will be required for any changes impacting the people and positions they oversee. With the exception of Executive Committee compensation, all recommendations will be reviewed and approved by the next higher level of management.
Annual rewards/incentives for team results should keenly focus leaders on a balance of both short and long term financial results. Individual Leadership Development Plans (LDP’s) and Discretionary Bonus Objectives (DBO’s) will also be reflected in the annual rewards/incentives.
Through this strategy, not only will we be able to attract and retain the top talent needed to achieve our growth and financial performance objectives, we will also incentivize our top talent to achieve the best possible results.
Compensation Principles
Determination of annual and long-term incentive awards is discretionary and will not use indexes or mechanical formulas. When a percentage of base pay is used to calculate a variable compensation award, the base compensation on the last day of the performance period should be used to determine the amount of variable award.
Role of the Executive Committee and Board of Directors
The Board of Directors consists of the Executive Committee members and the Independent Directors. The Executive Committee will have oversight responsibility for the compensation of Midland National Senior Executives. As a general rule, this “covered group” will include the senior most leaders of any business unit, and their direct reports.

Role of the Compensation Committee of the Board of Directors of Midland National
The Independent Directors serve as the Compensation Committee. The Compensation Committee is responsible for reviewing and approving the Compensation Philosophy and Programs as recommended by the Executive Committee. The Compensation Committee is also responsible for creating the compensation incentive programs and plans for the Executive Committee. The Compensation Committee reviews and approves the compensation recommendations for the Executive Committee direct reports. The Compensation Committee is responsible for determining and approving the compensation awards (base, bonus, L-TIP) for the Executive Committee and Key Officers.

Role of Human Resources
The Human Resources Department is responsible for the administrative and support tasks related to compensation review and administration, as assigned by the Executive Committee and Compensation Committee. The Human Resources’ role includes preparing the compensation materials for the review of the Executive Committee and Compensation Committee, evaluating outside data and comparing to our organization, researching and understanding compensation plans in the market and assisting with the design of Company compensation programs and plans, and assisting the Compensation Consultant with relevant information and data.
Role of Compensation Consultant
When needed, the Company has retained Compensation consultants to assist and provide services including serving as an advisor to senior management on various issues relating to executive compensation practices. They also provide relevant market data and analysis and assist us in evaluating the competitiveness of the total compensation program.
Elements of the Total Rewards for our Executive Officers Compensation
•    Base Salary
•    Annual Executive Incentive Plan
•    Employee Stock Ownership Plan (ESOP) (for some)
•    Supplemental ESOP Plan (for some)
•    Long-Term Incentive Plan (for some)
•    Deferred Compensation Plan (for some)
•    Executive Perquisites (Club memberships, cars, etc.)

Base Salary
Our base compensation is designed to be competitive with our industry peers for each position. We do not seek to be the highest or the lowest, but strive to maintain a balanced mid-range approach, recognizing the value of all other forms of compensation. Base compensation may vary between individuals in like positions based on comparative job performance and experience. Additionally, we will attempt to promote exceptional performance through forms of variable pay which are intended to recognize and reward both individual and collective performance.
Compensation for Senior Executives is market driven as determined by periodic independent surveys (typically conducted every two to three years) for comparable responsibilities. Time in position, performance and experience will be used to determine positioning in the range.
Base salary is considered to be the least effective compensation tool for driving desired business results.

Annual Executive Incentive Plan (Bonus)
Focus is on variable “at risk” compensation. There are two components, operational performance and accomplishment of Discretionary Bonus Objectives (DBO’s).
We place a significant emphasis on operational performance such as annual financial results, with the balance of focus on personal accomplishments and DBO’s. Awards are not linear and not formulaic. Fairness and equity should be the benchmark rather than mechanical formulas. Awards should be based on what the individual has accomplished. A participant should not be rewarded for results that were due primarily to positive external factors, nor should a participant be significantly penalized for economic conditions that were uncontrollable and unavoidable.
Awards are based on a look back over the previous year’s results.
•    Were the business initiatives identified in the prior year implemented in a timely and competent manner?
•    Were there any unforeseen obstacles encountered and how well were these managed?
•    Were overall business results achieved in a collaborative and sustainable manner?
•    What was the degree of stretch in the business plan targets?
Changes to the design and format of this plan are made periodically as market conditions warrant and may occur during a plan year.
ESOP
Currently, the value of the ESOP as a retirement plan far exceeds that of most other retirement plans in existence. It is a long term plan that focuses employees on their contribution to value creation. For the Senior Executives participating in this plan, the portion of the ESOP that exceeds typical retirement plans is considered to be a form of long term compensation. This important component of compensation must be taken into consideration when determining the total rewards associated with a position.
ESOP Supplemental Executive Retirement Plan (SERP)
ESOP SERP A
IRS regulations limit qualified retirement plan contributions for highly compensated employees. This plan provides a “make whole” for qualified retirement benefits lost due to treasury limitations. There is an ESOP SERP A Plan and an ESOP SERP B Plan. Previous participation in the ESOP SERP A plan has been limited to the top leaders in each Business Unit. The ESOP award for each participant will be determined and any “lost benefit” not received from the ESOP due to maximum allocation limitations is calculated for each participant and placed in a phantom share account. The account can only be accessed after separation from service. If an individual is a participant in the ESOP SERP A they should also be a candidate for entry into the Deferred Compensation plan.
Contributions grow in value on the same basis as the qualified plan contributions. Timing and form of payment must be elected in advance. Changes to the design and format of this plan are made periodically as market conditions warrant.
ESOP SERP B
For the ESOP SERP B there is a review each year of potential new participants. The ESOP SERP B plan is not a phantom share account as is the ESOP SERP A plan but is instead a cash account. The cash account will be credited with an annual interest at the Executive Committee’s discretion. There is also a specific vesting requirement for the ESOP SERP B plan. The account can only be accessed after separation from service and upon attainment of 55 years of age and 10 years of service.

Long-Term Incentive Plan (LTIP)
Focus is on achievement of critical long-term financial goals, with particular emphasis on the creation of shareholder value. When reviewing business unit value we will look at value growth realized at the annual valuation, as well as dividends from the Business Units and cash invested in the Business Units. Not formulaic, to the extent possible performance and awards should be determined based on individual business unit results.
Participation typically includes the top operational leader in the business unit (President or CEO of a business unit) as well as other executives and key employees considered to be high potentials in the business unit.
Currently, LTIP bonus targets are a percentage of a participant’s base salary. The LTIP individual bonus target percentage varies by participant. Performance is measured over a three-year period. Effective for performance cycles commencing on and after January 1, 2022, upon the Board’s determination of a performance award for any performance cycle, 100% of such award will be immediately vested. For performance cycles commencing before January 1, 2022, upon the Board’s determination of the performance award for any performance cycle, 50% of the award vested in the year following the performance period and 25% vested in each of the following two years. Changes to the design and format of this plan are made periodically in order to respond to changes in the operating environment.
Deferred Compensation Plan
This plan provides a limited number of executives an opportunity to defer any form of cash compensation (base salary, annual Incentive or L-TIP).
This core purpose of Deferred Compensation is to increase focus on value creation. Therefore, it is desirable to link the interest credit or growth factor of these deferrals to the value created at SFG. This can be accomplished in a variety of ways such as stock price growth, Return on Investment (ROI), etc.
Limitations on upside potential and downside risk are provided in the current plan.
Taxes are deferred until actual receipt of funds. Timing and form of payments must be elected in advance. Currently, both a lump sum and annual installment option are available. Changes to the design and format of this plan are made periodically as market conditions warrant.
Executive Perquisites
Automobile allowances and club memberships are provided where competitive market conditions warrant.
Other Compensation and Benefits
In addition to the compensation and benefits noted, we also offer our employees, including our Named Executive Officers (defined below), a benefits package that includes group health, dental and vision coverage, group life insurance, short and long-term disability coverage and various deferred compensation and retirement benefits.
The programs are reviewed annually to ensure that the benefits offered are beneficial to our employees, cost-effective and are competitive within our industry.
Tax-Qualified Retirement Plans
The following tax-qualified retirement plans are offered to eligible employees, including our Named Executive Officers:
Sammons Enterprises, Inc. 401(k) Plan
Sammons Enterprises, Inc. sponsors the 401(k) Plan, a tax-qualified plan for its eligible employees, including the Named Executive Officers. Eligible employees may contribute to the 401(k) Plan on a before tax or after tax Roth 401(k) basis (or any combination of the foregoing), up to a percentage of annual eligible compensation as defined in the plan. Before-tax and Roth 401(k) contributions are subject to contribution limits and compensation limits imposed by the Internal Revenue Code of 1986, as amended (the “Code”). There is no company match.
Sammons Enterprises, Inc. Employee Stock Ownership Plan (“ESOP”). The ESOP is a plan designed to allow employees of a Sammons Enterprises, Inc. (“Sammons”) company that has adopted the ESOP, to accumulate a retirement benefit based on the value of Sammons Stock while an individual is actively employed by a Sammons company. The ESOP enables employees to acquire a retirement benefit based on the value of Sammons Stock without cost to the employee. Employees can use this benefit to increase their income in their retirement years.
Security Ownership of Certain Beneficial Owners and Management
SEI indirectly owns 100% of the voting securities of Midland National. SEI’s principal executive offices are located at 5949 Sherry Lane Dallas, Texas 75225. SEI is 100% owned by its Employee Stock Ownership Trust (ESOT).

Summary Compensation Table
The following table is a summary of information regarding the total compensation paid to our Named Executive Officers for the periods indicated.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock awards ($) (e)	Option awards ($) (f)	Non-equity incentive plan compensation ($) (g)	Change in pension value and nonqualified deferred compensation earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)
Esfandyar E. Dinshaw	2023	$1,175,000	$4,536,286				$3,600,079	$91,558	$9,402,923
Chairman & CEO	2022	1,033,551	2,569,714				2,070,860	92,435	5,766,560
	2021	946,691	1,907,919				1,581,046	77,942	4,513,598

Robert R. TeKolste	2023	653,627	881,574				1,979,176	80,094	3,594,471
President—Sammons	2022	627,522	855,608				990,404	72,176	2,545,710
Institutional Annuity Group	2021	598,559	907,370				686,120	117,032	2,309,081

William L. Lowe	203	647,775	1,272,235				398,771	80,384	2,399,165
President—Sammons	2022	621,904	1,287,727				462,455	76,381	2,448,467
Institutional Group	2021	593,201	1,173,220				916,116	87,475	2,770,012

John D Melvin	2023	745,033	763,000				—	74,318	1,582,351
Senior Vice President	2022	717,500	330,000				—	403,631	1,451,131
Chief Investment Officer	2021	275,961	—				—	33,732	309,693

David C. Attaway	2023	474,300	457,234				—	74,878	1,006,412
Vice President, Chief	2022	457,500	453,330				—	66,703	977,533
Financial Officer & Treasurer	2021	336,632	176,773				—	52,465	565,870

CEO PAY RATIO
In accordance with SEC rules, we determined the annual total compensation of our median compensated employee and presented a comparison of that annual total compensation to the annual total compensation of our CEO, Esfandyar Dinshaw.
•The 2023 annual total compensation of our CEO was $9,402,923.
•The 2023 annual total compensation of our median compensated employee was $122,070.35.
Accordingly, the ratio of our CEO's annual total compensation to the annual total compensation of our median compensated employee for 2023 was 42 to 1.

Determining the Median Compensated Employee
To determine the median compensated employee, we took the following steps:
•We identified the Company’s employee population (excluding our CEO), consisting of full-time, part-time, and temporary employees, as of December 31, 2023. As of December 31, 2023, our employee population consisted of 1,956 individuals.
•Compensation for full-time employees hired after January 1, 2023, was annualized for the full year 2023.
•We identified our median compensated employee, using total compensation as our compensation measure, which included base salary, bonus compensation, and allocations under the Employee Stock Ownership Plan (“ESOP”). This methodology was consistently applied to all our employees included in the calculation and is consistent with the methodology we use for our NEOs as set forth in the 2023 Summary Compensation Table.
•With respect to the annual total compensation of our CEO, we included the amounts reported in the 2023 Summary Compensation Table included in this prospectus.

Our pay ratio and compensation amount have been calculated using methodologies and assumptions consistent with the SEC rules. The ratio and compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee and determine that employee's total compensation may vary significantly among companies.

Transactions with Related Persons Promoter and Certain Control Persons (amounts in $1,000’s)
The Company pays fees to SEI under management contracts that cover certain investment, accounting, employee benefit and management services. The Company was charged $61,772, $45,222 and $36,321 in 2023, 2022 and 2021, respectively, related to these contracts.

In 2013, the Company issued guaranteed investment contracts (“GICs”) to SEI for $102,000. In 2016, the Company issued additional GICs of $100,000. During 2020, the contracts were surrendered. In 2021, the Company reissued GICs to SEI for $200,000 that had been surrendered in 2020. These contracts totaling $200,000 in 2023 and 2022, respectively, are included in liabilities for deposit type funds in the statements of admitted assets, liabilities and capital and surplus. In 2022, $101,000 of the contracts were surrendered. The remaining contracts have an account value of $86,115 and $100,687 at December 31, 2023 and 2022, respectively, and are included in liabilities for deposit type funds in the statements of admitted assets, liabilities and capital and surplus. Interest incurred on these contracts was $3,612, $1,689 and $1,386 in 2023, 2022 and 2021, respectively.

The Company pays investment management fees to an affiliate, Guggenheim Partners Investment Management Inc. (“GPIM”). SEI holds an indirect interest in Guggenheim. During 2023, 2022 and 2021, the Company incurred fees of $38,669, $39,252 and $53,321, respectively, for these investment management services.

The Company pays investment fees to SFGAM, an affiliate registered investment advisor. During 2023, and2022 , the Company incurred $20,597 and $5,141, respectively, for these investment management services. The fee is calculated based on the average fair value of invested assets under management multiplied by a contractual rate.

Guggenheim Commercial Real Estate Finance, LLC, (an indirect subsidiary of Guggenheim) provides commercial mortgage loan origination and servicing services for the Company. The Company incurred expense of $7,219, $8,528 and $7,651 in 2023, 2022 and 2021, respectively, for these commercial mortgage services. The fee is calculated monthly based on the outstanding principal balance of the commercial mortgage loans and real estate owned multiplied by a contractual rate.

In December 2020, the Company originated a commercial mortgage loan for Pathfinder Ranches, LLC, which is an indirect subsidiary of SEI in the amount of $25,000. The loan had an interest rate of 4.35% and was to mature in 2027. During 2022, Pathfinder Ranches, LLC prepaid the entire remaining principal of the loan. A prepayment fee of $4,718 was collected at the time of the payoff. Interest earned on this loan was $0 , $1,147 and $1,088 in 2023 , 2022 respectively.

At December 31, 2023, the Company holds an investment security issued by GPIM. The security is reported in bonds in the statements of admitted assets, liabilities, and capital and surplus at December 31, 2023 (8.60% interest, $50,948 par, $50,948 reported value, due 2029). At December 31, 2022, the security was reported in invested assets in the statements of admitted assets, liabilities, and capital and surplus (6.82% interest, $51,406 par, $51,383 reported value, due 2023).

The Company holds $277,657 and $313,388 of investments in debt securities issued by affiliates which are reported in bonds in the statements of admitted assets, liabilities, and capital and surplus at December 31, 2023 and December 31, 2022, respectively. The

Company also holds $1,804,865 and $1,316,224 of limited partnership interests in affiliates which are reported in other invested assets in the statements of admitted assets, liabilities, and capital and surplus at December 31, 2023 and 2022, respectively.

The Company provided certain investment, accounting, policy administration and management services to North American. The Company received reimbursements of $181,206, $156,558 and $147,536 in 2023, 2022 and 2021, respectively, for the costs incurred to render such services.

The Company provides certain insurance and noninsurance services to MNL Re. The Company received reimbursements of $100 in each of 2023, 2022 and 2021 for the costs incurred to render such services.

The Company provides certain insurance and noninsurance services to Solberg Re. The Company received reimbursements of $100 in each of 2023, 2022 and 2021 for the costs incurred to render such services.

The Company provides certain insurance and noninsurance services to Canal Re. The Company received reimbursements of $100 in each of 2023, 2022, and 2021 for the costs incurred to render such services.

The Company provided certain investment, accounting, payroll administration and management services to SIG for which it was reimbursed $8,399, $6,019 and $6,305 in 2023, 2022 and 2021, respectively, for costs incurred to render such services.

The Company provides certain investment, accounting, payroll administration and management services to SFN for which it was reimbursed $22,075, $22,781 and $24,945 in 2023, 2022 and 2021, respectively, for costs incurred to render such services.

The Company provides certain accounting, payroll administration and management services to Beacon. The Company received reimbursements of $1,353, $747, and $270 in 2023, 2022 and 2021, respectively, for the costs incurred to render such services.

The Company provides certain accounting, payroll administration and management services to SFGAM. The Company received reimbursements of $979, $454, and $0 in 2023, 2022 and 2021, respectively, for the costs incurred to render such services.

The Company provides certain insurance and noninsurance services to SFG Bermuda. The Company received reimbursements of $2,343, $1,500, and $500 in 2023, 2022 and 2021, respectively, for the costs incurred to render such services.

The Company issued surplus notes payable to SFG. The borrowings were $1,237,000 as of December 31, 2023 and 2022. The Company paid interest to SFG in the amount of $79,550, $72,330, and $65,213 in 2023, 2022 and 2021, respectively.

The Company is party to a coinsurance agreement with North American. In this indemnity agreement, the Company assumes 80% of all policies issued by North American on or after January 1, 2014 of specific annuity plans. The Company recognized $762, $779 and $775 at December 31, 2023, 2022 and 2021, respectively, of premium under this agreement in the statement of operations. The Company retrocedes 100% of this business to a third party reinsurer through a modified coinsurance agreement.

The Company has a coinsurance agreement with MNL Re, an affiliated limited purpose subsidiary life insurance company. The agreement has subsequently been amended to extend the term and increase the life insurance policies covered under the agreement. The Company ceded a defined block of permanent life insurance products to MNL Re. The Company recognized reserve credits of $1,140,561 and $1,299,032 under this agreement on December 31, 2023 and 2022, respectively, which are reflected as a component of liabilities for future policy benefits. The Company recognized $840,810 and $779,076 at December 31, 2023 and 2022, respectively, of funds held under coinsurance under this agreement in the statements of admitted assets, liabilities and capital and surplus. The reserve credit was supported by a contingent note guarantee (“LLC Note”) with a balance of $277,556 and $513,753 for 2023 and 2022, respectively. The LLC Note held by MNL Re, which functions in a manner similar to a standby letter of credit and which Midland National is a beneficiary, is an admitted asset under Iowa prescribed practice and the surplus generated by this prescribed practice has been retained in the carrying value of MNL Re.

The Company has a coinsurance agreement with Solberg Re, an affiliated limited purpose subsidiary life insurance company. The agreement has subsequently been amended to extend the term and increase the life insurance policies covered under the agreement. The Company ceded a defined block of term life insurance to Solberg Re. The Company received experience refunds related to this agreement of $5,925, $789 and $10,241 during the years ended December 31, 2023, 2022 and 2020, respectively. The Company recognized reserve credits of $502,917, and $524,486 under this agreement on December 31, 2023 and 2022, respectively, which are reflected as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus. The Company recognized $200,043 and $201,852 at December 31, 2023 and 2022, respectively, of funds held under coinsurance under this agreement which is reported as funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. The reserve credit was supported by an LLC Note with a balance of $302,874 and $322,634 for 2023 and 2022, respectively. The LLC Note held by Solberg Re, which functions in a manner similar to a standby letter of credit and which Midland National is a beneficiary, is an admitted asset under Iowa prescribed practice and the surplus generated by this prescribed practice has been retained in the carrying value of Solberg Re.

The Company entered into a coinsurance agreement with Canal Re, an affiliated limited purpose subsidiary life insurance company. The Company ceded a defined block of term life insurance products to Canal Re. The Company received experience refunds related to this agreement of $20,594, $27,653, and $25,549 during the years ended December 31, 2023, 2022, and 2021 respectively. The Company recognized reserve credits of $435,321 and $395,144 under this agreement on December 31, 2023 and 2022, respectively, which are reflected as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus. The Company recognized $191,674 and $166,262 at December 31, 2023 and 2022 of funds held under coinsurance under this agreement which is reported as funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. The reserve credit was supported by an LLC Note with a balance of $243,647 and $228,882 for 2023 and 2022, respectively. The LLC Note held by Canal Re, which functions in a manner similar to a standby letter of credit and which Midland National is a beneficiary, is an admitted asset under Iowa prescribed practice and the surplus generated by this prescribed practice has been retained in the carrying value of Canal Re.

On October 31, 2021, the Company entered into a funds withheld coinsurance agreement with SFG Bermuda, an affiliated company domiciled in Bermuda, under which the Company ceded 100% of certain fixed index annuity policies issued prior to October 1, 2021. The Company also cedes 80% of all fixed index annuity policies issued on or after October 1, 2021. On July 1, 2022 the Company began ceding 80% of all fixed annuity policies issued. The Company ceded premiums of $3,410,246 during 2021, which includes the initial ceding premium on the inforce business ceded. The Company recognized $8,258,985 and $6,963,526 at December 31, 2023 and 2022, respectively, of funds withheld under coinsurance under this agreement as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. Reserve credits of $8,265,651 and $6,952,687 associated with this agreement are reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2023 and 2022, respectively. The treaty also involved the coinsurance of interest maintenance reserves generated by the assets in the funds withheld portfolio. Interest maintenance reserve credits associated with this treaty of $332,649 and $393,146 are reported as a component of interest maintenance reserves in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2023 and 2022.

On April 26, 2023 and June 28, 2023, the Company established investment subsidiaries New Roots M Trust and Stone Roots M Trust, respectively, for the purpose of purchasing and managing residential mortgage loans. The Company held investments of $418,403 and $240,039, for New Roots M Trust and Stone Roots M Trust, respectively, which is being reported as a component of common stock subsidiaries in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2023.

EXPERTS
The financial statements of Midland National Life Insurance Company as of December 31, 2023 and December 31, 2022 and for each of the three years in the period ended December 31, 2023 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Midland National Life Insurance Company Separate Account C are in the SAI. The SAI is part of the registration statement filed on Form N-4.

Management’s Discussion and Analysis of Financial Conditions and Results of Operation

FINANCIAL INFORMATION

As an insurance company, we are required by state insurance regulation to hold a specified amount of reserves in order to meet the contractual obligations to our contract holders. Our reserves may be held in our general account, or with respect to certain products in our separate accounts. We monitor our reserves so that we hold sufficient amounts to cover actual or expected contract and claims payments. It is important to note, however, that there is no guarantee that we will always be able to meet our claims-paying obligations, and that there are risks to purchasing any insurance product or contract.

State insurance regulators also require insurance companies to maintain a minimum amount of capital, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer’s operations. These risks include those associated with losses that we may incur as the result of defaults on the payment of interest or principal on our general account and separate accounts’ assets, as well as the loss in market value of those investments. We may also experience liquidity risk if our general account assets cannot be readily converted into cash to meet obligations to our contract holders or to provide collateral necessary to finance our business operations.

We strive to maintain a solid risk-adjusted capitalization for our current business strategy and related investment risks. Our capital position is supported by our operations and our fixed-income investment portfolio. In addition, we are subject to state insurance regulations based on the risk-based capital (“RBC”) requirements of the National Association of Insurance Commissioners (“NAIC”) and report our RBC based on a formula calculated by applying factors to various asset, premium and statutory reserve items, as well as taking into account our risk characteristics. We currently target a RBC ratio (company action level) of 400%.

Selected Financial Data

	Year Ended December 31,
(dollars in thousands)	2023	2022	2021	2020	2019
Statement of Operations Data:
Premium considerations:
Life	$807,826	$1,998,424	$2,903,919	$862,658	$834,451
Annuity	3,696,976	1,995,393	1,173,790	5,587,095	2,421,597
Total premium considerations	4,504,802	3,993,817	4,077,709	6,449,753	3,256,048
Net investment income and other revenues	2,207,200	2,241,413	1,525,509	1,982,908	2,262,883
Total revenues	6,712,002	6,235,230	5,603,218	8,432,661	5,518,931
Total benefits and expenses	6,078,873	5,559,484	4,495,024	7,961,534	5,042,205
Net gain from operations before federal income taxes and before realized capital gains or (losses)	633,129	675,746	1,108,194	471,127	476,726
Net income	$321,233	$512,344	$956,597	$152,626	$371,200

	As of December 31,
(dollars in thousands)	2023	2022	2021	2020	2019
Balance Sheet Data:
Cash and invested assets	$68,225,875	$68,506,437	$65,411,142	$59,094,762	$53,060,013
Total admitted assets	78,231,381	77,808,910	74,338,746	67,262,504	60,416,251
Aggregate reserves for life and annuity contracts	43,750,545	45,321,010	43,928,249	43,223,475	38,935,399
Other liabilities	29,582,243	27,424,383	25,162,055	19,833,970	17,628,421
Total liabilities	73,332,788	72,745,393	69,090,304	63,057,445	56,563,820
Total capital and surplus	4,898,593	5,063,517	5,248,442	4,205,059	3,852,431

Management’s Discussion and Analysis of Financial Conditions and Results of Operation

The following discussion provides an assessment of the statutory basis financial position and results of operations of Midland National. Statutory accounting practices (“SAP”) financial information is prepared and presented in accordance with accounting practices prescribed or permitted by the NAIC and the Iowa Insurance Division. Certain differences exist between SAP and GAAP. See Note 1 of Midland National’s statutory basis audited financial statements, which are included elsewhere in this document, for a detail discussion of these differences.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains forward-looking statements which can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to risks and uncertainty. Future events and outcomes may differ materially from those made or suggested by the forward-looking statements contained in this prospectus. We do not assume any responsibility for actual future results that differ from expectations reflected in forward-looking statements. For more information about the risks and uncertainties that may cause actual results to differ materially from forward-looking statements, please see “Risk Factors” in Section 7—Midland National Life Insurance Company.

Overview

Midland National is a life insurance company domiciled in the state of Iowa. The Company offers a variety of financial and retirement products through multiple distribution channels. Its insurance products include life insurance, including bank and credit union-owned life insurance, and fixed and variable annuities.

Our primary sources of earnings are (i) the spread that we earn on our investments (i.e., net investment income less cost of money, which includes interest credited to contract holder accounts and costs of hedging) and (ii) mortality gains (i.e., premiums and other revenues offset by life death benefits and increases in reserves), offset by general and administrative expenses.

Analysis of Results of Operations—Years Ended December 31, 2023 and 2022

The following table presents the statutory results of operations for the periods indicated:

	Year Ended December 31,		% Change
(dollars in thousands)	2023	2022
Revenues:
Life premium	$807,826	$1,998,424	-60%
Annuity considerations	3,696,976	1,995,393	85%
Net investment income	2,340,965	2,188,896	7%
Investment income ceded - funds withheld reinsurance	(418,926)	(254,135)	65%
Other income	285,161	306,652	-7%
Total revenues	6,712,002	6,235,230	8%
Benefits and Expenses:
Policyholder benefits	6,715,688	3,151,700	113%
Change in policyholder reserves	(1,570,465)	1,392,761	-213%
Operating costs and other items	899,140	876,196	3%
Transfers to interest maintenance reserve ceded	22,238	39,327	-43%
Transfers to interest maintenance reserve - market value adjustments	12,221	—	NM
Net transfers to (from) separate accounts	12,272	99,500	-88%
Total Benefits and Expenses	6,078,873	5,559,484	9%
Operating results before Federal income taxes and realized capital gains (losses)	633,129	675,746	-6%
Federal income taxes	29,816	130,924	-77%
Operating results before realized gains (losses)	603,313	544,822	11%
Realized gains (losses) net of federal income taxes	(282,080)	(32,478)	769%
Net income	$321,233	$512,344	-37%

Operating results before Federal income taxes and realized capital gains (losses) decreased 6% for the twelve months ended December 31, 2023 compared to the twelve-month period ended December 31, 2022. This decrease is primarily attributable to lower investment income from alternative investments. In 2022, the Company ceded to an affiliate, SFG Bermuda, 80% of fixed index annuity (FIA) policies issued on or after October 1, 2021 as well as 80% of multi-year-guarantee (MYG) fixed annuity policies issued between July 1, 2022 and December 31, 2023. Throughout 2023, the Company continued to ceded 80% of FIA policies issued where living benefit riders were available, but discontinued ceding FIA policies issued on or after April 1, 2023 where living benefit riders were not available. The Company recognized reserve credits of $8,265,651 million under this agreement as of December 31, 2023. The premium ceded in 2023 was $1,573,412 million.

Net income decreased 37% in 2023 compared to 2022. This decrease was driven by an increase in realized losses incurred, primarily on preferred stocks in 2023 compared to 2022 as described in the previous paragraph.

Revenues

Total revenues increased 8% in the twelve months ended December 31, 2023 compared to the twelve months ended December 31, 2022. Following is a discussion of the primary contributors to this increase.

Life insurance premiums decreased 60%. This decrease was primarily due to a $1.1 billion decrease in sales of bank owned life insurance. Annuity considerations in 2023 were 85% higher than 2022. Direct premiums increased in 2023 due to higher sales of fixed indexed annuities a reduction in ceded annuity premium due to the discontinuation of reinsurance on new sales of fixed indexed annuities without living benefit riders, discontinuation of reinsurance of sales of multi-year guarantee fixed annuities and an increase in Pension Risk Transfer (“PRT”) sales.

Net investment income increased 7% in the 2023 period compared to 2022. The following table provides a summary of the components of net investment income:

	Year Ended December 31,		% Change
(dollars in thousands)	2023	2022
Revenues:
Bonds	$2,534,053	$2,351,761	8%
Preferred stocks	78,691	88,961	-12%
Common stocks	14,703	15,105	-3%
Mortgage loans	176,173	183,527	-4%
Real estate	6,525	6,525	—%
Policy loans	29,270	23,969	22%
Cash and short-term investments	79,043	6,106	1195%
Derivative instruments	(255,426)	(403,530)	-37%
Other invested assets	166,654	197,483	-16%
Other investment income	5,344	3,283	63%
Total gross investment income	2,835,030	2,473,190	15%
Less: investment expenses	494,065	284,294	74%
Net investment income	$2,340,965	$2,188,896	7%

The increase in 2023 is primarily attributable to an increase in income from short-term investments and derivative instruments, partially offset by increases in investment expenses, primarily related to securities lending and interest paid on federal home loan bank (FHLB) advances. Derivative instruments primarily consist of derivatives purchased to economically hedge our exposure to fixed indexed annuity and universal life insurance policyholder obligations. Midland National recognizes index options and futures payouts as investment income. This income is also impacted by a corresponding decrease in policyholder reserves. Index option and futures payouts increased in 2023 compared to 2022 due to the relative increase in annual returns on equity market indices during 2023 compared to 2022. Excluding derivative instruments, net investment income was relatively flat, an increase of 0.15% in 2023 compared to 2022. The increase in net investment income, excluding derivative instruments, is attributable to higher earnings on short term investments, higher investment income on floating rate assets due to the increase in interest rates, partially offset by decreased earnings from other invested assets and higher investment expenses associated with securities lending and interest on FHLB advances as a result of the increase in interest rates.
The decrease in other income is attributable to a reduction in commission allowances on reinsurance ceded in 2023 compared to 2022 due to a reduction in annuity premiums ceded to the Company’s affiliate, SFG Bermuda. This was partially offset by a reduction in reserve adjustments on reinsurance ceded in 2023 ($279 million) compared to 2022 (negative $304 million). The reserve adjustments on reinsurance ceded relate to surrender activity on a closed block of annuities reinsured through a modified coinsurance agreement with an unaffiliated party and the decrease in other income related to this item is offset by a corresponding increase in net policy outflows ceded on the block reinsured. Other income was also impacted by an increase in earnings from MNL’s company owned life insurance (income of $126 million in 2023 compared to $33 million in 2022).

Benefits and Expenses

Policyholder benefits increased 113% in 2023 compared to 2022. This was primarily attributable to an increase in net surrenders on annuities. $2.1 billion of the increase was on surrenders of multi-year-guarantee (MYG) fixed annuity policies due to a large block of policies sold during 2020 with a three year guarantee period. $1.2 billion of the increase was on surrenders bank and credit owned life insurance products which experienced higher surrenders in early 2023. The remainder of the increase in policy benefits was due to general increases in surrender activity due to higher interest rates, partially offset by a decline in life insurance death benefits incurred. Surrender and withdrawal benefits are offset by a corresponding decrease in policyholder reserves. The life death benefits result in an impact to operating earnings by the amount of benefit paid above the amount of policyholder reserve released, net of reinsurance.

Change in policyholder reserves decreased 213% in 2023 compared to an increase in reserves of $1,393 million in 2022. The increase in MYG and bank and credit owned life surrenders in 2023 reference in the previous section resulted in a large decrease in reserves. The decline in sales of bank-owned life insurance in 2023 compared to 2022 also contributed to the lower increase in policyholder reserves. $1,573

Operating costs and other items increased 3% in 2023 compared to 2022. This is primarily due to increases in salaries and other costs associated with growth related initiatives of the Company and higher commissions due to increases in life and annuity sales.

Within the funds withheld coinsurance treaty with an affiliate, SFG Bermuda, the Company recognized realized gains(losses) ceded of $(45) million and $(52) million, respectively in 2023 and 2022 , which was reported as a component of other income in revenue. The Company also recognized transfers to interest maintenance reserve (“IMR”) ceded of $22 million and $39 million in 2023 and 2022, respectively associated with the coinsurance of any IMR generated from net realized losses/gains generated on the assets in the funds withheld portfolio. The remaining unamortized ceded IMR balance of $332,649 million associated with this treaty is reported as a component of interest maintenance reserve in the statement of admitted assets, liabilities and capital and surplus as of December 31, 2023.

Net transfers to (from) separate accounts were $12 million in 2023 compared to $100 million in 2022, due to a decrease in bank-owned life insurance premium allocated to the separate account, a decrease in variable annuity premium and an increase in variable annuity surrenders in 2023. Transfers to (from) separate accounts consist of the net transfer of premiums and benefits related to our variable life, variable annuity and bank owned life insurance. This transfer has no impact on the Company’s operations as the transferred premiums and benefits are reported elsewhere in the statement of operations.

Federal Income Taxes

The effective Federal income tax rate applicable to operations in 2023 was (70)% compared to 4% in 2022. The decrease in the effective tax rate is primarily attributable to the relatively low level of pre-tax income due to realized losses combined with the impact of the tax credit bonds held and tax exempt income.

Realized Gains (Losses) Net of Federal Income Taxes

Realized losses net of federal income taxes in 2023 were $(282) million compared to losses of $32 million in 2022. For statutory reporting purposes, realized gains (losses) reported on the statement of operations are net of gains and losses transferred to the Interest Maintenance Reserve (“IMR”). Amounts transferred to IMR, which is a liability reported in the statement of financial position, are gains and losses resulting from changes in interest rates and are amortized into operations over the estimated remaining lives of the securities sold. Gains and losses reported in the statement of operations are credit and non-interest related. The losses reported in 2023 were primarily due to the disposal of preferred stocks, including one significant loss on a preferred stock of a regional bank, disposal of other equity securities and some interest rate swaps. The losses reported in 2022 were primarily due to other that temporary impairments taken during 2022 that were driven by residual impacts in the aircraft sector, emerging market, high yield and privately placed direct lending credit exposure deterioration as well as an intent to sell a specific subset of securities prior to recovery.

Analysis of Results of Operations—Years Ended December 31, 2022 and 2021

Selected Financial Data

	Year Ended December 31,
(dollars in thousands)	2022	2021	2020	2019	2018
Statement of Operations Data:
Premium considerations:
Life	$1,998,424	$2,903,919	$862,658	$834,451	$1,154,707
Annuity	1,995,393	1,173,790	5,587,095	2,421,597	2,526,365
Total premium considerations	3,993,817	4,077,709	6,449,753	3,256,048	3,681,072
Net investment income and other revenues	2,241,413	1,525,509	1,982,908	2,262,883	2,350,711
Total revenues	6,235,230	5,603,218	8,432,661	5,518,931	6,031,783
Total benefits and expenses	5,559,484	4,495,024	7,961,534	5,042,205	5,522,022
Net gain from operations before federal income taxes and before realized capital gains or (losses)	675,746	1,108,194	471,127	476,726	509,761
Net income	$512,344	$956,597	$152,626	$371,200	$401,605

	As of December 31,
(dollars in thousands)	2022	2021	2020	2019	2018
Balance Sheet Data:
Cash and invested assets	$68,506,437	$65,411,142	$59,094,762	$53,060,013	$51,705,164
Total admitted assets	77,808,910	74,338,746	67,262,504	60,416,251	57,914,703
Aggregate reserves for life and annuity contracts	45,321,010	43,928,249	43,223,475	38,935,399	37,541,225
Other liabilities	27,424,383	25,162,055	19,833,970	17,628,421	16,802,270
Total liabilities	72,745,393	69,090,304	63,057,445	56,563,820	54,343,495
Total capital and surplus	5,063,517	5,248,442	4,205,059	3,852,431	3,571,208

Management’s Discussion and Analysis of Financial Conditions and Results of Operation

The following discussion provides an assessment of the statutory basis financial position and results of operations of Midland National. Statutory accounting practices (“SAP”) financial information is prepared and presented in accordance with accounting practices prescribed or permitted by the NAIC and the Iowa Insurance Division. Certain differences exist between SAP and GAAP. See Note 1 of Midland National’s statutory basis audited financial statements, which are included elsewhere in this document, for a detail discussion of these differences.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains forward-looking statements which can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to risks and uncertainty. Future events and outcomes may differ materially from those made or suggested by the forward-looking statements contained in this prospectus. We do not assume any responsibility for actual future results that differ from expectations reflected in forward-looking statements. For more information about the risks and uncertainties that may cause actual results to differ materially from forward-looking statements, please see “Risk Factors” in Section 7—Midland National Life Insurance Company.

Overview

Midland National is a life insurance company domiciled in the state of Iowa. The Company offers a variety of financial and retirement products through multiple distribution channels. Its insurance products include life insurance, including bank and credit union-owned life insurance, and fixed and variable annuities.

Our primary sources of earnings are (i) the spread that we earn on our investments (i.e., net investment income less cost of money, which includes interest credited to contract holder accounts and costs of hedging) and (ii) mortality gains (i.e., premiums and other revenues offset by life death benefits and increases in reserves), offset by general and administrative expenses.

Analysis of Results of Operations—Years Ended December 31, 2022 and 2021

The following table presents the statutory results of operations for the periods indicated:

	Year Ended December 31,		% Change
(dollars in thousands)	2022	2021
Revenues:
Life premium	$1,998,424	$2,903,919	-31%
Annuity considerations	1,995,393	1,173,790	70%
Net investment income	2,188,896	3,450,756	-37%
Other income	52,517	(1,925,247)	-103%
Total revenues	6,235,230	5,603,218	11%
Benefits and Expenses:
Policyholder benefits	3,151,700	3,260,079	-3%
Change in policyholder reserves	1,392,761	704,775	98%
Operating costs and other items	876,196	786,727	11%
Transfers to interest maintenance reserve ceded	39,327	(513,281)	-108%
Net transfers to (from) separate accounts	99,500	256,724	-61%
Total Benefits and Expenses	5,559,484	4,495,024	24%
Operating results before Federal income taxes and realized capital gains (losses)	675,746	1,108,194	-39%
Federal income taxes	130,924	122,814	7%
Operating results before realized gains (losses)	544,822	985,380	-45%
Realized gains (losses) net of federal income taxes	(32,478)	(28,783)	13%
Net income	$512,344	$956,597	-46%

Operating results before Federal income taxes and realized capital gains (losses) decreased 39% for the twelve months ended December 31, 2022 compared to the twelve-month period ended December 31, 2021. This decrease is primarily attributable to lower investment income from alternative investments and a reduction in earnings from company owned life insurance. In addition, earnings were impacted by lower equity markets which resulted in lower hedge proceeds relative to the increase in reserves on index products in 2022 compared to 2021. On October 1, 2021 the Company entered into a funds withheld coinsurance agreement with SFG Bermuda, an affiliated company domiciled in Bermuda. Under this indemnity agreement, the Company ceded 100% of certain fixed index annuity policies issued prior to October 1, 2021. The Company also cedes 80% of fixed index annuity policies issued on or after October 1, 2021 as well as 80% of MYGA policies issued on or after July 1, 2022. The Company recognized reserve credits of $6,953 million under this agreement as of December 31, 2022. The premium ceded in 2022 was $3,789 million.

Net income decreased 46% in 2022 compared to 2021. This decrease was driven by the same factors that impacted operating results in 2022 compared to 2021 as described in the previous paragraph.

Revenues

Total revenues increased 11% in the twelve months ended December 31, 2022 compared to the twelve months ended December 31, 2021. Following is a discussion of the primary contributors to this increase.

Life insurance premiums decreased 31%. This decrease was primarily due to decrease in sales of bank owned life insurance. Annuity considerations in 2022 were 70% higher than 2021. This increase was primarily due to a $2.9 million ceded premium recorded in 2021 associated with the reinsurance of an inforce block of fixed indexed annuities to SFG Bermuda. Direct premiums increased in 2022 due to higher sales of fixed indexed annuities and multi-year guarantee annuities and an increase in issuance of new Pension Risk Transfer (“PRT”) policies.

Net investment income decreased 37% in the 2022 period compared to 2021. The following table provides a summary of the components of net investment income:

	Year Ended December 31,		% Change
(dollars in thousands)	2022	2021
Revenues:
Bonds	$2,351,761	$2,313,227	2%
Preferred stocks	88,961	79,100	12%
Common stocks	15,105	13,208	14%
Mortgage loans	183,527	188,120	-2%
Real estate	6,525	10,074	-35%
Policy loans	23,969	21,190	13%
Cash and short-term investments	6,106	2,397	155%
Derivative instruments	(403,530)	764,920	-153%
Other invested assets	197,483	289,754	-32%
Other investment income	3,283	2,318	42%
Total gross investment income	2,473,190	3,684,308	-33%
Less: investment expenses	284,294	233,552	22%
Net investment income	$2,188,896	$3,450,756	-37%

The decrease in 2022 is primarily attributable to an decrease in income from derivative instruments. Derivative instruments primarily consist of derivatives purchased to economically hedge our exposure to fixed indexed annuity and universal life insurance policyholder obligations. Midland National recognizes index options and futures payouts as investment income. This income is also impacted by a corresponding increase in policyholder reserves. Index option and futures payouts decreased in 2022 compared to 2021 due to the relative decrease in annual returns on equity market indices during 2022 compared to 2021. Excluding derivative instruments, net investment income decreased 3% in 2022 compared to 2021. The decrease in net investment income, excluding derivative instruments, is attributable to decreased earnings from other invested assets and from indexed linked securities reported as bonds, partially offset by higher levels of invested assets.

The increase in other income is attributable to a smaller reserve adjustment on reinsurance ceded in 2022 (negative -$304 million) compared to 2021 (negative $1,577 million). The reserve adjustments on reinsurance ceded relate to surrender activity on a closed block of annuities reinsured through a modified coinsurance agreement with an unaffiliated party and the decrease in other income related to this item is offset by a corresponding increase in net policy outflows ceded on the block reinsured. These increases were offset by decrease in earnings from MNL’s company owned life insurance (income of $33 million in 2022 compared to $176 million in 2021).

Benefits and Expenses

Policyholder benefits decreased 3% in 2022 compared to 2021. This was primarily attributable to a decline in net surrenders on annuities and a decline in life insurance death benefits incurred. Surrender and withdrawal benefits are offset by a corresponding decrease in policyholder reserves. The life death benefits result in an impact to operating earnings by the amount of benefit paid above the amount of policyholder reserve released, net of reinsurance.

Change in policyholder reserves increased 98% in 2022 compared to 2021. The increase in FIA, MYG and PRT sales in 2022 resulted in a larger increase in reserves. The $3,789 million of reinsurance premium ceded to SFG Bermuda during 2022 generated a reduction of reserve, and lower bank owned life and corporate owned life insurance sales in 2022 resulted in a lower increase in reserves relative to 2021.

Operating costs and other items increased 11% in 2022 compared to 2021. This is primarily due to increases in salaries and other costs associated with growth related initiatives of the Company and higher commissions due to increases in life and annuity sales.

Within the funds withheld coinsurance treaty with an affiliate, SFG Bermuda, the Company recognized realized gains(losses) ceded of ($52) million and $649 million, respectively in 2022 and 2021 , which was reported as a component of other income in revenue. The Company also recognized transfers to interest maintenance reserve (“IMR”) ceded of $39 million and ($513) million in 2022 and 2021, respectively associated with the coinsurance of any IMR generated from net realized losses/gains generated on the assets in the funds withheld portfolio. The remaining unamortized ceded IMR balance of $393 million associated with this treaty is reported as a component of interest maintenance reserve in the statement of admitted assets, liabilities and capital and surplus as of December 31, 2022.

Net transfers to (from) separate accounts were $100 million in 2022 compared to $257 million in 2021, due to a decrease in variable annuity premium in 2022. Transfers to (from) separate accounts consist of the net transfer of premiums and benefits related to our variable life, variable annuity and bank owned life insurance. This transfer has no impact on the Company’s operations as the transferred premiums and benefits are reported elsewhere in the statement of operations.

Federal Income Taxes

The effective Federal income tax rate applicable to operations in 2022 was 4% compared to 14% in 2021. The decrease in the effective tax rate is primarily attributable to the impact of the tax credit bonds held and tax exempt income.

Realized Gains (Losses) Net of Federal Income Taxes

Realized losses net of federal income taxes in 2022 were $32 million compared to losses of $29 million in 2021. For statutory reporting purposes, realized gains (losses) reported on the statement of operations are net of gains and losses transferred to the Interest Maintenance Reserve (“IMR”). Amounts transferred to IMR, which is a liability reported in the statement of financial position, are gains and losses resulting from changes in interest rates and are amortized into operations over the estimated remaining lives of the securities sold. Gains and losses reported in the statement of operations are credit and non-interest related. The losses reported in 2022 and 2021 were primarily due to other than temporary impairments taken during 2022 that were driven by residual impacts in the aircraft sector, emerging market, high yield and privately placed direct lending credit exposure deterioration as well as an intent to sell a specific subset of securities prior to recovery. The losses reported in 2021 are primarily related to emerging market credit exposure deterioration and residual impacts in the aircraft sector from the post-pandemic era.

Liquidity and Capital Resources
Liquidity

Cash inflows consist primarily of premiums and deposits on insurance and annuity products, investment income and proceeds from sales or maturities of investments. Cash outflows consist primarily of benefits to policyholders and beneficiaries, payments for policy and contract surrenders, dividends to Sammons Financial Group, payments for investments acquired, operating expenses and taxes.

Midland National structures its investment portfolio to provide liquidity for timely payment of policy benefits, operational expenses and other obligations such as dividends. Midland National’s cash and short-term invested assets were $1,709 million and $722 million at December 31, 2023 and December 31, 2022, respectively.

Net cash (used) provided by operating activities was $(1,235) million and $1,451 million for the years ended December 31, 2023 and December 31, 2022, respectively. Net cash flow from operating activities primarily consists of net investment income and premium receipts from insurance contracts less benefit payments, operating expenses and income taxes. The decrease in cash used by operating activities in 2022 is primarily due an increase in surrenders of a block of three year multi-year guarantee (MYG) fixed annuities sold during 2020 that reached the end of their guarantee period in 2023 and increases in surrenders on bank and credit owned life insurance. Cash provided by sales of indexed annuities and other products exceeded cash outflows on those products. Net cash provided by investment income including derivatives used to hedge indexed life and annuity liabilities increased in 2023 compared to 2022 due to higher interest rates and higher derivative cash flow due to higher equity markets associated with indexed life and annuity policyholder allocations.

Cash flow provided (used) by investments was $957 million in 2023 and $(4,903) million in 2022. The increase is driven by the purchase or sales of investments of cash generated or used by operating and financing activities and to increase the balance in cash and short-term investments in 2023 compared to 2022.

Cash flow provided by financing activities was $1,264 million and $2,145 million for the years ended December 31, 2023 and 2022, respectively. The decrease in cash flow in 2023 was primarily due to a smaller increase in the funds withheld balances, primarily on the SFG Bermuda treaty due to a decrease in premiums ceded under that agreement in 2023 compared to 2022. This is offset by ceded premium reported in operating activities.

Midland National is a member of the FHLB of Des Moines. The FHLB membership provides the Company a borrowing facility with access to low cost funding. As members of the FHLB, Midland National is required to purchase and hold the FHLB common stock. In addition, Midland National is required to purchase activity common stock equal to 5% of outstanding borrowings. As of December 31, 2023, Midland National owned a total of $148 million of membership and activity common stock of the FHLB.

The Company utilizes the FHLB borrowing ability as a source of funding to complement its security lending program. The Company had total outstanding borrowings from the FHLB of $3,073 million at December 31, 2023 and December 31, 2022. These borrowings are fully secured by assets pledged as collateral to the FHLB. The total borrowing capacity available to the Company is dependent on the type and amount of assets eligible to be pledged as collateral. The Company believes it has sufficient assets available to be pledged as collateral to meet any unexpected liquidity need in the foreseeable future.

The Company utilizes a security lending program (primarily repurchase agreements) to enhance investment income. This program could be used as a source of short-term funds if the need arose. As of December 31, 2023 and December 31, 2022, the Company had outstanding repurchase agreements of $4,766 million and $4,806 million, respectively. The repurchase agreements involve the sale of securities and an agreement to repurchase the same securities at a later date at an agreed-upon price. Our policy requires that, at all times during the term of the repurchase agreements, cash or other types of collateral provided is sufficient to allow the counterparty to fund substantially all of the cost of purchasing replacement assets. The cash proceeds received under these repurchase agreements are typically invested in fixed income securities. The Company accounts for these transactions as secured borrowings, where the amount borrowed is tied to the fair value of the underlying collateral securities. The collateral for these agreements is reported in bonds in the balance sheet of the Company.

At December 31, 2023 Midland National had outstanding capital commitments to limited partnerships of $1,146 million.

Insurance Policyholder Liabilities

Liquidity needs vary by product. Factors that affect each product’s need for liquidity include interest rate levels, contract size, competitive products, termination or surrender charges, market value adjustments, federal income taxes, benefit levels and level of underwriting risk. To help assure that obligations will be met when they fall due, the Company uses asset/liability cash flow management techniques that take into consideration current and total investment return requirements, asset and liability durations, risk tolerance, and cash flow requirements. The Company closely monitors the general account to assess asset/liability matching and to modify investment strategies and rebalance investment portfolio durations as necessary. The fair values for liabilities under all insurance contracts are taken into consideration in the overall management of interest rate risk.

The Company’s product features enhance its liquidity position. Virtually all individual deferred annuity products and universal life products contain surrender charges for varying durations, reducing the risk that customers will seek withdrawals during the period surrender charges are in place. Surrender charges allow the Company to better plan the maturities of its invested assets by reducing the risk that future cash outflows will exceed anticipated levels. Also, 85% of the Company’s in-force annuity products (measured by reserves) at December 31, 2023 had a market value adjustment (“MVA”) that protects the Company when surrenders occur as a result of changes in market interest rates.

The following table provides a summary of statutory annuity reserves by withdrawal characteristics:(1)

	December 31, 2023
(dollars in millions)	Annuity Reserve Amount	Percent of Total
Subject to discretionary withdrawal:
With fair value adjustment	$26,579,668	64%
At fair value	2,227,994	5%
At book value less surrender charge of 5% or more	61,634	—%
Total with adjustment or fair value	28,869,296	69%
At book value without adjustment	11,243,510	27%
Not subject to discretionary withdrawal	1,816,733	4%
Total	41,929,539	100%
Reinsurance ceded	10,673,187
Total net of reinsurance	$31,256,352

(1) Annuity contract reserves and deposit fund liabilities are monetary amounts that an insurer must have available to provide for future obligations with respect to annuities and deposit funds. These are liabilities on the balance sheets of financial statements prepared in conformity with statutory accounting practices. These amounts are at least equal to the value to be withdrawn by policyholders..

As indicated in the table above, 4% of policyholder funds at December 31, 2023 were not subject to discretionary withdrawal and another 69% were subject to adjustments and charges that are designed to protect the Company from early withdrawals in the event that they occur. We believe that this structure provides the Company with a relatively stable block of deposit liabilities which helps reduce the risk of unexpected cash withdrawals and the adverse financial effects cash withdrawals could cause.

Certain of our life and annuity products include guaranteed benefits, including guaranteed minimum death benefits, guaranteed minimum withdrawal benefits, guaranteed minimum accumulation benefits, and guaranteed minimum income benefits. These guarantees are designed to protect contract holders against significant downturns in securities markets and interest rates. Any such periods of significant and sustained downturns in securities markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of our liabilities associated with those products. An increase in these liabilities would result in a decrease in our net income.

Although cash flow testing includes many different scenarios, cash flow requirements are inherently unpredictable, as they are affected by external factors, such as changes in interest rates.

There can be no assurance that future experience regarding benefits and surrenders will be similar to historic experience because withdrawal and surrender levels are influenced by factors such as the interest rate environment and the Company’s claims-paying and financial strength ratings.

Capital Resources

As of December 31, 2023 and 2022, Midland National’s total adjusted capital (“TAC”), as defined by the NAIC, was $5,634 million and $5,655 million, respectively. The TAC is used to calculate the Company’s risk based capital (“RBC”) at the end of each reporting period. As of December 31, 2023 and 2022, Midland National’s company action level RBC was 419% and 404%, respectively. Midland National’s TAC is well in excess of all RBC standards as of both indicated reporting dates. In addition, Midland National monitors its capital levels as determined by each of its rating agencies (AM Best, Standard & Poor’s and Fitch). As of December 31, 2023 and 2022 Midland National’s capital exceeds the amount necessary to maintain its current ratings.

The following table summarizes the components of MNL’s TAC:

	December 31,
(dollars in thousands)	2023	2022
Capital and surplus	$4,898,593	$5,063,517
Asset valuation reserve	734,535	590,241
Subsidiaries' asset valuation reserve	1,019	816
Total Adjusted Capital	$5,634,147	$5,654,574

The Company is wholly owned by SFG and its ability to pay dividends is limited by the laws of the state of Iowa, its state of domicile. Without prior approval of the commissioner of the Iowa Insurance Division, MNL is limited to pay ordinary dividends to SFG of $603 million in 2024. MNL paid dividends to SFG of $320 million in 2023 and $574 million in 2022.

Midland National has three wholly owned limited purpose captive subsidiaries domiciled in the state of Iowa. The purpose of these captive subsidiaries is to provide statutory relief for redundant statutory required reserves on certain life insurance policies. The statutory relief is in the form of admissibility of qualifying regulatory defined other security assets. The following describes the arrangements applicable to each wholly owned limited purpose captive subsidiary.

Solberg Reinsurance Company (“Solberg Re”), a wholly owned limited purpose subsidiary domiciled in the state of Iowa, secured a contingent note guarantee from an unrelated third party insurance company. The contingent note guarantee supports redundant statutory required reserves on certain term life insurance policies assumed from Midland National and North American Company for Life and Health Insurance (“North American”), an affiliate of Midland National. The contingent note guarantee has a term of 18 years and has a maximum issuance amount of $588 million. The contingent note guarantee can be drawn upon when actual policy benefits applicable to the specific life insurance term policies exceed specified thresholds. Solberg Re does not anticipate drawing funds against the contingent note guarantee. The amount of the contingent note guarantee is reported as an admitted asset by Solberg Re.

MNL Reinsurance Company (“MNL Re”), another wholly owned limited purpose subsidiary domiciled in the state of Iowa, secured a contingent note guarantee by an unrelated third party for specific risks on certain permanent life insurance policies assumed by MNL Re from Midland National and North American. The contingent note guarantee has a term of 18 years and an aggregate maximum amount of $1,467 million. The contingent note can be drawn upon when actual policy benefits applicable to the specific permanent life insurance policies exceed certain thresholds. MNL Re does not anticipate drawing funds against the contingent note. The amount of the contingent note guarantee is reported as an admitted asset by MNL Re.

Canal Reinsurance Company (“Canal Re”), a wholly owned limited purpose subsidiary domiciled in the state of Iowa, was launched on September 30, 2019 at which time it secured a contingent note guarantee from an unrelated third party insurance company. The contingent note guarantee supports redundant statutory required reserves on certain term life insurance policies assumed from Midland National and North American. The contingent note guarantee has a term of 18 years and has a maximum issuance amount of $458 million. The contingent note guarantee can be drawn upon when actual policy benefits applicable to the specific life insurance term policies exceed specified thresholds. Canal Re does not anticipate drawing funds against the contingent note guarantee. The amount of the contingent note guarantee is reported as an admitted asset by Canal Re.

On December 31, 2020, the Company entered into a coinsurance agreement with a third party reinsurer. The Company has ceded a defined block of permanent life insurance products to the third party reinsurer. The Company recognized funds held under coinsurance under this agreement as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. A reserve credit associated with this agreement is reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2023 and 2022.

On October 31, 2021, the Company entered into a funds withheld coinsurance agreement with SFG Bermuda, an affiliated company domiciled in Bermuda, under which the Company ceded 100% of certain fixed index annuity policies issued prior to October 1, 2021. The Company also cedes 80% of certain index annuity policies issued on or after October 1, 2021. During 2022, the Company ceded 80% of certain multi-year guarantee fixed annuity policies with issue dates of July 1, 2022 through December 31, 2022 to SFG Bermuda. The Company recognized funds held under coinsurance under this agreement as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2023 and 2022.

Midland National’s parent, SFG, has issued senior notes in 2013, 2017, 2021, 2022 and 2024. The proceeds from these notes were used to purchase surplus notes from SFG’s insurance subsidiaries or contributed to SFG’s insurance subsidiaries to support business growth. SFG has the ability to issue additional debt in order to support future business growth of Midland National and other insurance subsidiaries. SEI also has access a bank line of credit and other sources of capital that can be contributed to SFG and its insurance subsidiaries to support business growth..

Investments

Midland National had total cash and invested assets of $68,226 million and $68,506 million at December 31, 2023 and 2022, respectively, as illustrated below:

	December 31, 2023		December 31, 2022
(dollars in thousands)	Admitted Value	% of Total Admitted Value	Admitted Value	% of Total Admitted Value
Cash and invested assets
Bonds	$54,716,780	80%	$56,710,124	83%
Stocks
Preferred stocks	986,390	1%	1,653,807	2%
Common-subsidiaries	890,229	1%	264,909	0%
Common-other	247,960	0%	309,008	0%
Mortgage loans	3,790,420	6%	3,835,425	6%
Real estate	98,402	0%	99,050	0%
Policy loans	528,710	1%	459,745	1%
Cash, cash equivalents and short-term investments	1,709,358	3%	722,450	1%
Receivable for securities	11,171	0%	4,686	0%
Derivative instruments	641,206	1%	621,508	1%
Other invested assets	4,605,249	7%	3,825,725	6%
Total cash and invested assets	$68,225,875	100%	$68,506,437	100%

All investments held by the Company are monitored for conformity with the qualitative and quantitative limits prescribed by the Iowa insurance laws and regulations. In addition, the Company’s Board of Directors periodically reviews the investment portfolio, including its credit quality and performance. The Company’s investment strategy is to maintain a predominantly investment-grade, fixed maturity portfolio to provide adequate liquidity for projected insurance and reinsurance obligations, and to generate income while prudently managing the portfolio’s risk.

The following table summarizes the admitted values and estimated fair values of the Company’s bond portfolio for the years ended December 31, 2023 and 2022:

	December 31, 2023			December 31, 2022
(dollars in thousands)	Estimated Fair Value	Admitted Value	% of Total Admitted Value	Estimated Fair Value	Admitted Value	% of Total Admitted Value
Bonds
U.S. government	$2,768,999	$3,396,220	6%	$2,645,599	$3,372,011	6%
All other government	938,903	1,248,653	2%	961,324	1,303,556	2%
U.S. special revenue & special assessment obligations, non-guaranteed	10,872,065	12,223,325	22%	11,104,478	12,642,252	22%
Industrial and miscellaneous	33,317,841	36,771,743	68%	32,625,334	37,734,661	67%
Bank loans	736,747	748,234	1%	1,249,000	1,292,873	2%
Parent, subsidiaries and affiliates	331,175	328,605	1%	344,812	364,771	1%
Total bonds	$48,965,730	$54,716,780	100%	$48,930,547	$56,710,124	100%
Preferred stock	$951,265	$986,390	100%	$1,601,753	$1,653,807	100%
Common stock
Parent, subsidiaries and affiliates	$890,229	$890,229	78%	$264,909	$264,909	46%
Other	247,960	247,960	22%	309,008	309,008	54%
Total common stock	$1,138,189	$1,138,189	100%	$573,917	$573,917	100%

The Company’s rating designations are based on ratings from nationally recognized rating organizations, primarily those assigned by S&P, Moody’s Investor Service, Inc. (“Moody’s”) and Fitch. The Company’s bond portfolio consisted of 95% and 94% of investment grade securities at December 31, 2023 and 2022, respectively. The NAIC Securities Valuation Office (“SVO”) is responsible for the day-to-day credit quality assessment and valuation of securities owned by state-regulated insurance companies. Comparisons between the NAIC ratings and rating agency designations are published by the NAIC. The NAIC assigns securities quality ratings and uniform valuations, which are used by insurers when preparing their annual statements to their state insurance regulators. The NAIC ratings are similar to the rating agency designations of the Nationally Recognized Statistical Rating Organizations (“NRSRO”) for marketable bonds. NAIC ratings 1 and 2 include bonds generally considered investment grade (rated Baa3 or higher by Moody’s, or BBB- or higher by S&P and Fitch), by such ratings organizations. NAIC ratings 3 through 6 include bonds generally considered below investment grade (rated Ba1 or lower by Moody’s, or rated BB+ or lower by S&P and Fitch). Typically, if a security has been rated by an NRSRO, the SVO utilizes that rating and assigns an NAIC designation based on the following system:

NAIC Rating	NRSRO Equivalent
1	Aaa/Aa/A
2	Baa
3	Ba
4	B
5	Caa and lower
6	In or near default

The following table summarizes Midland National’s bond portfolio by NAIC ratings:

	At December 31, 2023		At December 31, 2022
(dollars in thousands)	Admitted Value	% of Total	Admitted Value	% of Total
NAIC Designation
1	$33,499,842	61%	$33,331,016	59%
2	18,599,577	34%	19,544,817	34%
3	1,562,630	3%	2,074,143	4%
4	866,685	2%	1,377,295	2%
5	179,069	0%	364,796	1%
6	8,977	0%	18,057	0%
Total Bonds	$54,716,780	100%	$56,710,124	100%

The admitted value of investments in bonds, by contractual maturity, are summarized below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties:

	At December 31, 2023		At December 31, 2022
(dollars in thousands)	Admitted Value	% of Total	Admitted Value	% of Total
Contractual maturity
Due in one year or less	$640,913	1%	$647,759	1%
Due after one year through five years	4,662,846	9%	4,942,884	9%
Due after five years through ten years	6,899,048	13%	6,982,739	12%
Due after ten years	28,068,287	51%	29,947,902	53%
Securities not due at a single maturity date (primarily mortgage-backed securities)	14,445,686	26%	14,188,840	25%
Total Bonds	$54,716,780	100%	$56,710,124	100%

Important factors in the selection of investments include diversification, credit quality, liquidity, yield and call protection. The relative importance of these factors is determined by market conditions and underlying product or portfolio characteristics. The largest asset class in which bonds were invested was Industrial and Miscellaneous, which constituted 68% and 67% of bonds at December 31, 2023 and 2022, respectively.

The following tables summarize the Company’s sector allocation, admitted values, estimated fair values and ratings distribution for Industrial and Miscellaneous bonds at December 31, 2023 and 2022:

	At December 31, 2023			At December 31, 2022
(dollars in thousands)	Estimated Fair Value	Admitted Value	% of Total	Estimated Fair Value	Admitted Value	% of Total
Industrial & Miscellaneous
Insurance	$2,818,094	$3,225,632	10%	$3,036,691	$3,569,694	9%
Banking	2,762,857	2,988,952	9%	2,981,799	3,347,904	8%
CLO	2,858,693	2,953,608	8%	2,455,669	2,609,555	7%
Military Housing	2,732,340	2,869,078	8%	2,723,791	3,020,483	8%
Energy	2,326,544	2,619,592	7%	2,128,434	2,549,136	7%
Consumer Non Cyclical	2,016,393	2,308,156	6%	1,817,306	2,235,984	6%
Communications	1,437,954	1,647,342	4%	1,288,655	1,604,980	4%
Transportation	1,489,958	1,605,148	4%	1,870,979	2,180,156	6%
Consumer Cyclical	1,289,116	1,447,532	4%	1,320,738	1,542,173	4%

Technology	1,271,907	1,417,595	4%	1,118,747	1,353,221	4%
Basic	1,085,753	1,269,544	3%	1,047,378	1,273,745	3%
Brokerage/Asset Managers/Exchanges	1,056,310	1,264,557	3%	997,470	1,261,806	3%
Whole Business	1,102,647	1,210,984	3%	1,167,712	1,343,628	4%
Financial	954,397	1,058,558	3%	861,736	1,020,492	3%
CRE-CLO	910,518	941,446	3%	994,360	1,019,013	3%
Finance Company	868,442	909,503	2%	410,798	479,410	1%
Electric	699,677	765,952	2%	557,805	648,746	2%
Other ABS	649,395	674,594	2%	523,309	566,166	2%
Other Industrials	535,265	660,110	2%	591,521	736,819	2%
Capital Goods	570,861	607,536	2%	499,349	570,419	2%
Sovereign	455,351	527,124	1%	493,319	573,817	2%
Prime	462,870	522,004	1%	414,153	484,576	1%
Other Financials	374,947	442,366	1%	381,619	449,564	1%
CTL	385,653	420,707	1%	399,602	441,869	1%
Cell Tower	354,124	395,691	1%	324,145	378,246	1%
REIT	349,035	377,035	1%	319,799	360,927	1%
CDO	311,547	354,615	1%	357,988	424,116	1%
Triple Net Lease	255,082	281,544	1%	314,429	348,500	1%
Traditional-Conduit	186,267	216,242	1%	236,327	268,359	1%
Traditional-Single Borrower	207,096	213,083	1%	222,719	232,287	1%
Agency	170,620	204,995	1%	279,551	326,466	1%
Alt-A	56,227	57,305	0%	97,227	100,637	0%
Diversified Payment Rights	43,618	45,388	0%	52,659	55,110	0%
Housing	43,716	45,281	0%	40,377	42,835	0%
Utilities	39,628	38,423	0%	—	—	0%
Other	30,926	32,300	0%	30,498	33,041	0%
Re-Remic	33,233	27,760	0%	35,739	29,187	0%
Consumer Unsecured	21,543	21,197	0%	377	380	0%
State	16,295	16,661	0%	11,548	12,718	0%
University	12,376	13,535	0%	41,343	44,377	0%
City	10,352	10,928	0%	9,905	10,898	0%
Subprime	9,859	10,341	0%	47,175	46,160	0%
County	8,771	9,170	0%	—	—	0%
Hospital	7,545	8,668	0%	47,893	58,103	0%
Non-Traditional	8,508	8,617	0%	846	907	0%
Fixed Income	7,730	7,206	0%	8,301	8,301	0%
Water & Sewer	5,482	5,891	0%	5,352	5,888	0%
Automotive	5,691	5,534	0%	13,882	13,916	0%
Servicing Advance	3,306	3,575	0%	3,235	3,575	0%
Recreational	1,758	1,650	0%	—	—	0%
School	1,564	1,488	0%	761	715	0%
Power	—	—	0%	40,318	45,656	0%
Total Industrial & Miscellaneous	$33,317,841	$36,771,743	100%	$32,625,334	$37,734,661	100%

	At December 31, 2023			At December 31, 2022
(dollars in thousands)	Estimated Fair Value	Admitted Value	% of Total	Estimated Fair Value	Admitted Value	% of Total
NAIC Designation
1	$15,698,624	$17,124,574	47%	$14,679,507	$16,650,238	44%
2	16,007,663	17,833,782	48%	15,904,380	18,650,407	50%
3	1,172,831	1,333,618	4%	1,539,497	1,837,259	5%
4	393,836	442,858	1%	456,117	545,430	1%
5	39,923	32,189	0%	32,221	37,851	0%
6	4,964	4,722	0%	13,612	13,476	0%
Total Industrial & Miscellaneous	$33,317,841	$36,771,743	100%	$32,625,334	$37,734,661	100%

The following table summarizes the Company’s sector allocation, admitted values, estimated fair values and ratings distribution for Bank Loans at December 31, 2023 and 2022:

	At December 31, 2023			At December 31, 2022
(dollars in thousands)	Estimated Fair Value	Admitted Value	% of Total	Estimated Fair Value	Admitted Value	% of Total
Bank Loans
Consumer Non Cyclical	$254,432	$266,571	37%	$343,241	$367,419	29%
Technology	152,872	150,803	20%	204,476	209,456	16%
Other Industrials	88,189	91,030	12%	101,174	105,279	8%
Capital Goods	61,480	61,155	8%	96,479	99,257	8%
Brokerage/Asset Managers/Exchanges	53,094	52,594	7%	86,197	89,931	7%
Consumer Cyclical	51,916	51,822	7%	160,912	165,004	13%
Transportation	39,510	39,572	5%	130,192	130,858	10%
Other Financials	16,480	20,232	3%	27,923	29,222	2%
Basic	7,169	7,157	1%	33,444	33,527	3%
Communications	3,366	3,350	0%	27,131	29,515	2%
Energy	7,577	3,264	0%	8,544	4,084	0%
REIT	662	684	0%	3,618	3,634	0%
Electric	—	—	0%	25,669	25,687	2%
Total Bank Loans	$736,747	$748,234	100%	$1,249,000	$1,292,873	100%

	At December 31, 2023			At December 31, 2022
(dollars in thousands)	Estimated Fair Value	Admitted Value	% of Total	Estimated Fair Value	Admitted Value	% of Total
NAIC Designation
1	$4,816	$4,815	1%	$38,605	$42,155	3%
2	99,340	99,061	13%	183,041	184,226	14%
3	100,797	104,529	14%	92,910	94,674	7%
4	389,487	390,385	52%	768,559	804,795	63%
5	137,523	145,189	19%	160,708	162,443	13%
6	4,784	4,255	1%	5,177	4,580	0%
Total Industrial & Miscellaneous	$736,747	$748,234	100%	$1,249,000	$1,292,873	100%

The following tables summarize the security type, admitted values, estimated fair values and ratings distribution for the Company’s investments in Parents, Subsidiaries and Affiliates at December 31, 2023 and 2022:

	At December 31, 2023			At December 31, 2022
(dollars in thousands)	Estimated Fair Value	Admitted Value	% of Total	Estimated Fair Value	Admitted Value	% of Total
Parent, Subsidiaries and Affiliates
Issuer Obligations/Affiliates	$5,619	$3,066	1%	$5,780	$3,343	1%
Structured Securities/Affiliates	274,405	274,591	83%	288,204	310,045	85%
Bank Loans/Affiliates	51,151	50,948	16%	50,828	51,383	14%
Total Parent, Subsidiaries and Affiliates	$331,175	$328,605	100%	$344,812	$364,771	100%

	At December 31, 2023			At December 31, 2022
(dollars in thousands)	Estimated Fair Value	Admitted Value	% of Total	Estimated Fair Value	Admitted Value	% of Total
NAIC Designation
1	$253,649	$251,339	77%	$121,314	$120,321	33%
2	998	1,060	0%	944	1,060	0%
3	64,979	65,434	20%	66,169	68,116	19%
4	11,549	10,772	3%	10,708	10,772	3%
5	—	—	0%	145,677	164,502	45%
6	—	—	0%	—	—	0%
Total Parent, Subsidiaries and Affiliates	$331,175	$328,605	100%	$344,812	$364,771	100%
Mortgage Loans

The following tables outline the Company’s mortgage loans by property type:

	At December 31, 2023		At December 31, 2022
(dollars in thousands)	Admitted Value	% of Total	Admitted Value	% of Total
Property Type
Office	$1,561,302	41%	$1,683,399	44%
Retail	779,294	21%	770,983	20%
Hotel	745,283	20%	646,030	17%
Industrial	387,114	10%	302,512	8%
Multi-family	192,096	5%	275,721	7%
Other	122,914	3%	123,418	3%
Medical	14,624	0%	36,818	1%
Less: Allowance	(12,207)	0%	(3,456)	0%
Total Mortgage Loans	$3,790,420	100%	$3,835,425	100%

The following tables outline the Company’s mortgage loans by geographic location:

	At December 31, 2023		At December 31, 2022
(dollars in thousands)	Admitted Value	% of Total	Admitted Value	% of Total
Geographic Location
Pacific	$1,160,256	30%	$1,065,106	27%
South Atlantic	924,705	24%	946,011	25%
Middle Atlantic	830,001	22%	914,950	24%
Mountain	494,743	13%	364,931	10%
New England	163,628	4%	167,405	4%
West North Central	74,350	2%	75,909	2%
East North Central	63,122	2%	120,789	3%
East South Central	61,107	2%	136,932	4%
West South Central	30,715	1%	46,848	1%
Less: Allowance	(12,207)	0%	(3,456)	0%
Total Mortgage Loans	$3,790,420	100%	$3,835,425	100%

The following table summarizes the Company’s mortgage loans by year of origination, current carrying value, average loan-to-value (“LTV”) at date of origination and range of interest rates.

(dollars in thousands)			Admitted Value as of
Year of Origination	Interest Rate Range	Range of LTV at Origination	December 31, 2023	% of Total
2019 and prior	3.55% - 8.00%	42% - 76%	$2,095,253	54%
2020	3.39% - 4.85%	44% - 70%	142,486	4%
2021	3.00% - 4.25%	51% - 68%	330,585	9%
2022	3.00% - 9.97%	11% - 67%	934,103	25%
2023	4.58% - 6.70%	30% - 67%	300,200	8%
Less: Allowance			(12,207)	0%
			$3,790,420	100%

Other Invested Assets

Other invested assets are comprised of limited partnerships, limited liability companies, residual equity interests, collateral loans, surplus notes and reverse mortgages. The following table summarizes the admitted value and unfunded commitments for the categories of other invested assets reported in the Company’s balance sheet.

	At December 31, 2023		At December 31, 2022
(dollars in thousands)	Admitted Value	Unfunded commitments	Admitted Value	Unfunded commitments
Investments that have underlying characteristics of:
Mortgage loans	$170,896	$63,606	$250,637	$61,563
Fixed income instruments-Unaffiliated	255,232	130,004	67,020	97,475
Fixed income instruments-Affiliated	319,428	—	283,789	6,286
Common stocks-Unaffiliated	1,210,487	494,087	1,023,181	726,073
Common stocks-Affiliated	747,629	237,964	737,479	87,020
Real estate	468,515	227,592	16,531	460,962
Surplus Notes	924,049	—	990,447	—
Collateral loans-Unaffiliated	100,556	—	116,436	—
Collateral loans-Affiliated	377,154	—	305,222	—
Miscellaneous other	31,303	—	34,983	—
Total other invested assets	$4,605,249	$1,153,253	$3,825,725	$1,439,379

Derivatives

Derivatives consist of options, futures, interest rate swaps and foreign currency forwards. Midland National uses derivative instruments to manage its fixed indexed and policy obligations, interest guarantees and interest rate and credit risks applicable to its investments.

Derivatives are financial instruments whose values are derived from interest rates, financial indices, or other prices of securities. Under Iowa insurance statutes, Midland National may use derivatives to hedge market values or cash flows of assets or liabilities; to replicate cash market instruments; and for limited income generating activities. Midland National is prohibited from using derivatives for speculative purposes.

The following table presents the estimated fair value and admitted value for assets and reported value for liabilities of derivatives:

	At December 31, 2023		At December 31, 2022
(dollars in thousands)	Admitted Value	Estimated Fair Value	Admitted Value	Estimated Fair Value
Derivative instruments:
Assets:
Call options	$631,051	$1,734,035	$599,246	$546,347
Futures	7,295	7,295	4,342	4,342
Interest rate swaps	—	—	16,085	2,658
Foreign exchange forwards	2,860	2,860	1,835	1,835
Total derivative instruments assets	$641,206	$1,744,190	$621,508	$555,182

	Admitted Value	Estimated Fair Value	Admitted Value	Estimated Fair Value
Liabilities:
Interest rate swaps	$8,653	$8,653	$12,648	$12,648
Written options	239,028	841,173	271,812	229,542
Foreign exchange forwards	1,761	1,761	1,678	1,678
Total derivative instruments liabilities	$249,442	$851,587	$286,138	$243,868

Off Balance Sheet Arrangements

None.

Critical Accounting Estimates

The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. The most significant areas that require the use of management’s estimates relate to the determination of the fair values of financial assets and liabilities, derivatives and derivative instruments, impairments of securities, income taxes and liabilities for future policy benefits. Note 1 of the 2023 Midland National Audited Statutory Financial Statements provides a summary of significant accounting policies.

Qualitative and Quantitative Disclosures about Market Risk

Midland National is primarily exposed to market risk through its investment activities and management of its policyholder insurance account balances. The investment portfolio is managed with the objective of generating returns that meet pricing spread targets and fulfill future policyholder obligations.

Interest rate, liquidity and credit risk related to our investment portfolio are our primary market risk exposures. In addition, we are exposed to interest rate risk and risks associated with hedging our indexed life and annuity policyholder obligations. Midland National’s financial position and earnings are subject to various market risks including changes in interest rates, changes in the yield curve, changes in risk-free and risk-adjusted spreads and movements in equity indices levels. These market risks impact the fair values of our bonds and, to a lesser extent, our other invested assets, the levels of interest credited to our policyholder account balances and the participation and cap rates available on our fixed indexed annuity and life insurance products. Many of our annuity and life insurance products feature surrender charges, market value adjustments and other features to encourage policyholder persistency.

There may be a limited market for certain investments we hold in our investment portfolio. These investments, which may be illiquid under certain circumstances, include privately-placed bonds, mortgage loans, policy loans, real estate and other limited partnerships. Under certain market conditions, some of our very high quality bonds can experience reduced liquidity such as during periods of market volatility or disruption. Under these circumstances market prices may be lower than our carrying value and we could be forced to sell these investments at a loss.

The credit risk in our investment portfolio is related to the risk of default by the issuers of fixed income invested assets and mortgages held in our portfolio. Our product pricing incorporates a certain level of defaults within our portfolio. Historically, the actual level of defaults has not exceeded the assumed level built into our product pricing. Our investment manager applies vigorous credit analysis prior to the purchase of a security and during the holding period in order to minimize the negative impact from security defaults.

Midland National manages these markets risks by utilizing a comprehensive asset/liability management process involving the monitoring of asset and liability interest rate sensitivities for our various products. This process includes cash flow testing under various interest rate scenarios, including severe stress tests. The monitoring includes an analysis of rebalancing the assets and liabilities under the various scenarios with respect to interest rate movements, risk profiles and cash flow characteristics. Midland National has established internal guidelines for matching the duration of our assets and liabilities. The duration of our assets and liabilities measures the present value of asset or liability cash flows and is used to measure the sensitivity to changes in interest rates. Maintaining a close relationship between the duration of our assets and liabilities reduces the risk of an adverse impact to our financial condition or operations as a result of changing interest rates.

Midland National sells life and annuity products that provide for a guarantee base return and a higher return tied to several major equity market indices. In order to mitigate this market risk, Midland National purchases over-the-counter index options and futures contracts that compensate us for any appreciation over the strike price and offsets the corresponding increase in the policyholder obligation. Midland National purchases index call options on applicable indices and enters futures contract during the year to fund the annual index credits on our fixed indexed life and annuity policies. The risk associated with these purchases is the fluctuation of costs from period to period. We manage this risk by adjusting caps and participation rates on the applicable indexed products within contractual limitations. By managing the caps and participation rates we can limit the cost of the options and futures to be within product pricing assumptions subject to contractual limitations. For the past three years, index credits to policyholders were $290 million in 2023, $234 million in 2022 and $1,110 million in 2021. Proceeds from option payouts and futures contracts were $295 million in 2023, $242 million in 2022 and $1,150 million in 2021. The difference between proceeds received and index credits is impacted by levels of surrender, withdrawals, lapses and other policyholder behavior.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

F
MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
FINANCIAL STATEMENTS – STATUTORY BASIS AND SUPPLEMENTAL SCHEDULES
FOR THE YEARS ENDED DECEMBER 31, 2023, 2022 and 2021

MIDLAND NATIONAL LIFE INSURANCE COMPANY (a wholly owned subsidiary of Sammons Financial Group, Inc.) TABLE OF CONTENTS DECEMBER 31, 2023, 2022 and 2021

Report of Independent Auditors

To the Board of Directors and Management of Midland National Life Insurance Company

Opinions

We have audited the accompanying statutory basis financial statements of Midland National Life Insurance Company (the “Company”), which comprise the statements of admitted assets, liabilities and capital and surplus - statutory basis as of December 31, 2023, and 2022, and the related statements of operations – statutory basis, changes in capital and surplus – statutory basis, and of cash flows- statutory basis for each of the three years in the period ended December 31, 2023, including the related notes (collectively referred to as the “financial statements”).

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the admitted assets, liabilities and capital and surplus – statutory basis of the Company as of December 31, 2023, and 2022, and the results of its operations and its cash flows – statutory basis for each of the three years in the period ended December 31, 2023, in accordance with the accounting practices prescribed or permitted by the Iowa Insurance Division described in Note 1.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on
U.S. Generally Accepted Accounting Principles section of our report, the accompanying financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2023 and 2022, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2023.

Basis for Opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 1 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the Iowa Insurance Division, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 1 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the Iowa Insurance Division. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Des Moines, Iowa
April 15, 2024

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND CAPITAL AND SURPLUS - STATUTORY BASIS
AS OF DECEMBER 31, 2023 and 2022
(Dollars in Thousands, except par value)

	2023	2022
ADMITTED ASSETS
Bonds	$54,716,780	$56,710,124
Stocks
Preferred	986,390	1,653,807
Common - subsidiaries	890,229	264,909
Common - other	247,960	309,008
Mortgage loans	3,790,420	3,835,425
Real estate	98,402	99,050
Policy loans	528,710	459,745
Cash, cash equivalents and short-term investments	1,709,358	722,450
Receivable for securities	11,171	4,686
Derivative instruments	641,206	621,508
Other invested assets	4,605,249	3,825,725
Total cash and invested assets	68,225,875	68,506,437
Policy premiums due, deferred or uncollected	171,900	169,886
Accrued investment income	534,434	621,057
Current federal income tax receivable	263,886	113,935
Net deferred tax asset	358,793	387,692
Company owned life insurance	1,859,865	1,733,483
Admitted disallowed interest maintenance reserve	74,012	18,231
Other admitted assets	87,163	88,149
Separate account assets	6,655,453	6,170,040
Total admitted assets	$78,231,381	$77,808,910
LIABILITIES AND CAPITAL AND SURPLUS
Liabilities for future policy benefits	$43,750,545	$45,321,010
Liabilities for deposit-type contracts	443,181	479,550
Policy and contract claims	264,962	251,547
Other policyholder funds	2,973	3,001
Total policyholder liabilities	44,461,661	46,055,108
Amounts payable for reinsurance	30,353	26,065
Asset valuation reserve	734,535	590,241
Repurchase agreements, FHLB advances and collateral on derivatives	8,197,190	8,029,978
Payable for securities	140,165	182,503
Funds held under coinsurance	12,477,074	11,378,268
Derivative instruments	249,442	286,138
Accrued expenses and other liabilities	732,437	387,443
Separate account liabilities	6,309,931	5,809,649
Total liabilities	73,332,788	72,745,393
Capital and surplus
Common stock - $1 par value; 2,549,439 shares authorized, issued, and outstanding	2,549	2,549
Surplus notes	1,237,000	1,237,000
Additional paid-in capital	793,927	793,927
Other surplus funds	74,012	—
Unassigned surplus	2,791,105	3,030,041
Total capital and surplus	4,898,593	5,063,517
Total liabilities and capital and surplus	$78,231,381	$77,808,910

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
STATEMENTS OF OPERATIONS – STATUTORY BASIS
FOR THE YEARS ENDED DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	2023	2022	2021
REVENUES
Life insurance and annuity premiums and other considerations	$4,516,010	$4,001,982	$4,091,787
Net investment income	2,340,965	2,188,896	3,450,756
Commissions and expense allowances on reinsurance ceded	310,311	447,227	243,438
Amortization of interest maintenance reserve (asset)	(9,005)	(5,181)	23,476
Reserve adjustments on reinsurance ceded	(278,686)	(303,636)	(1,576,570)
Investment income ceded - funds withheld reinsurance	(418,926)	(254,135)	(967,336)
Other income	251,333	160,077	337,667
Total revenues	6,712,002	6,235,230	5,603,218

BENEFITS AND EXPENSES
Life and annuity policy benefits	6,715,688	3,151,700	3,277,665
Increase (decrease) in liabilities for future life and annuity policy benefits	(1,570,465)	1,392,761	704,775
Commissions	504,352	499,681	434,736
General expenses	344,437	314,645	275,720
Insurance taxes, licenses and fees	38,130	61,870	76,271
Transfers to interest maintenance reserve ceded	22,238	39,327	(513,281)
Transfers to interest maintenance reserve - market value adjustments	12,221	—	(17,586)
Net transfers to separate accounts	12,272	99,500	256,724
Total benefits and expenses	6,078,873	5,559,484	4,495,024
Net gain from operations before federal income taxes and net realized capital losses	633,129	675,746	1,108,194
Federal income tax expense	29,816	130,924	122,814
Net gain from operations before net realized capital losses	603,313	544,822	985,380

Net realized capital losses	(282,080)	(32,478)	(28,783)

Net income	$321,233	$512,344	$956,597

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS – STATUTORY BASIS
FOR THE YEARS ENDED DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	Common Stock	Surplus Notes	Additional Paid-In Capital	Other Surplus	Unassigned Surplus	Total Capital and Surplus
Balances at December 31, 2020	$2,549	$1,037,000	$793,927	$—	$2,371,583	$4,205,059
Net income	—	—	—	—	956,597	956,597
Change in net unrealized capital gains (losses)	—	—	—	—	(39,962)	(39,962)
Change in net deferred income tax	—	—	—	—	54,769	54,769
Change in nonadmitted assets	—	—	—	—	26,861	26,861
Change in liability for reinsurance in unauthorized and certified companies	—	—	—	—	(25)	(25)
Change in asset valuation reserve	—	—	—	—	(182,835)	(182,835)
Change in surplus as a result of reinsurance	—	—	—	—	464,272	464,272
Dividends to stockholder	—	—	—	—	(299,652)	(299,652)
OPEB SSAP92 adjustment	—	—	—	—	2,708	2,708
Change in accounting principle	—	—	—	—	60,650	60,650
Balances at December 31, 2021	2,549	1,037,000	793,927	—	3,414,966	5,248,442
Net income	—	—	—	—	512,344	512,344
Change in net unrealized capital gains (losses)	—	—	—	—	(299,475)	(299,475)
Change in net deferred income tax	—	—	—	—	80,458	80,458
Change in nonadmitted assets	—	—	—	—	(144,035)	(144,035)
Change in liability for reinsurance in unauthorized and certified companies	—	—	—	—	246	246
Change in asset valuation reserve	—	—	—	—	99,353	99,353
Surplus (contributed to) withdrawn from Separate Accounts during period	—	—	—	—	(10,000)	(10,000)
Other changes in surplus in Separate Accounts statement	—	—	—	—	10,000	10,000
Change in surplus notes	—	200,000	—	—	—	200,000
Change in surplus as a result of reinsurance	—	—	—	—	(66,063)	(66,063)
Dividends to stockholder	—	—	—	—	(574,000)	(574,000)
OPEB SSAP92 adjustment	—	—	—	—	6,247	6,247
Balances at December 31, 2022	2,549	1,237,000	793,927	—	3,030,041	5,063,517
Net income	—	—	—	—	321,233	321,233
Change in net unrealized capital gains (losses)	—	—	—	—	86,504	86,504
Change in net deferred income tax	—	—	—	—	(11,103)	(11,103)
Change in nonadmitted assets	—	—	—	—	(25,026)	(25,026)
Change in asset valuation reserve	—	—	—	—	(144,294)	(144,294)
Surplus (contributed to) withdrawn from Separate Accounts during period	—	—	—	—	80,321	80,321
Other changes in surplus in Separate Accounts statement	—	—	—	—	(70,517)	(70,517)
Change in surplus as a result of reinsurance	—	—	—	—	(65,644)	(65,644)
Dividends to stockholder	—	—	—	—	(320,000)	(320,000)
Change in admitted disallowed interest maintenance reserve	—	—	—	74,012	(74,012)	—
OPEB SSAP92 adjustment	—	—	—	—	20,100	20,100
Correction of error from prior periods	—	—	—	—	(36,498)	(36,498)
Balances at December 31, 2023	$2,549	$1,237,000	$793,927	$74,012	$2,791,105	$4,898,593

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
STATEMENTS OF CASH FLOW – STATUTORY BASIS
FOR THE YEARS ENDED DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	2023	2022	2021

OPERATING ACTIVITIES
Life insurance and annuity premiums and other considerations	$4,517,150	$3,996,937	$4,088,513
Net investment income	2,235,897	1,974,329	3,243,915
Other income	357,530	433,394	875,971
Benefits paid	(6,961,809)	(3,421,869)	(4,850,647)
Net transfers to separate account	(11,717)	(95,057)	(257,988)
Insurance expenses paid	(1,313,859)	(1,165,497)	(1,708,220)
Federal income taxes paid	(57,757)	(271,633)	(172,760)
Net cash provided (used) by operating activities	(1,234,565)	1,450,604	1,218,784

INVESTING ACTIVITIES
Proceeds from investments sold, matured or repaid
Bonds	7,456,372	11,537,942	13,845,623
Preferred and common stocks	680,905	386,777	235,378
Mortgage loans	407,525	701,630	1,115,348
Other invested assets	295,808	268,929	705,944
Miscellaneous proceeds	5,476	49,373	99,393
Cost of investments acquired
Bonds	(5,542,615)	(15,668,480)	(18,064,480)
Preferred and common stocks	(711,564)	(225,116)	(862,211)
Mortgage loans	(382,133)	(873,182)	(358,167)
Real estate	(1,974)	(1,510)	(1,717)
Other invested assets	(1,085,829)	(911,304)	(1,303,835)
Miscellaneous applications	(95,602)	(124,756)	(110,536)
Net change in policy loans	(68,906)	(42,879)	(12,695)
Net cash provided (used) in investing activities	957,463	(4,902,576)	(4,711,955)

FINANCING ACTIVITIES
Surplus notes	—	200,000	—
Company owned life insurance	—	(400,000)	—
Capital and paid in surplus	—	—	175,000
Net change in collateral liability	207,158	(199,473)	55,077
Net change in repurchase agreements and FHLB advances	(39,947)	296,992	329,376
Net withdrawals on deposit-type contract	(55,671)	(123,118)	226,724
Dividends paid to stockholder	(320,000)	(574,000)	(299,652)
Net change in funds held under coinsurance	1,096,456	3,471,541	3,363,753
Net change in remittances and items not allocated	351,342	(564,169)	295,258
Other cash provided (used)	24,671	36,912	(70,664)
Net cash provided by financing activity and other sources	1,264,010	2,144,685	4,074,872

RECONCILIATION OF CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS
Net change in cash, cash equivalents and short-term investments	986,908	(1,307,287)	581,701
Cash, cash equivalents and short-term investments:
Beginning of year	722,450	2,029,737	1,448,036
End of year	$1,709,358	$722,450	$2,029,737

SUPPLEMENTAL CASH FLOW
Non-cash transactions:
Capitalized Interest	$63,298	$31,370	$50,111

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

1.NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES
Organization
Midland National Life Insurance Company (“Midland National” or the “Company”) is a stock life insurance company domiciled in the state of Iowa. The Company operates predominantly in the individual life and annuity business of the life insurance industry and is licensed to operate in 49 states, the District of Columbia, and several U.S. territories. The Company is a wholly owned subsidiary of Sammons Financial Group, Inc. (“SFG”), which is a wholly owned subsidiary of Sammons Enterprises, Inc. (“SEI”). MNL Reinsurance Company (“MNL Re”), Solberg Reinsurance Company (“Solberg Re”) and Canal Reinsurance Company (“Canal Re”), subsidiaries of Midland National, are captive reinsurance companies domiciled in Iowa, and New Roots M Trust (“NRMT”) and Stone Roots M Trust (“SRMT”), are investment subsidiaries of Midland National. The Company is affiliated through common ownership with North American Company for Life and Health Insurance (“North American”), including its subsidiaries New Roots N Trust ("NRNT") and Stone Roots N Trust ("SRNT"), Sammons Securities, Inc. (“Sammons Securities”), Sammons Institutional Group, Inc. (“SIG”), Sammons Financial Network, LLC (“SFN”), SFG Tenura, LLC (“Tenura”), Heyday Insurance Agency, LLC (“Heyday”), Beacon Capital Management, Inc. (“Beacon”), SFG Bermuda, LTD (“SFG Bermuda”), Property Disposition, Inc. (“PDI”), SFG Asset Management, LLC ("SFGAM"), SFG Fortuna ("Fortuna"), NorthRock Partners Holdco, LLC ("NorthRock"), and Sammons Financial Group Wealth Management Holdings, LLC (“SFGWM”).
Basis of presentation
The Company is domiciled in Iowa and prepares its statutory basis financial statements in accordance with accounting practices prescribed or permitted by the Iowa Insurance Division. Prescribed statutory accounting practices ("SAP") include state laws, regulations and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners (“NAIC”), including the NAIC Annual Statement Instructions, and the NAIC Accounting Practices and Procedures Manual (“NAIC SAP”). The NAIC SAP was promulgated within a set of approved and published Statements of Statutory Accounting Principles (“SSAP”). Permitted practices encompass all accounting practices not so prescribed. The Company’s capital and surplus was adequate for regulatory purposes prior to the effect of the prescribed practices described below and would not have been subject to a risk-based capital triggering event. The Company’s financial statements reflect the following prescribed practices in 2023, 2022 and 2021:
a.Iowa Bulletin 07-06 – In 2006 the Commissioner of Insurance of the State of Iowa issued Bulletin 07-06 that allows a prescribed practice for Iowa domiciled companies. This prescribed practice instructs insurance companies to use other than market value for assets held in separate accounts where general account guarantees are present on such separate accounts. Based on this prescribed practice the Company adopted Bulletin 07-06 in 2006 and presents the assets on its Bank-Owned Life Insurance (“BOLI”), Pension Risk Transfer (“PRT”) and Registered Index-Linked Annuity (“RILA”) Separate Accounts at amortized cost except for derivatives in the RILA separate account that are presented at market value. The impact of applying this prescribed practice had no impact on 2023 statutory net income; however, capital and surplus as of December 31, 2023 is increased by $253,580 as a result of this prescribed practice. The impact of applying this prescribed practice had no impact on 2022 statutory net income; however, capital and surplus as of December 31, 2022 is increased by $358,693 as a result of this prescribed practice. The impact of applying this prescribed practice had no impact on 2021 statutory net income; however, capital and surplus as of December 31, 2021 is decreased by $232,837 as a result of this prescribed practice.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

b.Iowa Administrative Code 191 – Chapter 97, “Accounting for Certain Derivative Instruments Used to Hedge the Growth in Interest Credited for Indexed Insurance Products and Accounting for the Indexed Insurance Products Reserve” (“IAC 191-97”). This prescribed practice allows insurance companies domiciled in Iowa to account for eligible derivative assets at amortized cost, if the insurance company can demonstrate it meets the criteria for an economic hedge. Eligible derivative assets include call or put options that are purchased to hedge the growth in interest credited to an indexed product as a direct result of changes in the related external index or indices, or call or put options that are written to offset all or a portion of a purchased call or put option. Other derivative instruments such as index futures, swaps and swaptions that may be used to hedge the growth in interest credited to the policy as a direct result of changes in the related indices would still be accounted for at fair value since an amortized cost for those instruments does not exist. IAC 191-97 also prescribes that insurance companies determine indexed annuity reserve calculations based on the Guideline 35 Reserve assuming the fair value of the call option(s) associated with the current index term is zero, regardless of the observable market for such option(s). At the conclusion of the index term, credited interest is reflected in the reserve as realized, based on actual index performance. This prescribed accounting practice must be applied to both the indexed reserves and the call/put options used to hedge indexed insurance products. The impact of applying this prescribed practice decreased the Company’s statutory net income for the year ended December 31, 2023 by $348,606 and the cumulative effect on capital and surplus at December 31, 2023 was a decrease of $276,991. The impact of applying this prescribed practice increased the Company’s statutory net income for the year ended December 31, 2022 by $306,761 and the cumulative effect on capital and surplus at December 31, 2022 was an increase of $71,615. The impact of applying this prescribed practice increased the Company’s statutory net income for the year ended December 31, 2021 by $16,763 and the cumulative effect on capital and surplus at December 31, 2021 was a decrease of $235,146.
Under either the NAIC basis or the IAC 191-97, the Company elects to establish a voluntary reserve to offset the timing mismatch between the derivative instruments and the hedged liabilities, if that mismatch results in an increase in surplus. Under the IAC 191-97, a timing mismatch occurs related to the emergence of earnings. The impact of equity markets is reflected in investment income from futures during the policyholder’s contract years, but is not reflected in the reserve until the policy anniversary, at which time the index credit is applied to the account value. The voluntary reserve established as of December 31, 2023 is $6,374 which offsets the portion of investment income on futures that has been determined to represent earnings that will be used to fund index credits that have not yet been applied to policy account balances. This eliminates the mismatch of the assets and the liabilities calculated in accordance with IAC 191-97. Under the NAIC basis, a voluntary reserve of $283,365 would have been established as of December 31, 2023 to eliminate the timing mismatch of the assets and liabilities. The impact of applying this prescribed practice, net of the effect of the difference between the above mentioned voluntary reserve and the voluntary reserve that would have been established without the prescribed practice resulted in a decrease to the Company’s statutory net income of $71,615 year ended December 31, 2023 and there was no cumulative impact on the Company’s capital and surplus at December 31, 2023. The voluntary reserve established as of December 31, 2022 was $0 as the timing mismatch between the futures and the hedged liabilities resulted in a $1,370 decrease to the Company’s statutory net income and surplus calculated in accordance with IAC 191-97. Under the NAIC basis, a voluntary reserve of $0 would have been established as of December 31, 2022 as the timing mismatch between futures and hedged liabilities would have resulted in a $72,985 decrease to the Company’s statutory net income and surplus. The impact of applying this prescribed practice, net of the effect of the difference between the above mentioned voluntary reserve and the voluntary reserve that would have been established without the prescribed practice resulted in an increase to the Company’s statutory net income of $71,615 for the year ended December 31, 2022 and increased the Company’s capital and surplus by $71,615 at December 31, 2022. The voluntary reserve established as of December 31, 2021 is $117,560 which offsets the portion of investment income on futures that has been determined to represent earnings that will be

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

used to fund index credits that have not yet been applied to policy account balances. This eliminates the timing mismatch of the assets and liabilities calculated in accordance with IAC 191-97. Under the NAIC basis, a voluntary reserve of $352,707 would have been established as of December 31, 2021 to eliminate the timing mismatch of the assets and liabilities. The impact of applying this prescribed practice, net of the effect of the difference between the above mentioned voluntary reserve and the voluntary reserve that would have been established without the prescribed practice resulted in no impact to the Company’s statutory net income for the year ended December 31, 2021 and there was no cumulative impact to the Company’s capital and surplus at December 31, 2021.
c.Iowa Administrative Code 191 – Chapter 43, “Annuity Mortality Tables For Use in Determining Reserve Liabilities For Annuities” (“IAC 191-43”) allows a prescribed practice for Iowa domiciled companies. This prescribed practice allows insurance companies domiciled in Iowa to use the Annuity 2000 Mortality Table for determining the minimum standard of valuation for annuities issued during 2015. SSAP 51 requires the 2012 Individual Annuity Reserving (“IAR”) Mortality Table for determining the minimum standard of valuation for annuities issued on or after January 1, 2015. The impact of applying this prescribed practice increased the Company’s statutory net income for the year ended December 31, 2023 by $150 and the cumulative effect on capital and surplus at December 31, 2023 was an increase of $20,326. The impact of applying this prescribed practice increased the Company’s statutory net income for the year ended December 31, 2022 by $1,247 and the cumulative effect on capital and surplus at December 31, 2022 was an increase of $20,176. The impact of applying this prescribed practice decreased the Company’s statutory net income for the year ended December 31, 2021 by $38,342 and the cumulative effect on capital and surplus at December 31, 2021 was an increase of $18,929.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The following table compares the Company’s statutory income and capital and surplus according to the NAIC practices to those prescribed by the State of Iowa:

	For the years ended December 31,
	2023	2022	2021
Net Income:
(1) Midland National state basis	$321,233	$512,344	$956,597
(2) State prescribed practice that increase(decrease) NAIC SAP:
(a) Economic hedge of call option derivative assets (IAC 191-97)	(348,606)	306,761	16,763
(b) Deferral of 2012 annuity mortality table (IAC 191-43)	150	1,247	(38,342)
(3) NAIC SAP (1-2=3)	$669,689	$204,336	$978,176

Surplus:
(4) Midland National state basis	$4,898,593	$5,063,517	$5,248,442
(5) State prescribed practices that increase(decrease) NAIC SAP:
(a) Book value of separate account assets (Bulletin 07-06)	253,580	358,693	(232,837)
(b) Economic hedge of call option derivative assets (IAC 191-97)	(276,991)	71,615	(235,146)
(c) Deferral of 2012 annuity mortality table (IAC 191-43)	20,326	20,176	18,929
(6) NAIC SAP (4-5=6)	$4,901,678	$4,613,033	$5,697,496
The Company has coinsurance agreements with MNL Re, Solberg Re and Canal Re, which are affiliated limited purpose subsidiary life insurance companies. The Company recognizes reserve credits under these agreements. The reserve credits at MNL Re, Solberg Re and Canal Re are supported by contingent note guarantees ("LLC Notes"). The LLC Notes held by MNL Re, Solberg Re and Canal Re function in a manner similar to a standby letter of credit and which the Company is a beneficiary, are admitted assets under Iowa prescribed practice and the surplus generated by the prescribed practice has been retained in the carrying value of MNL Re, Solberg Re and Canal Re. Under NAIC Accounting principles, the LLC Notes would be non-admitted assets.
The impact of the Company’s limited purpose subsidiary life insurance companies applying this prescribed practice has no impact the Company’s statutory net income but the cumulative effect on the Company's capital and surplus was an increase of $1,720,567, $2,191,125, and $2,306,047 as of December 31, 2023, 2022, and 2021, respectively.
If the Company’s subsidiaries had not utilized this prescribed practice, the result would not have triggered a regulatory event at the Company.
The Company’s investment in MNL Re, Solberg Re and Canal Re at December 31, 2023 was $99,864, $60,555 and $71,368, respectively. If the Company’s subsidiaries had not used this prescribed practice, the Company’s investment in MNL Re, Solberg Re and Canal Re at December 31, 2023, respectively, would have been negative $636,970, negative $465,266 and negative $386,545.
The Company reports investment income ceded on funds withheld coinsurance as part of revenue in the statements of operations. Under SAP, investment income ceded on funds withheld coinsurance should be reported as an expense. The difference in presentation does not impact the Company’s statutory net income nor the Company’s capital and surplus. The Iowa Insurance Division does not object to the Company’s presentation of investment income ceded on funds withheld coinsurance.
SAP differs in some respects from accounting principles generally accepted in the United States (“GAAP”). The more significant of these differences are as follows:

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

•Acquisition costs of acquiring new business are charged to current operations as incurred rather than deferred and amortized over the life of the policies;
•Policy reserves on traditional life products are based on statutory mortality and interest rates which may differ from reserves based on expected mortality, interest and withdrawals which include a provision for possible unfavorable deviation from such assumptions. In addition, SAP requires additional reserves according to actuarial guidelines that are not required for GAAP;
•Policy reserves on universal life and investment products are based on discounting methodologies utilizing statutory interest rates rather than interest rates used to calculate full account values. In addition, SAP requires additional reserves according to actuarial guidelines that are not required by GAAP;
•Changes in deferred tax assets (“DTAs”) are recorded directly to surplus as opposed to being an item of income tax benefit or expenses for GAAP. Admittance testing may result in a charge to surplus for non-admitted portions of DTAs;
•An Interest Maintenance Reserve (“IMR”) liability, prescribed by the NAIC, reflects the net accumulated unamortized realized capital gains and losses, net of tax, attributable to changes in market interest rates. Such gains and losses are deferred into the reserve when incurred, rather than recognized as gains or losses in the statement of operations, then amortized back into operations over the expected remaining period to maturity of the investment that was sold. When cumulative capital losses exceed capital gains, a negative IMR liability occurs in which case admittance is subject to certain restrictions. surplus. There were non-admitted IMR assets of $19,106 and $0 recorded at 2023 and 2022, respectively;
•An Asset Valuation Reserve (“AVR”) liability has been recorded in accordance with the formula prescribed by the NAIC which represents a provision for future impairments of bonds, equity securities, mortgage loans, real estate and other invested assets including temporary declines in the estimated realizable value of such investments. Changes in the AVR reserve are charged directly to unassigned surplus;
•Under SAP, certain assets designated as “non-admitted assets” are excluded from the statements of admitted assets, liabilities and capital and surplus and are charged directly to statutory unassigned surplus as follows:

	2023	2022	Changes in 2023
Policy loans	$1,442	$1,501	$(59)
Other invested assets	—	329	(329)
Agents' balances	13,860	13,040	820
Amounts recoverable from reinsurers	655	7,600	(6,945)
Net deferred tax asset	216,747	242,738	(25,991)
Electronic data processing equipment	58,238	33,128	25,110
Furniture and equipment	945	1,139	(194)
Other assets	90,280	57,666	32,614
Total nonadmitted assets	$382,167	$357,141	$25,026
Under GAAP, such assets would be recorded at their net realizable or book value;

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

•For universal life and investment products, revenues consist of premiums received rather than policy charges for the cost of insurance, policy administration charges, amortization of policy initiation fees and surrender charges assessed; benefits consist of amounts incurred rather than the excess of the benefits incurred over the policy account value released;
•Available-for-sale and trading bonds rated by the NAIC as five or higher are reported at amortized cost rather than fair value. Available-for-sale and trading bonds rated by the NAIC as six are reported at the lower of amortized cost or fair value with changes in fair value reported as a change in surplus. Credit impairments directly reduce the amortized cost of the impaired securities. Under GAAP reporting, available-for-sale and trading bonds are reported at fair value. For available-for-sale securities, changes in fair value due to drivers other than credit are presented as a component of other comprehensive income. An allowance for expected credit losses is recognized against potentially credit impaired securities with the change in the allowance recognized as a component of net income. All changes in the fair value of trading securities are recognized as a component of net income;
•Redeemable preferred stocks rated three or higher are reported at amortized cost. Redeemable preferred stocks rated by the NAIC as four or lower are reported at the lower of amortized cost or fair value with changes in fair value reported as a change in surplus. Under GAAP, redeemable preferred stocks are reported at fair value with changes in fair value presented as a component of other comprehensive income. Perpetual preferred stocks are carried at fair value not to exceed the current effective call price, regardless of NAIC designations. Unrealized gains and losses are recognized in surplus. Under GAAP, perpetual preferred stocks are reported at fair value with change in fair value presented as a component of earnings;
•Common stocks, other than common stocks of affiliates, are reported at fair value with changes in fair value reported as a change in surplus. Under GAAP, common stocks, other than common stocks of affiliates, are reported at fair value with changes in fair value presented as a component of net income;
•Common stock of subsidiaries is recorded based on the underlying audited statutory equity of the respective entity’s financial statements. GAAP requires consolidation of subsidiaries;
•The assets and liabilities for reinsurance transactions are generally recorded on a net basis versus a gross basis for GAAP;
•In accordance with IAC 191-97, option derivative instruments that hedge the growth in interest credited to the hedged policy as a direct result of changes in the related indices are carried on the statutory statements of admitted assets, liabilities and capital and surplus at amortized cost and any amortization or proceeds from terminated or expired options is reported in income. Other derivative instruments, such as index futures that are used to hedge the growth in interest credited to the hedged policy as a direct result of changes in the related indices, are carried at fair value since an amortized cost for these instruments does not exist and the change in fair values is reported as income. Other derivative instruments not qualifying for hedge accounting are carried at fair value with changes in the fair value being recorded directly to unassigned surplus. Derivative instruments not qualifying for hedge accounting are carried on the GAAP balance sheet at fair value, with changes in fair value recognized through income. Under GAAP, indexed life and annuity liabilities and funds withheld coinsurance treaties include embedded derivatives and the change in fair value of the embedded derivative is recognized through income;
•Under SAP, the statements of cash flow reconcile to changes in cash, cash equivalents and short-term investments with original maturities of one year or less. Under GAAP, the statements of cash flow reconcile to changes in cash;

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

•Recognition of the changes in equity from limited partnership investments is recorded directly to surplus under SAP reporting purposes; whereas for GAAP reporting, the equity method reports the change in the equity value through earnings as a component of net investment income;
•The Company, in accordance with GAAP, performs an analysis related to variable interest entities (“VIE”) on all entities with which it has a financial interest to determine if financial results require consolidation as a primary beneficiary of the VIE. SAP reporting requirements do not require such an analysis;
•Surplus notes issued by the Company are included in capital and surplus under SAP whereas GAAP reporting includes surplus notes in debt.
•Under SAP, when total consideration received on securities called before their maturity is greater than the par value of that security, the excess of consideration received over par value is reported as net investment income, while the excess of par value over book value is report as realized capital gains. Under GAAP reporting there is no such requirement to bifurcate total consideration between net investment income and realized capital gains/(losses). As such, the Company recognizes the excess of total consideration received over book value as part of realized capital gains/(losses) for GAAP reporting purposes.
•Under SAP, all leases are considered to be operating leases and rental expense is recognized over the lease term without recognition of a right-to-use asset or lease liability. GAAP requires recognition of a right-of-use asset and lease liability on the balance sheet for all operating and capital leases.
Other significant accounting policies are as follows:
Use of estimates
The preparation of the financial statements in conformity with SAP requires management to make estimates and assumptions that affect the reported amounts of admitted assets and liabilities and disclosure of contingent assets and liabilities at the dates of the statements of admitted assets, liabilities and capital and surplus, and reported amounts of revenues and benefits and expenses during the reporting periods. Actual results could differ significantly from those estimates.
The most significant areas that require the use of management’s estimates relate to the determination of the fair values of financial assets and liabilities, derivatives and derivative instruments, impairments of securities, income taxes, and liabilities for future policy benefits.
Fair value of financial assets, financial liabilities and financial instruments
Fair value estimates are significantly affected by the assumptions used, including discount rates and estimates of future cash flows. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could cause these estimates to vary materially. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in some cases, could not be realized in the immediate settlement of the instruments. Certain financial liabilities (including non-investment type insurance contracts) and all nonfinancial instruments are excluded from the disclosure requirements. Accordingly, the aggregate fair value amounts presented in Note 2 may not represent the underlying value to the Company.
The Company uses the following methods and assumptions in estimating the fair value of its financial instruments:
Investment securities

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Fair value for bonds and preferred stocks is obtained primarily from independent pricing sources, broker quotes and fair value/cash flow models. Fair value is based on quoted market prices, where available. For bonds and preferred stocks not actively traded, fair value is estimated using values obtained from independent pricing services or broker quotes. When values are not available from pricing services or broker quotes, such as private placements including corporate securities, asset-backed securities, commercial mortgage-backed securities and residential mortgage-backed securities, fair value may be estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments. The fair value of unaffiliated common stocks is based on quoted market prices, where available, and for those common stocks not actively traded, fair values are obtained from independent pricing services or internal fair value/cash flow models.
Mortgage loans
Fair value for mortgage loans is estimated using a duration-adjusted pricing methodology that reflects changes in market interest rates and the specific interest-rate sensitivity of each mortgage. Price changes derived from the monthly duration-adjustments are applied to the mortgage portfolio. Each modeled mortgage is assigned a spread corresponding to its risk profile. These spreads are adjusted for current market conditions. The discount rates used include internally generated illiquidity and default factors.
Cash, cash equivalents and short-term investments
Cash consists of deposits held by various commercial and custodial banks. Cash equivalents consists of short-term highly liquid investments, which are readily convertible to cash. Short-term investments primarily consist of fixed income securities acquired with less than one year to maturity. The Company has deposits with certain financial institutions which exceed federally insured limits. Fair value approximates amortized cost due to the nature and short-term duration of cash, cash equivalents and short-term investments.
Derivative instruments
Fair value for options is based on internal financial models or counterparty quoted prices. Variation margin accounts, consisting of cash balances applicable to open futures contracts, held by counterparties are reported at the cash balances, which is equal to fair value. Fair value for interest rate swaps, interest rate floors and foreign currency forwards is based on exchange prices, broker quoted prices or fair values provided by the counterparties.
Other invested assets
Other invested assets consist of limited partnerships, limited liability companies, residual equity interests, collateral loans, surplus notes and reverse mortgages. The carrying amounts for other invested assets other than collateral loans, surplus notes, residual equity interests and reverse mortgages, which are carried at amortized cost, represent the Company’s share of each entity’s underlying equity reported to the Company. There is a limited market for these other invested assets and the fair value is determined based on inputs received from the entities. Fair value of residual equity interests, surplus notes and collateral loans are obtained using the same techniques as investment securities. Fair value for reverse mortgages are obtained using the same techniques as mortgage loans.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Company owned life insurance
The Company is the owner and beneficiary of life insurance policies reported at their cash surrender values pursuant to SSAP No. 21R in the statements of admitted assets, liabilities and capital and surplus. The underlying investment characteristics of the investment vehicle are categorized as follows at December 31:

	2023	2022
Bonds	$482,532	$520,190
Mutual funds	35,526	30,409
Cash and short-term investments	115,923	165,178
Other invested assets	1,225,884	1,017,706
Total company owned life insurance	$1,859,865	$1,733,483
Investment-type insurance contracts
Fair value for the Company’s liabilities under investment-type insurance contracts is estimated using two methods. For those contracts without a defined maturity, the fair value is estimated as the amount payable on demand (cash surrender value). For those contracts with known maturities, fair value is estimated using discounted cash flow calculations using interest rates currently being offered for similar contracts with maturities consistent with the contracts being valued. The reported value of the Company’s investment-type insurance contracts includes the fair value of indexed life and annuity embedded derivatives which are calculated using discounted cash flow valuation techniques based on current interest rates adjusted to reflect credit risk and additional risk margins.
Repurchase agreements, FHLB advances and collateral on derivative instruments
The fair value of the Company’s repurchase agreements is tied to the fair value of the underlying collateral securities. The fair value of FHLB advances is estimated using a discounted cash flow calculation with the current interest rate and maturity of the contract. The fair value of collateral on derivative instruments approximates the carrying value due to the short-term nature of the investment. These investments primarily consist of cash and fixed income securities.
Investments and Investment Income
Bonds
Bonds not backed by other loans, loan-backed bonds, collateralized mortgage obligations (“CMOs”) and other structured securities are carried at amortized cost using the interest method, except for those bonds with an NAIC designation of six or those securities which have an other-than-temporary impairment, which are reported at the lower of amortized cost or fair value.
For CMOs and mortgage-backed securities, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments. When actual prepayments differ from anticipated prepayments, the effective yield is recalculated prospectively to reflect actual payments to date and anticipated future payments for loan backed securities under SSAP 43R. When actual prepayments differ from anticipated prepayments for highly rated CMO’s and mortgage-backed securities, the effective yield is recalculated retrospectively to reflect actual payments to date and anticipated future payments under SSAP 26R. This adjustment is included in net investment income. Included in this category are approximately $10,854 and $46,237 of mortgage-backed securities that are all or partially collateralized by sub-prime mortgages at December 31, 2023 and 2022, respectively. A sub-prime mortgage is defined as a mortgage with one or more of the following attributes: weak credit score, high debt-to-income ratio, high loan-to-

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

value ratio or undocumented income. At December 31, 2023 and 2022, 99% and 93%, respectively, of the Company’s securities with sub-prime exposure are rated as investment grade.
Stocks
Perpetual preferred stocks are carried at fair value, not to exceed the current stated call price. Redeemable preferred stocks are stated at cost except for those with an NAIC designation of four or lower which are stated at the lower of cost or fair value. Dividend income is recognized when dividends are declared.
Investments in common stocks are carried at fair value, which is based on NAIC Securities Valuation Office (“SVO”) prices. For common stocks without SVO prices, fair value is estimated using independent pricing services or internally developed pricing models.
Investment in common stocks of the affiliated insurance subsidiaries are valued at audited statutory capital and surplus. The audited statutory capital and surplus of MNL Re, Solberg Re and Canal Re reflects the utilization of prescribed practices allowed by the State of Iowa for reinsurance transactions entered into by MNL Re, Solberg Re and Canal Re with the Company and North American. Refer to Note 9 for further discussion of the reinsurance transactions and prescribed practices for MNL Re, Solberg Re and Canal Re. Undistributed earnings or losses of the subsidiary and unrealized appreciation or depreciation on common stocks are reflected as unrealized capital gains and losses directly in unassigned surplus.
Investments in common stock of affiliated subsidiaries NRNT and SRNT are valued at audited GAAP equity. Undistributed earnings or losses of the subsidiary and unrealized appreciation or depreciation on common stocks are reflected as unrealized capital gains and losses directly in unassigned surplus.
Mortgage loans
Mortgage loans consist principally of commercial mortgage loans and are carried at the adjusted unpaid balances. The Company’s lending policies allow for primarily first-lien mortgages that generally do not exceed 77% of the fair market value of the property allowing for sufficient excess collateral to absorb losses should the Company be required to foreclose and take possession of the collateral. The mortgage portfolio invests primarily in larger metropolitan areas across the U.S. and is diversified by type of property. Property and casualty insurance is required on all properties covered by mortgage loans at least equal to the excess of the loan over the maximum loan which would be permitted by law on the land without the buildings. Interest income on non-performing loans is generally recognized on a cash basis.
Policy loans
Policy loans are carried at the unpaid principal balance to the extent it does not exceed the cash surrender value. Amounts in excess of cash surrender value are non-admitted.
Cash, cash equivalents and short-term investments
Cash and cash equivalents are stated at cost and short-term investments acquired with less than one year to maturity are stated at amortized cost.
Other invested assets
Other invested assets are comprised of limited partnerships, limited liability companies, residual equity interests, collateral loans, surplus notes and reverse mortgages. Limited partnerships and limited liability companies are valued in accordance with SSAP No. 48, Joint Ventures, Partnerships, and Limited Liability Companies and SSAP No. 97, Investments in Subsidiary, Controlled, and Affiliated Entities, a Replacement of SSAP No. 88 that allow the Company to carry these interests based on the underlying tax or GAAP audited equity of the investee. Residual equity interest, surplus notes and collateral loans are

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

carried at amortized cost under SSAP No. 43R, SSAP No. 41R and SSAP No. 21R, respectively. The reverse mortgages are first liens on the related residential properties located primarily in California and Florida. These reverse mortgages are valued in accordance with SSAP No. 39, Reverse Mortgages that allow the Company to carry these securities at remaining principal balances. Income on reverse mortgages is recognized using effective yield based on the contractual interest rate and anticipated repayment of the mortgage.
Other-than-temporary impairment losses
The Company reviews its investments to determine if declines in fair value are other-than-temporary. If the fair value of a fixed income security is less than its amortized cost basis or an equity security is less than its original cost basis at the statements of admitted assets, liabilities, and capital and surplus date, the Company must assess whether the impairment is other-than-temporary.
The Company evaluates factors in its assessment of whether a decline in value is other-than-temporary. Some of the factors evaluated include the issuer’s ability to pay the amounts due according to the contractual terms of the investment, the length of time and magnitude by which the fair value is less than amortized cost, adverse conditions specifically related to the security, changes to the rating of the security by a rating agency, changes in the quality of underlying credit enhancements and changes in the fair value of the security subsequent to the statements of admitted assets, liabilities, and capital and surplus date.
When an other-than-temporary impairment (“OTTI”) has occurred, the amount of the impairment charged against earnings depends on whether the Company intends to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis. If the Company intends to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis, the entire impairment is recognized as a charge against earnings. If the Company does not intend to sell the security and it is not more likely than not it will be required to sell the security before recovery of its amortized cost basis, the impairment is bifurcated into an interest related loss and a non-interest related loss for loan-backed and structured securities. The non-interest related loss is measured as the difference between the present value of cash flows expected to be collected from the loan-backed security and the loan-backed security’s amortized cost. The amount of the non-interest related loss is recognized as a charge against earnings. The difference between the fair value of the impaired loan-backed security and the present value of cash flows expected to be collected is the interest related impairment. For stocks, non loan-backed and other than structured securities the impairment is not bifurcated and is charged against earnings.
The Company uses a single best estimate of cash flows approach and uses the effective yield prior to the date of impairment to calculate the present value of cash flows. The Company’s assumptions for residential mortgage-backed securities, commercial mortgage-backed securities, other asset-backed securities and collateralized debt obligations include collateral pledged, scheduled interest payments, default levels, delinquency rates and the level of nonperforming assets for the remainder of the investments’ expected term. The Company’s assumptions for corporate and other fixed maturity securities include scheduled interest payments and an estimated recovery value, generally based on a percentage return of the current market value.
After an other-than-temporary write-down, the new cost basis is the prior amortized cost less the non-interest related loss. The adjusted cost basis is generally not adjusted for subsequent recoveries in fair value. However, if the Company can reasonably estimate future cash flows after a write-down and the expected cash flows indicate some or all of the non-interest related loss will be recovered, the discount or reduced premium recorded is amortized over the remaining life of the security. Amortization in this instance is computed using the prospective method and is determined based on the current estimate of the amount and timing of future cash flows.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

For common and preferred stocks, OTTI has occurred when the Company determines that it does not have the ability or intent to hold the security until a recovery of the original cost or the Company determines that the security will not recover to original cost within a reasonable amount of time. The Company determines what constitutes a reasonable amount of time on a security by security basis by considering all available evidence including the length of time and magnitude by which the fair value of the security is less than original cost.
Investment income
Investment income is recorded when earned and includes interest and dividends received and accrued, amortization of purchased premium and accretion of discounts on securities, certain proceeds from derivatives and equity earnings from limited partnerships. Investment expenses are reported as a reduction in investment income.
Net realized investment gains (losses)
Realized capital gains and losses are determined on the basis of specific identification of the investments and are reported net of related federal income taxes and IMR.
Net unrealized investment gains (losses)
Unrealized capital gains and losses on bonds, preferred stocks, common stocks, derivatives that do not qualify for hedge accounting and other invested assets are reported as a component of surplus net of related income taxes.
See Note 3 for further discussion of the Company’s investments and investment income.
Derivatives and derivative instruments
Derivative instruments consist of options, futures, interest rate floors, interest rate swaps, and foreign currency forwards. Futures are reported at the cash balances held in counterparty variation margin accounts, which equals fair value. Options, interest rate floors, interest rate swaps and foreign currency forwards are reported at fair value, with the exception of call and put options which are carried in accordance with IAC 191-97 as discussed in the prescribed practice footnote. The Company does not sell or settle its options prior to maturity.
The Company primarily uses derivative instruments to manage its fixed indexed and policy obligation interest guarantees and interest rate risks applicable to its investments. To mitigate these risks, the Company enters into interest rate swaps, interest rate floors, futures contracts and equity indexed call and put options. To qualify for hedge accounting, the Company is required to formally document the hedging relationship at the inception of each derivative transaction. This documentation includes the specific derivative instrument, risk management objective, hedging strategy, identification of the hedged item, specific risk being hedged and how effectiveness will be assessed. To be considered an effective hedge, the derivative must be highly effective in offsetting the variability of the cash flows or the changes in fair value of the hedged item. Effectiveness is evaluated on a retrospective and prospective basis. The Company has no derivatives that are accounted for under hedge accounting. The Company also uses foreign currency forwards to protect itself against currency fluctuations on financial instruments denominated in foreign currencies.
The agreements between the Company and its derivatives counterparties require the posting of collateral when the fair value of the derivative instruments exceeds the cost of the instruments. Collateral posted by counterparties is reported in the statements of admitted assets, liabilities, and capital and surplus as a component of cash, cash equivalents, and short-term investments with a corresponding liability reported as a component of repurchase agreements, FHLB advances and collateral on derivative instruments.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Collateral posted by the Company is reported in the statements of admitted assets, liabilities, and capital and surplus as a component of other invested assets.
See Note 4 for further discussion of the Company’s derivatives and derivative instruments.
Accrued investment income
Accrued investment income consists of amounts due on invested assets. It excludes amounts the Company does not expect to receive or is 90 days past due. The aggregate deferred interest at December 31, 2023 was $0. The cumulative amounts of paid-in-kind (“PIK”) interest included in the current principal balance at December 31, 2023 was $132,223. At December 31, 2023, the gross, nonadmitted, and admitted interest income due and accrued was as follows:

2023
Gross	$534,434
Nonadmitted	—
Admitted	534,434
Interest maintenance reserve
During 2023, SAPWG adopted INT23-01, allowing admittance of net negative IMR subject to certain exclusions and restrictions. The Company elected to apply this guidance beginning September 30, 2023. The general account had net negative (disallowed) IMR of $93,118. Insulated separate accounts did not have negative IMR as of December 31, 2023. $74,012 of negative IMR was admitted in the general account. Adjusted capital and surplus was $4,461,768. The admitted IMR is 1.7% of adjusted capital and surplus. Admitted IMR is reported in Other surplus funds on the Statements of Admitted Assets.

The Company has $11,481 in unamortized losses in IMR from derivatives that were reported at fair value prior to the termination of the derivative.

Fixed income investments generating IMR losses comply with the reporting entity’s documented investment or liability management policies, without deviation. IMR losses for fixed income related derivatives, although in accordance with prudent and documented risk management procedures in accordance with the Company’s derivative and use plans, are not admitted. Asset sales that generated admitted negative IMR were not compelled by liquidity pressure.
Future policy benefits and policy and contract claims
Life, annuity, and accident and health benefit reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that are intended to provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or the amounts required by the Iowa Insurance Division.
The liability for future policy benefits provides amounts adequate to discharge estimated future obligations on policies in force. Reserves for life policies issued through 2019 are computed principally by the Net Level Reserve Method and the Commissioners’ Reserve Valuation Method using interest rates ranging from 2.50% to 6.00% and mortality assumptions (primarily Commissioners' Standard Ordinary mortality tables 1941, 1958, 1980, 2001, 2017) as prescribed by regulatory authorities. Starting in 2020, reserves for life policy issues are calculated as the greatest of the stochastic, deterministic and net premium reserve as defined in VM-20. The stochastic and deterministic reserves are principles based reserves using prudent estimate assumptions for interest, mortality and other assumptions. The net premium reserve is calculated using rates of interest from 3.00% to 4.50% and 2017 Commissioners Standard Ordinary mortality.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The NAIC adopted revisions to Actuarial Guideline XXXVIII (“AG38”), effective December 31, 2012. AG38 8D applies to policies issued July 1, 2005 to December 31, 2012 containing secondary guarantees with multiple sets of charges. AG38 8D requires that for this business a company needs to calculate the reserve as it had as of December 31, 2011 (“2011 method”), as well as calculate the deterministic reserve as prescribed under the Valuation Manual (“VM method”) adopted by the NAIC on August 17, 2012, with prescribed changes to have projected asset yields and discount rates, and hold the greater of the two. The Company has calculated its gross and net of reinsurance reserves under both methods described above and holds the greater of the two reserves calculated on both a gross and net basis. The impact of performing the VM method calculations resulted in a gross reserve of $153,980 and a net reserve of $133,198 over what would have been calculated if only using the 2011 method as of December 31, 2023. The impact of performing the VM method calculations resulted in a gross reserve of $594,798 and a net reserve of $319,612 over what would have been calculated if only using the 2011 method as of December 31, 2022.
Reserves for deferred annuities are computed on the basis of interest rates ranging from 2.50% to 8.75% and the reserves for immediate annuities range from 1.00% to 11.25%.
The liability for policy and contract claims includes provisions for reported claims and estimates for claims incurred but not reported, based on the terms of the related policies and contracts and on prior experience. Claim liabilities are based on estimates and are subject to future changes in claim severity and frequency. Estimates are periodically reviewed and adjustments to such liabilities are reflected in current operations.
Reinsurance
For annuity coinsurance and life insurance mortality reinsurance arrangements, reinsurance premiums, claims and claim adjustment expenses are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. The Company remains contingently liable for the liabilities ceded in the event the reinsurers are unable to meet their obligations under the reinsurance agreements. To limit the possibility of such losses, the Company evaluates the financial condition of its reinsurers and monitors its concentration of credit risk. The Company generally reinsures with companies rated “A” or better by A.M. Best. The Company monitors these ratings on an on-going basis as a reinsurer may be downgraded after an agreement has been entered.
Premiums and related costs
Premiums are recognized as revenue over the premium-paying period. Annuity considerations are recognized as revenue when received. Commissions and other costs applicable to the acquisition of policies are charged to operations as incurred.
Repurchase agreements
As part of its investment strategy, the Company enters into repurchase agreements to increase the Company’s investment return. The Company accounts for these transactions as secured borrowings, where the amount borrowed is tied to the fair value of the underlying collateral securities. Repurchase agreements involve a sale of securities and an agreement to repurchase the same securities at a later date at an agreed-upon price. These agreements are a bilateral trade agreement.
A majority of the Company’s repurchase agreement arrangements are for contractual terms of greater than one year. As a result, the par value and fair value of the securities sold under agreement to repurchase can change during the term of the repurchase agreement due to amortization, pay downs and changes in fair values. In situations where the underlying collateral subject to repurchase has a fair value greater or less than the contractual requirements under the repurchase agreement, the Company or counterparties are required to post additional collateral. Generally, the amount advanced by the counterparty cannot be less than 95% of the fair value of the underlying collateral sold under the agreement to repurchase.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Income taxes

Under SSAP No. 101, income taxes incurred are charged or credited to net income based upon amounts estimated to be payable or recoverable for the current year. The Company recognizes deferred income tax assets and liabilities for the expected future tax effects attributable to temporary differences between financial statement and tax return bases of assets and liabilities, based on enacted rates and other provisions of the tax laws. All changes in deferred tax assets and liabilities are reported directly in surplus, including the effect of a change in tax laws or rates in the period in which such change is enacted. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that all or some portion of the deferred tax assets will not be realized. Adjusted deferred income tax assets, after valuation allowance, are further subjected to an admissibility test. Admitted adjusted deferred tax assets are limited to (1) the amount of federal income taxes paid in prior year that can be recovered through loss carrybacks for existing temporary differences that reverse during a timeframe corresponding with IRS tax loss carryback provisions, which currently allow only capital loss carrybacks, plus (2) the lesser of the remaining gross deferred income taxes expected to be realized within three years of the balance sheet date or 15% of adjusted capital and surplus, plus (3) the amount of remaining gross deferred income tax assets that can be offset against existing deferred income tax liabilities. The remaining deferred income tax assets in excess of the above are non-admitted. The Company files a consolidated federal income tax return with its subsidiaries, MNL Re, Solberg Re and Canal Re.
If applicable, the Company’s liability for income taxes would include a liability for uncertain tax positions, interest and penalties which relate to tax years still subject to review by the IRS or other taxing jurisdictions.
The Company made an accounting policy election to disregard CAMT status when evaluating deferred tax assets under the regular corporate tax system associated with the Inflation Reduction Act of 2022 (the Act).
See Note 13 for the Company’s SSAP No. 101 calculation.
Variable life and annuity products
A portion of the separate accounts held by the Company are funds on which investment income and gains or losses accrue directly to certain policyholders. The assets of these accounts are legally separated and are not subject to the claims that may arise out of any other business of the Company. The Company reports these separate account assets at fair value; the underlying investment risks are assumed by the policyholders. The fair value of the variable separate accounts assets are based on market quoted net asset values of the underlying mutual funds. The Company records the related liabilities at amounts equal to the fair value of the underlying assets. The Company reflects these assets and liabilities in the separate account assets and liabilities lines in the statements of admitted assets, liabilities and capital and surplus. The Company records the fees earned for administrative and contract holder services performed for the separate accounts in other income of the statements of operations.
Separate accounts guaranteed by the general account
Another portion of the separate accounts held by the Company relates to individual bank owned life insurance policies that are non-indexed with fixed guarantees, pension risk transfer policies and registered index-linked annuities. The assets in these separate accounts are carried at book value in accordance with the prescribed practice promulgated by the State of Iowa except for derivatives in the RILA separate account that are held at market value. The Company assumes the underlying risk for the performance of the assets in these separate accounts. The Company reflects these assets and liabilities in the separate account assets and liabilities lines in the statements of admitted assets, liabilities and capital and surplus.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Correction of errors
During 2023, the Company recorded an error correction related to an over accrual of net investment income in prior periods on certain investments. As a result of this correction, surplus has been decreased by $36,498 as a correction of an error in the 2023 statements of changes in capital and surplus. The Company does not view this error as a material misrepresentation of its 2022 statutory financial statements.
2.FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying value and estimated fair value of the Company’s financial instruments are as follows:

	December 31, 2023
Type of Financial Instrument	Estimated Fair Value	Carrying Value	(Level 1)	(Level 2)	(Level 3)	Not Practicable (Carrying Value)

Financial assets:
Bonds	$48,965,730	$54,716,780	$—	$43,823,680	$5,142,050	$—
Preferred stocks	951,265	986,390	—	942,881	8,384	—
Common stocks - other	247,960	247,960	95,864	148,276	3,820	—
Mortgage loans	3,646,156	3,790,420	—	3,646,156	—	—
Policy loans	528,710	528,710	—	528,710	—	—
Cash, cash equivalents and short-term investments	1,709,173	1,709,358	339,129	1,370,044	—	—
Derivative instruments	1,744,190	641,206	7,295	1,736,895	—	—
Other invested assets	1,537,311	1,542,032	—	810,107	727,204	11,660
Separate accounts	6,334,467	6,655,453	3,010,291	3,189,136	135,040	—

Financial liabilities:
Liabilities for deposit-type contracts	$451,762	$443,181	$—	$—	$451,762	$—
Repurchase agreements, FHLB advances and collateral on derivative instruments	8,089,458	8,197,190	358,445	7,731,013	—	—
Derivative instruments	851,587	249,442	—	851,587	—	—

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	December 31, 2022
Type of Financial Instrument	Estimated Fair Value	Carrying Value	(Level 1)	(Level 2)	(Level 3)	Not Practicable (Carrying Value)

Financial assets:
Bonds	$48,930,547	$56,710,124	$—	$44,114,787	$4,815,760	$—
Preferred stocks	1,601,753	1,653,807	—	1,594,819	6,934	—
Common stocks - other	309,008	309,008	172,306	132,912	3,790	—
Mortgage loans	3,666,321	3,835,425	—	3,666,321	—	—
Policy loans	459,745	459,745	—	459,745	—	—
Cash, cash equivalents and short-term investments	720,895	722,450	477,259	243,636	—	—
Derivative instruments	555,182	621,508	4,342	550,840	—	—
Other invested assets	1,478,247	1,585,747	—	774,261	703,986	17,133
Separate accounts	5,715,998	6,170,040	2,755,051	2,822,444	138,503	—

Financial liabilities:
Liabilities for deposit-type contracts	$486,123	$479,550	$—	$—	$486,123	$—
Repurchase agreements, FHLB advances and collateral on derivative instruments	7,838,841	8,029,978	151,286	7,687,555	—	—
Derivative instruments	243,868	286,138	—	243,868	—	—
Included in various investment related line items in the statements of admitted assets, liabilities and capital and surplus are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or for certain bonds and preferred stocks when carried at the lower of cost or fair value.
The Company has certain financial instruments for which it is not practicable to estimate fair value. These instruments are Build America Bond tax credits that have been stripped from the principal portion of the bond. The tax credits are nontransferable. Therefore, there is no active market for the tax credits and the fair value is not readily estimable.
Fair value measurements
Fair value is based on an exit price, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value guidance also establishes a hierarchical disclosure framework which prioritizes and ranks the level of market price observability used in measuring financial instruments at fair value. Market price observability is affected by a number of factors, including the type of instrument and the characteristics specific to the instrument. Financial instruments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.
The Company determines the fair value of its investments, in the absence of observable market prices, using the valuation methodologies described below applied on a consistent basis. For some investments, market activity may be minimal or nonexistent and management’s determination of fair value is then based on the best information available in the circumstances and may incorporate management’s own assumptions, which involves a significant degree of judgment.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Investments for which market prices are not observable are generally private investments, securities valued using non-binding broker quotes, or securities with very little trading activity. Fair values of private investments are determined by reference to public market or private transactions or valuations for comparable companies or assets in the relevant asset class when such amounts are available. If these are not available, a discounted cash flow analysis using interest spreads adjusted for the maturity/average life differences may be used. Spread adjustments are intended to reflect an illiquidity premium and take into account a variety of factors including but not limited to senior unsecured versus secured, par amount outstanding, number of holders, maturity, average life, composition of lending group, debt rating, credit default spreads, default rates and credit spreads applicable to the security sector. These valuation methodologies involve a significant degree of judgment.
Financial instruments measured and reported at fair value are classified and disclosed in one of the following categories:
Level 1 – Quoted prices are available in active markets that the Company has the ability to access for identical financial instruments as of the reporting date. The types of financial instruments included in Level 1 are listed equities, mutual funds, money market funds, non-interest bearing cash, exchange traded futures and separate account assets. As required by the fair value measurements guidance, the Company does not adjust the quoted price for these financial instruments, even in situations where it holds a large position and a sale could reasonably impact the quoted price.
Level 2 – Fair values are based on quoted prices for similar assets or liabilities in active and inactive markets. Inactive markets involve few transactions for similar assets or liabilities and the prices are not current or price quotations vary substantially over time or among market makers, which would include some broker quotes. Level 2 inputs also include corroborated market data such as interest rate spreads, yield curves, volatilities, prepayment speeds, credit risks and default rates. Financial instruments that are generally included in this category include corporate bonds, asset-backed securities, CMOs, short-term investments, less liquid and restricted equity securities and over-the-counter derivatives.
Level 3 – Pricing inputs are unobservable for the financial instrument and include situations where there is little, if any, market activity for the financial instrument. These inputs may reflect the Company’s estimates of the assumptions that market participants would use in valuing the financial instruments. Financial instruments that are included in this category generally include private corporate securities and collateralized debt obligations.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, a financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument. From time to time there may be movements between levels as inputs become more or less observable, which may depend on several factors including the activity of the market for the specific security, the activity of the market for similar securities, the level of risk spreads and the source of the information from which the Company obtains the information.
The Company relies on third party pricing services and independent broker quotes to value bonds and equity securities. The third party pricing services use discounted cash flow models or the market approach to value the securities when the securities are not traded on an exchange. The following characteristics are considered in the valuation process: benchmark yields, reported trades, issuer spreads, bids, offers, benchmark and comparable securities, estimated cash flows and prepayment speeds.
The Company performs both quantitative and qualitative analysis of the prices. The review includes initial and ongoing review of the third party pricing methodologies, back testing of recent trades, and review of pricing trends and statistics.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The following tables summarize the valuation of the Company’s financial instruments carried at fair value as presented in the statements of admitted assets, liabilities and capital and surplus, by the fair value hierarchy levels defined in the fair value measurements guidance. Methods and assumptions used to determine the fair values are described in Note 1.

	December 31, 2023
	Level 1		Level 2		Level 3	Net Asset Value	Total
Financial assets (carried at fair value):
Bonds	$—		$4,700		$2,567	$—	$7,267
Preferred stocks	—		696,120		8,000	—	704,120
Common stocks - other	95,864		148,276		3,820	—	247,960
Derivative instruments - interest rate swaps	—		2,860		—	—	2,860
Derivative instruments - futures	7,295		—		—	—	7,295
Separate account assets (a)	2,940,919		—		—	—	2,940,919

Financial liabilities (carried at fair value):
Derivative instruments - interest rate floors and swaps	$—	12,530	$8,653	—	$—	$—	$8,653
Derivative instruments - foreign exchange forwards	—		1,761		—	—	1,761

	December 31, 2022
	Level 1	Level 2	Level 3	Net Asset Value	Total
Financial assets (carried at fair value):
Bonds - industrial & miscellaneous	$—	$4,516	$11,304	$—	$15,820
Preferred stocks	—	1,364,999	—	—	1,364,999
Common stocks - other	172,306	132,912	3,790	—	309,008
Derivative instruments - interest rate floors and swaps	—	14,950	—	—	14,950
Derivative instruments - foreign exchange forwards	—	1,835	—	—	1,835
Derivative instruments - futures	4,342	—	—	—	4,342
Separate account assets (a)	2,684,558	—	—	—	2,684,558

Financial liabilities (carried at fair value):
Derivative instruments - interest rate floors and swaps	$—	$12,530	$—	$—	$12,530
Derivative instruments - foreign exchange forwards	—	1,678	—	—	1,678
(a)Fair values and changes in fair values of separate account assets generally accrue directly to policyholders and are not included in the Company’s revenues, benefits, expenses or surplus. The amounts shown in the previous tables include only the assets for the variable life insurance and variable annuity separate accounts; the amounts exclude the assets for the separate accounts guaranteed by the general account.
Included in bonds are those that have been impaired at the reporting date or NAIC 6 and are carried at fair value. SVO valuations are used for some bonds when available. SVO valuations are based upon publicly available prices for identical or similar assets or on valuation models or matrices using observable inputs.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Bonds not valued using SVO valuations are those that have been impaired but not designated as in default by the SVO. Fair values for such securities may be determined utilizing unobservable inputs.
The changes in financial instruments measured at fair value, excluding accrued interest income, for which Level 3 inputs were used to determine fair value are as follows:

	December 31, 2023
	Beginning Balance	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) in Surplus	Purchases	Sales	Ending Balance
Financial assets (carried at fair value):
Bonds - industrial & miscellaneous	$11,304	$—	$—	$—	$(554)	$—	$(8,183)	$2,567
Preferred stocks	—	8,000	—	—	—	—	—	8,000
Common stocks - other	3,790	—	—	—	30	—	—	3,820
Total assets	$15,094	$8,000	$—	$—	$(524)	$—	$(8,183)	$14,387

	December 31, 2022
	Beginning Balance	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) in Surplus	Purchases	Sales	Ending Balance
Financial assets (carried at fair value):
Bonds - industrial & miscellaneous	$—	$11,304	$—	$—	$—	$—	$—	$11,304
Common stocks - other	6,114	—	—	—	(948)	73	(1,449)	3,790
Total assets	$6,114	$11,304	$—	$—	$(948)	$73	$(1,449)	$15,094

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

3.INVESTMENTS AND INVESTMENT INCOME
Bond and stock investments
The admitted value, gross unrealized gains, gross unrealized losses and estimated fair value of investments in bonds and preferred stocks are as follows:

	December 31, 2023
	Admitted Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Bonds
U.S. governments	$3,396,220	$6,709	$633,930	$2,768,999
All other governments	1,248,653	140	309,890	938,903
U.S. special revenue & special assessment obligations, non-guaranteed	12,223,325	134,437	1,485,697	10,872,065
Industrial and miscellaneous	36,771,743	287,338	3,741,240	33,317,841
Bank loans	748,234	9,411	20,898	736,747
Parent, subsidiaries and affiliates	328,605	3,561	991	331,175
Total bonds	$54,716,780	$441,596	$6,192,646	$48,965,730

Preferred stocks	$986,390	$1,423	$36,548	$951,265

	December 31, 2022
	Admitted Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Bonds
U.S. governments	$3,372,011	$4,027	$730,439	$2,645,599
All other governments	1,303,556	1,720	343,952	961,324
U.S. special revenue & special assessment obligations, non-guaranteed	12,642,252	120,823	1,658,597	11,104,478
Industrial and miscellaneous	37,734,661	104,779	5,214,106	32,625,334
Bank loans	1,292,873	8,857	52,730	1,249,000
Parent, subsidiaries and affiliates	364,771	2,469	22,428	344,812
Total bonds	$56,710,124	$242,675	$8,022,252	$48,930,547

Preferred stocks	$1,653,807	$912	$52,966	$1,601,753

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The cost, gross unrealized gains, gross unrealized losses, and admitted value of common stocks - subsidiaries and common stocks - other are as follows:

	December 31, 2023
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Admitted Value
Subsidiaries	$782,822	$107,407	$—	$890,229
Other	256,428	47	8,515	247,960
Total	$1,039,250	$107,454	$8,515	$1,138,189

	December 31, 2022
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Admitted Value
Subsidiaries	$101,422	$163,487	$—	$264,909
Other	340,438	18	31,448	309,008
Total	$441,860	$163,505	$31,448	$573,917
The admitted value and estimated fair value of investments in bonds, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties:

	2023
	Admitted Value	Estimated Fair Value

Due in one year or less	$640,913	$642,857
Due after one year through five years	4,662,846	4,601,919
Due after five years through ten years	6,899,048	6,436,041
Due after ten years	28,068,287	23,948,933
Securities not due at a single maturity date (primarily mortgage-backed securities)	14,445,686	13,335,980
Total bonds	$54,716,780	$48,965,730

As of December 31, 2023, the Company had 8 bonds rated 5GI with a book adjusted carrying value of $43,508 and fair value of $45,126. As of December 31, 2022, the Company had 17 bonds rated 5GI with a book adjusted carrying value of $116,435 and fair value of $96,426. There were no preferred stocks rated 5GI as of December 31, 2023 or December 31, 2022.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Gross unrealized losses
The Company’s gross unrealized losses and estimated fair value on its bonds and preferred stocks, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

	December 31, 2023
	Less than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Bonds
U.S. governments	$133,567	$962	$2,440,915	$632,968	$2,574,482	$633,930
All other governments	6,577	2,205	929,184	307,685	935,761	309,890
U.S. special revenue & special assessment obligations, non-guaranteed	355,913	5,329	7,828,557	1,480,368	8,184,470	1,485,697
Industrial and miscellaneous	1,977,341	87,288	23,450,646	3,653,952	25,427,987	3,741,240
Bank loans	72,611	3,863	243,805	17,035	316,416	20,898
Parent, subsidiaries and affiliates	—	—	58,187	991	58,187	991
Total bonds	2,546,009	99,647	34,951,294	6,092,999	37,497,303	6,192,646

Preferred stocks - redeemable	—	—	147,002	36,548	147,002	36,548
Total bonds and preferred stocks	$2,546,009	$99,647	$35,098,296	$6,129,547	$37,644,305	$6,229,194

	December 31, 2022
	Less than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Bonds
U.S. government	$1,632,556	$337,322	$800,744	$393,117	$2,433,300	$730,439
All other governments	591,550	179,751	346,675	164,201	938,225	343,952
U.S. special revenue & special assessment obligations, non-guaranteed	7,986,743	1,242,951	877,623	415,646	8,864,366	1,658,597
Industrial and miscellaneous	23,298,708	3,559,964	6,319,592	1,654,142	29,618,300	5,214,106
Bank loans	784,235	40,296	158,788	12,434	943,023	52,730
Parent, subsidiaries and affiliates	85,870	20,867	48,004	1,561	133,874	22,428
Total bonds	34,379,662	5,381,151	8,551,426	2,641,101	42,931,088	8,022,252

Preferred stocks - redeemable	184,634	52,966	—	—	184,634	52,966
Total bonds and preferred stocks	$34,564,296	$5,434,117	$8,551,426	$2,641,101	$43,115,722	$8,075,218

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

At December 31, 2023, the Company held 15,817 positions in bonds and preferred stocks. The table above includes 11,572 positions of 1,438 issuers as of December 31, 2023. As of December 31, 2023, 90% of the unrealized losses on bonds were securities rated investment grade. Investment grade securities are defined as those securities rated 1 or 2 by the SVO. Preferred stocks in the above table consist primarily of non-redeemable preferred stocks. At December 31, 2023, bonds and preferred stocks in an unrealized loss position had fair value equal to 86% of amortized cost.
The following summarizes the unrealized losses by investment category as of December 31, 2023.
U.S. government
The unrealized losses on U.S. government securities represent 10% of total unrealized losses at December 31, 2023. The total unrealized losses in this category have decreased at December 31, 2023 compared to December 31, 2022. The unrealized losses are due to securities with book yields lower than the market yield available on similar securities at December 31, 2023. Interest rates declined during 2023 due to tightening credit spreads causing increases in the fair values of U.S. government securities held compared to 2022. The previous table indicates less than 1% of the unrealized losses have been in an unrealized loss position for twelve months or less. The Company did not take any OTTI on U.S. government securities in 2023. The Company took impairment losses of $6,653 in 2022 on U.S. government securities due to the intent to sell those securities. The Company does not intend to sell and has the ability to retain all other U.S. government securities until recovery of each security’s amortized cost; therefore, the securities in these categories are not considered to be other-than-temporarily impaired at December 31, 2023.
All other governments
The unrealized losses on all other governments represent 5% of total unrealized losses at December 31, 2023. The total unrealized losses in this category have decreased at December 31, 2023 compared to December 31, 2022. The unrealized losses are applicable to securities with yields lower than the market yield available on similar securities at December 31, 2023. Interest rates declined during 2023 due to tightening credit spreads causing increases in the fair values of all other government securities held compared to 2022. The previous table indicates 1% of the unrealized losses have been in an unrealized loss position for twelve months or less. The Company does not intend to sell and has the ability to retain the investment until recovery of each security’s amortized cost; therefore, the securities in these categories are not considered to be other-than-temporarily impaired at December 31, 2023.
U.S. special revenue and special assessment obligations, non-guaranteed
The unrealized losses on U.S. special revenue and special assessment obligations, non-guaranteed, represent 24% of total unrealized losses at December 31, 2023. The total unrealized losses in this category have decreased at December 31, 2023 compared to December 31, 2022. The unrealized losses are applicable to securities with book yields higher than the market yield available on similar securities at December 31, 2023. Interest rates decreased during 2023 due to tightening of credit spreads causing increases in the fair values of U.S. special revenue and special assessment obligations, non-guaranteed securities held compared to 2022. The table indicates less than 1% of the unrealized losses have been in an unrealized loss position for twelve months or less. The Company recognized $21,554 of OTTI in 2023 on securities that the Company did not have the intent to hold until recover of value. The Company recognized OTTI of $6,098 on these securities in 2022. For loan-backed and structured securities, the analysis includes comparing the present value of future cash flows to the security’s amortized cost. In all other cases, if the Company does not intend to sell the securities prior to recovery and has the ability to retain the investment until recovery of the security’s amortized cost, the security is not considered to be other-than-temporarily impaired.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Industrial and miscellaneous
The unrealized losses on industrial and miscellaneous, represent 60% of unrealized losses at December 31, 2023 and are primarily in corporate bonds, private asset backed securities and collateralized debt obligations backed by various assets. The unrealized losses in this category have decreased at December 31, 2023 compared to December 31, 2022. Interest rates declined during 2023 due to tightening credit spreads causing increases in the fair values of industrial and miscellaneous securities held compared to 2022. The table indicates 2% of the unrealized losses have been in an unrealized loss position for twelve months or less. The Company reviews its security positions with unrealized losses on an on-going basis and recognizes OTTI if evidence indicates a loss will be incurred. The Company recognized OTTI of $78,272 in 2023 on industrial & miscellaneous securities due to the inability or lack of intent to hold the securities until recovery. In 2022, the Company recognized OTTI of $72,502 on industrial and miscellaneous securities. In all other cases, if the Company does not intend to sell the securities prior to recovery and has the intent and ability to retain the investment until recovery of the security’s amortized cost; the security is not considered to be other-than-temporarily impaired.
Bank loans
The unrealized losses on bank loans, represent less than 1% of unrealized losses at December 31, 2023. The unrealized losses in this category have decreased slightly at December 31, 2023 compared to December 31, 2022. The table indicates 18% of the unrealized losses have been in an unrealized loss position for less than twelve months. Interest rates declined during 2023 due to tightening credit spreads causing increases in the fair values of bank loans held compared to 2022. The Company recognized $5,851 of OTTI on bank loans in 2023. The Company recognized OTTI of $5,478 on bank loans in 2022. In all other cases, if the Company does not intend to sell the securities prior to recovery and has the ability to retain the investment until recovery of the security’s amortized cost; the security is not considered to be other-than-temporarily impaired
Parent, subsidiaries and affiliates
The unrealized losses on parent, subsidiaries and affiliates, represent less than 1% of unrealized losses at December 31, 2023. The unrealized losses in this category have decreased at December 31, 2023 compared to December 31, 2022. The table indicates that none of the unrealized losses have been in an unrealized loss position for less than twelve months. The Company does not intend to sell and has the ability to retain the investment until recovery of each security’s amortized cost; therefore, the securities in these categories are not considered to be other-than-temporarily impaired at December 31, 2023.
Preferred stocks
This category, which represents 1% of unrealized losses at December 31, 2023, consists of redeemable preferred stocks in the industrial and miscellaneous sector, primarily financial institutions. The unrealized losses in this category have decreased at December 31, 2023 compared to December 31, 2022. The table indicates that none of the unrealized losses have been in an unrealized loss position for less than twelve months. The Company reviews its security positions with unrealized losses on an on-going basis and recognizes OTTI if evidence indicates a loss will be incurred. The Company recognized OTTI of $147,250 in 2023 related to securities from a financial institution that was taken over by regulators. Other than previously mentioned, the Company does not intend to sell and has the ability to retain the investment until recovery of each security’s amortized cost; therefore, the securities in these categories are not considered to be other-than-temporarily impaired at December 31, 2023.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Other-than-temporary impairments
As a result of the Company’s review of OTTI of investment securities, OTTI recognized on loan-backed and structured securities is summarized in the following table:

CUSIP	Book/Adjusted Carrying Value Amortized Cost Before Current Period OTTI	Recognized OTTI	Amortized Cost After OTTI	Fair Value at time of OTTI	Date of Financial Statement Where Reported
78520EAA4	$47,721	$208	$47,513	$45,696	3/31/2023
693342AH0	19,351	9	19,342	19,326	3/31/2023
682337AA8	32,500	128	32,372	31,313	3/31/2023
46619XAA1	8,144	179	7,965	7,331	3/31/2023
46619RAA4	14,191	465	13,726	12,841	3/31/2023
46617TAA2	10,827	76	10,751	9,929	3/31/2023
46590UAA0	39,433	386	39,047	35,725	3/31/2023
456606AF9	255	81	174	177	3/31/2023
02149HBR0	680	220	460	440	6/30/2023
05532CAK5	747	234	513	468	6/30/2023
05532EAR6	7,262	2,229	5,033	4,952	6/30/2023
12668A2P9	2,461	479	1,982	1,869	6/30/2023
45660LA25	1,633	48	1,585	1,210	6/30/2023
46616PAA1	17,562	509	17,053	16,168	6/30/2023
46616QAA9	6,954	230	6,724	6,328	6/30/2023
46616VAA8	11,309	869	10,440	9,891	6/30/2023
61748JAE7	2,398	457	1,941	1,112	6/30/2023
74958WAB2	1,626	84	1,542	1,214	6/30/2023
76113NAC7	1,791	126	1,665	1,470	6/30/2023
80306AAA8	19,116	683	18,433	15,630	6/30/2023
12479RAF4	8,331	95	8,236	7,910	6/30/2023
693342AJ6	18,343	65	18,278	11,969	6/30/2023
88240TAB7	22,907	55	22,852	19,367	6/30/2023
00103CAJ8	6,243	518	5,725	5,725	9/30/2023
61748JAE7	1,926	779	1,147	1,057	9/30/2023
038779AB0	48,181	5,527	42,654	42,655	9/30/2023
40166L703	884	328	556	565	9/30/2023
05532VBB2	188	24	164	158	12/31/2023
07388DAC2	928	23	905	804	12/31/2023
12639MFA8	1,565	187	1,378	1,303	12/31/2023
17309KAK3	806	32	774	755	12/31/2023
		$15,333
Impairments of $9,318 and $6,015 were recognized during the year due to intent to sell and the amortized cost basis of the security exceeding the present value of expected future cash flows from the security, respectively. Additionally, no impairments were recognized during the year due to the inability or lack of intent to retain the investment for a period of time sufficient to recover the amortized cost basis.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Net investment income and net realized capital gains (losses)
The major categories of net investment income reflected in the statements of operations are summarized as follows:

	2023	2022	2021
Bonds	$2,534,053	$2,351,761	$2,313,227
Preferred stocks	78,691	88,961	79,100
Common stocks	14,703	15,105	13,208
Mortgage loans	176,173	183,527	188,120
Real estate	6,525	6,525	10,074
Policy loans	29,270	23,969	21,190
Cash, cash equivalents and short-term investments	79,043	6,106	2,397
Derivative instruments	(255,426)	(403,530)	764,920
Other invested assets	166,654	197,483	289,754
Other investment income	5,344	3,283	2,318
Total gross investment income	2,835,030	2,473,190	3,684,308
Less: Investment expenses	494,065	284,294	233,552
Net investment income	$2,340,965	$2,188,896	$3,450,756
Investment expenses consist primarily of investment advisory fees, interest expense on repurchase agreements, interest expense on FHLB advances, interest on surplus notes, interest related to derivative collateral liabilities and other expenses related to the administration of investments.
The Company recognized $61, $22,546, and $76,125 of net investment income for the years ended December 31, 2023, 2022, and 2021, respectively related to prepayment penalties or acceleration fees on bonds in the general account that were called. The total number of called bonds in the general account were 1, 30, and 83 for the years ended December 31, 2023, 2022, and 2021, respectively.
The Company recognized $0, $678, and $3,225 of net investment income for the years ended December 31, 2023, 2022, and 2021, respectively related to prepayment penalties or acceleration fees on bonds in the separate account that were called. The total number of called bonds in the separate account were 0, 7, and 16 for the years ended December 31, 2023, 2022, and 2021, respectively.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The major categories of net realized capital gains (losses) reflected in the statements of operations are summarized as follows:

	2023	2022	2021
Bonds	$(222,049)	$(232,283)	$666,002
Preferred stocks	(240,506)	(511)	3,713
Common stocks - other	(25,172)	(1,450)	17,119
Mortgage loans	(12,541)	(70)	13,022
Short-term investments	—	(23)	599
Derivative instruments	(18,165)	13,952	3,604
Other invested assets	4,572	362	27,039
Realized capital gains (losses)	(513,861)	(220,023)	731,098
Income tax effects	122,649	30,414	(180,995)
Amounts transferred to IMR (net of federal income taxes of $(29,010), $(41,769) and $153,881)	109,132	157,131	(578,886)
Net realized capital losses	$(282,080)	$(32,478)	$(28,783)
Proceeds from the sale of investments in bonds and the gross gains and losses realized on these sales (excluding OTTI losses, maturities, calls, exchanges and prepayments) were as follows:

	2023	2022	2021
Proceeds from sales	$5,304,764	$7,633,843	$7,345,316
Gross realized gains	63,968	101,055	742,989
Gross realized losses	(293,228)	(231,403)	(38,326)
The gross realized gains (losses) on the bonds represent the difference between the proceeds from the sale of the bonds and the basis of the bonds, which is primarily amortized cost.
Mortgage loans
The following table summarizes the Company’s mortgage loans by property type:

	2023		2022
	Carrying Value	% of Total	Carrying Value	% of Total
Office	$1,549,095	41%	$1,679,943	44%
Retail	779,294	21%	770,983	20%
Hotel	745,283	20%	646,030	17%
Industrial	387,114	10%	302,512	8%
Multi-family	192,096	5%	275,721	7%
Other	122,914	3%	123,418	3%
Medical	14,624	0%	36,818	1%
Total	$3,790,420	100%	$3,835,425	100%

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Mortgage loans by United States geographic locations are as follows:

	2023		2022
	Carrying Value	% of Total	Carrying Value	% of Total
Pacific	$1,148,049	30%	$1,061,650	27%
South Atlantic	924,705	24%	946,011	25%
Middle Atlantic	830,001	22%	914,950	24%
Mountain	494,743	13%	364,931	10%
New England	163,628	4%	167,405	4%
West North Central	74,350	2%	75,909	2%
East North Central	63,122	2%	120,789	3%
East South Central	61,107	2%	136,932	4%
West South Central	30,715	1%	46,848	1%
	$3,790,420	100%	$3,835,425	100%

The Company’s mortgage loans by origination year are as follows:

	Carrying Value	% of Total
2023	$300,200	8%
2022	934,103	25%
2021	330,585	9%
2020	142,486	4%
2019 and prior	2,083,046	54%
	$3,790,420	100%
The Company has no outstanding commitments on mortgage loans at December 31, 2023.
Any loan delinquent on contractual payments over 90 days past due is considered non-performing. At December 31, 2023, there were two non-performing commercial mortgage loans, with carrying values of $6,769 that were over 90 days past due on contractual payments. At December 31, 2022, there were no non-performing commercial loans that were over 90 days past due on contractual payments.
Mortgage loan equivalent ratings are based on the expected loss of the security rather than the probability of defaults. Ratings are assessed by looking at the financial condition of the borrower to make required payments, including the value of the underlying collateral, the market in which the collateral is operating and the level of associated debt.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Information regarding the Company’s credit quality indicators for its recorded investment in mortgage loans, gross of valuation allowances is as follows:

	December 31, 2023		December 31, 2022
	Carrying Value	% of Total	Carrying Value	% of Total
Internal credit risk grade:
CM1	$1,748,099	46%	1,487,058	39%
CM2	1,725,213	46%	2,099,831	54%
CM3	267,915	7%	191,230	5%
CM4	15,829	0%	37,742	1%
In or near default	33,364	1%	19,564	1%
Total mortgage loans	$3,790,420	100%	$3,835,425	100%
The Company acquired 6 new commercial mortgage loans in 2023 with interest rates ranging from 4.58% to 6.70%.
Information regarding the Company’s loan to value ratio for its recorded investment in mortgage loans, gross of valuation allowances is as follows:

	December 31, 2023		December 31, 2022
	Carrying Value	% of Total	Carrying Value	% of Total
Less than 50%	$2,108,878	56%	$2,343,810	60%
50% to 60%	939,488	25%	1,137,486	30%
61% to 70%	735,060	19%	334,565	9%
71% to 80%	6,994	0%	—	0%
81% to 90%	—	0%	—	0%
91% to 100%	—	0%	—	0%
Over 100%	$—	0%	$19,564	1%
Total mortgage loans	$3,790,420	100%	$3,835,425	100%
The loan-to-value ratio is determined using the most recent appraised value. Appraisals are ordered at origination, and updated when and if there is an indication of a possible significant collateral decline or there are loan modifications or refinance requests. A loan-to-value ratio in excess of 100% indicates the unpaid loan amount exceeds the underlying collateral.
The Company reviews its mortgage loans for impairment on an on-going basis. It considers such factors as delinquency of payments, decreases in the value of underlying properties, the financial condition of the mortgagor and the impact of general economic conditions in the geographic areas of the properties collateralizing the mortgages. Once the determination is made that a mortgage loan is impaired, the primary consideration used to determine the amount of the impairment is the fair market value of the underlying property. The Company assumes it would receive the proceeds from the sale of the underlying property less sale expenses. The Company maintains a general allowance for mortgage loan losses. The allowance is determined through an analysis of specific loans that are believed to have a higher risk of credit impairment. The Company held an allowance of $12,207 and $3,456 at December 31, 2023 and 2022, respectively.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Three mortgage loans were impaired during the year ended December 31, 2023, via direct write down of the carrying amount of the loans in the amount of $11,442. The impairments were recognized in net realized capital losses in the statements of operations. There were no mortgage loans impaired during the year ended December 31, 2022. One mortgage loan was impaired during the year ended December 31, 2021, via direct write down of the carrying amount of the loan in the amount of $5,936. The impairment was recognized in net realized capital losses in the statements of operations.

The recorded investment and unpaid principal balance of the impaired mortgage loans are $45,570 and $57,012, respectively, as of December 31, 2023. The average recorded investment in impaired loans was $34,176 and $23,391 for the years ended December 31, 2023 and 2022, respectively.
The Company did not take ownership of real estate in satisfaction of any mortgage loans during 2023 and 2022. Real estate acquired through foreclosure is a component of real estate in the statement of admitted assets, liabilities, and capital and surplus.
Credit risk concentration
The Company generally strives to maintain a diversified invested assets portfolio. Credit risk concentrations to any single issuer or groups of issuers with similar credit profiles are closely monitored. Other than investments in U.S. government or U.S. government agencies, the Company has no significant concentration of credit risk.
Restricted assets
The following assets are subject to applicable restrictions under each of the following areas:

	December 31, 2023
Restricted Asset Category	Total Admitted Restricted	Gross Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Subject to repurchase agreements	$6,204,335	8%	8%
FHLB capital stock	148,276	0%	0%
On deposit with states	3,274	0%	0%
Pledged as collateral to FHLB	3,072,795	4%	4%
Pledged as collateral not captured in other categories	45,632	0%	0%
Total restricted assets	$9,474,312	12%	12%

	December 31, 2022
Restricted Asset Category	Total Admitted Restricted	Gross Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Subject to repurchase agreements	$5,580,088	7%	7%
FHLB capital stock	132,912	0%	0%
On deposit with states	3,295	0%	0%
Pledged as collateral to FHLB	3,072,795	4%	4%
Pledged as collateral not captured in other categories	48,119	0%	0%
Total restricted assets	$8,837,209	11%	11%

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Other
FHLB
The Company is a member of FHLB of Des Moines. In order to maintain its membership and borrow funds, the Company is required to purchase FHLB equity securities. As of December 31, 2023 and 2022, the Company owns common stock totaling $148,276 and $132,912, respectively, which is carried at cost. Resale of these securities is restricted only to FHLB. As a member of FHLB, the Company can borrow money provided that FHLB’s collateral and stock ownership requirements are met. The maximum amount a member can borrow is equal to thirty percent of the Company’s asset balance as of the prior quarter end subject to availability of acceptable collateral. The interest rate and repayment terms differ depending on the type of advance and the term selected. At December 31, 2023 and 2022, the Company had outstanding advances of $3,072,795 from FHLB (see Note 7).
Deposits with regulatory authorities
At December 31, 2023 and 2022, securities (primarily bonds) with admitted carrying values of $3,274 and $3,295 respectively, were on deposit with regulatory authorities as required by law.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

4.DERIVATIVES AND DERIVATIVE INSTRUMENTS
The following table presents the notional amounts, estimated fair value and carrying value of derivatives:

	December 31, 2023
	Notional Amount	Estimated Fair Value	Carrying Value
Assets:
Derivative instruments:
Call options	$24,598,064	$1,734,035	$631,051
Futures	44,103	7,295	7,295
Interest rate swaps	82,000	2,860	2,860
		$1,744,190	$641,206
Liabilities:
Derivative instruments:
Interest rate swaps	$400,000	$8,653	$8,653
Foreign exchange forwards	73,311	1,761	1,761
Written options	9,187,699	841,173	239,028
		$851,587	$249,442

	December 31, 2022
	Notional Amount	Estimated Fair Value	Carrying Value
Assets:
Derivative instruments:
Call options	$23,095,880	$546,347	$599,246
Futures	1,537	4,342	4,342
Interest rate floors	113,000	—	—
Foreign exchange forwards	56,136	1,835	1,835
Interest rate swaps	887,000	2,658	16,085
		$555,182	$621,508
Liabilities:
Derivative instruments:
Interest rate swaps	$950,000	$12,648	$12,648
Foreign exchange forwards	52,781	1,678	1,678
Written options	7,618,908	229,542	271,812
		$243,868	$286,138

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The following table presents the impact of derivatives on net investment income and change in unrealized capital gains (losses):

	2023	2022	2021
Gain (loss) recognized in net investment income
Options	$(253,237)	$(335,498)	$553,436
Futures	(860)	(72,914)	208,649
Interest rate swaps	(1,143)	3,550	(144)
Interest rate floors	(186)	1,332	2,979
	$(255,426)	$(403,530)	$764,920

Gain (loss) recognized in net unrealized gains (losses):
Interest rate swaps	$(3,273)	$(3,813)	$1,293
Interest rate floors	186	(3,430)	(3,711)
Foreign exchange derivatives	(1,918)	1,877	31
	$(5,005)	$(5,366)	$(2,387)
The Company accounts for its financial options, futures, interest rate swaps, and other derivatives in accordance with SSAP 86, Accounting for Derivative Instruments and Hedging, Income Generation, and Replication (Synthetic Asset) Transactions, except for those options accounted for in accordance with IAC 191-97, as discussed in Note 1. Following is a discussion of the various derivatives used by the Company.
Options and futures
The Company has indexed annuity and indexed universal life products that provide for a guaranteed base return and a higher potential return tied to several major equity market indices. In order to fund these benefits the Company purchases index options that compensate the Company for any appreciation over the strike price and offsets the corresponding increase in the policyholder obligation. The Company also enters futures contracts to compensate it for increases in the same indices. The Company classifies these options and futures as derivative instruments.
In accordance with IAC 191-97, the Company carries financial options at amortized cost and amortizes the cost of the index options against investment income over the term of the option. When the options mature, any value received by the Company is reflected as investment income.
The futures contracts have no initial cost and are marked to market daily. That daily mark-to-market is settled through the Company’s variation margin accounts maintained with the counterparty. The Company reports the change in the futures variation margin accounts as investment income.
The hedged annuity liabilities are reported in the statutory statements of admitted assets, liabilities and capital and surplus as a component of liabilities for future policy benefits in accordance with IAC 191-97 and credited indexed returns are reflected in the reserve as realized based on actual index performance. The hedged life liabilities are reported in the statutory statements of admitted assets, liabilities and capital and surplus as a component of liabilities for future policy benefits equal to the implied fair value appreciation of the index options until the policy anniversary date. At the anniversary date, the annuity and life policyholder account values are revalued with amounts credited to the policyholders recognized as a component of increase in aggregate reserves.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Other derivative instruments
The Company has entered into interest rate floor and interest rate swap agreements to help manage its overall exposure to interest rate changes. These other derivative instruments do not hedge specific assets or liabilities and as such are not accounted for under hedge accounting. In accordance with SSAP 86, these swaps and floors are reported at fair value in the statements of admitted assets, liabilities and capital and surplus and changes in the fair value are reported as a change in unassigned surplus. The Company recognizes income (expense) on interest rate floor and swaps through investment income. This income is received or paid on reset/settlement date and is accrued until the next reset date.
The Company has entered into foreign currency forwards to protect itself against currency fluctuations on foreign currency denominated financial instruments. These forwards are reported at fair value in the statutory statements of admitted assets, liabilities, and capital and surplus and changes in fair value are reported as a component of change in unassigned surplus.
The following relates to interest rate swaps and interest rate floors. The interest rates are measured against SOFR:

	2023	2022
Interest rate swaps:
Fixed rates	0.72% to 3.23%	0.43% to 4.34%
Variable rates	5.61%	4.30% to 4.77%
Interest rate floors, strike rates	0.00%	3.00%

Long-dated corporate bonds with fixed coupons are paired with long dated fixed to float interest rate swaps in replication transactions. This replication asset, together with a shorter term float to fixed interest rate swap, helps match the duration and cash flows of the assets and liabilities. The interest rate swaps that are part of a replicated asset are carried at amortized cost consistent with the cash component of the replicated asset. At December 31, 2023, the Company did not hold any interest rate swaps that were part of replication assets. At December 31, 2022, the Company held interest rate swaps that were part of replication assets with a fair value of $(12,173) and a carrying value of $1,135.
Collateral on derivatives
As a result of market value changes, certain financial institutions involved in the interest rate swap agreements and financial options deposit cash with the Company to collateralize these obligations. The cash collateral and the amount that the Company was permitted to repledge were $358,445 and $151,286 at December 31, 2023 and 2022, respectively. The obligation to repay the collateral is reflected in repurchase agreements, FHLB advances and collateral on derivatives in the statements of admitted assets, liabilities and capital and surplus.
The Company generally limits its selection of counterparties that are obligated under its non-exchange traded derivative contracts to those with investment grade ratings. As of December 31, 2023, no counterparty had more than 2% exposure to the fair value of the Company’s derivative contracts. Entering into such agreements from financial institutions with long-standing performance records minimizes the credit risk. The amounts of such exposure are essentially the net replacement cost or fair value for such agreements with each counterparty, as well as any interest due the Company from the last interest payment period less any collateral posted by the financial institution.
5.OFFSETTING OF ASSETS AND LIABILITIES
Certain of the Company’s derivative instruments are subject to enforceable master netting arrangements that provide for the net settlement of all derivative contracts between the Company and counterparty in the event of default or upon the occurrence of certain termination events. Collateral support agreements are

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

also in place requiring the Company or the counterparty to pledge collateral in the event minimum thresholds have been reached, typically related to the fair value of the outstanding derivatives. Additionally, certain of the Company’s repurchase agreements provide for net settlement on termination of the agreement.
The Company reports derivative instruments and repurchase agreements on a gross basis within the statements of admitted assets, liabilities, and capital and surplus.
The tables below present the Company’s gross and net derivative instruments and gross and net repurchase agreements by asset and liabilities:

	December 31, 2023
	Gross Amounts Presented in the Balance Sheet	Collateral- Financial Instruments and/or Cash	Net Amount
Offsetting of financial assets:
Derivatives	$641,206	$358,445	$282,761
Total financial assets	$641,206	$358,445	$282,761

Offsetting of financial liabilities:
Derivatives	$249,442	$—	$249,442
Repurchase agreements	4,765,951	4,765,951	—
Total financial liabilities	$5,015,392	$4,765,951	$249,442

	December 31, 2022
	Gross Amounts Presented in the Balance Sheet	Collateral- Financial Instruments and/or Cash	Net Amount
Offsetting of financial assets:
Derivatives	$621,508	$151,286	$470,222
Total financial assets	$621,508	$151,286	$470,222

Offsetting of financial liabilities:
Derivatives	$286,138	$—	$286,138
Repurchase agreements	4,805,897	4,805,897	—
Total financial liabilities	$5,092,035	$4,805,897	$286,138
6.REAL ESTATE AND EQUIPMENT
The Company purchases and capitalizes various classes of assets in the regular course of its insurance operations. These assets are amortized using the straight-line and accelerated declining balance methodologies over a specified period of years that varies with the class of asset that ranges from 3 years to 39 years. The depreciation expense recorded in 2023, 2022 and 2021 was $25,927, $19,886 and $22,935, respectively. Following is a summary of the capitalized assets (including the Company’s office buildings and real estate acquired in satisfaction of mortgage loans) and the related accumulated depreciation for the major classes of assets:

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	Range of Useful Lives	2023	2022

Land	N/A	$10,936	$10,936
Land improvements	15 years	1,099	1,099
Buildings and improvements	39 years	100,853	98,879
Leasehold improvements	10 years	2,115	2,162
Furniture and fixtures	7 years	6,203	6,335
Computer equipment and software	3 years	292,356	262,931
Other	5 years	38	38
		413,600	382,380
Accumulated depreciation		(250,389)	(242,523)
Nonadmitted		(60,802)	(36,059)
Net admitted value		$102,409	$103,798

The net admitted value of these assets is reflected in the following lines in the Company’s statements of admitted assets, liabilities and capital and surplus:

	2023	2022
Real Estate	$98,402	$99,050
Other admitted assets	4,007	4,748
At December 31, 2023 and 2022, real estate consists of $98,402 and $99,050, respectively, for the Company’s offices.
7.FHLB ADVANCES
The Company is a member of FHLB of Des Moines. In accordance with the FHLB membership agreement, the Company can be required to purchase FHLB common stock in order to borrow funds. These borrowings are reported as FHLB advances in the statements of admitted assets, liabilities and capital and surplus. The Company purchased $15,364 and $0 of additional common stock in 2023 and 2022, respectively. The Company did not sell any common stock in 2023 or 2022. In addition, the Company has posted mortgage loans and agency MBS/CMO fixed income securities with fair values in excess of the amount of the borrowings as collateral.
The amount of FHLB stock held is as follows:

	2023	2022
Membership stock - class A	$10,000	$10,000
Activity stock	138,276	122,912
Total	$148,276	$132,912
The Class A Membership Stock is not eligible for redemption.

At December 31, 2023 and 2022, the Company had outstanding advances of $3,072,795. It is not part of the Company’s strategy to utilize these funds for operations, and any funds obtained from the FHLB of Des Moines for use in general operations would be accounted for consistent with SSAP No. 15 as borrowed money. The purpose of the advances is to complement the Company’s repurchase agreement program.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The advances are reported as a component of repurchase agreements, FHLB advances and collateral on derivatives in the statements of admitted assets, liabilities and capital and surplus. The borrowings outstanding at December 31, 2023 is as follows:

Maturity Date	Advance	Rate
1/11/2024	$75,000	1.93%
4/1/2024	57,000	0.57%
10/4/2024	70,000	5.51%
10/30/2024	150,000	5.50%
12/18/2024	65,000	5.43%
2/3/2025	2,000	4.63%
2/10/2025	85,000	4.65%
2/11/2025	88,960	0.86%
2/14/2025	50,000	4.64%
3/14/2025	400,000	1.03%
3/17/2025	400,000	4.65%
3/18/2025	200,000	0.90%
5/2/2025	90,000	0.95%
5/19/2025	70,000	4.30%
6/27/2025	155,455	2.55%
2/3/2026	48,000	4.34%
2/10/2026	60,000	4.32%
2/14/2026	80,000	4.31%
6/26/2026	155,455	4.49%
9/9/2026	203,125	1.28%
11/20/2026	150,000	0.88%
11/23/2026	157,800	0.88%
12/18/2026	260,000	0.89%
	$3,072,795
Interest expense incurred during 2023, 2022 and 2021 was $61,853, $42,178 and $57,009, respectively, and is reported as a component of net investment income in the statements of operations. The Company has determined the actual maximum borrowing capacity as $3,889,653. The Company calculated this amount in accordance with limitations in the FHLB capital plan (e.g., current FHLB capital stock, limitations in the FHLB capital plan, current and potential acquisitions of FHLB capital stock, etc.).

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The amount of collateral pledged to the FHLB is as follows:

Amount pledged as of reporting date	Fair Value	Carrying Value	Aggregate total borrowing
2023	4,727,913	5,389,439	3,072,795
2022	4,797,917	5,339,067	3,072,795

Maximum amount pledged during reporting period	Fair Value	Carrying Value	Amount borrowed at time of maximum collateral
2023	5,010,209	5,576,742	3,072,795
2022	4,881,464	5,383,561	3,072,795

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

8.REPURCHASE AGREEMENTS
The following tables summarizes the repurchase agreements accounted for as a secured borrowing for the Company:
Type of Repo Trades Used

2023
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Bilateral (YES/NO)	YES	YES	YES	YES
Tri-party (YES/NO)	YES	YES	YES	YES

Original (flow) & residual maturity

	2023
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Maximum amount
Open - no maturity	$141,398	$121,398	$121,398	$1,398
Overnight	160,000	15,000	105,000	494,969
2 days to 1 week	220,000	248,577	178,000	494,969
>1 week to 1 month	220,000	1,054,412	203,400	494,969
>1 month to 3 months	59,000	579,398	344,969	494,969
>3 months to 1 year	1,789,367	1,789,367	1,082,969	1,107,000
>1 year	3,091,133	3,564,153	3,739,553	3,681,553

Ending balance
Open - no maturity	$121,398	$121,398	$1,398	$1,398
Overnight	—	—	—	—
2 days to 1 week	—	—	—	—
>1 week to 1 month	—	105,000	—	—
>1 month to 3 months	—	248,400	344,969	415,000
>3 months to 1 year	1,789,367	904,969	588,000	837,000
>1 year	2,855,133	3,386,153	3,681,553	3,512,553

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Securities sold under repo- secured borrowing

	2023
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Maximum amount
Book adjusted carrying value ("BACV")	XXX	XXX	XXX	$5,580,088
Nonadmitted - subset of BACV	XXX	XXX	XXX	XXX
Fair value	$4,915,296	$5,310,025	$5,310,025	$5,310,025

Ending Balance
BACV	XXX	XXX	XXX	$6,204,335
Nonadmitted - subset of BACV	XXX	XXX	XXX	XXX
Fair value	$4,915,296	$5,310,025	$5,075,045	$5,244,522

Securities sold under repo- secured borrowing by NAIC designation

	As of December 31, 2023
	NONE	NAIC 1	NAIC 2	NAIC 3
Bonds – BACV	$—	$1,209,153	$1,806,089	$—
Bonds – FV	—	983,586	1,597,301	—
LB & SS – BACV	—	3,189,093	—	—
LB & SS – FV	—	2,909,734	—	—
Total assets – BACV	$—	$4,398,246	$1,806,089	$—
Total assets – FV	$—	$3,893,320	$1,597,301	$—

As of December 31, 2023
	NAIC 4	NAIC 5	NAIC 6	Non-Admitted
Bonds – BACV	$—	$—	$—	$—
Bonds – FV	—	—	—	—
LB & SS – BACV	—	—	—	—
LB & SS – FV	—	—	—	—
Total assets – BACV	$—	$—	$—	$—
Total assets – FV	$—	$—	$—	$—

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Collateral received- secured borrowing

	2023
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Maximum Amount
Cash	$5,680,897	$7,372,303	$5,775,289	$6,769,827
Securities (FV)	—	—	—	—

Ending Balance
Cash	$4,765,897	$4,765,920	$4,615,920	$4,765,951
Securities (FV)	—	—	—	—
Cash and non-cash collateral received- secured borrowing by NAIC designation

	As of December 31, 2023
	NONE	NAIC 1	NAIC 2	NAIC 3
Ending balance
Cash	$4,765,951	$—	$—	$—
Total collateral assets – FV	$4,765,951	$—	$—	$—

	As of December 31, 2023
	NAIC 4	NAIC 5	NAIC 6	Does Not Qualify As Admitted
Ending balance
Cash	$—	$—	$—	$—
Total collateral assets – FV	$—	$—	$—	$—
Allocation of aggregate collateral by remaining contractual maturity

As of December 31, 2023
Fair Value
Overnight and continuous	$1,398
31 to 90 days	415,000
> 90 days	4,349,553

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Allocation of aggregate collateral reinvested by remaining contractual maturity

	As of December 31, 2023
	Amortized Cost	Fair Value
31 to 60 days	$769	$769
181 to 365 days	4,522	4,567
1 to 2 years	15,247	15,032
2 to 3 years	70,689	64,308
> 3 years	5,027,910	4,681,991
Liability to return collateral- secured borrowing

	2023
	FIRST QUARTER	SECOND QUARTER	THIRD QUARTER	FOURTH QUARTER
Maximum amount
Cash (collateral - all)	$5,680,897	$7,372,303	$5,775,289	$6,769,827
Securities collateral (FV)	—	—	—	—

Ending balance
Cash (collateral - all)	$4,765,897	$4,765,920	$4,615,920	$4,765,951
Securities collateral (FV)	—	—	—	—
In addition to the securities summarized in the maturity distribution above, the Company holds short-term investments representing the balance of the repurchase agreement liabilities. The Master Repurchase Agreements with the various counterparties do not require the Company to invest the proceeds in securities with maturities matching the maturities of the repurchase agreement liabilities. As previously stated, a majority of the Company’s repurchase agreements are for terms of greater than one year. The Company has sufficient cash flows from operations and investment maturities, pay downs and calls to meet the repurchase obligations under the outstanding agreements. In addition, the Company has the ability to sell securities to meet future repayment obligations under the agreements.
9.REINSURANCE
The Company is primarily involved in the cession and, to a lesser degree, assumption of life and annuity reinsurance with other companies. Reinsurance premiums and claims ceded and assumed for the years ended December 31 are as follows:

	2023		2022		2021
	Ceded	Assumed	Ceded	Assumed	Ceded	Assumed

Premiums written	$2,034,325	$857	$4,267,463	$874	$3,904,711	$1,666
Claims incurred	470,866	8,767	461,340	12,820	528,126	21,882
Reserve changes	800,289	(85,762)	3,366,335	(74,936)	3,480,002	(354,673)
Premiums and benefits incurred are stated net of the amounts of premiums and claims assumed and ceded. Policy benefit reserves and policy claims and benefits payable are reported net of the related reinsurance

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

receivables. These receivables are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts.
The Company is a party to a reinsurance agreement with North American. In this indemnity agreement, the Company assumes 80% of all policies issued by North American on or after January 1, 2014 of specific annuity plans. The Company recognized $762, $779 and $775 at December 31, 2023, 2022 and 2021, respectively, of premium under this agreement in the statements of operations. The Company retrocedes 100% of this business to a third party reinsurer through a modified coinsurance agreement.
The Company is a party to a modified coinsurance agreement with a third-party reinsurer. This indemnity agreement covers 80% of all policies issued by the Company on or after January 1, 2014 of specific annuity plans along with 100% of the business the Company assumes from North American in the coinsurance agreement discussed in the previous paragraph. In this agreement, the Company retains, on behalf of the reinsurer, assets equal to the statutory liabilities associated with the reinsured policies. The Company recognized $623,214 and $877,162 at December 31, 2023 and 2022, respectively, of modified coinsurance reserves under this agreement in the statements of admitted assets, liabilities, and capital and surplus.
The Company is party to a reinsurance agreement providing for the coinsurance of 30% for certain policies that were acquired from an acquisition in 2002. The reinsurer assumes 30% of the net premiums and benefits related to this block of business and reimburses the Company for various expenses related to this business through the expense allowances provided for in the agreement. Reserve credits of $244,157 and $255,315 associated with this agreement are reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities, and capital and surplus as of December 31, 2023 and 2022, respectively.
The Company is a party to two funds withheld coinsurance agreements with a third-party reinsurer. These are indemnity agreements that cover 50% of substantially all policies of specific annuity plans issued from January 1, 2002 through March 31, 2005, 60% of substantially all policies of specific annuity plans issued from April 1, 2005 through February 29, 2008 and 50% of substantially all policies of specific annuity plans issued from March 1, 2008 through November 30, 2013 of specific annuity plans. In these agreements, the Company agrees to withhold, on behalf of the assuming company, assets equal to the statutory reserve associated with these policies. A funds withheld liability of $2,156,571 and $2,542,336 is reflected as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2023 and 2022, respectively.
The Company is a party to a coinsurance agreements with a third-party reinsurer. This indemnity agreement covers 100% of all policies issued from January 1, 2008 through September 30, 2009 of specific annuity plans. Reserve credits of $77,241 and $107,993, associated with this agreement are reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities, and capital and surplus as of December 31, 2023 and 2022, respectively. In addition, reserve credits of $1,105 and $1,690 associated with this agreement are reported as a component of policy and contract claims in the statements of admitted assets, liabilities, and capital and surplus as of December 31, 2023 and 2022, respectively.
The Company is party to a coinsurance and yearly renewable term agreement with a third-party reinsurer that was effective on January 1, 2016. The Company ceded policies issued during 2016 for specific annuity plans. Premiums ceded under this agreement of $28,214, $25,719 and $20,352 are reported as a component of life insurance and annuity premiums and other considerations in the statements of operations for the year ended December 31, 2023, 2022 and 2021, respectively. Reserve credits of $159,599 and $152,896 associated with this agreement are reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2023 and 2022, respectively. A funds withheld liability of $122,541 and $96,129 is reflected as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2023 and 2022, respectively.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The Company has a coinsurance agreement with MNL Re, an affiliated limited purpose subsidiary life insurance company. The agreement has subsequently been amended to extend the term and increase the life insurance policies covered under the agreement. The Company ceded a defined block of permanent life insurance products to MNL Re. The Company recognized reserve credits of $1,140,561 and $1,299,032 under this agreement on December 31, 2023 and 2022, respectively, which are reflected as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus. The Company recognized $840,810 and $779,076 at December 31, 2023 and 2022, respectively, of funds held under coinsurance under this agreement in the statements of admitted assets, liabilities and capital and surplus. The reserve credit was supported by a contingent note guarantee (“LLC Note”) with a balance of $277,556 and $513,753 for 2023 and 2022, respectively. The LLC Note held by MNL Re, which functions in a manner similar to a standby letter of credit and which Midland National is a beneficiary, is an admitted asset under Iowa prescribed practice and the surplus generated by this prescribed practice has been retained in the carrying value of MNL Re.
On December 31, 2011, the Company entered into a coinsurance agreement with Solberg Re, an affiliated limited purpose subsidiary life insurance company. The agreement has subsequently been amended to extend the term and increase the life insurance policies covered under the agreement. The Company ceded a defined block of term life insurance to Solberg Re. The Company received experience refunds related to this agreement of $5,925, $789 and $10,241 during the years ended December 31, 2023, 2022 and 2021, respectively. The Company recognized reserve credits of $502,917 and $524,486 under this agreement on December 31, 2023 and 2022, respectively, which are reflected as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus. The Company recognized $200,043 and $201,852 at December 31, 2023 and 2022, respectively, of funds held under coinsurance under this agreement which is reported as funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. The reserve credit was supported by an LLC Note with a balance of $302,874 and $322,634 for 2023 and 2022, respectively. The LLC Note held by Solberg Re, which functions in a manner similar to a standby letter of credit and which Midland National is a beneficiary, is an admitted asset under Iowa prescribed practice and the surplus generated by this prescribed practice has been retained in the carrying value of Solberg Re.
On September 30, 2019, the Company entered into a coinsurance agreement with Canal Re, an affiliated limited purpose subsidiary life insurance company. The Company ceded a defined block of term life insurance products to Canal Re. The Company received experience refunds related to this agreement of $20,594 and $27,653 during the years ended December 31, 2023 and 2022, respectively. The Company recognized reserve credit of $435,321 and $395,144 under this agreement on December 31, 2023 and 2022, respectively, which is reflected as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus. The Company recognized $191,674 and $166,262 at December 31, 2023 and 2022, respectively, of funds held under coinsurance under this agreement which is reported as funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. The reserve credit was supported by an LLC Note with a balance of $243,647 and $228,882 for 2023 and 2022, respectively. The LLC Note held by Canal Re, which functions in a manner similar to a standby letter of credit and which Midland National is a beneficiary, is an admitted asset under Iowa prescribed practice and the surplus generated by this prescribed practice has been retained in the carrying value of Canal Re.
On December 31, 2020, the Company entered into a coinsurance agreement with a third party reinsurer. The Company has ceded a defined block of permanent life insurance products to the third party reinsurer. The Company recognized $706,449 and $629,087 at December 31, 2023 and 2022, respectively, of funds held under coinsurance under this agreement as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. A reserve credit of $966,389 and $853,955 associated with this agreement is reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2023 and 2022, respectively.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

On October 31, 2021, the Company entered into a funds withheld coinsurance agreement with SFG Bermuda, an affiliated company domiciled in Bermuda, under which the Company ceded 100% of certain fixed index annuity policies issued prior to October 1, 2021. The Company also cedes 80% of certain new fixed index annuity policies including attached riders issued on or after October 1, 2021. During 2022 the Company ceded 80% of certain multi-year guarantee fixed annuity policies with issued dates of July 1, 2022 through December 31, 2022 to SFG Bermuda. Effective October 1, 2023, for new policies issued on or after October 1, 2023, the 80% quota share is structured as a combination of funds withheld and coinsurance. The Company recognized $8,258,985 and $6,963,526 at December 31, 2023 and 2022, respectively, of funds held under coinsurance under this agreement as a component of funds held under coinsurance in the statements of admitted assets, liabilities and capital and surplus. A reserve credit of $8,265,651 and $6,952,687 associated with this agreement is reported as a component of liabilities for future policy benefits in the statements of admitted assets, liabilities and capital and surplus as of December 31, 2023 and 2022, respectively. The treaty also involved the coinsurance of interest maintenance reserve generated by the assets in the funds withheld portfolio. An interest maintenance reserve credit associated with this treaty of $332,649 and $393,146 is reported as a component of interest maintenance reserves in the statements of admitted assets, liabilities, and capital and surplus as of December 31, 2023 and 2022, respectively.
On March 6, 2019, the Insurance Commissioner of the Delaware Department of Insurance entered into a Rehabilitation and Injunction Order with Scottish Re (U.S.) Inc. (“SRUS”). On May 3, 2023, the Receiver notified the court that it has concluded that SRUS should be liquidated. The Motion for the Entry of a Liquidation and Injunction Order was filed with the court on July 14, 2023. The Order resulted in the cancellation of all reinsurance treaties as of September 30, 2023.

During 2023, due to the cancellation of the reinsurance treaty, the Company wrote off $4,145 in reserve credits, net of previous impairments for reinsurance agreements it had with SRUS. The Company has no remaining reserve credits for future claims related to reinsurance agreements with SRUS. The Company has receivables of $10,333 from SRUS for claims prior to treaty cancellation, net of impairments. Total impairments of $2,275 have been recognized on the receivables, of which $1,315 was recognized in 2023. No amounts are disputed by SRUS or its Receiver. The entire net receivable is admitted. The timing of collection is uncertain given liquidation is in progress.
The estimated amount of the aggregate reduction in surplus (for agreements other than those under which the reinsurer may unilaterally cancel for reasons other than the nonpayment of premiums or other similar credits) for nonperformance or termination of all reinsurance agreements, by either party, is $839,918 as of December 31, 2023.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

10.FUTURE POLICY BENEFITS AND POLICY PREMIUMS DUE, DEFERRED OR UNCOLLECTED
Reserves for life contracts and deposit-type contracts
The Company waives deduction of deferred fractional premiums upon death of the insured. For policies without flexible premiums the Company returns any portion of the final premium beyond the policy month of death. Reserves include the excess of the surrender value over the reserve as otherwise computed. Additional premiums plus the regular gross premium for the true age are charged for substandard lives. Mean reserves are determined by computing the regular mean reserve for the plan at the true age and holding, in addition, one-half (50%) of the extra premium charge for the year for fixed premium plans and one-half of the extra risk charge for the month for flexible premium plans.
At December 31, 2023 and 2022, the Company had $11,708,703 and $12,839,472, respectively, of insurance in force for which the gross premiums are less than the net premiums according to the standard of valuation set by the State of Iowa. At December 31, 2023 and 2022, reserves to cover the above insurance totaled $284,825 and $283,017, respectively, before reinsurance ceded.
The Company fully adopted valuation manual standard 20 (“VM-20”) as of January 1, 2020. The VM-20 reserving methodology is a principles based approach required for life insurance policies which uses prudent estimate assumptions. At December 31, 2023 and 2022, the Company held VM-20 reserves for the applicable life insurance policies in the amount of $4,770,874 and $4,884,171, respectively. These reserves were reflected in the liabilities for future policy benefits and as a decrease to unassigned surplus in the statements of admitted assets, liabilities and capital and surplus.
The Company adopted valuation manual standard 21 (“VM-21”) as of January 1, 2020. The VM-21 reserving methodology is a principles based approach required for variable annuity policies which uses prudent estimate assumptions for interest and other assumptions. The adoption of VM-21 resulted in a reduction of the applicable reserves on variable annuity policies in the amount of $12,573 and was reflected in the liabilities for future policy benefits and as an increase to unassigned surplus in the statements of admitted assets, liabilities and capital and surplus. The Company elected to record the full impact in 2020 rather than electing to grade in the change in valuation basis. At December 31, 2023 and 2022, the Company held VM-21 reserves for the applicable life insurance policies in the amount of $2,508,375 and $2,362,433, respectively. These reserves were reflected in the liabilities for future policy benefits and as a decrease to unassigned surplus in the statements of admitted assets, liabilities and capital and surplus.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Analysis of annuity actuarial reserves and deposit liabilities by withdrawal characteristics
A portion of the Company’s liabilities for future policy benefits relate to liabilities established on a variety of products that are not subject to significant mortality and morbidity risk; however, there may be certain restrictions placed upon the amount of funds that can be withdrawn without penalty. The amount of reserves on these products, by withdrawal characteristics and the related percentage of the total, are summarized as follows at December 31:
Individual Annuities

	2023
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	Percent
Subject to discretionary withdrawal
With market value adjustment	$25,183,274	$—	$—	$25,183,274	70%
At book value less current surrender charge of 5% or more	58,776	—	—	58,776	0%
At fair value - separate account non- guaranteed	—	—	2,227,994	2,227,994	6%
Total with market value adjustment	25,242,050	—	2,227,994	27,470,044	76%

At book value without adjustment (minimal or no charge or adjustment)	8,344,795	—	—	8,344,795	23%

Not subject to discretionary withdrawal	264,454	93,956	—	358,410	1%
Total	33,851,299	93,956	2,227,994	36,173,249	100%
Reinsurance ceded	9,344,979	—	—	9,344,979
Total (gross - ceded)	$24,506,320	$93,956	$2,227,994	$26,828,270

Amount included in book value less surrender charges above that will move to book value without adjustment for the first time within the year after the statement date:	$18,814

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	2022
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	Percent
Subject to discretionary withdrawal
With market value adjustment	$25,469,004	$—	$—	$25,469,004	71%
At book value less current surrender charge of 5% or more	86,203	—	—	86,203	0%
At fair value - separate account non- guaranteed	—	—	2,060,022	2,060,022	6%
Total with market value adjustment	25,555,207	—	2,060,022	27,615,229	77%

At book value without adjustment (minimal or no charge or adjustment)	8,161,713	—	—	8,161,713	22%

Not subject to discretionary withdrawal	274,838	10,764	—	285,602	1%
Total	33,991,758	10,764	2,060,022	36,062,544	100%
Reinsurance ceded	8,247,561	—	—	8,247,561
Total (gross - ceded)	$25,744,197	$10,764	$2,060,022	$27,814,983

Amount included in book value less surrender charges above that will move to book value without adjustment for the first time within the year after the statement date:	$31,280
Group Annuities

	2023
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	Percent
Subject to discretionary withdrawal
With market value adjustment	$1,394,471	$—	$—	$1,394,471	26%
At book value less current surrender charge of 5% or more	2,858	—	—	2,858	0%
At fair value - separate account non- guaranteed	—	—	—	—	—%
Total with market value adjustment	1,397,329	—	—	1,397,329	26%

At book value without adjustment (minimal or no charge or adjustment)	2,688,618	—	—	2,688,618	51%

Not subject to discretionary withdrawal	1,095,114	131,423	—	1,226,537	23%
Total (gross: direct + assumed)	5,181,061	131,423	—	5,312,484	100%
Reinsurance ceded	1,327,592	—	—	1,327,592
Total (gross - ceded)	$3,853,469	$131,423	$—	$3,984,892

Amount included in book value less surrender charges above that will move to book value without adjustment for the first time within the year after the statement date:	$—

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	2022
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	Percent
Subject to discretionary withdrawal
With market value adjustment	$1,688,307	$—	$—	$1,688,307	31%
At book value less current surrender charge of 5% or more	4,681	—	—	4,681	0%
At fair value - separate account non- guaranteed	—	—	—	—	—%
Total with market value adjustment	1,692,988	—	—	1,692,988	31%

At book value without adjustment (minimal or no charge or adjustment)	3,053,456	—	—	3,053,456	56%

Not subject to discretionary withdrawal	656,666	88,355	—	745,021	13%
Total (gross: direct + assumed)	5,403,110	88,355	—	5,491,465	100%
Reinsurance ceded	1,535,335	—	—	1,535,335
Total (gross - ceded)	$3,867,775	$88,355	$—	$3,956,130

Amount included in book value less surrender charges above that will move to book value without adjustment for the first time within the year after the statement date:	$—
Deposit-type Contracts

	2023
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	Percent
Subject to discretionary withdrawal
With market value adjustment	$1,923	$—	$—	$1,923	0%
At book value less current surrender charge of 5% or more	—	—	—	—	—%
At fair value - separate account non- guaranteed	—	—	—	—	—%
Total with market value adjustment	1,923	—	—	1,923	—%

At book value without adjustment (minimal or no charge or adjustment)	210,097	—	—	210,097	47%

Not subject to discretionary withdrawal	231,778	8	—	231,786	53%
Total (gross: direct + assumed	443,798	8	—	443,806	100%
Reinsurance ceded	616	—	—	616
Total (gross - ceded)	$443,182	$8	$—	$443,190

Amount included in book value less surrender charges above that will move to book value without adjustment for the first time within the year after the statement date:	$—

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	2022
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	Percent
Subject to discretionary withdrawal
With market value adjustment	$2,835	$—	$—	$2,835	1%
At book value less current surrender charge of 5% or more	—	—	—	—	—%
At fair value - separate account non- guaranteed	—	—	—	—	—%
Total with market value adjustment	2,835	—	—	2,835	1%

At book value without adjustment (minimal or no charge or adjustment)	230,143	—	—	230,143	48%

Not subject to discretionary withdrawal	247,214	9	—	247,223	51%
Total (gross: direct + assumed	480,192	9	—	480,201	100%
Reinsurance ceded	642	—	—	642
Total (gross - ceded)	$479,550	$9	$—	$479,559

Amount included in book value less surrender charges above that will move to book value without adjustment for the first time within the year after the statement date:	$—

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Analysis of life actuarial reserves by withdrawal characteristics

	2023
	General Account
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$9,393,963	$9,364,331	$9,315,275
Universal life with secondary guarantees	435,643	347,932	2,172,614
Indexed universal life	4,667,561	4,189,721	4,207,153
Indexed universal life with secondary guarantees	655,277	486,515	1,021,642
Other permanent cash value life insurance	195,531	195,531	319,661
Variable universal life	91,044	90,282	94,285

Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	—	—	1,412,031
Accidental death benefits	—	—	638
Disability - active lives	—	—	6,998
Disability - disabled lives	—	—	41,105
Miscellaneous reserves	—	—	290,550
Total	15,439,019	14,674,312	18,881,952
Reinsurance ceded	659,441	524,627	3,491,214
Total net of reinsurance ceded	$14,779,578	$14,149,685	$15,390,738

	2023
	Separate Account with Guarantees
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$3,124,939	$3,124,939	$3,124,190
Universal life with secondary guarantees	—	—	—
Indexed universal life	—	—	—
Indexed universal life with secondary guarantees	—	—	—
Other permanent cash value life insurance	—	—	—
Variable universal life	—	—	—

Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	—	—	—
Accidental death benefits	—	—	—
Disability - active lives	—	—	—
Disability - disabled lives	—	—	—
Miscellaneous reserves	—	—	—
Total	3,124,939	3,124,939	3,124,190
Reinsurance ceded	—	—	—
Total net of reinsurance ceded	$3,124,939	$3,124,939	$3,124,190

	2023
	Separate Account Non-guaranteed
	Account Value	Cash Value	Reserve

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$—	$—	$—
Universal life with secondary guarantees	—	—	—
Indexed universal life	—	—	—
Indexed universal life with secondary guarantees	—	—	—
Other permanent cash value life insurance	—	—	—
Variable universal life	687,111	678,769	681,133

Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	—	—	—
Accidental death benefits	—	—	—
Disability - active lives	—	—	—
Disability - disabled lives	—	—	—
Miscellaneous reserves	—	—	—
Total	687,111	678,769	681,133
Reinsurance ceded	—	—	—
Total net of reinsurance ceded	$687,111	$678,769	$681,133

	2022
	General Account
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$9,875,415	$9,840,206	$9,736,529
Universal life with secondary guarantees	506,231	389,178	2,339,631
Indexed universal life	4,559,359	4,088,431	4,108,425
Indexed universal life with secondary guarantees	598,568	438,893	961,555
Other permanent cash value life insurance	190,130	190,130	305,570
Variable universal life	89,761	88,881	93,167

Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	—	—	1,401,267
Accidental death benefits	—	—	675
Disability - active lives	—	—	7,369
Disability - disabled lives	—	—	39,504
Miscellaneous reserves	—	—	282,329
Total	15,819,464	15,035,719	19,276,021
Reinsurance ceded	652,819	509,803	3,567,007
Total net of reinsurance ceded	$15,166,645	$14,525,916	$15,709,014

	2022
	Separate Account with Guarantees
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$2,990,787	$2,990,787	$2,990,132

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Universal life with secondary guarantees	—	—	—
Indexed universal life	—	—	—
Indexed universal life with secondary guarantees	—	—	—
Other permanent cash value life insurance	—	—	—
Variable universal life	—	—	—

Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	—	—	—
Accidental death benefits	—	—	—
Disability - active lives	—	—	—
Disability - disabled lives	—	—	—
Miscellaneous reserves	—	—	—
Total	2,990,787	2,990,787	2,990,132
Reinsurance ceded	—	—	—
Total net of reinsurance ceded	$2,990,787	$2,990,787	$2,990,132

2022
Separate Account Non-guaranteed
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$—	$—	$—
Universal life with secondary guarantees	—	—	—
Indexed universal life	—	—	—
Indexed universal life with secondary guarantees	—	—	—
Other permanent cash value life insurance	—	—	—
Variable universal life	598,793	588,639	591,828

Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	—	—	—
Accidental death benefits	—	—	—
Disability - active lives	—	—	—
Disability - disabled lives	—	—	—
Miscellaneous reserves	—	—	—
Total	598,793	588,639	591,828
Reinsurance ceded	—	—	—
Total net of reinsurance ceded	$598,793	$588,639	$591,828

Policy premium due, deferred and uncollected
Gross premiums are amounts charged to the policyholder and recognized as income when due from policyholders under the terms of the insurance contract. Net premiums are the amount calculated on the basis of the interest and mortality table used to calculate the policy reserves. The difference between gross premium and net premium is referred to as loading and generally includes allowances for acquisition costs and other expenses, but also includes the differences in mortality and interest assumptions utilized for statutory reserving purposes.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

Due, deferred and uncollected life insurance premiums (net of reinsurance ceded) are summarized as follows at December 31:

	2023		2022
	Gross	Net of Loading	Gross	Net of Loading
Ordinary - new business	$8,416	$540	$8,324	$519
Ordinary - renewal	83,555	171,360	85,613	169,367
	$91,971	$171,900	$93,937	$169,886
11.SEPARATE ACCOUNTS
The Company has separate accounts for its variable life and annuity business, a portion of its pension risk transfer business, registered index-linked annuity business, and a portion of its bank owned life insurance business. Information regarding the separate accounts of the Company is as follows:

	2023	2022
Reserves at December 31 for accounts with assets at:
Market value	$2,909,126	$2,651,850
Amortized cost	3,349,569	3,089,250
Total reserves	$6,258,695	$5,741,100
By withdrawal characteristics:
At book value without MV adjustment and with current
surrender charges less than 5%	$6,033,316	$5,641,981
Not subject to discretionary withdrawal	225,379	99,119
Total reserves	$6,258,695	$5,741,100
Following is a summary reconciliation of amounts reported as transfers to and from separate accounts in the summary of operations of the Company’s NAIC separate account annual statements with the amounts reported as net transfers to separate accounts in the accompanying statements of operations for the years ended December 31:

	2023	2022	2021
Reconciliations of net transfers to (from) separate accounts
Transfers of premiums to separate accounts	$456,725	$453,431	$651,572
Transfers from separate accounts	(444,453)	(353,931)	(394,848)
Net transfers to (from) the separate accounts as reported in the statements of operations	$12,272	$99,500	$256,724

The Company has variable annuities with guaranteed benefits including guaranteed death benefits and guaranteed living benefits. The total maximum guarantee provided to the separate account associated with guaranteed death benefits of $31,842, $125,286, $47,870, $48,759 and $48,744 as of December 31, 2023, 2022, 2021, 2020 and 2019, respectively. The risk charges remitted to the general account associated with these guarantees was $756, $800, $868, $747 and $512 for 2023, 2022, 2021, 2020 and 2019, respectively.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

12.CAPITAL AND SURPLUS AND DIVIDEND RESTRICTIONS
The Company has 2,549 common stock shares authorized, issued and outstanding. The Company has no preferred stock outstanding. Without prior approval of its domiciliary commissioner, dividends to shareholders is limited by the laws of the Company’s state of incorporation, Iowa, to $603,313 in 2024 an amount that is based on restrictions relating to the 2023 net gain from operations and statutory surplus. Within these limitations, there are no restrictions placed on the portion of Company profits that may be paid as ordinary dividends to its stockholder. The unassigned surplus of $2,791,105 is unrestricted and held for the benefit of the Company’s stockholder.
During 2023, the Company paid ordinary cash dividends in the amounts of $100,000 on April 5, $36,000 on September 30, and $184,000 on December 31 to its stockholder, SFG.
On October 25, 2013, the Company issued a surplus note to its parent, SFG, for $142,000. This note is reported as a component of capital and surplus in the statement of admitted assets, liabilities and capital and surplus. The surplus note bears annual interest at 7.5% payable in semi-annual installments. The maturity date of the note is October 31, 2043. Payment of principal and interest on this note is subject to approval by the Iowa Insurance Division. The Company incurred interest expense of $10,650 in 2023, 2022 and 2021. The Company has recognized life-to-date interest of $110,150.
On December 30, 2014, the Company issued a surplus note to its parent, SFG, for $200,000. This note is reported as a component of capital and surplus in the statement of admitted assets, liabilities and capital and surplus. The surplus note bears annual interest at 7.0% payable in semi-annual installments. The maturity date of the note is December 30, 2044. Payment of principal and interest on this note is subject to approval by the Iowa Insurance Division. The Company incurred interest expense of $14,000 in 2023, 2022 and 2021. The Company has recognized life-to-date interest of $126,000.
On June 30, 2017, the Company issued a surplus note to its parent, SFG, for $295,000. This note is reported as a component of capital and surplus in the statement of admitted assets, liabilities and capital and surplus. The surplus note bears annual interest at 6.0% payable in semi-annual installments. The maturity date of the note is June 30, 2047. Payment of principal and interest on this note is subject to approval by the Iowa Insurance Division. The Company incurred interest expense of $17,700 in 2023, 2022, and 2021. The Company has recognized life-to-date interest of $112,747.
On December 30, 2017, the Company issued a surplus note to its parent, SFG, for $200,000. This note is reported as a component of capital and surplus in the statement of admitted assets, liabilities and capital and surplus. The surplus note bears an annual interest rate at 6.0% payable in semi-annual installments. The maturity date of the note is December 30, 2047. Payment of principal and interest on this note is subject to approval by the Iowa Insurance Division. The Company incurred interest expense of $12,000 in 2023, 2022, and 2021. The Company has recognized life-to-date interest of $72,000.
On December 30, 2020, the Company issued a surplus note to its parent, SFG, for $200,000. This note is reported as a component of capital and surplus in the statement of admitted assets, liabilities and capital and surplus. The surplus note bears an annual interest rate at 6.5% payable in semi-annual installments. The maturity date of the note is December 30, 2050. Payment of principal and interest on this note is subject to approval by the Iowa Insurance Division. The Company incurred interest expense of $13,000 in 2023 and 2022, respectively, and 10,863 in 2021. The Company has recognized life-to-date interest of $36,863.
On May 4, 2022, the Company issued a surplus note to its parent, SFG, for $200,000. This note is reported as a component of capital and surplus in the statement of admitted assets, liabilities and capital and surplus. The surplus note bears an annual interest rate at 6.1% payable in semi-annual installments. The maturity date of the note is March 31, 2052. Payment of principal and interest on this note is subject to approval by the Iowa Insurance Division. The Company incurred interest expense of $12,200 and $4,980 in 2023 and 2022, respectively. The Company has recognized life-to-date interest of $17,180.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

13.INCOME TAXES
The components of the net deferred tax asset recognized by the Company at December 31 are as follows:

	2023			2022			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
Gross deferred tax asset	$633,770	$51,622	$685,392	$609,794	$154,122	$763,916	$23,976	$(102,500)	$(78,524)
Statutory valuation allowance	—	—	—	—	—	—	—	—	—
Adjusted gross deferred tax assets	633,770	51,622	685,392	609,794	154,122	763,916	23,976	(102,500)	(78,524)
Deferred tax assets nonadmitted	216,747	—	216,747	242,738	—	242,738	(25,991)	—	(25,991)
Subtotal net admitted deferred tax asset	417,023	51,622	468,645	367,056	154,122	521,178	49,967	(102,500)	(52,533)
Deferred tax liabilities	109,852	—	109,852	112,140	21,346	133,486	(2,288)	(21,346)	(23,634)
Net admitted deferred tax assets	$307,171	$51,622	$358,793	$254,916	$132,776	$387,692	$52,255	$(81,154)	$(28,899)

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	2023			2022			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
Admission Calculation
Components SSAP No. 101:
(a) Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$51,622	$51,622	$—	$154,122	$154,122	$—	$(102,500)	$(102,500)
(b) Adjusted gross deferred tax assets expected to be realized after application of the threshold limitation	307,171	—	$307,171	254,916	—	$254,916	52,255	—	$52,255
Adjusted gross deferred be realized following the balance sheet date	307,171	—	$307,171	254,916	—	254,916	52,255	—	52,255
Adjusted gross deferred tax assets allowed per limitation threshold	XXX	XXX	680,367	XXX	XXX	700,918	XXX	XXX	(20,551)
(c) Adjusted gross deferred tax assets offset by gross deferred tax liabilities	109,852	—	$109,852	112,140	—	112,140	(2,288)	—	$(2,288)
Deferred tax assets admitted as the result of application of SSAP No. 101 (a)+(b)+(c)	$417,023	$51,622	$468,645	$367,056	$154,122	$521,178	$49,967	$(102,500)	$(52,533)

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	2023	2022
Ratio percentage used to determine recovery period and threshold limitation amount	785%	753%
Amount of adjusted capital and surplus used to determine recovery period and threshold limitation	$4,535,779	$4,671,065
The impact of tax planning strategies at December 31 is as follows:

	2023		2022		Change
	(1)	(2)	(3)	(4)	(5)	(6)
	Ordinary	Capital	Ordinary	Capital	(Col 1-3) Ordinary	(Col 2-4) Capital
Impact of tax-planning strategies
(a)Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage
1. Adjusted gross DTAs amount from note 9A1(c)	$633,770	$51,622	$609,794	$154,122	$23,976	$(102,500)
2. Percentage of adjusted gross DTAs by tax character attributable to the impact of tax planning strategies	2.0%	7.5%	1.1%	17.4%	0.9%	(9.9)%
3. Net admitted adjusted gross DTAs amount from note 9A1(e)	$417,023	$51,622	$367,056	$154,122	$49,967	$(102,500)
4. Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax planning strategies	3.9%	14.4%	2.2%	34.2%	1.7%	(19.8)%
The Company’s tax-planning strategies do not include the use of reinsurance.
There are no deferred tax liabilities that have not been recognized.
Current income taxes incurred consist of the following major components at December 31:

	2023	2022	2021
Current income tax:
Federal income tax on operations	$184,622	$158,428	$137,652
Federal income tax on net capital gains	(122,649)	(30,414)	180,995
Other	(154,806)	(27,504)	(14,838)
Federal and foreign income taxes incurred	$(92,833)	$100,510	$303,809

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The components of deferred tax assets and deferred tax liabilities are as follows:

	2023	2022	Change
Deferred tax assets:
Ordinary
Policyholder reserves	$279,718	$279,341	$377
Investments	12,785	1,145	11,640
Deferred acquisition costs	270,517	267,781	2,736
Fixed assets	12,428	7,196	5,232
Compensation and benefits accrual	2,911	2,738	173
Pension accrual	31,565	31,114	451
Receivables - nonadmitted	138	1,596	(1,458)
Other (including items <5% of total ordinary tax assets)	23,708	18,883	4,825
Subtotal	633,770	609,794	23,976

Nonadmitted	216,747	242,738	(25,991)

Admitted ordinary deferred tax assets	417,023	367,056	49,967

Capital
Investments	51,622	154,122	(102,500)
Admitted capital deferred tax assets	51,622	154,122	(102,500)
Admitted deferred tax assets	$468,645	$521,178	$(52,533)

Deferred Tax Liabilities:
Ordinary
Investments	$37,395	$29,240	$8,155
Fixed assets	4,604	7,721	(3,117)
Deferred and uncollected premium	36,099	35,676	423
Policyholder reserves	25,206	38,298	(13,092)
Other (including items <5% of total ordinary tax liabilities)	6,548	1,205	5,343
Subtotal	109,852	112,140	(2,288)
Capital
Investments	—	21,346	(21,346)
Deferred tax liabilities	109,852	133,486	(23,634)
Net deferred tax assets	$358,793	$387,692	$(28,899)

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The provision for income taxes incurred is different from that which would be obtained by applying the statutory Federal income tax rate to income before income taxes. The significant items causing this difference for the year ended December 31, 2023, are as follows:

	Tax Effect	Effective Tax Rate
Provision computed at statutory rate	$25,046	21.0%
IMR amortization	439	0.4%
Tax exempt income	(40,278)	(34.4)%
Tax credits	(38,842)	(33.2)%
Change in nonadmitted assets	(8,637)	(7.4)%
Other	(19,458)	(16.6)%
Total statutory income taxes	$(81,730)	(70.2)%

Federal income taxes incurred	$(92,833)	(79.7)%
Change in net deferred income taxes	11,103	9.5%
Total statutory income taxes	$(81,730)	(70.2)%
At December 31, 2023, the Company had no operating loss or tax credit carryforwards available and has not made any deposits under Section 6603 of the Internal Revenue Code. The income taxes incurred in the current and prior years that will be available for recoupment in the event of a future capital loss are $0 in 2023, $0 in 2022 and $75,754 in 2021.
On August 16, 2022, the U.S. enacted the Inflation Reduction Act of 2022 (the Act). The Act contained various tax-related provisions, including the establishment of a new 15 percent corporate alternative minimum tax (CAMT) on adjusted financial statement income for certain large corporations effective for tax years beginning on or after January 1, 2023. Uncertainty remains regarding the continued implementation of and potential adjustments to the Act. The Company expects to be an applicable corporation subject to the new CAMT to 2023. However, the Company does not expect the CAMT will have a material impact on either its effective tax rate or cash tax liabilities.
The Company is under IRS examination for the years 2014-2022. Years prior to 2014 are closed. At this time, there have been no proposed adjustments and the Company does not anticipate any adjustments that will have a material effect on the financial statements.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

14.EMPLOYEE BENEFIT PLANS
The Company provides certain postretirement health care and life insurance benefits for eligible active employees through health and welfare benefit plans. Substantially all employees working for the Company are eligible for those benefits at retirement. The type and amount of benefit varies based on the plan in effect for a particular employee group.
As of December 31, 2023, the Company anticipates contributing the following amounts to its health care plan:

2024	$944
2025	—
2026	—
2027	—
2028	—
Thereafter	—
The following table summarizes the assets, benefit obligations and other information related to these plans as of December 31, 2023 and 2022:

	Underfunded
Change in Postretirement Benefits	2023	2022	2021
Benefit obligation at beginning of year	$25,915	$32,841	$35,149
Service cost	1,048	1,674	1,600
Interest cost	1,174	948	814
Contribution by plan participants	376	447	509
Actuarial gain (loss)	(651)	(8,795)	(4,199)
Benefits paid	(1,478)	(1,200)	(1,032)
Plan amendments	(25,361)	—	—
Benefit obligation at end of year	$1,023	$25,915	$32,841

	Postretirement Benefits
Change in plan assets	2023	2022
Fair value of plan assets at beginning of year	$—	$—
Actual return on plan assets	—	—
Foreign currency exchange rate changes	—	—
Reporting entity contribution	1,102	753
Aplan participants' contributions	376	447
Benefits paid	(1,478)	(1,200)
Business combinations, divestitures and settlements	—	—
Fair value of plan assets at end of year	$—	$—

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

	Postretirement Benefits
Components of net periodic benefit costs	2023	2022	2021
Service cost	$1,048	$1,674	$1,600
Interest cost	1,174	948	814
Gains and losses	(493)	207	367
Prior service cost or credits	(96)	(96)	(96)
Total net periodic benefit cost	$1,633	$2,733	$2,685

Amounts in unassigned funds (surplus) recognized	Postretirement Benefits
as components of net periodic benefit cost	2023	2022	2021
Net prior service cost or credit arising during the period	$(25,361)	$—	$—
Net prior service cost or credit recognized	96	96	96
Net gain and loss arising during the period	(651)	(8,795)	(4,199)
Net gain and loss recognized	493	(207)	(367)
Items not yet recognized as a component of net periodic cost - current year	$(25,423)	$(8,906)	$(4,470)

Amounts in unassigned funds (surplus) that have not
yet been recognized as components of net periodic	Postretirement Benefits
benefit cost	2023	2022
Net prior service cost or credit	$(96)	$—
Net recognized gains and losses	(5,522)	(298)

Weighted-average assumptions used to determine	Postretirement Benefits
net periodic benefit cost as of December 31	2023	2022
Weighted-average discount rate	5.00%	2.75%
Expected long-term rate of return on plan assets	n/a	n/a
Rate of compensation increase	n/a	n/a

Weighted-average assumptions used to determine	Postretirement Benefits
projected benefit obligation as of December 31	2023	2022
Weighted average discount rate	5.56%	5.00%
Rate of compensation increase	n/a	n/a
The Company participates in an Employee Stock Ownership Plan (“ESOP”) sponsored by SEI covering eligible employees of SFG. SFG pays and recognizes as an expense the current year allocation to its employees pursuant to the terms of a service agreement with SEI. SEI is responsible for funding employee distributions from the SEI ESOP to participants as they occur.
Compensation expense is recognized as shares to participants are committed to be released.
The expense for 2023, 2022 and 2021 was $43,268, $27,486 and $33,375, respectively.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

15.OTHER RELATED PARTY TRANSACTIONS
The Company pays fees to SEI under management contracts that cover certain investment, accounting, employee benefit and management services. The Company was charged $61,772, $45,222 and $36,321 in 2023, 2022 and 2021 , respectively, related to these contracts.
In 2013, the Company issued guaranteed investment contracts (“GICs”) to SEI for $102,000. In 2016, the Company issued additional GICs of $100,000. During 2020, the contracts were surrendered. In 2021, Midland National reissued GICs to SEI for $200,000 that had been surrendered in 2020. In 2022, $101,000 of the contracts were surrendered. The remaining contracts have an account value of $86,115 and $100,687 at December 31, 2023 and 2022, respectively, and are included in liabilities for deposit type funds in the statements of admitted assets, liabilities and capital and surplus. Interest incurred on these contracts was $3,612, $1,689 and $1,386 in 2023, 2022 and 2021, respectively.
The Company pays investment management fees to an affiliate, Guggenheim Partners Investment Management Inc. (“GPIM”). SEI holds an indirect interest in Guggenheim. During 2023, 2022 and 2021, the Company incurred fees of $38,669, $39,252 and $53,321, respectively, for these investment management services.
The Company pays investment fees to SFGAM, an affiliate registered investment advisor. During 2023 and 2022, the Company incurred $20,597 and $5,141, respectively, for these investment management services. The fee is calculated based on the average fair value of invested assets under management multiplied by a contractual rate.
Guggenheim Commercial Real Estate Finance, LLC, (an indirect subsidiary of Guggenheim) provides commercial mortgage loan origination and servicing services for the Company. The Company incurred expense of $7,219, $8,528 and $7,651 in 2023, 2022 and 2021, respectively, for these commercial mortgage services. The fee is calculated monthly based on the outstanding principal balance of the commercial mortgage loans and real estate owned multiplied by a contractual rate.
In December 2020, the Company originated a commercial mortgage loan for Pathfinder Ranches, LLC, which is an indirect subsidiary of SEI in the amount of $25,000. The loan had a rate of 4.35% and was set to mature in 2027. In 2022, Pathfinder Ranches, LLC prepaid the entire remaining principal of the loan. A prepayment fee of $4,718 was collected at the time of the payoff. Interest earned on this loan was $0, $1,147, and $1,088 in 2023, 2022, and 2021, respectively.
On April 26, 2023 and June 28, 2023, the Company established New Roots M Trust and Stone Roots M Trust (collectively, the “Trusts”), respectively, for the purpose of purchasing and managing residential mortgage loans. These entities are considered subsidiary controlled affiliation investments (“SCA”) per

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

SSAP No. 97 8b(iii). The following table summarizes the balance sheet value and the NAIC filing response information as of December 31, 2023:

	As of December 31, 2023
	% of SCA Ownership	Gross Amt	Admitted Amt
Balance Sheet Value
SSAP No. 97 8b(iii) Entities
New Roots M Trust	100.0%	$418,403	$418,403
Stone Roots M Trust	100.0%	240,039	240,039
Total		$658,442	$658,442

	Type of Filing[1]	Date of Filing	NAIC Response Received	Resubmission Required	Code[2]
NAIC Filing Response
SSAP No. 97 8b(iii) Entities
New Roots M Trust	S1	6/21/2023	YES	NO	I
Stone Roots M Trust	S1	8/10/2023	YES	NO	I

1 S1 - Sub-1
2 I - Immaterial
No portion of the carrying values of the Trusts was nonadmitted. As the Trusts were established in the current year, there has been no Sub 2 filing with the NAIC containing their valuations.
At December 31, 2023, the Company holds an investment security issued by GPIM. The security is reported in bonds in the statements of admitted assets, liabilities, and capital and surplus at December 31, 2023 (8.60% interest, $50,948 par, $50,948 reported value, due 2029). At December 31, 2022, the security was reported in bonds in the statements of admitted assets, liabilities, and capital and surplus (6.82% interest, $51,406 par, $51,383 reported value, due 2023).
The Company holds $277,657 and $313,388 of investments in debt securities issued by affiliates which are reported in bonds in the statements of admitted assets, liabilities, and capital and surplus at December 31, 2023 and December 31, 2022, respectively. The Company also holds $1,804,865 and $1,316,224 of limited partnership interests in affiliates which are reported in other invested assets in the statement of admitted assets, liabilities, and capital and surplus at December 31, 2023 and 2022, respectively.
The Company provided certain investment, accounting, policy administration and management services to North American. The Company received reimbursements of $181,206, $156,558 and $147,536 in 2023, 2022 and 2021, respectively, for the costs incurred to render such services.
The Company provides certain insurance and noninsurance services to MNL Re. The Company received reimbursements of $100 in each of 2023, 2022 and 2021 for the costs incurred to render such services.
The Company provides certain insurance and noninsurance services to Solberg Re. The Company received reimbursements of $100 in each of 2023, 2022 and 2021 for the costs incurred to render such services.
The Company provides certain insurance and noninsurance services to Canal Re. The Company received reimbursements of $100 in each of 2023, 2022, and 2021, respectively, for the costs incurred to render such services.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

The Company provided certain investment, accounting, payroll administration and management services to SIG for which it was reimbursed $8,399, $6,019 and $6,305 in 2023, 2022 and 2021, respectively, for costs incurred to render such services.
The Company provided certain investment, accounting, payroll administration and management services to SFN for which it was reimbursed $22,075, $22,781 and $24,945 in 2023, 2022 and 2021, respectively, for costs incurred to render such services.
The Company provides certain accounting, payroll administration and management services to Beacon. The Company received reimbursements of $1,353, $747, and $270 in 2023, 2022 and 2021, respectively, for the costs incurred to render such services.
The Company provides certain accounting, payroll administration and management services to SFGAM. The Company received reimbursements of $979, $454, and $0 in 2023, 2022 and 2021, respectively, for the costs incurred to render such services.
The Company provides certain insurance and noninsurance services to SFG Bermuda. The Company received reimbursements of $2,343, $1,500, and $500 in 2023, 2022 and 2021, respectively, for the costs incurred to render such services.
The Company issued surplus notes payable to SFG. The borrowings were $1,237,000 as of December 31, 2023 and 2022. The Company paid interest to SFG in the amount of $79,550, $72,330, and $65,213 in 2023, 2022 and 2021, respectively. See Note 12 for further discussion of these surplus notes.
The Company is party to coinsurance agreements with North American, MNL Re, Solberg Re, Canal Re, and SFG Bermuda. See Note 9 for further discussion of these transactions.
16.COMMITMENTS AND CONTINGENCIES
Limited partnership and reverse mortgage commitments
At December 31, 2023 and 2022, the Company had outstanding capital commitments to limited partnerships of $1,146,262 and $1,509,768, respectively. At December 31, 2023 and 2022, the Company had outstanding capital commitments on reverse mortgages of $6,991 and $5,463, respectively.
Lease commitments
The Company leases certain equipment and office space. Rental expense on operating leases of $1,224, $1,773 and $1,871 were incurred in 2023, 2022 and 2021, respectively. The approximate future minimum lease payments under these non-cancelable leases at December 31, 2023 are as follows:

2024	$512
2025	446
2026	313
2027	331
2028	331
Thereafter	1,687
Other contingencies
Under insurance guaranty fund laws, in most states insurance companies doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. The Company

MIDLAND NATIONAL LIFE INSURANCE COMPANY
(a wholly owned subsidiary of Sammons Financial Group, Inc.)
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
AS OF DECEMBER 31, 2023, 2022 and 2021
(Dollars in Thousands)

does not believe such assessments will be materially different from amounts already provided for in the financial statements. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer’s own financial strength.
The Company has, in the normal course of business, claims and lawsuits filed against it. In some cases the damages sought are substantially in excess of contractual policy benefits. The Company believes these claims and lawsuits, either individually or in the aggregate, will not materially affect the Company’s financial position or results of operations.
17.SUBSEQUENT EVENTS
The Company evaluated subsequent events through April 15, 2024, the date the financial statements were available to be issued.
On March 28, 2024 SFG made a capital contribution of $100 million to the Company. In addition, SFG issued a loan to the Company for $125 million.
There were no other subsequent event transactions that required disclosure in the financial statements.

 OTHER INFORMATION
THE REGISTERED SEPARATE ACCOUNT
Registered Separate Account. The Midland National Life Separate Account C invests your premiums that are allocated to, and Contract Value that is transferred to, the Subaccounts. The Registered Separate Account was established under the insurance laws of the State of South Dakota in March 1991 and is now governed by Iowa law. It is registered with the Securities and Exchange Commission (SEC) under the Investment Company Act of 1940.
We are the legal owner of all assets held in the Registered Separate Account and use the assets to support your Contract and other variable annuity Contracts. We may permit charges owed to us to stay in the Registered Separate Account. Thus, we may also participate proportionately in the Registered Separate Account. These accumulated amounts belong to us and we may transfer them from the Registered Separate Account to our General Account. The assets in the Registered Separate Account equal to the reserves and other liabilities of the Registered Separate Account may not be charged with liabilities arising out of our other business. The obligations under the Contracts are our obligations. The income, gains and losses (realized and unrealized) of the Registered Separate Account are credited to or charged against the Registered Separate Account without regard to our other income, gains, or losses. Under certain unlikely circumstances, one Subaccount of the Registered Separate Account may be liable for claims relating to the operations of another Subaccount.
Our Right to Change How We Operate the Registered Separate Account.
We have the right to modify how we operate the Registered Separate Account. In making any changes, we may not seek approval of Owners (unless approval is required by law). We have the right to:
•    add Investment Options to, or remove Investment Options from our Registered Separate Account;
•    combine two or more Subaccounts;
•    withdraw assets relating to our variable annuities from one Subaccount and put them into another. However, if required, we would first seek approval from the Securities and Exchange Commission;
•    eliminate an Investment Portfolio’s shares and substitute shares of another Investment Portfolio or another open-end, registered investment company. This may happen if the Investment Portfolio’s shares are no longer available for investment or, if in our judgment, further investment in the Investment Portfolio is inappropriate in view of the Registered Separate Account’s purposes. However, if required, we would first seek approval from the Securities and Exchange Commission and the insurance regulator where the Contract is delivered;
•    end the registration of our Registered Separate Account under the Investment Company Act of 1940;
•    operate our Registered Separate Account under the direction of a committee or discharge such a committee at any time (the committee may be composed entirely of “interested persons” of Midland under the Investment Company Act of 1940); and
•    operate our Registered Separate Account or one or more of the Subaccounts in any other form the law allows, including a form that allows us to make direct investments. In addition, we may disapprove any change in investment advisors or investment policies unless a law or regulation provides differently.
If any changes are made that result in a material change to any Subaccount, then you will be notified. We may, for example, cause the Subaccount to invest in another mutual fund other than or in addition to the current Investment Portfolios.
If you are enrolled in a dollar cost averaging, automatic rebalancing or a comparable program when an underlying Investment Portfolio merger, substitution or liquidation takes place, unless otherwise noted in a communication from us, your Accumulation Value invested in such Subaccounts will be transferred automatically to the designated surviving Subaccount, in the case of mergers; the replacement Subaccount, in the case of substitutions; and in the Default Account in the case of liquidations. Your DCA or automatic rebalancing enrollment instructions will be automatically updated to reflect the surviving Subaccount, the replacement Subaccount or the Default Account, as the case may be, for any continued and future transfers or premium payments.
If you want to transfer the amount in a Subaccount that is changed as a result of a fund merger, substitution or liquidation, you may do so, without charge, by writing to our Customer Service Center.
THE NON-REGISTERED SEPARATE ACCOUNT
To support our obligations under the Cycle Investments we have established under the Iowa Insurance Law, and hold assets in, the “non-unitized” separate account. The income, gains and losses, realized or unrealized, from assets allocated to this separate account will be credited to or charged against the account, without regard to other income, gains or losses of the Company.
We are the sole owner of the assets of the Non-Registered Separate Account. We may invest and trade the assets of the Non-Registered Separate Account in any manner we choose. The only restrictions on our investments of the assets held in the Non-Registered Separate Account are those set forth by Iowa Insurance Laws. While we plan to invest the assets of the separate Account in a manner that generates a return that approximates the change in the applicable Index, subject to the Cap Rate and Participation Rate, the Floor Rate and Buffer Rate, all benefits payable are determined according to the applicable Cycle Investment Unit Value. The amounts payable under this Contract are determined by the Cycle Investment Unit Value, regardless of the performance of the assets held in the Non-Registered Separate Account. The Contract Owner does not participate in the performance of the assets held in the separate account.
We may, subject to applicable state law, transfer all assets allocated to the Non-Registered Separate Account to our General Account.
The separate account is not required to be registered, and is not registered, as an investment company under the Investment Company Act of 1940.
Our current plan is to invest Non-Registered Separate Account assets in fixed-income obligations, including but not limited to corporate bonds, mortgage-backed and asset-backed securities, government and agency issues and derivative contracts including but not limited to option contracts. We may also invest in interest rate swaps. Although the above generally describes our plan for investing the assets supporting our obligations under the Cycle Investments, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.
No Contract Owner participates in the investment results of any assets we hold in relation to the Cycle Investments.
While we hold assets in the Non-Registered Separate Account we have established under the Iowa Insurance Law to support our obligations under Cycle Investments, the Cycle Investments are General Account obligations.
MODIFICATION TO THE CONTRACT
Upon notice to you, we may modify the Contract to:
(a)    permit the Contract or the Separate Accounts to comply with any applicable law or regulation issued by a government agency;
(b)    assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or variable annuity Contracts;
(c)    reflect a change in the operation of the Separate Accounts; or
(d)    provide additional Investment Options.
In the event of such modifications, we will make an appropriate endorsement to the Contract.

ADMINISTRATIVE PROCEDURES
If you have any questions about your Contract or need to make changes, then contact your Advisor, or contact us at our Customer Service Center:

P.O. Box 9261
Des Moines, IA 50306-9261 (Regular Mail)
8300 Mills Civic Parkway
West Des Moines, IA 50266-3833 (Overnight Delivery)
Phone : (833) 492-0022 (toll-free)
Fax : (833) 492-0023 (toll-free)
You currently may send correspondence and transaction requests to us at the above Customer Service Center address or by facsimile or telephone at the numbers listed above. Our service representatives are available between the hours of 7:30 a.m. and 5:00 p.m. Monday through Friday (Central Time), excluding holidays and any day the New York Stock Exchange is not open. Any requests for partial withdrawals, transfers, and surrenders sent to another number or address may not be considered received at our Customer Service Center and will not receive that day’s price. The procedures we follow for facsimile requests include a written confirmation sent directly to you and your Advisor following any transaction request. We will employ reasonable procedures to confirm that instructions communicated by telephone or facsimile are genuine. We may revoke facsimile, internet and telephone transaction privileges at any time for some or all Owners.
The procedures we follow for transactions initiated by telephone may include requirements that callers identify themselves and the Owner by name, social security number, date of birth of the Annuitant or an Owner, or other identifying information. We disclaim any liability for losses resulting from unauthorized or allegedly unauthorized facsimile, internet or telephone requests that we believe to be genuine. We may record all telephone requests. There are risks associated with requests made by facsimile (possible falsification of faxed documents by others), internet or telephone (possible falsification of Owner identity) when the original signed request is not sent to our Customer Service Center. You bear those risks.
Facsimile, internet, and telephone correspondence and transaction requests may not always be available. Facsimile, internet, and telephone systems can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may prevent or delay our receipt of your request. If you are experiencing problems, you should mail your correspondence and transaction request to our Customer Service Center.

Change of Address Notification. To protect you from fraud and theft, we may verify any changes in address you request by sending a confirmation of the change to both your old and new addresses. We may also call you to verify the change of address.
LEGAL PROCEEDINGS
Midland National Life Insurance Company and its subsidiaries, like other life insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any litigation cannot be predicted with certainty, Midland National believes that, as of the date of this prospectus, there are no pending or threatened lawsuits that will have a materially adverse impact on the Registered Separate Account, on the ability of Sammons Financial Network, LLC (“Sammons Financial Network”) to perform under its distribution agreement, or on the ability of the Company to meet its obligations under the contract.
DISTRIBUTION OF THE CONTRACT
We have entered into a distribution agreement with our affiliate, Sammons Financial Network for the distribution and sale of the Contracts. Sammons Financial Network is a Delaware limited liability company and its principal office is located at 8300 Mills Civic Parkway, West Des Moines, IA 50266. Sammons Financial Network is an indirect wholly owned subsidiary of Sammons Enterprises, Inc., of Dallas, Texas, the ultimate parent company of Midland National Life Insurance Company.
We pay compensation to Sammons Financial Network based on sales of the Contract up to 1.50% of the amount invested. Sammons Financial Network, in turn, may pay up to that full amount to affiliated and/or unaffiliated selling broker-dealers and other financial intermediaries with whom it has selling or other agreements. Sammons Financial Network may pay additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. Sammons Financial Network may also pay certain broker-dealers or other financial intermediaries’ compensation for enhanced marketing opportunities and other services (commonly referred to as “marketing allowances”). Services for which such marketing allowance payments are made may include, but are not limited to, the preferred placement of Midland National, its affiliates services and products, including but not limited to placing the Contract on a company and/or selling broker-dealer product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the Contract Owners. Marketing allowance payments may be based on the amount of assets or purchase payments attributable to Contracts sold through a selling broker-dealer or such payments may be a fixed amount. Sammons Financial Network may also make fixed marketing allowance payments to selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product, including training and education. These payments may serve as an incentive for selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of selling broker-dealers to promote the sale of our and our affiliates’ products and services Sammons Financial Network may increase the sales compensation paid to the selling broker-dealer for a period of time (commonly referred to as “compensation enhancements”). Marketing allowances and compensation enhancements are made out of Sammons Financial Network’s assets. Not all selling broker-dealers receive marketing allowance payments or compensation enhancements.
In addition, Sammons Financial Network may offer sales incentive programs to financial professionals who meet specified total production levels for the sale of both affiliated and unaffiliated products which provide cash and non-cash compensation such as expense-paid trips, expense-paid educational seminars and merchandise.
The amount and structure of the foregoing compensation arrangements create potential conflicts of interest for the recipient insofar as they create financial incentives that may influence the recipient selling broker-dealer or financial professional to present this Contract over other investment alternatives. Selling broker-dealers are expected to disclose and eliminate or mitigate such conflicts in accordance with applicable regulatory requirements.
We do not pay commissions to financial intermediaries (i.e., Advisors) who receive Advisory Fees from Contract Owners. Your Advisor receives compensation in connection with the Contract in the form of those Advisory Fees.
Although we take all of our costs into account in establishing the level of fees and expenses in our products, any compensation paid by us to Sammons Financial Network will not result in any separate charge under the Contract. All payments made will be in compliance with all applicable FINRA rules and other laws and regulations.
PORTFOLIO VOTING RIGHTS
We invest the assets of our Registered Separate Account in shares of the Investment Portfolios. Midland National is the legal Owner of the shares and has the right to vote on certain matters. Among other things, we may vote:
•    to elect the Funds’ or Trust’s Board of Directors/Trustees,
•    to ratify the selection of independent auditors for the Investment Portfolios,
•    on any other matters described in the Investment Portfolios’ current prospectuses or requiring a vote by shareholders under the Investment Company Act of 1940, and
•    in some cases, to change the investment objectives and Contracts.
Even though we own the shares, we may give you the opportunity to tell us how to vote the number of shares that are allocated to your Contract. If the federal securities laws or regulations or interpretations of them change so that we are permitted to vote shares of the Investment Portfolio in our own right or to restrict Owner voting, then we may do so.

Fund companies determine if and how often shareholder meetings are held. As we receive notice of these meetings, we will ask for your voting instructions. The Investment Portfolios are not required to and generally do not hold a meeting in any given year.
If we do not receive instructions in time from all Owners, then we currently intend to vote those shares in the same proportion as we vote shares for which we have received instructions in that Investment Portfolio. We currently intend to vote any Investment Portfolio shares that we and our affiliates alone are entitled to vote in the same proportions that Owners vote. The effect of this proportional voting is that a small number of Owners may control the outcome of a vote.
How We Determine Your Voting Shares
You may participate in voting only on matters concerning the Investment Portfolios in which your Accumulation Value has been invested. We determine your voting shares in each Investment Option by dividing the amount of your Accumulation Value allocated to that Subaccount by the net asset value of one share of the corresponding Investment Portfolio. This is determined as of the record date set by the Fund’s/Trust’s Board of Directors/Trustees for the shareholders meeting.
If you have a voting interest, then we will provide you proxy material and a form for giving us voting instructions. In certain cases, we may disregard instructions relating to changes in the Investment Portfolio’s adviser or the investment adviser Contracts of the portfolios.
Voting Privileges of Participants in Other Companies
Other insurance companies own shares in the Investment Portfolios to support their variable life insurance and variable annuity products. We do not foresee any disadvantage to this. Nevertheless, each Fund’s/Trust’s Board of Directors/Trustees will monitor events to identify conflicts that may arise and determine appropriate action. If we disagree with any Investment Portfolio action, then we will see that appropriate action is taken to protect our Owners. If we ever believe that any of the Investment Portfolios are so large as to materially impair its investment performance, then we will consider exercising our right to remove or close the investing Subaccount.
Suitability of the Contract
Because of the fees and expenses and possible loss of principal and earnings from prior periods, the Contracts are not appropriate for short-term investment. In addition, Non-Qualified Contracts may be most appropriate for those who have already made maximum use of other tax favored investment plans such as 401(k) plans. The tax-deferred feature of the Contract is most favorable to those in high tax brackets. The tax-deferred feature is not necessary for a tax-qualified plan. In such instances, purchasers should consider whether other features, such as the lifetime annuity payments make the Contract appropriate for their purposes. Before purchasing a Contract, you should obtain competent tax advice and financial advice both as to the tax treatment of the Contract and the suitability of the investment for your particular situation.
This Contract is not designed for resale or speculation, arbitrage, viatical settlements or any type of collective investment scheme. This Contract may not be traded on any stock exchange or secondary market. By purchasing this Contract, you represent and warrant that you are not purchasing or intending to use this Contract, for resale, speculation, arbitrage, viatical settlements or any type of collective investment scheme.
Other Products
We may offer other variable annuity contracts through our Registered Separate Account that also invest in some of the same portfolios. These annuity contracts may have different charges and may offer different benefits. We encourage you to carefully consider the costs and benefits of the Contract to ensure that it is consistent with your personal investment goals and needs. To obtain more information about these annuity contracts, contact your Advisor, or call us at (866) 747-3421.
Electronic Delivery
You may elect to receive prospectuses, transaction confirmations, reports and other communications in electronic format, instead of receiving paper copies of these documents. The electronic delivery service is subject to various terms and conditions, including a requirement that you promptly notify us of any change in your e-mail address, in order to avoid any disruption of deliveries to you. You may elect to discontinue e-Delivery at any time and may also request paper copies of any documents by contacting our Customer Service Center. You may obtain more information and assistance at https://www.midlandnational.com/midlandadvisory or by writing us at our mailing address P.O. Box 9261, Des Moines, IA 50306-9261 or by telephone at (833) 492-0022.
Reports to Owners
We send you a quarterly report within 31 days after the end of each calendar quarter showing the Contract Value, Surrender Value, and the Death Benefit as of the end of the Calendar Quarter. The report will also show the allocation of your Contract Value and reflects amounts deducted since the last report.
Confirmation notices will be sent to you and your Advisor for premiums, partial withdrawals, surrenders, transfers of amounts between Investment Options and certain other financial transactions within 5 Business Days of processing.
You should promptly notify our Customer Service Center of any errors or discrepancies. We will review and correct any errors.

Unless you specifically request paper copies, we will make semi-annual reports with financial information on the portfolios available on a website. Each time a report is posted, we will send you a notice that includes a link to the report.
Assigning Your Contract
In general, you may assign your rights in a Non-Qualified Contract, however, we reserve the right, except to the extent prohibited by applicable laws, regulations, or actions of the state insurance commissioner, to refuse assignments or transfers at any time on a non-discriminatory basis. You must send a copy of the assignment to our Customer Service Center. The assignment does not take effect until we accept and approve it. We are not responsible for the validity of the assignment or for any payment we make or any action we take before we record notice of the assignment. An absolute assignment is a change of Ownership. There may be tax consequences.
This Contract is not designed for resale, speculation, arbitrage, viatical settlements or any other type of collective investment scheme. This Contract may not be traded on any stock exchange or secondary market.
Exemption from Exchange Act Reporting
We are relying on the exemption provided by Rule 12h-7 under the 1934 Act. In reliance on that exemption, we do not file periodic and current reports that we would be otherwise required to file pursuant to Section 15(d) of the 1934 Act.
Payment of Contract Proceeds
We will generally pay any Death Benefits, withdrawals, or surrenders within seven days after receiving the required form(s) in Good Order at our Customer Service Center.
We may delay payment or transfers for one or more of the following reasons:
•    We cannot determine the amount of the payment,
•    the New York Stock Exchange is closed,
•    trading in securities has been restricted by the SEC,
•    an emergency exists or if for any reason it is not reasonably practicable to dispose of or fairly value the securities held in an Investment Option,
•    The SEC by order permits us to delay payment to protect our Owners, or
•    Your premium check(s) have not cleared your bank.
If, pursuant to SEC rules, any Investment Portfolio suspends payment of redemption proceeds including, in the case of a money market fund Subaccount (which is the Subaccount used as the Default Account), in connection with liquidation of the underlying portfolio or as a result of portfolio liquidity levels then we will delay payment of any transfer (including a transfer under a DCA program), partial withdrawal, surrender, or Death Benefits from the corresponding Subaccount until the suspension of redemptions is lifted or the portfolio pays redemption proceeds.
Federal laws designed to counter terrorism and prevent money laundering by criminals might in certain circumstances require us to reject a premium payment and/or “freeze” an Owner’s account. If these laws apply in a particular situation, we would not be allowed to process any request for withdrawals (including Lifetime Payments under a GLWB Rider), surrenders, or Death Benefits, make transfers, or continue making annuity payments. If a Contract or Investment Option is frozen, the applicable Contract Value would be moved to a special segregated interest bearing account and held in that account until we receive instructions from the appropriate federal regulator. We may also be required to provide information about you and your Contract to the government agencies and departments.

APPENDIX A –INVESTMENT PORTFOLIOS AVAILABLE UNDER THE CONTRACT
The following is a list of the portfolios currently available under the Contract. More information about the Portfolio Companies is available in the prospectuses for the Portfolio Companies, which can be amended from time to time and can be found online at https://www.midlandnational.com/midlandadvisory. You can also request this information at no cost by calling 866-747-3421 or sending an email request to SecuritiesPI@sfgmembers.com.
The current expenses and performance information below reflects fees and expenses of the Investment Portfolios, but does not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these charges were included. Each investment portfolio’s past performance is not necessarily an indication of future performance.

		Average Annual Total Returns (as of 12/31/2023)
Type / Investment Objective	Portfolio Company and Advisor / Subadvisor	Current Expenses	1-Year Return	5-Year Return	10-Year Return
US Insurance Moderate Allocation	American Funds IS® Asset Allocation 4	0.80	14.02	8.93	6.98
	Capital Research and Management Company
US Insurance Global Large-Stock Growth	American Funds IS® Global Growth 4	0.91	22.29	13.36	9.30
	Capital Research and Management Company
US Insurance Large Growth	Fidelity® VIP Growth Opportunities Svc 2	0.88	45.30	18.79	15.44
	Fidelity Management & Research Company LLC / FMR Investment Management (U.K.) Limited;Fidelity Management & Research (Japan) Limited;Fidelity Management & Research (HK) Ltd;
US Insurance Short-Term Bond	Lord Abbett Series Short Duration Inc VC	0.84	5.05	1.69
	Lord, Abbett & Co LLC
US Insurance Inflation-Protected Bond	PIMCO VIT Real Return Adv	0.87	3.57	3.05	2.15
	Pacific Investment Management Company, LLC
US Insurance Ultrashort Bond	PIMCO VIT Short-Term Adv	0.71	5.80	2.02	1.77
	Pacific Investment Management Company, LLC
US Fund Money Market - Taxable	Fidelity® VIP Government Money Mkt Svc 2[1]	0.49	4.67	1.58	0.97
	Fidelity Management & Research Company LLC / FMR Investment Management (U.K.) Limited; Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (HK) Ltd

1    The Fidelity VIP Government Money Market Portfolio - Service Class 2 Money Market Subaccount operates as the Default Account and is not available for direct investment.

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APPENDIX B – STATE VARIATIONS
The prospectus provides a general description of the Contract, but your state of issue may provide different features from those described in the body of the prospectus. As of the date of this prospectus, there are no material state variations. Several states are still pending approval.
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APPENDIX C – CYCLE INVESTMENT UNIT VALUE EXAMPLES
For each active Cycle Investment, the Cycle Investment Unit Value will be calculated on each Cycle Business Day based on Cycle Investment’s Fair Value as determined by the Fair Value Calculation Agent and the number of Cycle Investment units held.
Start Date
The Initial Cycle Investment Unit Value will be set as $10 for each Cycle on the Start Date.
During the Cycle Term
Each Cycle Business Day prior to Cycle End Date, the Cycle Investment Unit Value will be calculated as:
The Cycle Investment Unit Value based on the Fair Value
Each Business Day the Fair Value of each Cycle Investment will be determined by a Fair Value Calculation Agent.
The Fair Value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units
Example 1: A Cycle Investment that is 150 days since the Cycle Start Date, has a 3 year Cycle Term, a 20% Cap Rate, a Fair Value of $1,250,000, and current number of Cycle Investment Units of 100,000.
The Fair Value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $1,250,000 / 100,000 = $12.50
The Cycle Investment Unit Value = $12.50,
Example 2: A Cycle Investment that is 150 days since the Start Date, has a 3 year Cycle Term, a 20% Cap Rate, a Fair Value of $900,000, and current number of Cycle Investment Units of 100,000.
The Fair Value per Cycle Units outstanding = Fair Value / number of Cycle Investment Units = $900,000 / 100,000 = $9.00
The Cycle Investment Unit Value = $9.00
During the Cycle Term prior to the Cycle End Date, no Floor Rate or Buffer Rate applies. Thus, during the Cycle Term, the decrease in the Cycle Investment Unit Value is not protected by Floor Rate or Buffer Rate protection. This means that you could lose all of your principal invested in a Cycle, if you take a withdrawal prior to the Cycle End Date.
Withdrawals from the Cycle Investment prior to the Cycle End Date are permitted and the impact of the withdrawal on the amount of investment remaining in the Cycle Investment is based on the dollar amount withdrawn and the Cycle Investment Unit Value at the time of the Withdrawal.
(A)    The dollar amount of the Withdrawal is translated into number of Cycle Investment Units withdrawn as (dollar amount of the Withdrawal) / (Cycle Investment Unit Value at the time of the Withdrawal) = number of Cycle Investment Units withdrawn.
(B)    The number of Cycle Investment Units remaining after the Withdrawal = (number of Cycle Investment Units prior to Withdrawal) – (number of Cycle Investment Units withdrawn [as calculated in (A) above]).
(C)    Value of the remaining investment in the Cycle Investment = (number of Cycle Investment Units remaining after the Withdrawal [as calculated in (B) above]) × (Cycle Investment Unit Value at the time of the Withdrawal).
Example 1: A Cycle Investment prior to the Cycle End Date has a current Cycle Investment Unit Value of $10 and current number of Cycle Investment Units of 10,000 has withdrawals of $10,000.
(A)    The number of Cycle Investment Units withdrawn = (dollar amount of the Withdrawal) / (Cycle Investment Unit Value at the time of the Withdrawal) = $10,000 / $10 = 1,000.
(B)    The number of Cycle Investment Units remaining after the withdrawal = (number of Cycle Investment Units prior to the Withdrawal) – (number of Cycle Investment Units withdrawn) = 10,000 – 1,000 = 9,000.
(C)    The value of the remaining investment in the Cycle Investment = (number of Cycle Investment Units remaining after the Withdrawal) × (Cycle Investment Unit Value at the time of the Withdrawal) = 9,000 × $10 = $90,000.
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Example 2: A -10% Floor Cycle that had an initial Cycle Investment of $100,000, takes a withdrawal prior to the Cycle End Date. The current Cycle Investment Unit Value is $7.00 (note: if the Floor Rate applied prior to the Cycle End Date, the Cycle Investment Unit Value would be $9.00 = $10 * (1 + Cycle Floor Rate)) and current number of Cycle Investment Units of 10,000 has a withdrawal of $7,000.
(A)    The number of Cycle Investment Units withdrawn = (dollar amount of the Withdrawal) / (Cycle Investment Unit Value at the time of the Withdrawal) = $7,000 / $7.00 = 1,000.
(B)    The number of Cycle Investment Units remaining after the withdrawal = (number of Cycle Investment Units prior to the Withdrawal) – (number of Cycle Investment Units withdrawn) = 10,000 – 1,000 = 9,000.
(C)    The value of the remaining investment in the Cycle Investment = (number of Cycle Investment Units remaining after the Withdrawal) × (Cycle Investment Unit Value at the time of the Withdrawal) = 9,000 × $7 = $63,000.
Example 3: A -10% Buffer Cycle that had an initial Cycle Investment of $100,000, takes a withdrawal prior to the Cycle End Date. The current Cycle Investment Unit Value is $7.00 (note: if the Buffer Rate applied prior to the Cycle End Date, the Cycle Investment Unit Value would be $8.00 = $10 * (30% + Buffer Rate)) and current number of Cycle Investment Units of 10,000 has a withdrawal of $7,000.
(A)    The number of Cycle Investment Units withdrawn = (dollar amount of the Withdrawal) / (Cycle Investment Unit Value at the time of the Withdrawal) = $7,000 / $7.00 = 1,000.
(B)    The number of Cycle Investment Units remaining after the withdrawal = (number of Cycle Investment Units prior to the Withdrawal) – (number of Cycle Investment Units withdrawn) = 10,000 – 1,000 = 9,000.
(C)    The value of the remaining investment in the Cycle Investment = (number of Cycle Investment Units remaining after the Withdrawal) × (Cycle Investment Unit Value at the time of the Withdrawal) = 9,000 × $7 = $63,000.
On the Cycle End Date for Cycle Investments with a Floor Rate and a Cap Rate
The Cycle End Date Unit Value will equal the Cycle Investment Unit Value on the Cycle End Date subject to being no greater than the Cycle End Date Unit Value Cap (See D below) and being no less than the Cycle End Date Unit Value Floor (see E below).
(A)    Initial Cycle Investment Unit Value:
1.    The Initial Cycle Investment Unit Value = $10
(B)    Change in the Index Value
The Change in the Index Value equals:
1.    The last reported value of the Index on the Cycle End Date, minus the last reported value of the Index on the Start Date, divided by.
2.    The last reported Value of the Index on the Start Date.
(C)    Cycle End Date Initial Unit Value
The Cycle End Date’s initial Unit Value equals:
1.    The Initial Cycle Investment Unit Value multiplied by
2.    One plus the Change in Index Value, computed as set forth in (B) above.
(D)    Cycle End Date Unit Value Cap
The Cycle End Date’s Unit Value Cap equals the Initial Cycle Investment Unit Value multiplied by (one plus the Cap Rate.)
(E)    Cycle End Date unit value Floor
The Cycle End Date’s unit value Floor equals the Initial Cycle Investment Unit Value multiplied by (one plus the Floor Rate (which is a negative number)).
(F)    Maturity unit value
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Cycle Investment Unit Cycle Investment Value is the greater of (i) (E) ; or (ii) the lesser of (C) and (D).
Example 1: A Cycle Investment matures, the Cap Rate is 20%, Index Value on the Cycle End Date is 1,500, Index Value on the Cycle Start Date is 1,000, and the Floor Rate is -10%.

(A) Initial Cycle Investment Unit Value = $10.00
(B) Change in Index Value = (1,500 – 1,000)/1,000 = 50%
(C) Cycle End Date Initial Unit Value = $10 × (1+50%) = $15.00
(D) Cycle End Date Unit Value Cap = $10 × (1+20%) = $12.00
(E) Cycle End Date Unit Value Floor = $10 × (1+ -10%) = $9.00
Cycle Investment Unit Value = (C) subject to being no greater than (D) and no less than (E) = Max {$9.00 and Min($15.00, $12.00)} = $12.00
Example 2: A Cycle Investment matures, the Cap Rate is 20%, Index Value on the Cycle End Date is 800, Index Value on the Start Date is 1,000, and the Floor Rate is -10%.

(A) Initial Cycle Investment Unit Value = $10.00
(B) Change in Index Value = (800 – 1,000)/1,000 = -20%
(C) Cycle End Date initial Unit Value = $10 × (1+-20%) = $8.00
(D) Cycle End Date Unit Value Cap = $10 × (1+20%) = $12.00
(E) Cycle End Date Unit Value Floor = $10 × (1+ -10%) = $9.00
Cycle Investment Unit Value = (C) subject to being no greater than (D) and no less than (E) = Max{$9.00 and Min($8.00, $12.00)} = $9.00
Example 3: A Cycle Investment matures, the Cap Rate is 20%, Index Value on the Cycle End Date is 1,100, Index Value on the Start Date is 1,000, and the Floor Rate is -10%.

(A) Initial Cycle Investment Unit Value = $10.00
(B) Change in Index Value = (1,100 – 1,000)/1,000 = 10%
(C) Cycle End Date initial Unit Value = $10 × (1+10%) = $11.00
(D) Cycle End Date Unit Value Cap = $10 × (1+20%) = $12.00
(E) Cycle End Date Unit Value Floor = $10 × (1+ -10%) = $9.00
Cycle Investment Unit Value = (C) subject to being no greater than (D) and no less than (E) = Max{$9.00 and Min($11.00 , $12.00)} = $11.00
The value of investment in a Cycle Investment on the Cycle End Date is equal to the (number of Cycle Investment Units at the Cycle End Date) × (Cycle Investment Unit Value on the Cycle End Date).
Example 1: A Cycle on the Cycle End Date has a current Cycle Investment Unit Value of $12.31 and current number of Units of 10,000. The value of the investments in the Cycle on the Cycle End Date is $12.31 × 10,000 = $123,100.
On the Cycle End Date for Cycle Investments with a Buffer Rate and a Cap Rate
The Cycle End Date Unit Value will equal the Cycle End Date Initial Unit Value subject to being no greater than the Cycle End Date Unit Value Cap (See D below) and for losses that occur in excess of the Cycle End Date Unit Value Buffer (see E below).
(A)    Initial Cycle Investment Unit Value:
1.    The Initial Cycle Investment Unit Value = $10

(B)    Change in the Index Value:
The Change in the Index Value equals:
1.    The last reported value of the Index on the Cycle End Date, minus the last reported value of the Index on the Cycle Start Date, divided by.
2.    The last reported Value of the Index on the Cycle Start Date.
(C)    Cycle End Date initial Unit Value
The Cycle End Date’s initial Unit Value equals:
1.    The Initial Unit Value multiplied by
2.    One plus the Change in Index Value, computed as set forth in (B) above.
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(D)    Cycle End Date Unit Value Cap
The Cycle End Date’s Unit Value Cap equals the Initial Cycle Investment Unit Value multiplied by one plus the Cap Rate.
(E)    Cycle End Date Unit Value Buffer
If the Change in Index Value, as computed in (B) above, is greater than or equal to the Buffer Rate (i.e., is not a loss greater than the Buffer Rate) then the Cycle’s End Date Unit Value Buffer equals the Initial Unit Value. If the Change in the Index Value, as computed in (B) above, is less than the Buffer Rate (i.e., is a loss greater than the Buffer Rate) then the Cycle’s End Date Unit Value Buffer equals the Initial Unit Value multiplied by one plus the quantity of the Change in Index Value minus the Buffer Rate.
(F)    Maturity unit value
Cycle Investment Unit Value is the greater of (i) (E); or (ii) the lesser of (C) and (D).
Example 1: A Cycle Investment matures, the Cap Rate is 20%, Index Value on the Cycle End Date is 950, Index Value on the Start Date is 1,000, and the Buffer Rate is -10%.

(A) Initial Cycle Investment Unit Value = $10.00
(B) Change in Index Value = (950 – 1,000)/1,000 = -5.0%
(C) Cycle End Date initial Unit Value = $10 × (1+-5.0%) = $9.50
(D) Cycle End Date Unit Value Cap = $10 × (1+20%) = $12.00
(E) Cycle End Date Unit Value Buffer = $10.00; since the Change in Index Value of -5.0% is greater than Buffer Rate of -10%, the Cycle End Date Unit Value Buffer is the Initial Unit Value of $10.00.
Cycle Investment Unit Value = Greater of $10.00 versus Min{$9.50, $12.00}, which is $10.00.
Example 2: A Cycle Investment matures, the Cap Rate is 20%, Index Value on the Cycle End Date is 800, Index Value on the Start Date is 1,000, and the Buffer Rate is -10%.

(A) Initial Unit Value = $10.00
(B) Change in Index Value = (800 – 1,000)/1,000 = -20.0%
(C) Cycle End Date Initial Unit Value = $10 × (1+-20.0%) = $8.00
(D) Cycle End Date Unit Value Cap = $10 × (1+20%) = $12.00
(E) Cycle End Date Unit Value Buffer = $9.00; since the Change in Index Value of -20.0% is less than the Buffer Rate of -10%, the Cycle End Date Unit Value Buffer is $10 * (1 + -20% --10%) = $9.00.
Cycle Investment Unit Value = Greater of $9.00 versus Min{$8.00 , $12.00}, which is $9.00.
Example 3: A Cycle Investment matures, the Cap Rate is 20%, Index Value on the Cycle End Date is 1,100, Index Value on the Start Date is 1,000, and the Buffer Rate is -10%.

(A) Initial Cycle Investment Unit Value = $10.00
(B) Change in Index Value = (1,100 – 1,000)/1,000 = 10.0%
(C) Cycle End Date Initial Unit Value = $10 × (1+10.0%) = $11.00
(D) Cycle End Date Unit Value Cap = $10 × (1+20%) = $12.00
(E) Cycle End Date Unit Value Buffer = $10.00; since the Change in Index Value of 10% is greater than the Buffer Rate of -10%, the Cycle End Date Unit Value Buffer is $10.00.
Cycle Investment Unit Value = Greater of $10.00 versus Min{$11.00 , $12.00}, which is $11.00.
Example 4: A Cycle Investment matures, the Cap Rate is 20%, Index Value on the Cycle End Date is 1,500, Index Value on the Start Date is 1,000, and the Buffer Rate is -10%.

(A) Initial Unit Value = $10.00
(B) Change in Index Value = (1,500 – 1,000)/1,000 = 50.0%
(C) Cycle End Date Initial Unit Value = $10 × (1+50.0%) = $15.00
(D) Cycle End Date Unit Value Cap = $10 × (1+20%) = $12.00
(E) Cycle End Date Unit Value Buffer = $10.00; since the Change in Index Value of 50% is greater than the Buffer Rate of -10%, the Cycle End Date Unit Value Buffer is $10.00.
Cycle Investment Unit Value = Greater of $10.00 versus Min{$15.00, $12.00}, which is $12.00.
The value of investment in a Cycle Investment on the Cycle End Date is equal to the (number of Cycle Investment Units at the Cycle End Date) * (Cycle Investment Unit Value on the Cycle End Date).
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Example 1: A Cycle Investment on the Cycle End Date has a current Cycle Investment Unit Value of $12.31 and current number of Cycle Investment Units of 10,000 the value of the investments in the Cycle Investment on the Cycle End Date is $12.31 * 10,000 = $123,100.
On the Cycle End Date for Cycle Investments with a Buffer Rate and a Participation Rate
The Cycle End Date Unit Value will be determined with reference to the Participation Rate (See C below) if there is Index gain and will equal the Initial Unit Value subject to losses that occur in excess of the Cycle End Date Unit Value Buffer (see D below) if there is Index loss.
(A)    Initial Cycle Investment Unit Value:
1.    The Initial Cycle Investment Unit Value = $10
(B)    Change in the Index Value:
The Change in the Index Value equals:
1.    The last reported value of the Index on the Cycle End Date, minus the last reported value of the Index on the Cycle Start Date, divided by.
2.    The last reported Value of the Index on the Cycle Start Date.
(C)    Maturity unit value – Index Gain
If the Change in Index Value, computed as set forth in (B) above is greater than or equal to zero, the Cycle End Date’s Unit Value equals:
1.    The Initial Unit Value multiplied by
2.    One plus the Change in Index Value, computed as set forth in (B) above, multiplied by the Participation Rate.
(D)    Cycle End Date Unit Value Buffer
If the Change in Index Value, as computed in (B) above, is greater than or equal to the Buffer Rate (i.e., is not a loss greater than the Buffer Rate) then the Cycle’s End Date Unit Value Buffer equals the Initial Unit Value. If the Change in the Index Value, as computed in (B) above, is less than the Buffer Rate (i.e., is a loss greater than the Buffer Rate) then the Cycle’s End Date Unit Value Buffer equals the Initial Unit Value multiplied by one plus the quantity of the Change in Index Value minus the Buffer Rate.
(E)    Maturity unit value – Index Loss
If the Change in Index Value is less than zero, the Cycle End Date’s Unit Value is subject to (D).
Example 1: A Cycle Investment matures, the Participation Rate is 80%, Index Value on the Cycle End Date is 950, Index Value on the Start Date is 1,000, and the Buffer Rate is -10%.

(A) Initial Cycle Investment Unit Value = $10.00
(B) Change in Index Value = (950 – 1,000)/1,000 = -5.0%
(C) Is not applicable in this example because the Change in Index Value, computed in (B) above, is less than 0
(D) Cycle End Date Unit Value Buffer = $10.00; since the Change in Index Value of -5.0% is greater than Buffer Rate of -10%, the Cycle End Date Unit Value Buffer is the Initial Unit Value of $10.00
Cycle Investment Unit Value = Cycle End Date Unit Value Buffer computed as set forth in (D) above, which is $10.00.
Example 2: A Cycle Investment matures, the Participation Rate is 80%, Index Value on the Cycle End Date is 800, Index Value on the Start Date is 1,000, and the Buffer Rate is -10%.

(A) Initial Unit Value = $10.00
(B) Change in Index Value = (800 – 1,000)/1,000 = -20.0%
(C) Is not applicable in this example because the Change in Index Value, computed in (B) above, is less than 0
(D) Cycle End Date Unit Value Buffer = $9.00; since the Change in Index Value of -20.0% is less than the Buffer Rate of -10%, the Cycle End Date Unit Value Buffer is $10 * (1 + -20% – 10%) = $9.00.
Cycle Investment Unit Value = Cycle End Date Unit Value Buffer computed as set forth in (D) above, which is $9.00.
Example 3: A Cycle Investment matures, the Participation Rate is 80%, Index Value on the Cycle End Date is 1,100, Index Value on the Start Date is 1,000, and the Buffer Rate is -10%.

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(A) Initial Cycle Investment Unit Value = $10.00
(B) Change in Index Value = (1,100 – 1,000)/1,000 = 10.0%
(C) Cycle End Date Unit Value = $10 × (1+80%*10.0%) = $10.80
(D) Is not applicable in this example because the Change in Index Value computed in (B) above is greater than 0
Cycle Investment Unit Value =$10.80 as computed in (C), since the Change in Index Value, as computed in (B) above, is greater than 0.
The value of investment in a Cycle on the Cycle End Date is equal to the (number of Cycle Investment Units at the Cycle End Date) * (Cycle Investment Unit Value on the Cycle End Date).
Example 1: A Cycle Investment on the Cycle End Date has a current Cycle Investment Unit Value of $12.31 and current number of Cycle Investment Units of 10,000 the value of the investments in the Cycle Investment on the Cycle End Date is $12.31 * 10,000 = $123,100.
On the Cycle End Date for Cycle Investments with a Buffer Rate, a Cap Rate, and a Participation Rate
For these cycles both a Cap Rate and a Par Rate will be declared. Depending on market conditions the Participation Rate will be set at 100% and the Cap Rate will not be unlimited or the Cap Rate will be unlimited and the Participation Rate will be set at a value greater than 100%.
Participation Rate is 100% and the Cap Rate is not unlimited
The Cycle End Date Unit Value will equal the Cycle End Date Initial Unit Value subject to being no greater than the Cycle End Date Unit Value Cap (See D below) and for losses that occur in excess of the Cycle End Date Unit Value Buffer (see E below). The Participation Rate does not apply in the unit value determination
(A)    Initial Cycle Investment Unit Value:
1.    The Initial Cycle Investment Unit Value = $10
(B)    Change in the Index Value:
The Change in the Index Value equals:
1.    The last reported value of the Index on the Cycle End Date, minus the last reported value of the Index on the Cycle Start Date, divided by.
2.    The last reported Value of the Index on the Cycle Start Date.
(C)    Cycle End Date initial Unit Value
The Cycle End Date’s initial Unit Value equals:
1.    The Initial Unit Value multiplied by
2.    One plus the Change in Index Value, computed as set forth in (B) above.
(D)    Cycle End Date Unit Value Cap
The Cycle End Date’s Unit Value Cap equals the Initial Cycle Investment Unit Value multiplied by one plus the Cap Rate.
(E)    Cycle End Date Unit Value Buffer
If the Change in Index Value, as computed in (B) above, is greater than or equal to the Buffer Rate (i.e., is not a loss greater than the Buffer Rate) then the Cycle’s End Date Unit Value Buffer equals the Initial Unit Value. If the Change in the Index Value, as computed in (B) above, is less than the Buffer Rate (i.e., is a loss greater than the Buffer Rate) then the Cycle’s End Date Unit Value Buffer equals the Initial Unit Value multiplied by one plus the quantity of the Change in Index Value minus the Buffer Rate.
(F)    Maturity unit value
Cycle Investment Unit Value is the greater of (i) (E); or (ii) the lesser of (C) and (D).
Example 1: A Cycle Investment matures, the Cap Rate is 20% and the Participation Rate is 100%, Index Value on the Cycle End Date is 950, Index Value on the Start Date is 1,000, and the Buffer Rate is -10%.

(A) Initial Cycle Investment Unit Value = $10.00
(B) Change in Index Value = (950 – 1,000)/1,000 = -5.0%
(C) Cycle End Date initial Unit Value = $10 × (1+-5.0%) = $9.50
(D) Cycle End Date Unit Value Cap = $10 × (1+20%) = $12.00
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(E) Cycle End Date Unit Value Buffer = $10.00; since the Change in Index Value of -5.0% is greater than Buffer Rate of -10%, the Cycle End Date Unit Value Buffer is the Initial Unit Value of $10.00.
Cycle Investment Unit Value = Greater of $10.00 versus Min{$9.50, $12.00}, which is $10.00.
Example 2: A Cycle Investment matures, the Cap Rate is 20% and the Participation Rate is 100%, Index Value on the Cycle End Date is 800, Index Value on the Start Date is 1,000, and the Buffer Rate is -10%.

(A) Initial Unit Value = $10.00
(B) Change in Index Value = (800 – 1,000)/1,000 = -20.0%
(C) Cycle End Date Initial Unit Value = $10 × (1+-20.0%) = $8.00
(D) Cycle End Date Unit Value Cap = $10 × (1+20%) = $12.00
(E) Cycle End Date Unit Value Buffer = $9.00; since the Change in Index Value of -20.0% is less than the Buffer Rate of -10%, the Cycle End Date Unit Value Buffer is $10 * (1 + -20% --10%) = $9.00.
Cycle Investment Unit Value = Greater of $9.00 versus Min{$8.00 , $12.00}, which is $9.00.
Example 3: A Cycle Investment matures, the Cap Rate is 20% and the Participation Rate is 100%, Index Value on the Cycle End Date is 1,100, Index Value on the Start Date is 1,000, and the Buffer Rate is -10%.

(A) Initial Cycle Investment Unit Value = $10.00
(B) Change in Index Value = (1,100 – 1,000)/1,000 = 10.0%
(C) Cycle End Date Initial Unit Value = $10 × (1+10.0%) = $11.00
(D) Cycle End Date Unit Value Cap = $10 × (1+20%) = $12.00
(E) Cycle End Date Unit Value Buffer = $10.00; since the Change in Index Value of 10% is greater than the Buffer Rate of -10%, the Cycle End Date Unit Value Buffer is $10.00.
Cycle Investment Unit Value = Greater of $10.00 versus Min{$11.00 , $12.00}, which is $11.00.
Example 4: A Cycle Investment matures, the Cap Rate is 20% and the Participation Rate is 100%, Index Value on the Cycle End Date is 1,500, Index Value on the Start Date is 1,000, and the Buffer Rate is -10%.

(A) Initial Unit Value = $10.00
(B) Change in Index Value = (1,500 – 1,000)/1,000 = 50.0%
(C) Cycle End Date Initial Unit Value = $10 × (1+50.0%) = $15.00
(D) Cycle End Date Unit Value Cap = $10 × (1+20%) = $12.00
(E) Cycle End Date Unit Value Buffer = $10.00; since the Change in Index Value of 50% is greater than the Buffer Rate of -10%, the Cycle End Date Unit Value Buffer is $10.00.
Cycle Investment Unit Value = Greater of $10.00 versus Min{$15.00, $12.00}, which is $12.00.
The value of investment in a Cycle Investment on the Cycle End Date is equal to the (number of Cycle Investment Units at the Cycle End Date) * (Cycle Investment Unit Value on the Cycle End Date).
Example 1: A Cycle Investment on the Cycle End Date has a current Cycle Investment Unit Value of $12.31 and current number of Cycle Investment Units of 10,000 the value of the investments in the Cycle Investment on the Cycle End Date is $12.31 * 10,000 = $123,100.
Cap Rate is unlimited and Participation Rate is greater than 100%
The Cycle End Date Unit Value will be determined with reference to the Participation Rate (See C below) if there is Index gain and will equal the Initial Unit Value subject to losses that occur in excess of the Cycle End Date Unit Value Buffer (see D below) if there is Index loss. The cap rate does not apply in the unit value determination.
(A)    Initial Cycle Investment Unit Value:
1.    The Initial Cycle Investment Unit Value = $10
(B)    Change in the Index Value:
The Change in the Index Value equals:
1.    The last reported value of the Index on the Cycle End Date, minus the last reported value of the Index on the Cycle Start Date, divided by.
2.    The last reported Value of the Index on the Cycle Start Date.
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(C)    Maturity unit value – Index Gain
If the Change in Index Value, computed as set forth in (B) above is greater than or equal to zero, the Cycle End Date’s Unit Value equals:
1.    The Initial Unit Value multiplied by
2.    One plus the Change in Index Value, computed as set forth in (B) above, multiplied by the Participation Rate.
(D)    Cycle End Date Unit Value Buffer
If the Change in Index Value, as computed in (B) above, is greater than or equal to the Buffer Rate (i.e., is not a loss greater than the Buffer Rate) then the Cycle’s End Date Unit Value Buffer equals the Initial Unit Value. If the Change in the Index Value, as computed in (B) above, is less than the Buffer Rate (i.e., is a loss greater than the Buffer Rate) then the Cycle’s End Date Unit Value Buffer equals the Initial Unit Value multiplied by one plus the quantity of the Change in Index Value minus the Buffer Rate.
(E)    Maturity unit value – Index Loss
If the Change in Index Value is less than zero, the Cycle End Date’s Unit Value is subject to (D).
Example 1: A Cycle Investment matures, the Participation Rate is 110% and the Cap Rate is unlimited, Index Value on the Cycle End Date is 950, Index Value on the Start Date is 1,000, and the Buffer Rate is -10%.

(A) Initial Cycle Investment Unit Value = $10.00
(B) Change in Index Value = (950 – 1,000)/1,000 = -5.0%
(C) Is not applicable in this example because the Change in Index Value, computed in (B) above, is less than 0
(D) Cycle End Date Unit Value Buffer = $10.00; since the Change in Index Value of -5.0% is greater than Buffer Rate of -10%, the Cycle End Date Unit Value Buffer is the Initial Unit Value of $10.00
Cycle Investment Unit Value = Cycle End Date Unit Value Buffer computed as set forth in (D) above, which is $10.00.
Example 2: A Cycle Investment matures, the Participation Rate is 110% and the Cap Rate is unlimited, Index Value on the Cycle End Date is 800, Index Value on the Start Date is 1,000, and the Buffer Rate is -10%.

(A) Initial Unit Value = $10.00
(B) Change in Index Value = (800 – 1,000)/1,000 = -20.0%
(C) Is not applicable in this example because the Change in Index Value, computed in (B) above, is less than 0
(D) Cycle End Date Unit Value Buffer = $9.00; since the Change in Index Value of -20.0% is less than the Buffer Rate of -10%, the Cycle End Date Unit Value Buffer is $10 * (1 + -20% – 10%) = $9.00.
Cycle Investment Unit Value = Cycle End Date Unit Value Buffer computed as set forth in (D) above, which is $9.00.
Example 3: A Cycle Investment matures, the Participation Rate is 110% and the Cap Rate is unlimited, Index Value on the Cycle End Date is 1,100, Index Value on the Start Date is 1,000, and the Buffer Rate is -10%.

(A) Initial Cycle Investment Unit Value = $10.00
(B) Change in Index Value = (1,100 – 1,000)/1,000 = 10.0%
(C) Cycle End Date Unit Value = $10 × (1+110%*10.0%) = $11.10
(D) Is not applicable in this example because the Change in Index Value computed in (B) above is greater than 0
Cycle Investment Unit Value =$11.10 as computed in (C), since the Change in Index Value, as computed in (B) above, is greater than 0.
The value of investment in a Cycle on the Cycle End Date is equal to the (number of Cycle Investment Units at the Cycle End Date) * (Cycle Investment Unit Value on the Cycle End Date).
Example 1: A Cycle Investment on the Cycle End Date has a current Cycle Investment Unit Value of $12.31 and current number of Cycle Investment Units of 10,000 the value of the investments in the Cycle Investment on the Cycle End Date is $12.31 * 10,000 = $123,100.
CYCLE INVESTMENT
The Contract Holder’s Cycle Investment on any Cycle Business Day is the number of Cycle Investment Units credited to the Contract Holder multiplied by the day’s Cycle Investment Unit Value.
Example 1: On a Cycle Start Date a Contract Holder invests $100,000 in a Cycle Investment. The Initial Cycle Investment Unit Value is $10. After 6 months, the Cycle Investment Unit Value of the Cycle Investment is $13.00.
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(A)    Number of Cycle Investment Units = $100,000/10 = 10,000 Cycle Investment Units
(B)    Cycle Investment after 6 months = 10,000 × $13.00 = $130,000
Example 2: On a Cycle Start Date a Contract Holder invests $90,000 in a Cycle Investment. The Initial Cycle Investment Unit Value is $10. After 3 months, the Cycle Investment Unit Value of the Cycle Investment is $8.50.
(A)    Number of Cycle Investment Units = $90,000/10 = 9,000 Cycle Investment Units
(B)    Cycle Investment after 3 months = 9,000 × $8.50 = $76,500
Example 3: On a Cycle Start Date a Contract Holder invests $250,000 in a Cycle Investment. The Initial Cycle Investment Unit Value is $10. After 10 months, the Cycle Investment Unit Value of the Cycle Investment is $12.00.
(A)    Number of Cycle Investment Units = $250,000/10 = 25,000 Cycle Investment Units
(B)    Cycle Investment after 10 months = 25,000 × $12.00 = $300,000
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APPENDIX D – INDEX DISCLAIMERS
The Cycle Investments track certain Securities Indices that are published by third parties. Midland National uses these Securities Indices under license from the Indices’ respective publishers. The following information about the Indices is included in this Prospectus in accordance with Midland National’s license agreements with the publishers of the Indices:
THE STANDARD & POOR’S 500® COMPOSITE STOCK PRICE INDEX
This Index does not include dividends paid by the underlying companies.
The “S&P 500®” is a product of S&P Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Midland National Life Insurance Company (“Midland National” or “the Company”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”). The trademarks have been licensed to SPDJI and have been sublicensed for use for certain purposes by the Company. The Product is not sponsored, endorsed, sold or promoted by SPDJI, S&P, or any of their respective affiliates (collectively, “S&P Indices”). S&P Indices does not make any representation or warranty, express or implied, to the owners of the Product or any member of the public regarding the advisability of investing in securities generally or in this Product particularly or the ability of these Indices to track general market performance. S&P Indices only relationship to Midland National with respect to these Indices is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Indices and/or its licensors. The Indices are determined, composed and calculated by S&P Indices without regard to Midland National or the Product. S&P Indices has no obligation to take the needs of the Company or the owners of this Product into consideration in determining, composing or calculating these Indices. S&P Indices is not responsible for and have not participated in the determination of the prices, and amount of the Product or the timing of the issuance or sale of this Product or in the determination or calculation of the equation by which the Product is to be converted into cash, surrendered or redeemed, as the case may be. S&P Indices has no obligation or liability in connection with the administration, marketing or trading of the Product. There is no assurance that investment products based on these Indices will accurately track index performance or provide positive investment returns. S&P Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
S&P INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THESE INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY MIDLAND NATIONAL, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR AGREEMENTS BETWEEN S&P INDICES AND THE COMPANY, OTHER THAN THE LICENSORS OF S&P INDICES
MSCI EAFE Price Return Index
MSCI EAFE Price Return Index is an unmanaged index that measures the equity market performance of 22 developed market country indices located in Europe, Australasia, and the Far East. It is not available for direct investment. The Product referred to herein is not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such Product or any index on which such Product is based. The Prospectus contains a more detailed description of the limited relationship MSCI has with Midland National Life Insurance Company and any related funds.
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APPENDIX E – FAIR VALUE FORMULAS
We compute the Cycle Investment Unit Value using the Fair Value.
For Cycle Investments with a Cap Rate Crediting Type. The Cycle Business Day’s Cycle Investment Unit Value will equal the Fair Value per Cycle Values outstanding.
The Cycle Business Day Fair Value per Cycle Units outstanding equals the Cycle’s Fair Value divided by the total number of Cycle Investment Units outstanding, each as of that day.
The Floor Rate and the Buffer Rate do not apply during the Cycle Term prior to the Cycle End Date. Thus, there is no protection against any decrease in value of the Cycle Investment for withdrawals during the Cycle Term prior to the Cycle End Date.
Reporting. For each Cycle Investment in which you invest, we will make electronically available to you on each Cycle Business Day (i) the number of Cycle Investment Units credited to your Cycle Investment(s) and (ii) the Cycle Investment Unit Value on the Business Day preceding the Cycle Business Day.
At least once each year, we will send you a report containing information required by applicable state law and the following:
1)    The beginning date and end date for the reporting period;
2)    For each Cycle Investment in which you invested during the reporting period;
a)    The Start Date, Cycle Term, Floor Rate or Buffer Rate, Cap Rate or Participation Rate, and the value of the Index on the Start Date, and if there was a Cycle End Date, the value of the Index on the Cycle End Date;
b)    The number of Cycle Investment Units credited to the Contract (i) at the beginning of the reporting period, and (ii) on the Cycle Business Day immediately prior to the date of the report;
c)    The number of Cycle Investment Units redeemed and the Cycle Investment Unit Value in connection with each withdrawal made during the current reporting period;
d)    The Cycle Investment Unit Value (i) at the beginning of the reporting period, and (ii) on the Cycle Business Day immediately prior to the date of the report;
3)    The Index price for each Cycle Investment on the Start Date and, at the end of the current report period.
We have contracted with S&P Global Market Intelligence, an independent analytics firm, to be the Fair Value Calculation Agent to compute the Fair Value of a Cycle Investment Unit each Business Day during a Cycle Term. The Fair Value reflects the current value of financial instruments that would provide a return equal to the change in Index Value at the end of the Cycle Term subject to the Cap Rate/Participation Rate and subject to the Floor Rate /Buffer Rate. The Fair Value is based on a variety of factors considered by the Fair Value Calculation Agent, which include the change in the Index Value from the Cycle Start Date, volatility of the Index, changes in prevailing interest rates, dividend yield on the index, changes in index level, and the time remaining until the Cycle End Date. The Fair Value is determined using a formula which is based on the economic value of a hypothetical investments at the time of the valuation designed to match the Cycle Investment Value at the Cycle End Date.
The value of each of these financial instruments is determined by the Fair Value Calculation Agent using standard financial industry calculations. The call and put options are all valued using the Black-Scholes option valuation formula. The value of the zero-coupon bond is determined by a present value of the maturity value at a bond discount rate proxy for the appropriate credit rate (currently SOFR plus a spread). For the derivatives valuation we use a proxy risk-free interest rate (currently SOFR Rates).
Calculation of Fair Value for Cycle Investments with a Floor Rate and a Cap Rate:
The Fair Value Calculation Agent uses five hypothetical financial instruments to determine the Fair Value of a Cycle Investment during the Cycle Term. These hypothetical financial instruments are constructed to produce a return equal to the proceeds payable on a Cycle Investment on its Cycle End Date.
These financial instruments are:
1)    A zero-coupon bond with a maturity date equal to the Cycle End Date, plus;
2)    An at-the-money call option. This is an option to buy a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date, less;
3)    An at-the-money put option. This is an option to sell a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date, less;
4)    An out-of-the-money call option. This is an option to buy a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date times (1 + Cap Rate), plus;
5)    An out-of-the-money put option. This is an option to sell a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date times (1 + Floor Rate (which is a negative number)).
The formulas for the above components are:
1)    Zero coupon bond = (Maturity Value) / [(1 + d)^T]
13

Whereas; d = the discount rate for the term T (prevailing risk free rate, SOFR rate plus a spread, for term T) and T = time until Cycle End Date
2)    Black-Scholes formula for a call option = Ste-yTN(d1) – Ke-rTN(d2);
where d1 = [ln(St/K) + (r - y + σ2/2)T] / σ√T
d2 = d1 – σ√T
Below are the inputs to calculate the at-the-money call option:
St = the Index level at the time of the valuation
S0 = the starting Index level
K= strike price which is equal to S0
N(x) = is cumulative probability function for the standard normal distribution
r = risk free rate for term T less the annual dividend yield for the Index
y = dividend yield
T = time until Cycle End Date
σ = volatility of an at-the-money call option on the Index that reflects the moneyness and term T at the time of the valuation
14

3)    Black-Scholes formula for a put option = Ke-rTN(-d2) – Ste-yTN(-d1);
where d1 = [ln(St/K) + (r - y + σ2/2)T] / σ√T
d2 = d1 – σ√T
Below are the inputs to calculate the at-the-money put option:
St = the Index level at the time of the valuation
S0 = the starting Index level
K= strike price which is equal to S0
N(x) = is cumulative probability function for the standard normal distribution
r = risk free rate for term T less the annual dividend yield for the Index
y = dividend yield
T = time until Cycle End Date
σ = volatility of an at-the-money put option on the Index that reflects the moneyness and term T at the time of the valuation
4)    Black-Scholes formula for a call option = Ste-yTN(d1) – Ke-rTN(d2);
where d1 = [ln(St/K) + (r - y + σ2/2)T] / σ√T
d2 = d1 – σ√T
Below are the inputs to calculate the out-of-the-money call option:
St = the Index level at the time of the valuation
S0 = the starting Index level
K= strike price which is equal to S0(1 + Cap Rate)
N(x) = is cumulative probability function for the standard normal distribution
r = risk free rate for term T less the annual dividend yield for the Index
y = dividend yield
T = time until Cycle End Date
σ = volatility of an out-the-money call option by the amount of the Cap Rate on the Index that reflects the moneyness and term T at the time of the valuation
5)    Black-Scholes formula for a put option = Ke-rTN(-d2) – Ste-yTN(-d1);
where d1 = [ln(St/K) + (r - y + σ2/2)T] / σ√T
d2 = d1 – σ√T
Below are the inputs to calculate the out-of-the-money put option:
St = the Index level at the time of the valuation
S0 = the starting Index level
K= strike price which is equal to S0(1- Floor Rate)
N(x) = is cumulative probability function for the standard normal distribution
r = risk free rate for term T less the annual dividend yield on the Index
y = dividend yield
T = time until Cycle End Date
σ = volatility of an out-the-money put option by the amount of the Floor Rate on the Index that reflects the moneyness and term T at the time of the valuation
Calculation of Fair Value for Cycle Investments with a Buffer Rate and a Cap Rate:
The Fair Value Calculation Agent uses four hypothetical financial instruments to determine the Fair Value of a Cycle Investment during the Cycle Term. These hypothetical financial instruments are constructed to produce a return equal to the proceeds payable on a Cycle Investment on its Cycle End Date. These financial instruments are:
1)    A zero-coupon bond with a maturity date equal to the Cycle End Date, plus;
2)    An at-the-money call option. This is an option to buy a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date, less;
3)    An out-of-the-money call option. This is an option to buy a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date times (1 + Cap Rate), less;
15

4)    An out-of-the-money put option. This is an option to sell a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date times (1 + Buffer Rate (which is a negative number)).
The formulas for the above components are:
1)    Zero coupon bond = (Maturity Value) / [(1 + d)^T]
Whereas; d = the discount rate for term T (prevailing risk free rate, SOFR rate plus a spread, for term T) and T = time until Cycle End Date
2)    Black-Scholes formula for a call option = Ste-yTN(d1) – Ke-rTN(d2);
where d1 = [ln(St/k) + (r - y + σ2/2)T] / σ√T
d2 = d1 – σ√T
Below are the inputs to calculate the at-the-money call option:
St = the Index level at the time of the valuation
S0 = the starting Index level
K= strike price which is equal to S0
N(x) = is cumulative probability function for the standard normal distribution
r = risk free rate for term T less the annual dividend yield for the Index
y = dividend yield
T = time until Cycle End Date
σ = volatility of an at-the-money call option on the Index that reflects the moneyness and term T at the time of the valuation
3)    Black-Scholes formula for a call option = Ste-yTN(d1) – Ke-rTN(d2);
where d1 = [ln(St/k) + (r - y + σ2/2)T] / σ√T
d2 = d1 – σ√T
Below are the inputs to calculate the out-of-the-money call option:
St = the Index level at the time of the valuation
S0 = the starting Index level
K= strike price which is equal to S0(1 + Cap Rate)
N(x) = is cumulative probability function for the standard normal distribution
r = risk free rate for term T less the annual dividend yield on the Index
y = dividend yield
T = time until Cycle End Date
σ = volatility of an out-the-money call option by the amount of the Cap Rate on the Index that reflects the moneyness and term T at the time of the valuation

4)    Black-Scholes formula for a put option = Ke-rTN(-d2) – Ste-yTN(-d1); where
d1 = [ln(St/k) + (r - y + σ2/2)T] / σ√T
d2 = d1 – σ√T
Below are the inputs to calculate the out-of-the-money put option:
St = the Index level at the time of the valuation
S0 = the starting Index level
K= strike price which is equal to S0(1 – Buffer Rate)
N(x) = is cumulative probability function for the standard normal distribution
r = risk free rate for term T less the annual dividend yield on the Index
y = dividend yield
T = time until Cycle End Date
σ = volatility of an out-the-money put option by the amount of the Buffer Rate on the Index that reflects the moneyness and term T at the time of the valuation
16

Calculation of Fair Value for Cycle Investments with a Buffer Rate and a Participation Rate:
The Fair Value Calculation Agent uses three hypothetical financial instruments to determine the Fair Value of a Cycle Investment during the Cycle Term. These hypothetical financial instruments are constructed to produce a return equal to the proceeds payable on a Cycle Investment on its Cycle End Date. These financial instruments are:
1)    A zero-coupon bond with a maturity date equal to the Cycle End Date, plus;
2)    An at-the-money call option for an amount equal to the Participation Rate. This is an option to buy a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date, less;
3)    An out-of-the-money put option. This is an option to sell a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date times (1 + Buffer Rate (which is a negative number)).
The formulas for the above components are:
1)    Zero coupon bond = (Maturity Value) / [(1 + d)^T]
Whereas; d = the discount rate for term T (prevailing risk free rate, SOFR rate plus spread, for term T) and T = time until Cycle End Date
2)    Black-Scholes formula for a call option times the Participation Rate = (Ste-yTN(d1) – Ke-rTN(d2)) * Participation Rate;
where d1 = [ln(St/k) + (r - y + σ2/2)T] / σ√T
d2 = d1 – σ√T
Below are the inputs to calculate the at-the-money call option:
St = the Index level at the time of the valuation
S0 = the starting Index level
K= strike price which is equal to S0
N(x) = is cumulative probability function for the standard normal distribution
r = risk free rate for term T less the annual dividend yield for the Index
y = dividen yield
T = time until Cycle End Date
σ = volatility of an at-the-money call option on the Index that reflects the moneyness and term T at the time of the valuation
3)    Black-Scholes formula for a put option = Ke-rTN(-d2) – Ste-yTN(-d1);
where d1 = [ln(St/k) + (r - y + σ2/2)T] / σ√T
d2 = d1 – σ√T
Below are the inputs to calculate the out-of-the-money put option:
St = the Index level at the time of the valuation
S0 = the starting Index level
K= strike price which is equal to S0(1 – Buffer Rate)
N(x) = is cumulative probability function for the standard normal distribution
r = risk free rate for term T less the annual dividend yield on the Index
y = dividend yield
T = time until Cycle End Date
σ = volatility of an out-the-money put option by the amount of the Buffer Rate on the Index that reflects the moneyness and term T at the time of the valuation
Calculation of Fair Value for Cycle Investments with a Buffer Rate, a Cap Rate, and a Participation Rate:
For these cycles both a Cap Rate and a Par Rate will be declared. Depending on market conditions the Participation Rate will be set at 100% and the Cap Rate will not be unlimited or the Cap Rate will be unlimited and the Participation Rate will be set at a value greater than 100%.
Cap Rate is unlimited and Participation Rate is greater than 100%
The Fair Value Calculation Agent uses three hypothetical financial instruments to determine the Fair Value of a Cycle Investment during the Cycle Term. These hypothetical financial instruments are constructed to produce a return equal to the proceeds payable on a Cycle Investment on its Cycle End Date. These financial instruments are:
1)    A zero-coupon bond with a maturity date equal to the Cycle End Date, plus;
17

2)    An at-the-money call option for an amount equal to the Participation Rate. This is an option to buy a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date, less;
3)    An out-of-the-money put option. This is an option to sell a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date times (1 + Buffer Rate (which is a negative number)).
The formulas for the above components are:
1)    Zero coupon bond = (Maturity Value) / [(1 + d)^T]
Whereas; d = the discount rate for term T (prevailing risk free rate, SOFR rate, for term T) and T = time until Cycle End Date
2)    Black-Scholes formula for a call option times the Participation Rate = (Ste-yTN(d1) – Ke-rTN(d2)) * Participation Rate; where
d1 = [ln(St/k) + (r - y + σ2/2)T] / σ√T
d2 = d1 – σ√T
Below are the inputs to calculate the at-the-money call option:
St = the Index level at the time of the valuation
S0 = the starting Index level
K= strike price which is equal to S0
N(x) = is cumulative probability function for the standard normal distribution
r = risk free rate for term T less the annual dividend yield for the Index
y = dividend yield
T = time until Cycle End Date
σ = volatility of an at-the-money call option on the Index that reflects the moneyness and term T at the time of the valuation
3)    Black-Scholes formula for a put option = Ke-rTN(-d2) – Ste-yTN(-d1);
where d1 = [ln(St/k) + (r- y + σ2/2)T] / σ√T
d2 = d1 – σ√T
Below are the inputs to calculate the out-of-the-money put option:
St = the Index level at the time of the valuation
S0 = the starting Index level
K= strike price which is equal to S0(1 – Buffer Rate)
N(x) = is cumulative probability function for the standard normal distribution
r = risk free rate for term T less the annual dividend yield on the Index
y = dividend yield
T = time until Cycle End Date
σ = volatility of an out-the-money put option by the amount of the Buffer Rate on the Index that reflects the moneyness and term T at the time of the valuation
Participation Rate is 100% and the Cap Rate is not unlimited
The Fair Value Calculation Agent uses four hypothetical financial instruments to determine the Fair Value of a Cycle Investment during the Cycle Term. These hypothetical financial instruments are constructed to produce a return equal to the proceeds payable on a Cycle Investment on its Cycle End Date. These financial instruments are:
1)    A zero-coupon bond with a maturity date equal to the Cycle End Date, plus;
2)    An at-the-money call option. This is an option to buy a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date, less;
3)    An out-of-the-money call option. This is an option to buy a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date times (1 + Cap Rate), less:
4)    An out-of-the-money put option. This is an option to sell a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date times (1 + Buffer Rate (which is a negative number)).
The formulas for the above components are:
1)    Zero coupon bond = (Maturity Value) / [(1 + d)^T]
18

Whereas; d = the discount rate for term T (prevailing risk free rate, SOFR rate, for term T) and T = time until Cycle End Date
2)    Black-Scholes formula for a call option = Ste-yTN(d1) – Ke-rTN(d2);
where d1 = [ln(St/k) + (r - y + σ2/2)T] / σ√T
d2 = d1 – σ√T
Below are the inputs to calculate the at-of-the-money put option:
St = the Index level at the time of the valuation
S0 = the starting Index level
K= strike price which is equal to S0
N(x) = is cumulative probability function for the standard normal distribution
r = risk free rate for term T less the annual dividend yield on the Index
y = dividend yield
T = time until Cycle End Date
σ = volatility of an out-the-money call option by the amount of the Buffer Rate on the Index that reflects the moneyness and term T at the time of the valuation
3)    Black-Scholes formula for a call option = (Ste-yTN(d1) – Ke-rTN(d2)); where
d1 = [ln(St/k) + (r- y + σ2/2)T] / σ√T
d2 = d1 – σ√T
Below are the inputs to calculate the out-of-the-money call option:
St = the Index level at the time of the valuation
S0 = the starting Index level
K= strike price which is equal to S0(1 + Cap Rate)
N(x) = is cumulative probability function for the standard normal distribution
r = risk free rate for term T less the annual dividend yield on the Index
y = dividend yield
T = time until Cycle End Date
σ = volatility of an out-the-money call option by the amount of the Cap Rate on the Index that reflects the moneyness and term T at the time of the valuation
4)    Black-Scholes formula for a put option = Ke-rTN(-d2) – Ste-yTN(-d1);
where d1 = [ln(St/k) + (r- y + σ2/2)T] / σ√T
d2 = d1 – σ√T
Below are the inputs to calculate the out-of-the-money put option:
St = the Index level at the time of the valuation
S0 = the starting Index level
K= strike price which is equal to S0(1 – Buffer Rate)
N(x) = is cumulative probability function for the standard normal distribution
r = risk free rate for term T less the annual dividend yield on the Index
y = dividend yield
T = time until Cycle End Date
σ = volatility of an out-the-money put option by the amount of the Buffer Rate on the Index that reflects the moneyness and term T at the time of the valuation
Examples Fair Value Per Cycle Investment Unit: 6-Year Cycle; -10% Floor, Cap Rate Crediting Type.
19

Component	6-Year Cycle; -10% Floor	6-Year Cycle; -10% Floor
Cycle Term (in months)	72	72
Valuation Date (months since Cycle Start Date)	12	66
Cap Rate	70%	70%
Time to End Date (in months)	60	6

Assuming Change in Index Value -40% (for example from 1,000 to 600)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.49	$9.84
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$0.33	$0.00
3) Fair Value of hypothetical at-the-money put option (ATM Put)	$3.14	$3.87
4) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.00	$0.00
5) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$2.49	$2.89
6) Fair Value {1) + 2) - 3) - 4) + 5)}	$8.17	$8.86

Assuming Change in Index Value -10% (for example from 1,000 to 900)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.49	$9.84
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$1.54	$0.22
3) Fair Value of hypothetical at-the-money put option (ATM Put)	$1.56	$1.11
4) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.08	$0.00
5) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$1.17	$0.51
6) Fair Value {1) + 2) - 3) - 4) + 5)}	$9.57	$9.45

Assuming Change in Index Value +10% (for example from 1,000 to 1,100)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.49	$9.84
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$2.79	$1.31
3) Fair Value of hypothetical at-the-money put option (ATM Put)	$0.95	$0.21
4) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.31	$0.00
5) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.70	$0.06
6) Fair Value {1) + 2) - 3) - 4) + 5)}	$10.72	$10.99

Assuming Change in Index Value +40% (for example from 1,000 to 1,400)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.49	$9.84
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$5.09	$4.08
3) Fair Value of hypothetical at-the-money put option (ATM Put)	$0.44	$0.01
4) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$1.21	$0.02
5) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.32	$0.00
6) Fair Value {1) + 2) - 3) - 4) + 5)}	$12.24	$13.89
Input Values used above as follows
Bond discount rate	3.33%	3.33%
Annual dividend yield	1.43%	1.43%
Risk free rate	3.55%	3.55%
ATM Call volatility	20.86%	20.86%
ATM Put volatility	20.86%	20.86%
OTM Call volatility	14.55%	14.55%
OTM Put volatility	22.04%	22.04%

Examples Fair Value Per Cycle Investment Unit: 3-Year Cycle; -10% Floor, Cap Rate Crediting Type.
20

Component	3-Year Cycle; -10% Floor	3-Year Cycle; -10% Floor
Cycle Term (in months)	36	36
Valuation Date (months since Cycle Start Date)	12	30
Cap Rate	30%	30%
Time to End Date (in months)	24	6

Assuming Change in Index Value -40% (for example from 1,000 to 600)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.36	$9.84
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$0.03	$0.00
3) Fair Value of hypothetical at-the-money put option (ATM Put)	$3.48	$3.86
4) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.00	$0.00
5) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$2.62	$2.88
6) Fair Value {1) + 2) - 3) - 4) + 5)}	$8.53	$8.86

Assuming Change in Index Value -10% (for example from 1,000 to 900)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.36	$9.84
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$0.69	$0.17
3) Fair Value of hypothetical at-the-money put option (ATM Put)	$1.23	$1.05
4) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.04	$0.00
5) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.79	$0.46
6) Fair Value {1) + 2) - 3) - 4) + 5)}	$9.57	$9.41

Assuming Change in Index Value +10% (for example from 1,000 to 1,100)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.36	$9.84
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$1.88	$1.26
3) Fair Value of hypothetical at-the-money put option (ATM Put)	$0.48	$0.16
4) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.36	$0.03
5) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.29	$0.04
6) Fair Value {1) + 2) - 3) - 4) + 5)}	$10.70	$10.96

Assuming Change in Index Value +40% (for example from 1,000 to 1,400)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.36	$9.84
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$4.41	$4.09
3) Fair Value of hypothetical at-the-money put option (ATM Put)	$0.09	$0.00
4) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$1.95	$1.28
5) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.05	$0.00
6) Fair Value {1) + 2) - 3) - 4) + 5)}	$11.79	$12.65

Input Values used above as follows
Bond discount rate	3.36%	3.36%
Annual dividend yield	1.43%	1.43%
Risk free rate	3.78%	3.78%
ATM Call volatility	18.38%	18.38%
ATM Put volatility	18.38%	18.38%
OTM Call volatility	13.77%	13.77%
OTM Put volatility	20.17%	20.17%

Examples Fair Value Per Cycle Investment Unit: 1-Year Cycle; -10% Floor, Cap Rate Crediting Type.
21

Component	1-Year Cycle; -10% Floor	1-Year Cycle; -10% Floor
Cycle Term (in months)	12	12
Valuation Date (months since Cycle Start Date)	2	10
Cap Rate	12%	12%
Time to End Date (in months)	10	2

Assuming Change in Index Value -40% (for example from 1,000 to 600)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.71	$9.94
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$0.00	$0.00
3) Fair Value of hypothetical at-the-money put option (ATM Put)	$3.69	$3.94
4) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.00	$0.00
5) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$2.74	$2.95
6) Fair Value {1) + 2) - 3) - 4) + 5)}	$8.76	$8.95

Assuming Change in Index Value -10% (for example from 1,000 to 900)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.71	$9.94
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$0.25	$0.02
3) Fair Value of hypothetical at-the-money put option (ATM Put)	$0.98	$0.96
4) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.03	$0.00
5) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.50	$0.26
6) Fair Value {1) + 2) - 3) - 4) + 5)}	$9.46	$9.25

Assuming Change in Index Value +10% (for example from 1,000 to 1,100)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.71	$9.94
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$1.41	$1.07
3) Fair Value of hypothetical at-the-money put option (ATM Put)	$0.17	$0.02
4) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.56	$0.17
5) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.08	$0.00
6) Fair Value {1) + 2) - 3) - 4) + 5)}	$10.48	$10.82

Assuming Change in Index Value +40% (for example from 1,000 to 1,400)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.71	$9.94
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$4.22	$4.04
3) Fair Value of hypothetical at-the-money put option (ATM Put)	$0.00	$0.00
4) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$3.07	$2.85
5) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.00	$0.00
6) Fair Value {1) + 2) - 3) - 4) + 5)}	$10.86	$11.13

Input Values used above as follows
Bond discount rate	3.55%	3.55%
Annual dividend yield	1.43%	1.43%
Risk free rate	4.73%	4.73%
ATM Call volatility	15.87%	15.87%
ATM Put volatility	15.87%	15.87%
OTM Call volatility	12.95%	12.95%
OTM Put volatility	19.23%	19.23%

Examples Fair Value Per Cycle Investment Unit: 6-Year Cycle; -10% Buffer, Cap Rate with Participation Crediting Type.
22

Component	6-Year Cycle; -10% Buffer	6-Year Cycle; -10% Buffer
Cycle Term (in months)	72	72
Valuation Date (months since Cycle Start Date)	12	66
Participation Rate	110%	110%
Cap Rate	Unlimited	Unlimited
Time to End Date (in months)	60	6

Assuming Change in Index Value -40% (for example from 1,000 to 600)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.65	$9.86
2) Fair Value of hypothetical at-the-money call option (ATM Call)*Participation Rate	$0.36	$0.00
3) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$2.49	$2.89
4) Fair Value {1) + 2) - 3)}	$6.52	$6.97

Assuming Change in Index Value -10% (for example from 1,000 to 900)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.65	$9.86
2) Fair Value of hypothetical at-the-money call option (ATM Call)*Participation Rate	$1.69	$0.24
3) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$1.17	$0.51
4) Fair Value {1) + 2) - 3)}	$9.17	$9.59

Assuming Change in Index Value +10% (for example from 1,000 to 1,100)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.65	$9.86
2) Fair Value of hypothetical at-the-money call option (ATM Call)*Participation Rate	$3.07	$1.44
3) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.70	$0.06
4) Fair Value {1) + 2) - 3)}	$11.02	$11.23

Assuming Change in Index Value +40% (for example from 1,000 to 1,400)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.65	$9.86
2) Fair Value of hypothetical at-the-money call option (ATM Call)*Participation Rate	$5.60	$4.49
3) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.32	$0.00
4) Fair Value {1) + 2) - 3)}	$13.92	$14.34

Input Values used above as follows
Bond discount rate	2.95%	2.95%
Annual dividend yield	1.43%	1.43%
Risk free rate	3.55%	3.55%
ATM Call volatility	20.86%	20.86%
OTM Put volatility	22.04%	22.04%

Examples Fair Value Per Cycle Investment Unit: 6-Year Cycle; -10% Buffer, Cap Rate with Participation Rate Crediting Type.
23

Component	6-Year Cycle; -10% Buffer	6-Year Cycle; -10% Buffer
Cycle Term (in months)	72	72
Valuation Date (months since Cycle Start Date)	12	66
Participation Rate	100%	100%
Cap Rate	250%	250%
Time to End Date (in months)	60	6

Assuming Change in Index Value -40% (for example from 1,000 to 600)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.85	$9.88
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$0.33	$0.00
3) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.00	$0.00
4) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$2.49	$2.89
5) Fair Value {1) + 2) - 3) - 4)}	$6.69	$6.99

Assuming Change in Index Value -10% (for example from 1,000 to 900)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.85	$9.88
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$1.54	$0.22
3) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.00	$0.00
4) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$1.17	$0.51
5) Fair Value {1) + 2) - 3) - 4)}	$9.21	$9.59

Assuming Change in Index Value +10% (for example from 1,000 to 1,100)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.85	$9.88
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$2.79	$1.31
3) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.00	$0.00
4) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.70	$0.06
5) Fair Value {1) + 2) - 3) - 4)}	$10.94	$11.12

Assuming Change in Index Value +40% (for example from 1,000 to 1,400)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.85	$9.88
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$5.09	$4.08
3) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.00	$0.00
4) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.32	$0.00
5) Fair Value {1) + 2) - 3) - 4)}	$13.61	$13.96

Input Values used above as follows
Bond discount rate	2.48%	2.48%
Annual dividend yield	1.43%	1.43%
Risk free rate	3.55%	3.55%
ATM Call volatility	20.86%	20.86%
OTM Call volatility	6.00%	6.00%
OTM Put volatility	22.04%	22.04%

Examples Fair Value Per Cycle Investment Unit: 6-Year Cycle; -20% Buffer, Cap Rate with Participation Rate Crediting Type.
24

Component	6-Year Cycle; -20% Buffer	6-Year Cycle; -20% Buffer
Cycle Term (in months)	72	72
Valuation Date (months since Cycle Start Date)	12	66
Participation Rate	100%	100%
Cap Rate	200%	200%
Time to End Date (in months)	60	6

Assuming Change in Index Value -40% (for example from 1,000 to 600)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.64	$9.85
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$0.33	$0.00
3) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.00	$0.00
4) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$1.91	$1.93
5) Fair Value {1) + 2) - 3) - 4)}	$7.06	$7.93

Assuming Change in Index Value -10% (for example from 1,000 to 900)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.64	$9.85
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$1.54	$0.22
3) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.00	$0.00
4) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.86	$0.17
5) Fair Value {1) + 2) - 3) - 4)}	$9.32	$9.90

Assuming Change in Index Value +10% (for example from 1,000 to 1,100)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.64	$9.85
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$2.79	$1.31
3) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.00	$0.00
4) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.50	$0.01
5) Fair Value {1) + 2) - 3) - 4)}	$10.93	$11.15

Assuming Change in Index Value +40% (for example from 1,000 to 1,400)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.64	$9.85
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$5.09	$4.08
3) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.00	$0.00
4) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.23	$0.00
5) Fair Value {1) + 2) - 3) - 4)}	$13.49	$13.93

Input Values used above as follows
Bond discount rate	2.97%	2.97%
Annual dividend yield	1.43%	1.43%
Risk free rate	3.55%	3.55%
ATM Call volatility	20.86%	20.86%
OTM Call volatility	7.68%	7.68%
OTM Put volatility	23.32%	23.32%

25

Examples Fair Value Per Cycle Investment Unit: 6-Year Cycle; -30% Buffer, Cap Rate with Participation Crediting Type.

Component	6-Year Cycle; -30% Buffer	6-Year Cycle; -30% Buffer
Cycle Term (in months)	72	72
Valuation Date (months since Cycle Start Date)	12	66
Participation Rate	100%	100%
Cap Rate	80%	80%
Time to End Date (in months)	60	6

Assuming Change in Index Value -40% (for example from 1,000 to 600)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.60	$9.85
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$0.33	$0.00
3) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.00	$0.00
4) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$1.40	$1.05
5) Fair Value {1) + 2) - 3) - 4)}	$7.53	$8.80

Assuming Change in Index Value -10% (for example from 1,000 to 900)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.60	$9.85
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$1.54	$0.22
3) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.04	$0.00
4) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.60	$0.04
5) Fair Value {1) + 2) - 3) - 4)}	$9.50	$10.03

Assuming Change in Index Value +10% (for example from 1,000 to 1,100)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.60	$9.85
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$2.79	$1.31
3) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.19	$0.00
4) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.35	$0.00
5) Fair Value {1) + 2) - 3) - 4)}	$10.85	$11.16

Assuming Change in Index Value +40% (for example from 1,000 to 1,400)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.60	$9.85
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$5.09	$4.08
3) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.89	$0.00
4) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.16	$0.00
5) Fair Value {1) + 2) - 3) - 4)}	$12.64	$13.93

Input Values used above as follows
Bond discount rate	3.07%	3.07%
Annual dividend yield	1.43%	1.43%
Risk free rate	3.55%	3.55%
ATM Call volatility	20.86%	20.86%
OTM Call volatility	13.86%	13.86%
OTM Put volatility	24.73%	24.73%

26

Examples Fair Value Per Cycle Investment Unit: 3-Year Cycle; -10% Buffer; Cap Rate Crediting Type.

Component	3-Year Cycle; -10% Buffer	3-Year Cycle; -10% Buffer
Cycle Term (in months)	36	36
Valuation Date (months since Cycle Start Date)	12	30
Participation Rate	100%	100%
Time to End Date (in months)	24	6

Assuming Change in Index Value -40% (for example from 1,000 to 600)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.38	$9.84
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$0.03	$0.00
3) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.00	$0.00
4) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$2.62	$2.88
5) Fair Value {1) + 2) - 3) - 4)}	$6.79	$6.96

Assuming Change in Index Value -10% (for example from 1,000 to 900)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.38	$9.84
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$0.69	$0.17
3) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.00	$0.00
4) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.79	$0.46
5) Fair Value {1) + 2) - 3) - 4)}	$9.28	$9.55

Assuming Change in Index Value +10% (for example from 1,000 to 1,100)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.38	$9.84
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$1.88	$1.26
3) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.00	$0.00
4) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.29	$0.04
5) Fair Value {1) + 2) - 3) - 4)}	$10.98	$11.06

Assuming Change in Index Value +40% (for example from 1,000 to 1,400)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.38	$9.84
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$4.41	$4.09
3) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.03	$0.00
4) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.05	$0.00
5) Fair Value {1) + 2) - 3) - 4)}	$13.71	$13.93

Input Values used above as follows
Bond discount rate	3.24%	3.24%
Annual dividend yield	1.43%	1.43%
Risk free rate	3.78%	3.78%
ATM Call volatility	18.38%	18.38%
OTM Call volatility	11.69%	11.69%
OTM Put volatility	20.17%	20.17%
27

Examples Fair Value Per Cycle Investment Unit: 1-Year Cycle; -10% Buffer, Cap Rate Crediting Type.

Component	1-Year Cycle; -10% Buffer	1-Year Cycle; -10% Buffer
Cycle Term (in months)	12	12
Valuation Date (months since Cycle Start Date)	2	10
Cap Rate	16%	16%
Time to End Date (in months)	10	2

Assuming Change in Index Value -40% (for example from 1,000 to 600)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.64	$9.93
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$0.00	$0.00
3) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.00	$0.00
4) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$2.74	$2.95
5) Fair Value {1) + 2) - 3) - 4)}	$6.91	$6.98

Assuming Change in Index Value -10% (for example from 1,000 to 900)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.64	$9.93
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$0.25	$0.02
3) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.01	$0.00
4) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.50	$0.26
5) Fair Value {1) + 2) - 3) - 4)}	$9.38	$9.69

Assuming Change in Index Value +10% (for example from 1,000 to 1,100)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.64	$9.93
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$1.41	$1.07
3) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.35	$0.05
4) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.08	$0.00
5) Fair Value {1) + 2) - 3) - 4)}	$10.63	$10.95

Assuming Change in Index Value +40% (for example from 1,000 to 1,400)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.64	$9.93
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$4.22	$4.04
3) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$2.69	$2.46
4) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.00	$0.00
5) Fair Value {1) + 2) - 3) - 4)}	$11.17	$11.52

Input Values used above as follows
Bond discount rate	4.45%	4.45%
Annual dividend yield	1.43%	1.43%
Risk free rate	4.73%	4.73%
ATM Call volatility	15.87%	15.87%
OTM Call volatility	11.96%	11.96%
OTM Put volatility	19.23%	19.23%

Examples Fair Value Per Cycle Investment Unit: 1-Year Cycle; -10% Buffer, Participation Rate Crediting Type.

28

Component	1-Year Cycle; -10% Buffer	1-Year Cycle; -10% Buffer
Cycle Term (in months)	12	12
Valuation Date (months since Cycle Start Date)	2	10
Participation Rate	65%	65%
Time to End Date (in months)	10	2

Assuming Change in Index Value -40% (for example from 1,000 to 600)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.78	$9.96
2) Fair Value of hypothetical at-the-money call option (ATM Call)*Participation Rate	$0.00	$0.00
3) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$2.74	$2.95
4) Fair Value {1) + 2) - 3)}	$7.04	$7.01

Assuming Change in Index Value -10% (for example from 1,000 to 900)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.78	$9.96
2) Fair Value of hypothetical at-the-money call option (ATM Call)*Participation Rate	$0.16	$0.01
3) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.50	$0.26
4) Fair Value {1) + 2) - 3)}	$9.44	$9.71

Assuming Change in Index Value +10% (for example from 1,000 to 1,100)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.78	$9.96
2) Fair Value of hypothetical at-the-money call option (ATM Call)*Participation Rate	$0.92	$0.69
3) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.08	$0.00
4) Fair Value {1) + 2) - 3)}	$10.62	$10.65

Assuming Change in Index Value +40% (for example from 1,000 to 1,400)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.78	$9.96
2) Fair Value of hypothetical at-the-money call option (ATM Call)*Participation Rate	$2.74	$2.63
3) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.00	$0.00
4) Fair Value {1) + 2) - 3)}	$12.52	$12.58

Input Values used above as follows
Bond discount rate	2.69%	2.69%
Annual dividend yield	1.43%	1.43%
Risk free rate	4.73%	4.73%
ATM Call volatility	15.87%	15.87%
OTM Put volatility	19.23%	19.23%

29

Examples: Fair Value when market inputs change after issue versus if market inputs are the same as from issue.

Examples Fair Value Per Cycle Investment Unit: 6-Year Cycle; -10% Floor, Cap Rate Crediting Type.

Component	6-Year Cycle; -10% Floor	6-Year Cycle; -10% Floor
Cycle Term (in months)	72	72
Valuation Date (months since Cycle Start Date)	6	24
Cap Rate	70%	70%
Time to End Date (in months)	66	48

Assuming Change in Index Value +5% (for example from 1,000 to 1,050)
1) Fair Value hypothetical zero coupon bond (Bond)	$8.35	$7.97
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$2.56	$2.22
3) Fair Value of hypothetical at-the-money put option (ATM Put)	$1.10	$1.00
4) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.28	$0.14
5) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.83	$0.72
6) Fair Value {1) + 2) - 3) - 4) + 5)}	$10.36	$9.77

Input Values used above as follows
Bond discount rate	3.33%	5.83%
Annual dividend yield	1.43%	1.43%
Risk free rate	3.55%	3.55%
ATM Call volatility	20.86%	20.86%
ATM Put volatility	20.86%	20.86%
OTM Call volatility	14.55%	14.55%
OTM Put volatility	22.04%	22.04%

Examples Fair Value Per Cycle Investment Unit: 3-Year Cycle; -10% Floor, Cap Rate Crediting Type.

30

Component	3-Year Cycle; -10% Floor	3-Year Cycle; -10% Floor
Cycle Term (in months)	36	36
Valuation Date (months since Cycle Start Date)	6	12
Cap Rate	30%	30%
Time to End Date (in months)	30	24

Assuming Change in Index Value +2% (for example from 1,000 to 1,020)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.21	$8.92
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$1.50	$1.34
3) Fair Value of hypothetical at-the-money put option (ATM Put)	$0.77	$0.71
4) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.26	$0.17
5) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.50	$0.44
6) Fair Value {1) + 2) - 3) - 4) + 5)}	$10.18	$9.81

Input Values used above as follows
Bond discount rate	3.36%	5.86%
Annual dividend yield	1.43%	1.43%
Risk free rate	3.78%	3.78%
ATM Call volatility	18.38%	18.38%
ATM Put volatility	18.38%	18.38%
OTM Call volatility	13.77%	13.77%
OTM Put volatility	20.17%	20.17%

Examples Fair Value Per Cycle Investment Unit: 1-Year Cycle; -10% Floor, Cap Rate Crediting Type.

Component	1-Year Cycle; -10% Floor	1-Year Cycle; -10% Floor
Cycle Term (in months)	12	12
Valuation Date (months since Cycle Start Date)	2	6
Cap Rate	12%	12%
Time to End Date (in months)	10	6

Assuming Change in Index Value +1% (for example from 1,000 to 1,010)
1) Fair Value hypothetical zero coupon bond (Bond)	$9.71	$9.70
2) Fair Value of hypothetical at-the-money call option (ATM Call)	$0.76	$0.58
3) Fair Value of hypothetical at-the-money put option (ATM Put)	$0.40	$0.33
4) Fair Value of hypothetical out-of-the-money call option (OTM Call)	$0.19	$0.09
5) Fair Value of hypothetical out-of-the-money put option (OTM Put)	$0.19	$0.11
6) Fair Value {1) + 2) - 3) - 4) + 5)}	$10.07	$9.98

Input Values used above as follows
Bond discount rate	3.55%	6.30%
Annual dividend yield	1.43%	1.43%
Risk free rate	4.73%	4.73%
ATM Call volatility	15.87%	15.87%
ATM Put volatility	15.87%	15.87%
OTM Call volatility	12.95%	12.95%
OTM Put volatility	19.23%	19.23%

31

32

APPENDIX F – SUPERSEDED RATE SHEET SUPPLEMENT INFORMATION
There are currently no superseded Rate Sheet Supplements.
33

The Statement of Additional Information (SAI) can provide you with more detailed information about the Contract, Midland National Life Insurance Company and the Midland National Life Separate Account C, including more information about commissions and distribution expenses. For more information about the Contract and/or a free copy of the SAI or prospectus, contact your Advisor or our Customer Service Center at:

Sammons Retirement Solutions
P.O. Box 9261
Des Moines, IA 50306-9261 (Regular Mail)

Sammons Retirement Solutions
8300 Mills Civic Parkway
West Des Moines, IA 50266-3833 (Overnight Mail)
Phone: (866) 747-3421
Facsimile: (866) 511-7038

Reports and other information about Midland National Life Insurance Company and Midland National Life Separate Account C are available on the Securities and Exchange Commission’s website at http://www.sec.gov. You may obtain copies of this information, upon your payment of a duplicating fee, by electronic request at this e-mail address: publicinfo@sec.gov.

Dealer Prospectus Delivery Obligations:
All dealers that effect transactions in these securities are required to deliver a prospectus.
EDGAR Contract Identifier No. C000235591

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution
The following is a list of the estimated expenses to be incurred in connection with the securities being offered.

Registration Fees	$69,432.30
Estimated Printing Fees	$10,000.00
Estimated Legal Fees	$150,000.00
Estimated Accounting Fees	$150,000.00
Item 14. Indemnification of Directors and Officers
The by-laws of Midland National provide, in Article VII, as follows:
a)    “The corporation shall, to the fullest extent permitted by the Iowa Business Corporation Act, as the same may be amended, indemnify every person who is, or was a director, officer or employee of the corporation, or any other corporation which he serves as such at the request of the corporation, from and against any and all liability and reasonable expenses that may be incurred in connection with or resulting from any claim, action, suit or other proceeding in which he may be involved as a party or otherwise, by reason of his being a director, officer or employee, whether or not he continues to be such as the time such liability or expense shall have been incurred.
b)    The right of indemnification in this Section shall be in addition to any other right to which such director, officer or employee may otherwise be entitled by contract, vote of either stockholders or disinterested directors or as a matter of law; and in the event of such person’s death, such rights shall extend to his heirs and legal representatives. The provisions of this Section as severable, and if any provision be held invalid, all other provisions are fully in effect and the invalid provision shall only be curtailed to the extent necessary to make it enforceable to the fullest extent allowed by law.
c)    Expenses including attorney’s fees may be advanced to such director, officer or employee as may be determined by the Board of Directors.
d)    The Board of Directors, by majority vote, may elect to indemnify other agents of the corporation on a case-by-case basis.”

Item 15. Recent Sales of Unregistered Securities
Not applicable

Item 16. Exhibits and Financial Statement Schedules
(a) Exhibits No.

(1)(a)	Distribution Agreement between Sammons Financial Network, LLC and Midland National Life Insurance Company[5]

(2)	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession—Not Applicable

(3)(a)	Articles of Incorporation of Midland National Life Insurance Company[1]

(b)	By-Laws of Midland National Life Insurance Company[1]

(4)(a)	Form of Registered Index-Linked and Variable Annuity Contract[5]

(b)	Form of Application for Registered Index-Linked and Variable Annuity Contract[5]

(c)	Form of Guaranteed Lifetime Withdrawal Benefit Rider[8]

(d)	Form of Annual Ratchet Death Benefit Rider[8]

(e)	Form of Cycle Index Endorsement[8]

(f)	Form of Flexible Premium Deferred Index-Linked Variable Annuity Contract[8]

(g)	Form of Application for Flexible Premium Deferred Index-Linked Variable Annuity[8]

(5)	Opinion and Consent of Counsel[8]

(8)	Opinion re Tax Matters—Not applicable

(9)	Voting Trust Agreement—Not applicable

(10)	IHS Markit Master Agreement, effective as of August 12, 2019, between Markit North America Inc. and Sammons Financial Group, Inc.[3]

(15)	Letter re Unaudited Interim Financial Information—Not applicable

(16)	Letter re Change in Certifying Accountant—Not applicable

(21)	Subsidiaries of the Registrant[4]

(23)(a)	Consent of Independent Registered Public Accounting Firm[8]

(24)(a)	Powers of Attorney[6]

107	Calculation of Filing Fee Table[7]

1.	Incorporated herein by reference to Post-Effective Amendment No. 5 for Form N-4 on February 23, 1998 (File No. 33-64016).

2.	Incorporated herein by reference to Pre-Effective Amendment No. 1 for Form N-4 on December 15, 2011 (File No. 333-176870).

3.	Incorporated herein by reference to Pre-Effective Amendment No. 1 for Form S-1 on December 9, 2021 (File No. 333-255059).

4.	Incorporated herein by reference to Post-Effective Amendment No. 18 for Form N-4 on April 26, 2021 (File No. 333-176870).

5.	Incorporated herein by reference to Pre-Effective Amendment No. 1 for Form S-1 on April 29, 2022 (File No. 333-262702).

6.	Incorporated herein by reference to Post-Effective Amendment No. 2 for Form S-1 on April 17, 2023 (File No. 333-255059)

7.	Incorporated herein by reference to Post-Effective Amendment No. 1 for Form S-1 on April 17, 2023 (File No. 333-262702).

8.	Filed herewith
(b) Financial Statement Schedules are included in Part I of this Registration Statement.

Item 17.    Undertakings
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter); (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES Pursuant to the requirements of the Securities Act of 1933, the Registrant, Midland National Life Insurance Company, has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Des Moines, Iowa on this nineteenth day of April, 2024.

By: MIDLAND NATIONAL LIFE INSURANCE COMPANY (REGISTRANT)

By:	/s/ *
ESFANDYAR E. DINSHAW
Chairman of the Board
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title

/s/ * ESFANDYAR E. DINSHAW	President, Chairman of the Board of Directors, Chief Executive Officer (Principal Executive Officer)

/s/ * DAVID C. ATTAWAY	Senior Vice President, Chief Financial Officer & Treasurer (Principal Financial & Accounting Officer)

/s/ * DARRON K. ASH	Director

/s/ * WILLARD BUNN, III	Director

/s/ * JAMES RODERICK CLARK	Director

/s/ * THOMAS J. CORCORAN	Director

/s/ * SUSAN T. DEAKINS	Director

/s/ * GEORGE A. FISK	Director

/s/ * WILLIAM D. HEINZ	Director

/s/ * WILLIAM L. LOWE	Director

/s/ * MICHAEL M. MASTERSON	Director

/s/ * ROBERT R. TEKOLSTE	Director

*By:	/s/ Brett L. Agnew	April 19, 2024
Brett L. Agnew
Attorney-in-Fact
Pursuant to Power of Attorney

 EXHIBIT INDEX

Item	Exhibit

16(4)(c)	Form of Guaranteed Lifetime Withdrawal Benefit Rider

16(4)(d)	Form of Annual Ratchet Death Benefit Rider

16(4)(e)	Form of Cycle Index Endorsement

16(4)(f)	Form of Flexible Premium Deferred Index-Linked Variable Annuity Contract

16(4)(g)	Form of Application for Flexible Premium Deferred Index-Linked Variable Annuity

16(5)	Opinion and Consent of Counsel

16(23)(a)	Consent of Independent Registered Public Accounting Firm